Exhibit 4.21

EXECUTION COPY

Applebee’s Enterprises LLC,
Applebee’s IP LLC, and
the entities referred to herein as the “Restaurant Holders”
each as Co-Issuers

and

Wells Fargo Bank, National Association,
as Indenture Trustee

BASE INDENTURE

Dated as of November 29, 2007

Asset Backed Notes

(Issuable in Series)

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

i

ARTICLE XI

APPLICATION OF FUNDS

Section 11.1	Application of Funds	137
Section 11.2	Determination of Monthly Interest	143
Section 11.3	Determination of Monthly Principal	143
Section 11.4	Prepayment of Principal	143
Section 11.5	Distributions in General	143

ARTICLE XII

REPORTS

Section 12.1	Reports and Instructions to Indenture Trustee	147
Section 12.2	Annual Noteholders’ Tax Statement	150
Section 12.3	Rule 144A Information	150
Section 12.4	Reports, Financial Statements and Other Information to Noteholders	150
Section 12.5	Servicer	151
Section 12.6	Standard of Conduct	151
Section 12.7	Right to List of Holders	151

ARTICLE XIII

HEDGE AGREEMENTS

Section 13.1	Hedge Agreements	151
Section 13.2	Terms of Hedge Agreements Contained in Series Supplement	151
Section 13.3	Hedge Counterparties	152

ARTICLE XIV

RELEASE OF EXCLUDED ASSETS FROM TRUST ESTATE

Section 14.1	Release of Excluded Assets from the Trust Estate	154
Section 14.2	Delivery of Documents by Indenture Trustee	155
Section 14.3	Insurance/Condemnation Proceeds	155

ARTICLE XV

AUCTION CALL REDEMPTION

Section 15.1	Auction Call Redemption	156

ARTICLE XVI

MISCELLANEOUS

Section 16.1	RESERVED	157
Section 16.2	Form of Documents Delivered to Indenture Trustee	157
Section 16.3	Acts of Holders	158
Section 16.4	Notices, etc	158
Section 16.5	Notices to Holders; Waiver	160
Section 16.6	Effect of Headings and Table of Contents	160
Section 16.7	Successors and Assigns	161
Section 16.8	No Bankruptcy Petition Against the Securitization Entities	161
Section 16.9	Confidential Information	161
Section 16.10	Separability	162
Section 16.11	Benefits of Indenture	162
Section 16.12	Legal Holidays	162
Section 16.13	Governing Law	162
Section 16.14	Submission to Jurisdiction	162
Section 16.15	Counterparts	163

Appendix A	Definitions
Schedule 7.12(d)	Litigation
Schedule 7.12(u)	Indebtedness
Schedule 7.12(v)	Insurance Coverage
Schedule 7.12(x)	Intellectual Property Registrations and Applications
Schedule 7.12(y)	Intellectual Property Proceedings
Schedule 7.12(z)	Taxes
Schedule 7.17	Liens
Exhibit A	Form of Series Supplement
Exhibit B	Form of Transfer/Exchange Certificate (Reg S to Rule 144A)
Exhibit C	Form of Transfer/Exchange Certificate (Rule 144A to Reg S)
Exhibit D	Form of Transfer/Exchange Certificate (Definitive to Reg S)
Exhibit E	Form of Transfer/Exchange Certificate (Definitive to Definitive)
Exhibit F	Form of Transfer/Exchange Certificate (for Class A-1 Notes)
Exhibit G	Form of Important Section 3(c)(7) Notice
Exhibit H	Form of Transfer/Exchange Certificate
Exhibit I	Form of IP Security Agreements
Exhibit J	Form of Weekly Servicer’s Report
Exhibit K	Form of Monthly Servicer’s Certificate
Exhibit L	Form of Monthly Servicer’s Report
Exhibit M	Form of Monthly Noteholders’ Report

v

BASE INDENTURE, dated as of November 29, 2007 (as amended or supplemented from time to time, the “Base Indenture”), among Applebee’s Enterprises LLC, a Delaware limited liability company (the “Master Issuer”), Applebee’s IP LLC, a Delaware limited liability company (the “IP Holder”), and each of the entities appearing in the definition of “Restaurant Holders” in Appendix A hereto (together with any additional Restaurant Holders that become a party to this Base Indenture after the date hereof pursuant to Section 7.14(a), the “Restaurant Holders”) (each of the Master Issuer, IP Holder and Restaurant Holders, a “Co-Issuer” and collectively, the “Co-Issuers”), and Wells Fargo Bank, National Association, as trustee (herein, together with its permitted successors in the trusts hereunder, the “Trustee” or “Indenture Trustee”).

PRELIMINARY STATEMENT

Each of the Co-Issuers is duly authorized to execute and deliver this Base Indenture to provide for the Notes issuable as provided in this Base Indenture. All covenants and agreements made by the Co-Issuers herein are for the benefit of the Indenture Trustee, each Note Owner, each Noteholder, each Hedge Counterparty, if any, and each Insurer, if any, as applicable. The Indenture Trustee (for its own benefit and for the benefit of each Note Owner and each Noteholder), each Hedge Counterparty, if any, and each Insurer, if any, is referred to herein as a “Secured Party” and collectively are referred to herein as the “Secured Parties.”  Each of the Co-Issuers is entering into this Base Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Base Indenture a valid agreement of each of the Co-Issuers in accordance with the terms hereof have been done.

GRANTING CLAUSES

Subject to the priorities and the exclusions, if any, specified below in these Granting Clauses, each of the Co-Issuers hereby Grants to the Indenture Trustee, for its own benefit and security and for the benefit and security of the other Secured Parties, all of the Co-Issuers’ assets, respectively, including all of the Co-Issuers’ right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, all securities, loans, investments, accounts, inventory, equipment, chattel paper, money, deposit accounts, instruments, financial assets, documents, investment property, general intangibles, letter of credit rights, and other supporting obligations (in each case, as defined in the UCC), and other property (other than the Excepted Property) of any type or nature in which the Co-Issuer has an interest, relating thereto and all proceeds with respect to the foregoing (subject to the exclusions noted below, the “Indenture Collateral”). Such Grants include, but are not limited to:

(a)                                  with respect to the Master Issuer, (i) the Existing U.S. Franchise Agreements and all Franchise Payments thereon, (ii) its rights but none of its obligations under the Post-Closing U.S. Restaurant Purchase Agreement, including the revenues generated by the Post-Closing U.S. Restaurants (pending the transfer of the assets relating to such Post-Closing U.S. Restaurants to the applicable Restaurant Holders following the Closing Date), (iii) the IHOP

Residual Certificate and any Replacement Residual Certificate, and (iv) the limited liability company membership interests (and, with respect to each Restaurant Holder that is a corporation, the capital stock) owned by the Master Issuer that represents the 100% ownership interest in each of the Franchise Holder, the IP Holder and the Restaurant Holders and its ownership interest in each Liquor License Holder;

(b)                                 with respect to the Restaurant Holders, (i) the Company-Owned U.S. Restaurant Assets; (ii) the Company-Owned Real Property; and (iii) the payments received by the Restaurant Holders on the Refranchised Restaurant Leases, if any, Franchisee Sub-Leases, if any, and any other leases entered into by the Restaurant Holders as the lessor or the sub-lessor, as applicable; provided, that the Company-Owned U.S. Restaurant Assets and Company-Owned Real Property relating to the Post-Closing U.S. Restaurants will not be property of the Restaurant Holders included in the Indenture Collateral until such assets are transferred to the applicable Restaurant Holder in the manner provided in the Post-Closing U.S. Restaurant Purchase Agreement (although the right to the proceeds of such assets will be included in the Indenture Collateral from the Closing Date forward as described above);

(c)                                  with respect to the IP Holder, the IP Assets and the right to bring an action at law or in equity for any infringement, misappropriation, dilution or violation thereof occurring prior to, on or after the Closing Date, and to collect all damages, settlements and proceeds relating thereto;

(d)                                 any and all other property of every name and nature, now or hereafter transferred, mortgaged, pledged, or assigned as security for payment or performance of any obligation of the Franchisees or other Persons, as applicable, to the Master Issuer under the Existing U.S. Franchise Agreements and the rights evidenced thereby or reflected therein (the assets, rights and interests described in this clause (d), together with all payments, proceeds and accrued and future rights to payment relating thereto, being referred to herein as the “Existing Franchise Assets”);

(e)                                  the Accounts (other than the Advertising Fees Account) and all amounts on deposit in or otherwise credited to the Accounts; provided, that the security interest of the Indenture Trustee to (i) the Lease Payment Account will be subject to the rights of third party lessors to receive the amount on deposit in such Account, (ii) the Gift Card Reserve Account will be subject to the rights of ACMC, Inc. to receive the amount on deposit in such Account, (iii) the Third Party Licensing Fee Account will be subject to the rights of Weight Watcher’s International, Inc. and any other third party to receive the amount on deposit in such Account, (iv) the Insurance Proceeds Account will be subject to the prior rights of the Franchisees to receive the amount on deposit in such Account pursuant to the related Franchise Agreement and (v) certain Accounts maintained with local depositary institutions for the deposit of cash revenues generated by Company-Owned U.S. Restaurants pending transfer to the Concentration Account may not be subject to Account Control Agreements to the extent permitted in the Servicing Agreement;

(f)                                    the books and records (whether in physical, electronic or other form) of each of the Co-Issuers, including those books and records maintained by the Servicer on behalf of the Master Issuer relating to the Existing Franchise Assets and on behalf of the IP Holder relating to the IP Assets;

(g)                                 the rights, powers, remedies and authorities of the Co-Issuers under any agreements relating to the IP Assets including any IP License Agreement entered into by the Co-Issuers in connection therewith;

(h)                                 the rights, powers, remedies and authorities of the Co-Issuers under (i) each of the Transaction Documents (other than the Indenture) to which they are a party and (ii) with respect to the Master Issuer, each of the documents relating to the Existing Franchise Assets to which it is a party;

(i)                                     any and all other property of the Co-Issuers now or hereafter acquired other than the Excepted Property; and

(j)                                     all payments, proceeds and accrued and future rights to payment with respect to the foregoing;

provided, that the Indenture Collateral will exclude the following property of the Co-Issuers (the “Excepted Property”):  (i) the liquor licenses owned by the Restaurant Holders, (ii) the Company Leases, the Sale/Leaseback Leases, if any, the Franchisee Sub-Leases, if any, and the Refranchised Restaurant Leases, if any (all of which leases are referred to herein collectively as the “Leases”), (iii) the Excepted IP Assets and (iv) the Advertising Fees Account and all amounts on deposit in the Advertising Fees Account from time to time, which will be held by the Servicer for the benefit of the Master Issuer; provided, however, that all rights to payment and all payments received by the Restaurant Holders on any Franchisee Sub-Leases, Refranchised Restaurant Leases and any other leases that the Restaurant Holders are party to as lessor or sublessor will be included in the Indenture Collateral as described above; provided, further, that the Excluded Property will not be part of the Indenture Collateral.

Such Grants are made in trust, to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as expressly provided in this Base Indenture, and to secure the prompt and complete payment and observance and performance of the Secured Obligations in accordance and subject to the allocation priorities and the priorities of payment set forth in Article X and Article XI including, without limitation, (i) the payment of all amounts due on the Notes in accordance with their terms, (ii) the payment of all other sums payable under this Base Indenture and the other Transaction Documents (other than the Leases), respectively, and (iii) compliance with the provisions of this Base Indenture, all as provided in this Base Indenture and the other Transaction Documents, respectively.

The Co-Issuers’ obligations to pay the Accrued Insurer Premium Amount, the Insurer Expense Amount, the Insurer Reimbursement Amount, if any, and any and all other amounts, including but not limited to, reimbursements, indemnities and other costs or liabilities incurred by each Insurer, if any, in connection with its obligations as an insurer under or in connection with the Transaction Documents, are secured equally and ratably with the amounts due on the Notes hereunder in accordance with and subject to the allocation priorities and the priorities of payment set forth in Article X and Article XI.

The foregoing Grants shall, for the purpose of determining the property subject to the Lien of this Base Indenture, be deemed to include any securities and any investments granted by or on behalf of the Co-Issuers to the Indenture Trustee for the benefit of the Secured Parties, whether or not such securities or such investments satisfy the criteria set forth in this Base Indenture. The Co-Issuers hereby authorize the filing of one or more financing statements naming the Co-Issuers as debtor and describing the Indenture Collateral covered thereby as “all assets and property in which the debtor has an interest whether now owned or existing or hereafter acquired or arising.”

Except to the extent otherwise provided in this Base Indenture, each of the Co-Issuers does hereby constitute and irrevocably appoint (until this Base Indenture is terminated) the Indenture Trustee its true and lawful attorney with full power (in the name of the Co-Issuers or otherwise) to exercise the rights of the Co-Issuers with respect to the Indenture Collateral held for the benefit and security of the Secured Parties and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Indenture Collateral held for the benefit and security of the Secured Parties, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the premises. The power of attorney granted pursuant to this Base Indenture and all authority hereby conferred are granted and conferred solely to protect the Indenture Trustee’s interest in the Indenture Collateral held for the benefit and security of the Secured Parties and shall not impose any duty upon the Indenture Trustee to exercise any power except as expressly provided herein or in any other Transaction Documents. This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the obligations secured hereby.

This Base Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein. Upon the occurrence of any Event of Default with respect to the Notes, and in addition to any other rights available under this Base Indenture or any other instruments included in the Indenture Collateral held for the benefit and security of the Secured Parties or otherwise available at law or in equity, the Indenture Trustee shall have all rights and remedies of a secured party on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public or private sale, in each case, subject to the rights of the Series Controlling Parties or the Aggregate Controlling Party, as applicable, under the relevant Transaction Documents.

It is expressly agreed that each of the Co-Issuers shall remain liable under any of the Transaction Documents and other agreements to which such Co-Issuer is a party to perform (or to engage the Servicer (or, to the extent permitted under the Franchise Documents, other third parties) to perform on its behalf) all the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and except as otherwise expressly provided herein, the Indenture Trustee shall not have any obligations or liabilities under such agreements by reason of or arising out of this Base Indenture, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any obligations of any of the Co-Issuers under or pursuant to such agreements or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Indenture Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein in accordance with, and subject to, the terms hereof in order that the interests of the Secured Parties may be adequately and effectively protected in accordance with this Base Indenture.

ARTICLE I

DEFINITIONS

Section 1.1                                      Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used herein shall for all purposes of this Base Indenture have the respective meanings provided in Appendix A hereto.

Section 1.2                                      Rules of Construction. Unless the context otherwise clearly requires:

(i)             the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(ii)          whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(iii)       the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(iv)      the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(v)         any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(vi)      any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be;

(vii)   all references in this instrument to designated “Articles,” “Sections,” “subsections,” “clauses” and other subdivisions are to the designated Articles, Sections, subsections, clauses and other subdivisions of this instrument as originally executed, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Base Indenture as a whole and not to any particular Article, Section, subsection, clause or other subdivision; and

(viii)   any determination made by the Servicer shall be made in accordance with the Servicing Standard as set forth in the Servicing Agreement.

ARTICLE II

THE NOTES

Section 2.1                                      Forms Generally. The Notes and the Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Base Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Co-Issuers executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officer(s) executing such Notes, as evidenced by their execution of such Notes. Each Note shall be issued in registered form and dated the date of its authentication. The terms of the Notes set forth in the exhibits to the applicable Series Supplement are part of the terms of this Base Indenture.

Section 2.2                                      Forms and Issuance of Notes and Certificate of Authentication.

(a)                                  The form of the Notes, including the Certificate of Authentication, shall be substantially as set forth, respectively, as exhibits to the applicable Series Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Base Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Co-Issuers executing such Notes as evidenced by their execution of such Notes.

(b)                                 (i)   Unless otherwise provided in the applicable Series Supplement, Notes offered and sold in reliance on Rule 144A to Persons that are both QIBs and QPs shall be issued initially in the form of one or more Rule 144A Global Notes, which shall be deposited with the Indenture Trustee, as custodian for DTC and registered in the name of DTC or a nominee of DTC, duly executed by the Co-Issuers and authenticated by the Indenture Trustee as hereinafter provided. The Aggregate Outstanding Principal Amount of the Rule 144A Global Notes of a Series of Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(ii)          Notes offered and sold in reliance on Regulation S to Persons that are (a) neither U.S. Persons nor U.S. Residents and (b) QPs shall be issued in the form of one or more Regulation S Global Notes, which shall be deposited with the Indenture Trustee, as custodian for DTC and registered in the name of DTC or the nominee of DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Co-Issuers and authenticated by the Indenture Trustee as hereinafter provided. The Aggregate Outstanding Principal Amount of the Regulation S Global Notes of a Series of Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(iii)       All Notes of any Series shall, except as specified in the applicable Series Supplement, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and any applicable Series Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this Base Indenture is unlimited. The Notes of each Series shall be issued in the Authorized Minimum Denominations and, with respect to the Class A-1 Notes only, as set forth in the applicable provisions of the applicable Series Supplement or Class A-1 Note Purchase Agreement.

(c)                                  Definitive Notes.

(i)             Subject to Section 2.10, the Global Notes may be issued in the form of one or more certificated notes in definitive, fully registered form without interest coupons with the applicable legends as set forth in exhibits to the applicable Series Supplement, respectively added to the form of such securities (each, a “Definitive Note”).

(ii)          All Class A-1 Notes of any Series shall be issued only in the form of Definitive Notes. The initial sale of the Class A 1 Notes of any Series is limited to Persons who have executed the related Class A 1 Note Purchase Agreement. The Class A 1 Notes of any Series may be resold only as set forth in the related Series Supplement or  Class A 1 Note Purchase Agreement, as applicable. Class A 1 Notes shall bear such face amounts and be issued in such aggregate Outstanding principal amounts as are set forth in the related Series Supplement. The Indenture Trustee shall record any increases or decreases with respect to the Outstanding principal amount of the Class A-1 Notes as set forth in the related Series Supplement.

(d)                                 Book-Entry Provisions. This clause (d) shall apply only to securities in global form (the “Global Notes”) deposited with or on behalf of DTC.

Agent Members shall have no rights under this Base Indenture with respect to any Global Note held on their behalf by the Indenture Trustee, as custodian for DTC, or under the Global Note, and DTC may be treated by the Co-Issuers, the Indenture Trustee, and any agent of the Co-Issuers or the Indenture Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Co-Issuers, the Indenture Trustee, or any agent of the Co-Issuers or the Indenture Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(e)                                  Physical Delivery. Except as provided in clause (c) and Section 2.10, owners of beneficial interests in a Series of Global Notes shall not be entitled to receive physical delivery of certificated Notes representing such Series of Global Notes. Holders of Class A-1 Notes of any Series shall be entitled to receive physical delivery of certificated Notes representing such Class A-1 Notes.

(f)                                    The following shall be true with respect to any Series of Class A-1 Notes, except to the extent that the Series Supplement or Class A 1 Note Purchase Agreement with respect to such Class of Notes shall provide otherwise:

(i)             for purposes of any provision of any Transaction Document relating to any vote, consent, direction or the like to be given by such Class A-1 Notes on any date, any commitments to extend credit under such Class A 1 Note Purchase Agreement shall be treated as if they were fully drawn and outstanding as Outstanding principal amount, without duplication as among different sub-classes so as to ensure that for such purpose the Outstanding principal amount  does not exceed the maximum aggregate amount of such commitments; and

(ii)          for purposes of any provisions of any Transaction Document relating to termination, discharge or the like, such Class A-1 Notes shall continue to be deemed Outstanding unless and until all commitments to extend credit under such Class A 1 Note Purchase Agreement have been terminated thereunder.

Section 2.3                                      Authorized Amount; Issuable in Series.

(a)                                  The Aggregate Outstanding Principal Amount of Notes which may be authenticated and delivered under this Base Indenture is subject to the limitations and conditions imposed by this Base Indenture, any Series Supplement and any other Transaction Documents.

(b)                                 The Notes (other than the Class A-1 Notes) shall be offered and sold by the Co-Issuers without registration under the Securities Act in reliance upon Rule 144A or Regulation S of the Securities Act. The Class A-1 Notes of any Series shall be offered and sold by the Co-Issuers without registration under the Securities Act in a transaction not involving any public offering within the meaning of the Securities Act in reliance upon an exemption therefrom as contemplated by the applicable Class A-1 Note Purchase Agreement.

(c)                                  The Notes may be issued in one or more Series of Notes. Each Series of Notes shall be created by a Series Supplement substantially in the form of Exhibit A hereto. Notes of any Series of Notes not issued on the Closing Date may not be issued prior to the third Accounting Date following the Closing Date. Notes of a new or existing Series of Notes may from time to time be executed by the Co-Issuers and delivered to the Indenture Trustee for authentication and thereupon the same shall be authenticated and delivered by the Indenture Trustee upon the receipt by the Indenture Trustee of a Company Order at least three Business Days (except in the case of the issuance of the Initial Series of Notes) in advance of the date of issuance of such Series of Notes and upon delivery by the Co-Issuers to the Indenture Trustee and each Insurer, if any, of the following:

(i)             a Company Order authorizing and directing the authentication and delivery of the Notes of such new Series of Notes by the Indenture Trustee and specifying the designation of such new Series, the Aggregate Outstanding Principal Amount of Notes of such new Series to be authenticated and the Series Note Interest Rate (or the method for allocating interest payments or other cash flow) with respect to such new Series;

(ii)          a Series Supplement executed by the Co-Issuers and the Indenture Trustee and in form and substance consented to by each Insurer, if any, of any Notes of such Series of Notes and specifying the Principal Terms of such new Series;

(iii)       the related Series Hedge Agreement, if any, executed by each of the Parties thereto;

(iv)      the Insurance Policy and the Insurance Agreement (or other credit enhancement agreement), if any, executed by each of the parties thereto;

(v)         if any Series of Notes will remain Outstanding at the proposed Issuance Date of such Notes, written confirmation that the Rating Agency Condition shall have been satisfied with respect to such other Series of Notes that is rated after giving effect to such issuance;

(vi)      an Officer’s Certificate of each of the Co-Issuers dated as of the Issuance Date to the effect that (A)  no Default or Event of Default, Potential Rapid Amortization  Event or Rapid Amortization Event under this Base Indenture has occurred and is continuing, or is likely to occur as a result of such proposed issuance, and all representations and warranties of the Co-Issuers in this Base Indenture and the other Transaction Documents are true and correct and will continue to be true and correct after giving effect to such issuance in all material respects (other than any such representation and warranty that, by its terms, speaks only as of the Closing Date); (B) if any Series 2007-1 Senior Notes are Outstanding, the pro forma Three-Month DSCR for the Payment Date preceding such Issuance Date and the two immediately preceding Payment Dates, assuming the issuance of Additional Notes, together with all other Series of Notes Outstanding, on the first day of the sixth full month preceding the Payment Date immediately preceding the date of the proposed issuance thereof, is at least 0.1 higher than the Three-Month DSCR as of the Closing Date unless otherwise agreed by the Series 2007-1 Class A Insurer for such Series 2007-1 Senior Notes; (C) no Servicer Termination Event has occurred and is continuing, or will occur with notice or the lapse of time or both, or is likely to occur as a result of such proposed issuance; (D) no Cash Trap Reserve Event has occurred and is continuing, or is likely to occur as a result of such proposed issuance; (E) the proposed issuance does not alter or change the terms of any Series of Notes Outstanding or the Series Supplement relating thereto without such consents as are required under Article VIII or the applicable Series Supplement; (F) no Change of Control without the prior written consent of each of the Insurers, if any, has occurred and is continuing, or will occur as a result of such proposed issuance; (G) unless otherwise agreed by the Lead Insurer with respect to the Series 2007-1 Senior Notes, the Senior ABS Leverage Ratio is at least 0.25 lower than the Senior ABS Leverage Ratio as of the Closing Date prior to and after giving effect to the proposed issuance; provided that the Lead Insurer with respect to the Series 2007-1 Senior Notes may elect to waive the condition set forth in this clause (G); (H) in the case of Additional Notes of any existing Series to be issued, either (1) each Insurer, if any, insuring such Series has consented thereto in writing or (2) without the consent of each Insurer, if any, insuring such Series, the aggregate principal amount to be issued is not greater than the excess, if any, of the maximum authorized principal amount of such Series as set forth in the applicable Series Supplement, over the aggregate principal amount of Notes of such Series that have previously been issued (whether or not still Outstanding); (I) all expenses with respect to the offering of such Notes or relating to actions taken in connection therewith which are required to be paid on such Issuance Date have been paid or will be paid from the proceeds thereof; (J) such other applicable conditions set forth in the Series Supplement and, if applicable, the related Class A-1 Note Purchase Agreement for any Series of Notes (for so long as such Series of Notes is Outstanding) have been satisfied; and (K) any and all other applicable conditions under this Base Indenture and the other Transaction Documents have been satisfied;

(vii)   an Opinion of Counsel, subject to the assumptions and qualifications stated therein, in form and substance reasonably acceptable to the Series Controlling Parties, dated the date of issuance of the new Series of Notes or additional Notes of any existing Series, substantially to the effect that:

(A)      the Indenture has been duly authorized, executed and delivered by the Co-Issuers and constitutes a legal, valid and binding agreement of each of the Co-Issuers, enforceable against each of the Co-Issuers in accordance with its terms;

(B)        the relevant Notes have been duly authorized by the Co-Issuers, and, when such Notes have been duly authenticated and delivered by the Indenture Trustee, such Notes will be legal, valid and binding obligations of each of the

Co-Issuers, enforceable against each of the Co-Issuers in accordance with their terms;

(C)        none of the Securitization Entities is required to be registered under the Investment Company Act;

(D)       the issuance and sale by the Co-Issuers of such Notes (1) does not require any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory bodies pursuant to any laws, rules and regulations, except those that may be required under state securities or blue sky laws, and such other approvals that have been obtained and are in effect, (2) does not result in a violation of any provision of any of the Co-Issuers’ certificates of formation and limited liability company agreements or certificates of incorporation and by-laws, as applicable, or any laws, rules and regulations applicable to any of the Co-Issuers, and (3) does not breach or result in a violation of, or default under, (x) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which any of the Co-Issuers is a party or by which any of the Co-Issuers or any of their respective properties may be bound or (y) any judgment, decree or order that is applicable to any of the Co-Issuers issued by any executive, legislative, judicial, administrative or regulatory bodies having jurisdiction over any of the Co-Issuers or any of their respective properties;

(E)         (1) any additional Senior Notes will be treated as debt for tax purposes (and any additional Subordinated Series of Notes will be treated for tax purposes in the manner described in the related Offering Memorandum) and (2) the Additional Notes will not cause any Senior Notes Outstanding to be treated as other than debt (and will not cause any Subordinated Notes Outstanding to be treated other than in the manner described in the related Offering Memorandum), and will not cause any Co-Issuer that is not a corporation to be treated as a corporation, for U.S. federal income tax purposes;

(F)         there is no legal or governmental action, investigation or proceeding pending or threatened against any of the Co-Issuers (1) asserting the invalidity of the Indenture or any Notes, (2) seeking to prevent the issuance of such Notes or the consummation of any of the transactions provided for in the Indenture, (3) that would materially and adversely affect the ability of any of the Co-Issuers to perform its obligations under, or the validity or enforceability (with respect to the Co-Issuers) of, the Indenture or any Notes or (4) seeking to materially affect adversely the tax treatment of the Co-Issuers, or the tax consequences to the Holders of any Notes Outstanding as described in any applicable Offering Memorandum under the heading “Certain Federal Income Tax Consequences” or otherwise cause any of the statements under the heading “Certain U.S. Federal Income Tax Considerations” in any applicable Offering Memorandum to be inaccurate or incorrect to any material extent; and

(G)        it is not necessary in connection with the offer and sale of such Notes by the Co-Issuers to the Initial Purchaser thereof or by the Initial Purchaser to the initial investors in such Notes to register such Notes under the Securities Act;

(viii)  if the Lead Insurer with respect to the Series 2007-1 Notes is the Aggregate Controlling Party, the prior written consent of the Lead Insurer with respect to the Series 2007-1 Notes; provided that such consent will not be required if the issuance of such Additional Notes will not cause the Lead Insurer with respect to the Series 2007-1 Notes to cease to be the Aggregate Controlling Party;

(ix)        evidence of the Aggregate Controlling Party’s approval of any scheduled amortization of any Additional Notes if such amortization is scheduled to occur on or before the Anticipated Repayment Date for any Series of Notes Outstanding;

(x)           a summary of the Principal Terms of the Series of Notes to be issued; and

(xi)        such other documents, instruments, certifications, agreements or other items as the Indenture Trustee may reasonably require.

Upon satisfaction of such conditions and the conditions in Article III, the Indenture Trustee shall authenticate and deliver, as provided above, such Notes upon execution thereof by the Co-Issuers. The Co-Issuers shall deliver a summary of the Principal Terms of any new Series of Notes issued pursuant to this Section 2.3(c) to the Holders of all previously issued Series of Notes Outstanding within ten (10) Business Days following the date of issuance of such new Series of Notes.

(d)                                 In conjunction with the issuance of a new Series of Notes, the parties hereto shall execute a Series Supplement, which shall specify the relevant terms with respect to such new Series of Notes, which shall include, as applicable:

(i)             its name or designation, each Class of Notes and whether such Series or Class of Notes consists of Senior Notes or Subordinated Notes, or both, as applicable;

(ii)          the Aggregate Outstanding Principal Amount of such Series of Notes at issuance and the maximum permitted Aggregate Outstanding Principal Amount of such Series of Notes that is authorized to be issued;

(iii)       the Series Interest Payment Amount relating to such Series of Notes (and the method for calculating such Series Interest Payment Amount, including the Note Interest Rate, Interest Accrual  Period, Senior Notes Monthly Interest Amount, Series Contingent Additional Interest Amount, Series Make-Whole Amount, if any, and the Rate Determination Date, if applicable) with respect to such Series of Notes;

(iv)      the Series Contingent Additional Interest Amount for such Series of Notes;

(v)         the date or dates from which interest shall accrue;

(vi)      the Series Insurer Premiums, if any;

(vii)   the names of any accounts to be used in relation to such Series of Notes and the terms governing the operation of any such account;

(viii) whether the Co-Issuers are required to maintain in place a Series Hedge Agreement to hedge interest rate or any other risk in respect of such Notes and, if so, the principal terms of each such Series Hedge Agreement; provided, however, that if the proposed issuance would cause the Aggregate Outstanding Principal Amount of all Senior Notes (including the undrawn amount of any variable funding Series of Notes) with floating interest rates to be greater than the least of the Unhedged Floating Rate Note Principal Limits applicable with respect to any Outstanding Senior Notes, such Series shall be made subject to a Series Hedge Agreement in accordance with Section 13.2 unless otherwise consented to by the Aggregate Controlling Party;

(ix)        the initial Series Hedge Agreement and Series Hedge Counterparty, if any;

(x)           the Series Anticipated Repayment Date and the permitted Series Adjusted Repayment Dates, if any, for such Series of Notes;

(xi)        the extension options for such Series of Notes, and conditions to such extension, if any, that would extend such Series Anticipated Repayment Date;

(xii)     in the case of Subordinated Notes, whether payment or prepayment of such Notes is restricted for so long as any Senior Notes remains Outstanding;

(xiii)  the Series Legal Final Maturity Date;

(xiv)  the identity of each Insurer, if any, relating to such Series of Notes;

(xv)  if applicable, the Series Make-Whole Amount for such Series of Notes;

(xvi)  the Series Senior Interest Reserve Account Required Amount, if any;

(xvii)  each Series Event of Default, if any; provided that the inclusion of any Series Event of Default shall be subject to the consent of each Insurer, if any, of any Senior Notes that remain Outstanding at the time of such issuance;

(xviii)  any Monthly Subordinated Notes Amortization Amount, Partial Amortization Amount, Partial Amortization Event, Partial Amortization Trigger, Residual Threshold Amount or other relevant terms, triggers or thresholds that will apply specifically to such Series of Notes; provided, however, that such terms do not change the terms of any Outstanding Notes or otherwise materially conflict with the provisions of this Base Indenture or the Series Supplement relating to any other Series of Notes unless consented to in accordance with Article VIII (all such terms, the “Principal Terms” of such Series of Notes).

Section 2.4                                      Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of each of the Co-Issuers by an Authorized Officer of each of the Co-Issuers, respectively. The signature of such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at the time of signing Authorized Officers of the applicable Co-Issuer shall bind such Co-Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Base Indenture, the Co-Issuers may deliver Notes executed by the Co-Issuers to the Indenture Trustee or the Authenticating Agent for authentication, and the Indenture Trustee or the Authenticating Agent, upon Company Order, shall authenticate and deliver such Notes as provided in this Base Indenture and not otherwise.

Each Note authenticated and delivered by the Indenture Trustee or the Authenticating Agent to or upon Company Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Base Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in the Authorized Minimum Denominations reflecting the original Aggregate Outstanding

Principal Amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Aggregate Outstanding Principal Amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original Aggregate Outstanding Principal Amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Base Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Indenture Trustee or by the Authenticating Agent by the manual or facsimile signature of one of their Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5                                      Registration, Registration of Transfer and Exchange.

(a)                                  The Co-Issuers shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Co-Issuers shall provide for the registration of Notes and the registration of transfers and exchanges of Notes with respect to each Series. The Indenture Trustee is hereby appointed the initial Paying Agent and “Note Registrar” for the purpose of registering Notes and transfers and exchanges of such Notes. The Note Registrar shall keep the Note Register (including the name and address of each such Noteholder) and of their transfer and exchange. The Indenture Trustee shall indicate in its books and records the commitment of each Noteholder and the principal amount owing to each Noteholder from time to time. The Indenture Trustee shall send copies of all notices and demands received by the Indenture Trustee (other than those sent by the Co-Issuers to the Indenture Trustee and those addressed to the Co Issuers) in connection with the Notes to the Co-Issuers. Upon any resignation or removal of the Note Registrar, the Co-Issuers shall promptly appoint a successor Note Registrar which satisfies the conditions set forth in Section 6.7.

If a Person other than the Indenture Trustee is appointed by the Co-Issuers as Note Registrar, the Co-Issuers shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Registrar, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and numbers of such Notes.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2, the surrendered Notes shall be returned to the Co-Issuers marked “cancelled,” or retained by the Indenture Trustee in accordance with its standard retention policy, and the Co-Issuers shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any Authorized Minimum Denominations and of a like Aggregate Outstanding Principal Amount.

Subject to the provisions of this Section 2.5, at the option of the Holder, Notes may be exchanged for Notes of like terms, in any Authorized Minimum Denominations and of like Aggregate Outstanding Principal Amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Co-Issuers shall execute and the Indenture Trustee shall authenticate and deliver the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Co-Issuers, evidencing the same debt, and entitled to the same benefits under this Base Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and accompanied by such other documents as the Indenture Trustee and the Note Registrar may require and as may be required by this Base Indenture, and thereupon one or more new Notes of authorized denominations in the same aggregate principal amount will be issued to such Holder (or his attorney) or designated transferee or transferees, as applicable.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Neither the Note Registrar nor the Co-Issuers shall be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business fifteen (15) days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption.

(b)                                 No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause any of the Co-Issuers or the pool of Indenture Collateral to become subject to the requirement that it register as an investment company under the Investment Company Act.

The following sentences of this paragraph shall not apply to any Class A-1 Notes of any Series, the transfer of which shall be governed by Section 2.5(e)(ii)(b) unless otherwise provided in the applicable Series Supplement. No Note may be offered, sold or delivered within the United States or to, or for the benefit of, U.S. Persons except to Persons that are both QIBs and QPs purchasing for their own account or for the accounts of one or more Persons that are both QIBs and QPs, for which the purchaser is acting as fiduciary or agent in accordance with Rule 144A; provided that Persons purchasing the Subordinated Notes must purchase the Subordinated Notes for their own account and may not be Flow-Through Investment Vehicles. The Senior Notes may be sold or resold, as the case may be, in offshore transactions to purchasers each of whom is both a QP and a Non-U.S. Person and Non-U.S. Resident in reliance on Regulation S; provided that if such sale or resale occurs prior to the expiration of the Distribution Compliance Period, the transferred interest must be held through Euroclear or Clearstream. None of the Co-Issuers, the Indenture Trustee or any other Person may register the Notes under the Securities Act or any state securities laws.

(c)                                  Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Indenture Trustee or at the office of any Paying Agent (outside the United States if then required by applicable law in the case of a Definitive Note issued in exchange for a beneficial interest in a Regulation S Global Note pursuant to Section 2.5 and Section 2.10) on or prior to such Maturity; provided that if there is delivered to the Co-Issuers and the Indenture Trustee such reasonable security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Co-Issuers or the Indenture Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender.

(d)                                 Notwithstanding any provision to the contrary herein, so long as any Global Note remains Outstanding and is held by or on behalf of DTC, transfers of such Global Note, in whole or in part, shall only be made in accordance with Section 2.2(d) and this clause (d).

(i)             Subject to clauses (ii), (iii) and (iv) of this clause (d), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to a nominee of DTC or to a successor of DTC or such successor’s nominee.

(ii)          Regulation S Global Note to Rule 144A Global Note. If a Holder of a beneficial interest in a Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding Rule 144A Global Note for such Series of Notes or to transfer its interest in such Regulation S Global Note to a transferee who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear and Clearstream or DTC, as the case may be, cause the exchange or transfer of such interest for an equivalent beneficial interest in such Rule 144A Global Note; provided that the remaining beneficial interest in such Regulation S Global Note held by such Holder shall either equal zero or meet the Authorized Minimum Denominations. To the extent that the Indenture Trustee, as Note Registrar, and the Co-Issuers have received (A) instructions from Euroclear, Clearstream or DTC, as the case may be, directing the Indenture Trustee, as Note Registrar, to cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred but not less than the Authorized Minimum Denominations applicable to Notes held through Rule 144A Global Notes, such instructions to contain information regarding the participant account with DTC to be credited with such increase, and (B) a certificate in the form of Exhibit B attached hereto stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including that the Holder is both a QIB and a QP (in the case of an exchange) or that is a QP that the Holder reasonably believes that the transferee is a QIB (in the case of a transfer) and that the beneficial interest is being exchanged or transferred in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other relevant jurisdiction, then Euroclear or Clearstream or the Indenture Trustee, as Note Registrar, as the case may be, shall instruct DTC to reduce the Regulation S Global Note by the Aggregate Outstanding Principal Amount of the beneficial interest in the Regulation S Global Note to be transferred or exchanged, and the Indenture Trustee, as Note Registrar, shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note.

(iii)       Rule 144A Global Note to Regulation S Global Note. If a Holder of a beneficial interest in a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a transferee who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such Holder, provided such holder or, in the case of a transfer, such transferee, is a QP that is both a Non-U.S. Person and Non-U.S. Resident, may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in such Regulation S Global Note; provided that the remaining beneficial interest in such Rule 144A Global Note held by such Holder shall either equal zero or meet the Authorized Minimum Denominations. Upon receipt by the Indenture Trustee, as Note Registrar, and the Co-Issuers of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Indenture Trustee to cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, but not less than the Authorized Minimum Denominations applicable to Notes held through Regulation S Global Notes, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and, in the case of a transfer or exchange pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase, and (C) a certificate in the form of Exhibit C attached hereto, given by the Holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including in accordance with Rule 903 or 904 of Regulation S, and that the Holder or the transferee (as applicable) is a QP that is both a Non-U.S. Person and a Non-U.S. Resident, the Indenture Trustee, as Note Registrar, shall instruct DTC to reduce the principal amount of the Rule 144A Global Note and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note. A U.S. Person may not hold an interest in a Regulation S Global Note at any time.

(iv)      Other Exchanges. In the event that a Global Note is exchanged for one or more Physical Notes pursuant to Section 2.10, such Physical Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above, including certification requirements intended to ensure that such transfers (i) comply with Rule 144A and are made only to QIBs and QPs, or (ii) comply with Regulation S and are made only to transferees that are QPs that are both Non-U.S. Persons and Non-U.S. Residents and otherwise comply with such procedures as may be from time to time adopted by the Co-Issuers and the Indenture Trustee.

(v)         Transfer of Interests in the Global Notes. Notwithstanding anything herein to the contrary, transfers of interests in a Global Note may be made (a) by book-entry transfer of beneficial interests within the relevant Clearing Agency or (b)(i) in the case of transfers of interests in a Rule 144A Global Note for interests in a Regulation S Global Note, in accordance with Section 2.5(d)(iii) or (ii) in the case of transfers of interests in a Regulation S Global Note for interests in a Rule 144A Global Note, in accordance with Section 2.5(d)(ii); provided, that in the case of any such transfer of interests pursuant to clause (a) or (b) above, such transfer is made in accordance with subsection (vi) below.

(vi)      Restrictions on Transfers.

(1)                                  Transfers of interests in a Regulation S Global Note to a U.S. Person or a U.S. Resident shall be made by delivery of an interest in a Rule 144A Global Note and shall be limited to transfers made pursuant to the provisions of Section 2.5(d). Beneficial interests in a Regulation S Global Note may only be held through Euroclear or Clearstream or, after the Distribution Compliance Period, by DTC, Euroclear or Clearstream. Any transfer of an interest in a Regulation S Global Note to a U.S. Person, a U.S. Resident or to a Person that is not a QP that takes delivery in the form of an interest in a Regulation S Global Note shall be invalid and shall not be given effect for any purpose hereunder, and the Indenture Trustee shall hold any funds conveyed by the intended transferee of such interest in such Regulation S Global Note in trust for the transferor and shall promptly reconvey such funds to such Person in accordance with the written instructions thereof delivered to the Indenture Trustee at its address listed in Section 16.4.

(2)                                  Any transfer of an interest in a Rule 144A Global Note to a U.S. Person that is not both a QIB and a QP shall be invalid and shall not be given effect for any purpose hereunder, and the Indenture Trustee shall hold any funds conveyed by the intended transferee of such interest in such Rule 144A Global Note in trust for the transferor and shall promptly reconvey such funds to such Person in accordance with the written instructions thereof delivered to the Indenture Trustee at its address listed in Section 16.4.

(3)                                  Any transfer or exchange of any interest in a sub-class of the Series 2007-1 Class A-2-II Notes will be required to be for an interest in the same sub-class of the Series 2007-1 Class A-2-II Notes. The Holder of an interest in a sub-class of Series 2007-1 Class A-2-II Notes will not be permitted to transfer or exchange such interest for a different sub-class of the Series 2007-1 Class A-2-II Notes.

(e)                                  Transfers of Definitive Notes, in whole or in part, shall only be made in accordance with this Section 2.5(e).

(i)             Definitive Note to Regulation S Global Note. If a holder of a beneficial interest in one or more Definitive Notes of a Series of Notes for which there exists a Regulation S Global Note wishes at any time to exchange its interest in such Definitive Note for an interest in a Regulation S Global Note of the same Series of Notes, or to transfer its interest in such Definitive Note to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Note of the same Series of Notes, such holder; provided, such holder or, in the case of a transfer to another Person, such Person is not a U.S. Person, may exchange or cause the exchange of such interest, or may so transfer such interest, as the case may be, for an equivalent beneficial interest in a Regulation S Global Note, pursuant to the terms of this Section 2.5(e)(i). Upon receipt by the Indenture Trustee, as Note Registrar, of (A) such Definitive Note properly endorsed for such transfer to the transferee and written instructions from the Holder of such Definitive Note directing the Indenture Trustee, as Note Registrar, to cause the Regulation S Global Note to be increased by an amount equal to the beneficial interest in the Definitive Note (but not less than the Authorized Minimum Denomination applicable to the Notes of such Series of Notes), to be exchanged or transferred, (B) a written order containing information regarding the Euroclear or Clearstream account to be credited with such increase and (C) a certificate in the form of Exhibit D hereto given by the prospective transferee of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Regulation S Global Notes, including, in the case of a transfer, that the transferee is a QP and is not a U.S. Person and that the transfer is being made pursuant to Rule 903 or 904 of Regulation S, the Indenture Trustee, as Note Registrar, shall cancel such Definitive Note in accordance with Section 2.9, record the transfer in the Note Register in accordance with Section 2.5, and increase the principal amount of the Regulation S Global Note of the same Series of Notes by the aggregate principal amount of the beneficial interest in the

Definitive Note being exchanged or transferred, and instruct DTC to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Regulation S Global Note equal to such amount. Notwithstanding anything to the contrary herein, Class A-1 Notes may not be exchanged for Global Notes.

(ii)          Transfer of Definitive Notes.

(1)                                  Transfer of Definitive Notes Other than Class A-1 Definitive Notes. If a holder of a beneficial interest in a Definitive Note, other than a Class A-1 Definitive Note, wishes at any time to transfer its interest in such Definitive Note, such holder may transfer or cause the transfer of such interest for an equivalent beneficial interest in one or more Definitive Notes of the same Series of Notes as provided below. Upon receipt by the Indenture Trustee, as Note Registrar, of (A) such holder’s Definitive Note properly endorsed for assignment to the transferee or accompanied by the written instrument of transfer referred to in Section 2.5(a) and (B) a certificate in the form of Exhibit E hereto given by the prospective transferee of such beneficial interest stating that the transfer of such interest has been made in accordance with the applicable restrictions in this Base Indenture, including that the transferee, (x) if such Note is being offered, sold or delivered within the United States, or to, or for the benefit of, a U.S. Person, such transferee is a QIB (who is also a QP), or (y) if such Note is being offered and sold in reliance on Regulation S, such transferee is a QP who is not a U.S. Person and is located outside of the United States, then the Indenture Trustee, as Note Registrar, shall cancel such Definitive Note in accordance with Section 2.9, record the transfer in the Note Register in accordance with Section 2.5 and authenticate and deliver one or more Definitive Notes of the same Series of Notes, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such amounts being equal to the beneficial interest in the Definitive Notes surrendered by the transferor), which shall not be less than the Authorized Minimum Denomination for the related Series of Notes;

(2)                                  Transfer of Class A-1 Notes. If a holder of an interest in a Class A-1 Note wishes at any time to transfer its interest in such Class A-1 Note, such holder may transfer or cause the transfer of such interest for an equivalent interest in one or more  Class A-1 Notes of the same Series of Notes as provided below. Upon receipt by the Indenture Trustee, as Note Registrar, of (A) such holder’s Class A-1 Note properly endorsed for assignment to the transferee or accompanied by the written instrument of transfer referred to in Section 2.5(a), and (B) a certificate in the form of Exhibit F hereto given by the prospective transferee of such interest, then the Indenture Trustee, as Note Registrar, shall cancel such Class A-1 Note in accordance with Section 2.9, record the transfer in the Note Register in accordance with Section 2.5 and authenticate and deliver one or more Class A-1 Notes of the same Series of Notes, registered in the names specified in the assignment described in subclause (A) above, in principal amounts designated by the transferee (the aggregate of such amounts being equal to the interest in the Class A-1 Notes surrendered by the transferor), which shall not be less than the Authorized Minimum Denomination for the related Series of Notes.

(iii)       Exchange of Definitive Notes. If a holder of a beneficial interest in one or more Definitive Notes wishes at any time to exchange such Definitive Notes for one or more Definitive Notes of different principal amounts of the same Series of Notes (but not less than the Authorized Minimum Denomination applicable thereto) that will be beneficially owned by such holder, such holder may exchange or cause the exchange of such interest for an equivalent beneficial interest in Definitive Notes of the same Series of Notes as provided below. Upon receipt by the Indenture Trustee, as Note Registrar, of (A) such holder’s Definitive Notes properly endorsed for such exchange or the written instrument of transfer referred to in Section 2.5(a) and (B) written instructions from the holder (or such beneficial holder, as identified by the holder) of such Definitive Note designating the number and principal amounts of the Definitive Notes to be exchanged (the aggregate of such principal amounts being equal to the Aggregate Outstanding Principal Amount of the Definitive Notes surrendered for exchange) and certifying that such exchange does not represent a change in beneficial ownership, then the Indenture Trustee, as Note Registrar, shall cancel such Definitive Note in accordance with Section 2.9, record the exchange in the Note Register in accordance with Section 2.5 and authenticate and deliver one or more Definitive Notes of the same Series of Notes, registered in the same names as the Definitive Notes surrendered by such holder or such different names as are specified in the endorsement described in clause (A) above, in principal amounts designated by such holder (the aggregate of such amounts being equal to the beneficial interest in the Definitive Notes surrendered by such holder).

(iv)      Any transfer or exchange of any interest in a sub-class of the Class A-1 Notes will be required to be for an interest in the same sub-class of the Class A-1 Notes. The Holder of an interest in a sub-class of Class A-1 Notes will not be permitted to transfer or exchange such interest for a different sub-class of the Class A-1 Notes.

(f)                                    If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in exhibits to the applicable Series Supplement, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Co-Issuers such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York (and addressed to the Co-Issuers and the Indenture Trustee), as may be reasonably required by the Co-Issuers to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the Investment Company Act, ERISA or the Code, as applicable. Upon provision of such satisfactory evidence, as confirmed in writing by the Co-Issuers to the Indenture Trustee, the Indenture Trustee, at the direction of the Co-Issuers, shall authenticate and deliver Notes that do not bear such applicable legend.

(g)                                 Each purchaser who becomes a beneficial owner of the Notes represented by an interest in a Rule 144A Global Note shall be deemed to represent, certify and agree with the Co-Issuers, Applebee’s International and the Initial Purchaser as follows (terms used in this paragraph that are defined in Rule 144A are used herein as defined therein):

(i)             The purchaser understands that the Notes have not been recommended by any United States federal or state securities commission or regulatory authority. The foregoing authorities have not confirmed the accuracy or determined the adequacy of any Offering Memorandum. Any representation to the contrary is a criminal offense.

(ii)          The purchaser (A) is a QIB (who is also a QP), (B) is aware that the sale to it is being made in reliance on Rule 144A, (C) is acquiring such Notes for its own account or for the account of a QIB (who is also a QP) over which it exercises sole investment discretion, (D) is not (and any such account is not) a pension, profit-sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made, (E) is not a broker dealer of the type described in paragraph (a)(1)(ii) of Rule 144A unless it owns and invests on a discretionary basis not less than U.S. $25,000,000 in securities of issuers that are not affiliated to it, (b) a participant-directed employee plan, such as a 401(k) plan, or any other type of plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, unless investment decisions with respect to the plan are made solely by the fiduciary, trustee or sponsor of such plan, (F) was not formed or capitalized for the specific purpose of investing in the Co- Issuers (except where each beneficial owner is both a QIB and a QP), (G) is not a (w) corporation, (x) partnership, (y) common trust fund or (z) special trust, pension fund or retirement plan in which the shareholders, equity owners, partners, beneficiaries, beneficial owners or participants, as applicable, may designate the particular investments to be made, (H) if formed on or before April 30, 1996, is not an investment company that relies on the exclusion from the definition of “investment company” provided by
Section 3(c)(7) of the Investment Company Act (or a foreign investment company under Section 7(d) thereof relying on Section 3(c)(7) with respect to those of its holders that are U.S. Persons), unless, with respect to its treatment as a QP, it has, in the manner required by Section 2(a)(51)(C) of the Investment Company Act and the rules and regulations thereunder, received the consent of its beneficial owners that acquired their interests on or before April 30, 1996, and (I) is not an entity that, immediately subsequent to its purchase or other acquisition of a beneficial interest in the Notes, will have invested more than 40% of its assets in beneficial interests in the Notes and/or in other securities of the Co-Issuers (unless all of the beneficial owners of such entity’s securities are QPs).

(iii)       The purchaser understands that the Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Notes have not been and will not be registered under the Securities Act and that if in the future it decides to offer, resell, pledge or otherwise transfer any of the Notes, such Notes may be offered, resold, pledged or otherwise transferred only (i) to QIBs (who are also QPs) pursuant to Rule 144A or (ii) to a QP in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S, and in accordance with the applicable legends.

(iv)      The purchaser acknowledges that none of the Co-Issuers has been registered under the Investment Company Act.

(v)         The purchaser acknowledges that none of the Co-Issuers, the Initial Purchaser, the Insurers, if any, the Indenture Trustee, the Servicer, Applebee’s International, IHOP Corp., their respective Affiliates or any Person representing the Co-Issuers, the Initial Purchaser, the Insurers, if any, the Indenture Trustee, the Servicer, Applebee’s International, IHOP Corp. or their respective Affiliates has made any representation to it with respect to the Co-Issuers, the Servicer, Applebee’s International, IHOP Corp. or their respective Affiliates or the offering or sale of the Notes, other than the information contained in the Offering Memorandum and any representations expressly set forth in a written agreement with such parties. None of the Co-Issuers, the Initial Purchaser, the Insurers, if any, the Indenture Trustee, the Servicer, Applebee’s International, IHOP Corp. or their respective Affiliates is acting as a fiduciary or financial or investment advisor for it and it is not relying (for purposes of making an investment decision) on any written or oral advice or counsel of the Co-Issuers, the Initial Purchaser, the Insurers, if any, the Indenture Trustee, the Servicer, Applebee’s International, IHOP Corp. or their respective Affiliates, other than the information contained in the Offering Memorandum and any representations expressly set forth in a written agreement with such parties. It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and has made its own investment decisions (including decisions regarding the suitability of any transactions pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Initial Purchaser, the Insurers, if any, the Indenture Trustee, the Servicer, Applebee’s International, IHOP Corp. or their respective Affiliates. The purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and the purchaser, and any accounts for which it is acting, are each able to bear the economic risk of the investment. It is purchasing the Notes for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account be at all times within its or their control and subject to its or their ability to resell such Notes pursuant to Rule 144A. It understands that an investment in the Notes involves certain risks, including the risk of loss of a substantial part of its investment under certain circumstances. It has had access to such financial and other information concerning the Notes, the Co-Issuers and the other Securitization Entities as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Notes, including an opportunity to ask questions of, and request information from, the Co-Issuers. None of the Co-Issuers, the Initial Purchaser, the Insurers, if any, the Indenture Trustee, the Servicer, Applebee’s International, IHOP Corp. or their respective Affiliates have given to the purchaser (directly or indirectly through any other person) any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) of the Indenture, the Notes or the other documentation for the Notes. The purchaser has determined that the rates, prices or amounts and other terms of the purchase and sale of the Notes reflect those in the relevant market for similar transactions and the purchaser is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof (economic or otherwise) and it is capable of assuming and willing to assume (financially and otherwise) those risks. The purchaser is a sophisticated investor.

(vi)      The purchaser understands that the Notes will, unless otherwise agreed by the Co-Issuers and the holder thereof in compliance with applicable law, bear one or more legends substantially as set forth in the applicable Series Supplement.

(vii)   The purchaser understands that the Notes offered in reliance on Rule 144A will be represented by one or more Rule 144A Global Notes. Before any interest in a Rule 144A Global Note may be offered, resold, pledged or otherwise transferred to a person who takes delivery in the form of an interest in a Regulation S Global Note, the transferor will be required to provide the Indenture Trustee with a written certification as to compliance with transfer restrictions as set forth in the Indenture.

(viii) The purchaser will not, at any time, offer to buy or offer to sell the Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

(ix)        The purchaser understands that the Co-Issuers, the other Securitization Entities, Applebee’s International, IHOP Corp., the Initial Purchaser, the Series 2007-1 Class A Insurer (and any other Insurer identified in the related Series Supplement, if applicable), the Indenture Trustee, the Servicer, their respective Affiliates and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

(x)           The purchaser understands that the Co-Issuers shall require certification reasonably acceptable to the Co- Issuers (i) as a condition to the payment of principal of and interest on any Note without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (ii) to enable them to determine their duties and liabilities with respect to any taxes or other charges that they, the Indenture Trustee or any paying agent may be required to pay, deduct or withhold from payments in respect of such Notes made to the holder of such Notes under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. Such certification may include U.S. Federal income tax forms (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W 9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms). Each purchaser agrees to provide any certification requested pursuant to this paragraph within a reasonable time period after such request is initially made and to update or replace such form or certification in accordance with its terms or its subsequent amendments.

(xi)        The purchaser understands that the Notes represent the obligation of the Co-Issuers only and other than payments that may arise under certain representations and warranties or payments under certain express guarantees made by certain of their Affiliates, payments on the Notes are not the obligations of any of their Affiliates.

(xii)     The purchaser understands that the Co-Issuers have the right under this Base Indenture to compel any nonpermitted holder of an interest in the Notes to sell its interest in the Notes or may sell such interest in the Notes on behalf of such owner. In connection therewith, (a) if the purchaser is acquiring its interest in the Notes in the form of an interest in a Global Note, the purchaser understands that the Indenture permits the Co-Issuers to require that the Holder of (i) any interest in a Rule 144A Global Note held by a Holder that is a U.S. Person, U.S. Resident or a Holder who was sold such interest in the United States who is determined not to have been both a QIB and a QP at the time of acquisition of such interest in a Rule 144A Global Note or (ii) any interest in a Regulation S Global Note held by a Holder that is a U.S. Person, U.S. Resident or a person who was sold such interest in the United States, in each case at the time of the acquisition of such interest, sell such interest to a transferee that is permitted under this Base Indenture and, if the Holder does not comply with such demand within 30 days thereof, the Co-Issuers, acting at the direction of the Servicer, may sell such Holder’s interest in the applicable Global Note on such terms as the Co-Issuers may choose.

(h)                                 Each purchaser who becomes a beneficial owner of the Notes represented by an interest in a Regulation S Global Note shall be deemed to represent, certify and agree with the Co-Issuers and the Initial Purchaser as to all of the matters set forth above under (i), (iii), (iv), (v), (vi) and (viii) through (xiii) above and to have further represented as follows (terms used in this paragraph are defined in Regulation S and are used as defined):

(i)             In connection with the purchase of the Notes:  (a) the beneficial owner is not a U.S. Person or U.S. Resident and is acquiring the Notes in reliance on the exemption from registration provided by Regulation S thereunder, (b) such beneficial owner is a QP and (c) such beneficial owner is not acquiring any Offered Note as part of a plan to reduce, avoid or evade U.S. Federal income taxes owed, owing or potentially owed or owing.

(ii)          The purchaser or beneficial owner is aware that the sale of such Notes to it is being made in reliance on the exemption from registration provided by Regulation S and are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act. Such Person further understands that the Notes offered in reliance on Regulation S will be represented by one or more Regulation S Global Notes. The purchaser and each beneficial owner of the Notes is a QP and is not and will not be a U.S. Person, and its purchase of the Notes will comply with all applicable laws in any jurisdiction in which it resides or is located. Before any interest in a Regulation S Global Note may be offered, resold, pledged or otherwise transferred, the transferor will be required to provide the Indenture Trustee with a written certification as to compliance with the transfer restrictions as set forth in this Base Indenture. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state or foreign securities laws for resale of the Notes.

(iii)       The purchaser is aware that, except as otherwise provided in this Base Indenture, the Notes being sold to it will be represented (a) initially by one or more Temporary Regulation S Global Notes and (b) on or after the last day of the period ending 40 days after the Initial Purchaser notifies the Co-Issuers that the resale of the Offered Notes has been completed, (the “Distribution Compliance Period”) by one or more Regulation S Global Notes, and that during the Distribution Compliance Period, beneficial interests therein may be held only through Euroclear or Clearstream and after the last day of the Distribution Compliance Period, beneficial interests therein may be held only through Euroclear, Clearstream or DTC.

(iv)      The purchaser understands that, prior to the first Business Day following the Distribution Compliance Period, any resale or other transfer of beneficial interests in a Temporary Regulation S Global Note in the United States or to U.S. Persons shall not be permitted.

(v)         The purchaser will not, at any time, offer to buy or offer to sell the Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

(i)                                     Any purported transfer of a Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose hereunder and shall not be registered.

(j)                                     Notwithstanding anything contained in this Base Indenture to the contrary, neither the Indenture Trustee nor the Note Registrar (nor any other Transfer Agent) shall be responsible or liable for compliance with applicable federal or state securities laws (including, without limitation, the Securities Act), the Investment Company Act, ERISA or the Code (or any applicable regulations thereunder); provided that if a specified transfer certificate or Opinion of Counsel is required by the express terms of this Section 2.5 to be delivered to the Indenture Trustee or Note Registrar prior to registration of transfer of a Note, the Indenture Trustee and/or Note Registrar, as applicable, shall be under a duty to receive such certificate or Opinion of Counsel and to examine the same to determine whether it conforms on its face to the requirements hereof (and the Indenture Trustee or Note Registrar, as the case may be, shall promptly notify the party delivering the same if it determines that such certificate or Opinion of Counsel does not so conform).

(k)                                  If the Indenture Trustee determines or is notified by the Co-Issuers or the Initial Purchaser that (i) a transfer or attempted or purported transfer of any interest in any Note was not consummated in compliance with the provisions of this Section 2.5 on the basis of an incorrect form or certification from the transferee or purported transferee, (ii) a transferee failed to deliver to the Indenture Trustee any form or certificate required to be delivered hereunder or (iii) the holder of any interest in a Note is in breach of any representation or agreement set forth in any certificate or any deemed representation or agreement of such holder, the Indenture Trustee shall not register such attempted or purported transfer and if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall vest no rights in the purported transferee (such purported transferee, a “Disqualified Transferee”) and the last preceding holder of such interest in such Note that was not a Disqualified Transferee shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Note by such Holder.

(l)                                  The Co Issuers shall, upon two (2) Business Days’ prior written notice, cause the Note Registrar to send, and the Note Registrar hereby agrees to send on at least an annual basis a notice from the Co Issuers to DTC in substantially the form of Exhibit G hereto (the “Important Section 3(c)(7) Notice”), with a request that DTC forward each such notice to the relevant DTC participants for further delivery to the Note Owners. If DTC notifies the Co Issuers or the Note Registrar that it will not forward such notices, the Co Issuers will request DTC to deliver to the Co Issuers a list of all DTC participants holding an interest in the Notes and the Note Registrar and Paying Agent will send the Important Section 3(c)(7) Notice directly to such participants.

(m)                               With respect to each Series of Notes, the Co-Issuers shall:

(i)             request DTC to include the “3c7” marker in the DTC 20 character security descriptor and the 48 character additional descriptor for the Notes in order to indicate that sales to U.S. persons are limited to QPs;

(ii)          request DTC to cause each physical DTC delivery order ticket delivered by DTC to purchasers to contain the 20 character security descriptor and shall request DTC to cause each DTC delivery order ticket delivered by DTC to purchasers in electronic form to contain the “3c7” indicator and the related user manual for participants which will contain a description of the relevant restrictions;

(iii)       request DTC, on the Closing Date or any Issuance Date (as applicable), to send an Important 3(c)(7) Notice to all DTC participants in connection with the offering of the Notes. The Important 3(c)(7) Notice shall notify DTC’s participants that the Notes are Section 3(c)(7) securities;

(iv)  request that DTC include the Notes in DTC’s “Reference Directory” of Section 3(c)(7) offerings;

(v)         cause each “CUSIP” number obtained for a Note to have an attached “fixed field” that contains “3c7” and “144A” indicators;

(vi)      from time to time request all third party vendors which provide information on the Notes (including Bloomberg and Reuters Group plc) to include on each screen containing information about the Notes maintained by such vendors appropriate legends regarding the Rule 144A and Section 3(c)(7) restrictions on the Notes;

(vii)   from time to time (upon the request of the Indenture Trustee) request DTC to deliver to the Co-Issuers a list of all DTC participants holding an interest in the Notes;

(viii) request Euroclear to include the “144A/3(c)(7)” marker in the name for the Note included in the Euroclear securities database in order to indicate that sales are limited to QIB/QPs;

(ix)        request Euroclear to cause each daily securities balance report and each daily securities transaction report delivered to Euroclear participants to contain the indicator “144A/3(c)(7)” in the name for the Note;

(x)           request Euroclear to include a description of the Section 3(c)(7) restrictions for the Note in its New Issues Acceptance Guide;

(xi)        instruct Euroclear to send an Important Section 3(c)(7) Notice to all Euroclear participants holding positions in the 144A Global Note at least once every calendar year, substantially in the form of Exhibit G hereto;

(xii)     request Euroclear to deliver to the Co Issuers a list of all Euroclear participants holding an interest in the Note and provide such participants with notification substantially in the form of Exhibit G hereto;

(xiii) request Clearstream to include the “144A/3(c)(7)” marker in the name for the Note included in the Clearstream securities database in order to indicate that sales are limited to QPs;

(xiv) request Clearstream to cause each daily portfolio report and each daily settlement report delivered to Clearstream participants to contain the indicator “144A/3(c)(7)” in the name for the 144A Global Note;

(xv)    request Clearstream to include a description of the Section 3(c)(7) restrictions in its Customer Handbook;

(xvi) instruct Clearstream to send an Important Section 3(c)(7) Notice to all Clearstream participants holding positions in the Note at least once every calendar year, substantially in the form of Exhibit G hereto;

(xvii) from time to time request Clearstream to deliver to the Co Issuers a list of all Clearstream participants holding an interest in any series of Note and provide such participants with notification substantially in the form of Exhibit G hereto; and

(xviii) request Clearstream to include a “3(c)(7)” marker in the name for the Note included in the list of securities accepted in the Clearstream securities’ database made available to Clearstream participants.

Section 2.6                                      Mutilated, Defaced, Destroyed, Lost or Stolen Note. If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Co-Issuers, the Indenture Trustee and the relevant Transfer Agent (each, a “Specified Person”) evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Specified Person such reasonable security or indemnity as may be required by each Specified Person to save each of them and any agent of any of them harmless, then, in the absence of notice to the Specified Persons that such Note has been acquired by a Protected Purchaser, the Co-Issuers shall execute and, upon Company Request, the Indenture Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a Protected Purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, any Specified Person shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and each Specified Person shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by such Specified Person in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Co-Issuers in their discretion may, instead of issuing a new Note, pay such

Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Co-Issuers may require the payment by the registered holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Co-Issuers and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Base Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7                                      Payment of Principal and Interest and Other Amounts; Rights Preserved.

(a)                                  Interest on each Series of Notes shall accrue during each Interest Accrual Period at the applicable Note Interest Rate and as provided in the applicable Series Supplement and shall be due and payable in arrears on the Payment Date related to such Interest Accrual Period in accordance with Article XI. Except as expressly provided herein, no payment of interest on the Notes shall be made by the Co-Issuers hereunder other than on a Payment Date.

(b)                                 Principal of each Series of Notes shall be paid on each Payment Date to the extent such payment is then due and funds are available therefor in accordance with Article XI. Any principal amounts thereof remaining unpaid on the applicable Series Legal Final Maturity Date shall be due and payable on the applicable Series Legal Final Maturity Date or earlier upon the occurrence of an acceleration, call for redemption or otherwise.

(c)                                  Except as otherwise provided pursuant to a Class A-1 Note Purchase Agreement to the extent that the Paying Agent has been notified in writing of such exception by the Co-Issuers or the applicable Class A-1 Administrative Agent, as a condition to the payment of principal of and interest on and other amounts on any Note without the imposition of U.S. withholding tax, the Co-Issuers, the Indenture Trustee or any Paying Agent shall require, and Noteholder shall provide, certification acceptable to it to enable the Co-Issuers, the Indenture Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Note or the Holder of such Note under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. Such certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and

Certification) or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms). In addition, except as otherwise provided pursuant to a Class A-1 Note Purchase Agreement to the extent that the Paying Agent has been notified in writing of such exception by the Co-Issuers or the applicable Class A-1 Administrative Agent, the Co-Issuers, the Indenture Trustee or any Paying Agent may require certification acceptable to it to enable the Co-Issuers to qualify for a reduced rate of withholding in any jurisdiction from or through which the Co-Issuers receive payments on their assets. Each Holder of any Note agrees to provide any certification requested pursuant to this paragraph within a reasonable time period after such request is initially made and to update or replace such form or certification in accordance with its terms or its subsequent amendments.

The Indenture Trustee hereby provides notice to each Noteholder that the failure of such Noteholder to provide the Indenture Trustee with appropriate tax certifications will result in amounts being withheld from payments to such Noteholders under the Indenture; provided, that amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Co -Issuers.

(d)                                 Payments in respect of interest on and principal of the Notes shall be payable by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Indenture Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States of America, or by a Dollar check mailed to the Holder at its address in the Note Register. The transfer of funds by the Indenture Trustee from the appropriate Indenture Trust Account to, or for further credit to, a U.S. Dollar account of a Paying Agent outside the United States shall be permitted under the preceding sentence (and it is acknowledged that any payment by wire transfer of U.S. Dollars outside the United States is subject to applicable banking procedures and limitations applicable to wire transfer of U.S. Dollars). None of the Co-Issuers, the Indenture Trustee or any Paying Agent shall have any responsibility or liability for any aspects of the records maintained by DTC or its nominee or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Rule 144A Global Note or a Regulation S Global Note. None of the Co-Issuers, the Indenture Trustee or the Paying Agent shall have any responsibility or liability with respect to any records maintained by the Holder of any Note with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein. In the case where any final payment of principal and interest is to be made on any Note (other than on the Legal Final Maturity Date thereof), the Co-Issuers or, upon Company Request, the Indenture Trustee, in the name and at the expense of the Co-Issuers, shall, not more than thirty (30) nor fewer than ten (10) days prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Note Register a notice which shall state the date on which such payment will be made and the amount of such payment per $100,000 initial principal amount of Notes and shall specify the place where such Notes may be presented and surrendered for such payment.

(e)                                  Interest on any Note which is payable and is punctually paid or duly provided for on any Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

(f)                                    Except to the extent otherwise provided in the applicable Series Supplement, payments of principal to Holders of the Notes of each Series of Notes shall be made in the proportion that the Aggregate Outstanding Principal Amount of the Notes of such Series of Notes registered in the name of each such Holder on such Record Date bears to the Aggregate Outstanding Principal Amount of all Notes of such Series of Notes on such Record Date.

(g)                                 All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date (including any Redemption Date) shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(h)                                 Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Base Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.

(i)                                     Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes, if the Notes have become or been declared due and payable following an Event of Default and such acceleration of maturity and its consequences have not been rescinded and annulled and the provisions of Section 2.5 are not applicable, then payments of principal of and interest on such Notes shall be made in accordance with Section 5.4.

Section 2.8                                      Persons Deemed Owners. The Co-Issuers, the Indenture Trustee, the Note Registrar and any agent of the Co-Issuers, the Indenture Trustee or the Note Registrar may treat as the owner of a Note the Person in whose name such Note is registered on the Note Register on the applicable Record Date for the purpose of receiving payments of principal of and interest and other amounts on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Co-Issuers nor the Indenture Trustee nor any agent of the Co-Issuers or the Indenture Trustee shall be affected by notice to the contrary; provided that DTC, or its nominee, shall be deemed the owner of the Global Notes, and owners of beneficial interests in Global Notes shall not be considered the owners of any Notes for the purpose of receiving notices.

Section 2.9                                      Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee, and shall be promptly canceled by the Indenture Trustee and may not be reissued or resold. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Base Indenture. All canceled Notes held by the Indenture Trustee shall be destroyed or held by the Indenture Trustee in accordance with its standard retention policy unless the Co-Issuers shall direct by a Company Order that they be returned to it.

Section 2.10                                Global Notes; Temporary Notes.

(a)                                  A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred to the beneficial owners thereof only if (1) (i) such transfer complies with Section 2.5 and (ii) either (x) DTC notifies the Co-Issuers that it is unwilling or unable to continue as depositary for such Global Note or if at any time DTC ceases to be a “Clearing Agency” registered under the Exchange Act and a successor depositary that is so registered is not appointed by the Co-Issuers within ninety (90) days of such notice, (y) in the case of a Global Note held for the account of Euroclear or Clearstream, Euroclear or Clearstream, as the case may be, is closed for business for a continuous period of 14 days (other than by reason of statutory or other holidays) or announces an intention permanently to cease business or does in fact do so or (2) an Event of Default has occurred and is continuing and Note Owners holding greater than 50% of the Aggregate Outstanding Principal Amount of such Series have notified the Trustee and the applicable Clearing Agency in writing that continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Noteholders.

(b)                                 Any Global Note that is transferable to the beneficial owners thereof pursuant to paragraph (a) above shall be surrendered by DTC to the Indenture Trustee’s Corporate Trust Office together with (i) necessary instruction for the registration and delivery of Definitive Notes to the beneficial owners (or any such owner’s nominee) holding the ownership interests in such Global Note, and (ii) a transfer certificate substantially in the form of Exhibit H hereto from such beneficial owner. Any such transfer shall be made, without charge, and the Indenture Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal Aggregate Outstanding Principal Amount of Definitive Notes of the same Series of Notes and Authorized Minimum Denominations. Any Definitive Note delivered in exchange for an interest in a Global Note shall bear, except as otherwise provided by Section 2.5(f), the applicable legend set forth in exhibits to the applicable Series Supplement and shall be subject to the transfer restrictions referred to in such applicable legends. The holder of such a registered individual Note may transfer such Note by surrendering it at the office or agency maintained by the Co-Issuers for this purpose in The City of New York, or at the Corporate Trust Office of the Indenture Trustee, or at the office of any Paying Agent.

(c)                                  Subject to the provisions of Section 2.10(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members to take any action which a Holder is entitled to take under this Base Indenture or the Notes.

(d)                                 In the event of the occurrence of any of the events specified in paragraph (a) of this Section 2.10, the Co-Issuers shall promptly make available to the Indenture Trustee a reasonable supply of Notes in definitive, fully registered form without interest coupons.

(e)                                  Pending the preparation of Definitive Notes pursuant to this Section 2.10, the Co-Issuers may execute, and upon Company Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any Authorized Minimum Denominations, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

(f)                                    If temporary Notes are issued, the Co-Issuers shall cause Definitive Notes to be prepared without unreasonable delay. The Definitive Notes shall be printed, lithographed, typewritten or otherwise reproduced, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Officers executing such Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the applicable temporary Notes at the office or agency maintained by the Co-Issuers for such purpose, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Co-Issuers shall execute, and the Indenture Trustee shall authenticate and deliver, in exchange therefor the same Aggregate Outstanding Principal Amount of Definitive Notes of Authorized Minimum Denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Base Indenture as Definitive Notes.

Section 2.11                                No Gross Up. If any of the Co-Issuers becomes subject to deduction, withholding, or other charge or assessment from, or with respect to, payments to any Holder of the Notes for any present or future tax, duty, assessment, or governmental charge, then (i) the Master Issuer shall give prompt written notice of the requirement to the Indenture Trustee and the Noteholders (which shall include certification of the amount so deducted, withheld, charged, or assessed) and (ii) the Indenture Trustee or other Paying Agent, as applicable, shall, except as provided under any Series Supplement, reduce the amount payable in respect of the Notes by the amount required to be deducted, withheld, charged, or assessed from payments on the Notes on any Payment Date. Except as otherwise provided under any Series Supplement, neither any Co-Issuer nor any Insurer shall be obligated to pay any additional amounts to the Noteholders as a result of any such deduction, withholding, charge, or assessment.

Section 2.12                                Tax Confidentiality Waiver.

Notwithstanding anything to the contrary contained in this Base Indenture, all Persons may disclose to any and all Persons, without limitations of any kind, the U.S. Federal, state and local tax treatment of the Notes, the Co-Issuers or any of the transactions referred to in any Offering Memorandum, this Base Indenture or any other transaction document described herein, any fact that may be relevant to understanding the U.S. Federal, state and local tax treatment of the Notes, the Co-Issuers or any of the transactions referred to in any Offering Memorandum, this Base Indenture or any other transaction document described herein, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. Federal, state and local tax treatment, other than the name of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons.

Section 2.13                                Actions under an Insurance Policy.

(a)                                  Any payment made by an Insurer to the Indenture Trustee for the benefit of the Holders of any Class of Notes (whether under the applicable Insurance Policy or otherwise) shall not be deemed to be a payment made by or on behalf of the Co-Issuers and shall not discharge the obligations of the Co-Issuers with respect thereto or constitute a cure of a

Default or Event of Default and such amounts shall continue to be due and owing under such Notes until paid by or on behalf of the Co-Issuers. All such payments shall be repayable by the Co-Issuers pursuant to Section 11.1.

(b)                                 If payment by an Insurer is made in respect of interest on any Senior Notes, such payment shall be applied solely to the payment of such interest subject to the terms of the applicable Insurance Policy and such Insurer shall be deemed to the extent of such payment to have purchased from the Holders of such Senior Notes the right to receive such interest on such Senior Notes to the extent the same is subsequently paid by the Co-Issuers. If payment by an Insurer is made in respect of principal on any Senior Notes, such payment shall be applied solely to the payment of such principal subject to the terms of the applicable Insurance Policy and such Insurer shall be deemed to have purchased Notes of such Senior Notes in an Aggregate Outstanding Principal Amount equal to the amount so paid by such Insurer and to be the sole owner of such Notes so deemed to have been purchased. Such Insurer shall be deemed to be a Holder of such Senior Notes during any period in which such Insurer may exercise subrogation rights pursuant to Section 2.14.

(c)                                  With respect to any Senior Notes covered by an Insurance Policy, if, by 3:00 p.m. in the city in which the Corporate Trust Office is located on the Accounting Date in respect of any Payment Date, the amount then on deposit in the Collection Account, the Senior Notes Interest Reserve Account, and the Cash Trap Reserve Account, after giving effect to transfers of funds pursuant to Section 11.1 hereof is insufficient to pay the Insured Obligations relating to the applicable Senior Notes due on such Payment Date, then, on or before 10:00 a.m. (New York time) on the Business Day following such Accounting Date, the Indenture Trustee shall give written notice to the Insurers, if any, relating to such Senior Notes of the amount of such deficiency, and thereupon submit a Notice of Payment (as defined in the applicable Insurance Policy) in respect of such amount, all in accordance with the terms of this Base Indenture and in strict compliance with the terms of the applicable Insurance Policy.

(d)                                 In the event that the Indenture Trustee has received a certified copy of an order of an appropriate court that any Insured Obligation of principal of or interest on any Senior Notes has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Indenture Trustee shall so notify the Insurers, if any, relating to such Senior Notes, shall comply with the provisions of the applicable Insurance Policy to obtain payment by the Insurers, if any, relating to such Senior Notes of such avoided payment, and shall, at the time it provides notice to the Insurers, if any, relating to such Senior Notes, notify Holders of such Senior Notes by mail that, in the event that any such Noteholder’s Insured Obligation is so recovered, such Noteholder will be entitled to payment pursuant to the terms of the applicable Insurance Policy. The Indenture Trustee shall furnish to the Insurers, if any, relating to such Senior Notes the Indenture Trustee’s records evidencing the payments of principal of and interest on such Senior Notes, if any, which have been made by the Indenture Trustee and subsequently recovered from the Noteholders, and the dates on which such payments were made. Pursuant to but subject to the terms of the applicable Insurance Policy, an Insurer relating to such Senior Notes will make such payment on behalf of the Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order (as defined in the applicable Insurance Policy) and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Insurers, if any, relating to such Senior Notes will make such payment to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to such Insurers).

(e)                                  The Indenture Trustee shall promptly notify the Insurers, if any, relating to any Senior Notes of any proceeding or the institution of any action (of which the Indenture Trustee has Actual Knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a “Preference Claim”) of any distribution made with respect to such Senior Notes. With respect to any Senior Notes covered by an Insurance Policy, each Noteholder, by its purchase of such Senior Notes, and the Indenture Trustee hereby agree to the provisions of the related Insurance Agreement and Insurance Policy and agree that the Insurers, if any, relating to such Senior Notes may at any time during the continuation of any proceeding relating to a Preference Claim involving such Notes direct all matters relating to such Preference Claim including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Insurers, if any, relating to such Senior Notes, but subject to reimbursement as provided in the Insurance Agreement applicable to such Senior Notes. In addition, and without limitation of the foregoing, as set forth in Section 2.14 hereof, an Insurer shall be subrogated to, and each Noteholder relating to a Senior Notes and the Indenture Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Indenture Trustee and each such Noteholder relating to such Senior Notes to the Insurers, if any, of such Senior Notes in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding with respect to any court order issued in connection with any such Preference Claim.

(f)                                    By acceptance of a Note of a Senior Notes with respect to which an Insurance Policy has been issued, each Noteholder agrees to be bound by the terms of such Insurance Policy. Nothing in this Base Indenture referring to or describing any obligation of an Insurer under its Insurance Policy shall or is intended to modify any of the terms, provisions or conditions of such Insurance Policy.

Section 2.14                                Subrogation Rights of Insurers; Payment of Reimbursements.

(a)                                  Upon the payment by any Insurer relating to a Senior Notes to the Indenture Trustee (or otherwise in accordance with the applicable Insurance Policy) for the benefit of the Holders of such Senior Notes, such Insurer, without the need for further action on the part of such Insurer, the Co-Issuers, the Indenture Trustee or any other Person, shall be fully subrogated to the rights, as applicable, of each such Noteholder to receive payments of principal of and/or interest on such Senior Notes from the Co-Issuers in accordance with Article XI, to the extent (i) of the amounts paid by such Insurer under the applicable Insurance Policy, and (ii) that such payment by the Co-Issuers is being made in respect of the specific principal and/or interest payment as to which such Insurer made its payment. In addition, until such Insurer is fully reimbursed in accordance with this Base Indenture and the applicable Insurance Agreement for any amounts paid by such Insurer to such Noteholders, such Insurer may exercise any option, vote, right, power or the like with respect to such Senior Notes to the extent that it has made payment of principal or interest for the benefit of Holders of such Senior Notes pursuant to the applicable Insurance Policy. In furtherance of the foregoing, the Indenture Trustee shall give effect to such subrogation by distributing to such Insurer (as subrogee of Holders of such Senior Notes) the amounts that otherwise would have been distributed by the Indenture Trustee to such Holders in respect of principal and interest on such Senior Notes to the extent (i) of any payments by the Insurers, if any, relating to such Senior Notes under the applicable Insurance Policy, and (ii) that such payment by the Co-Issuers is being made in respect of the specific principal and/or interest payment as to which such Insurer made its payment. To evidence such subrogation to the rights of such Noteholders, the Note Registrar shall note such Insurer’s rights as such subrogee in the Note Register upon receipt from such Insurer of proof of payment by such Insurer in respect of interest on or principal of such Senior Notes. In addition, and without limiting the foregoing, (a) if an Insurer relating to any Senior Notes makes any payment under the applicable Insurance Policy in respect of interest on such Senior Notes, such Insurer shall be fully subrogated to the rights of Holders of such Senior Notes to receive the relevant interest payment, together with interest thereon under Article XI; and (b) if such Insurer makes any payment under the applicable Insurance Policy in respect of principal of such Senior Notes, such Insurer shall be fully subrogated to the rights of such Noteholders to receive the relevant principal payment, together with interest thereon under Article XI and to be deemed the owner of the Senior Notes to the extent of such payment of principal.

(b)                                 Any Insurer may, at its option, direct the allocation of any payment of Reimbursements as provided in Section 11.1 as being the repayment of principal and/or interest as to Reimbursements then owing as of such reimbursement or payment date.

(c)                                  Anything hereunder notwithstanding, it is understood and agreed that each Insurer, if any, shall be entitled to payment of Reimbursement only at the times and as provided in this Base Indenture and in the applicable Insurance Agreement and Insurance Policy. All payments received by an Insurer pursuant to the exercise of its rights under the Notes as subrogee as described in subsection (a) above shall cause a corresponding reduction (on a dollar-for-dollar basis) in the Reimbursement obligations owing to such Insurer, and all payments received by such Insurer in respect of Reimbursement obligations as provided in subsection (b) above shall cause a corresponding reduction (on a dollar-for-dollar basis) in the amounts which may be owing to such Insurer pursuant to such subrogation rights.

(d)                                 Each Insurer, if any, by its execution of the applicable Insurance Agreement acknowledges and agrees that, notwithstanding any of the provisions of this Base Indenture, the applicable Insurance Agreement, the applicable Series Supplement or otherwise, it shall have recourse only to the Indenture Collateral. The Indenture Collateral having been fully applied in accordance with the terms hereof, each such Insurer, if any, shall not be entitled to take any further actions against any of the Co-Issuers to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished as against the Co-Issuers. In particular, each Insurer, if any, by its execution of the applicable Insurance Agreement agrees not to take any action or institute or join in instituting any proceeding arising under any Insolvency Law against any of the Co-Issuers (whether pursuant to its rights to be reimbursed for Reimbursements or pursuant to its subrogation rights or otherwise), until at least one year and one day, or if longer, the applicable preference period then in effect, after the payment in full of all Notes issued hereunder (including any Series Supplement); provided, that each Insurer, if any, may become a party to and participate in any Proceeding or action under any

Insolvency Law applicable to any of the Co-Issuers, respectively, that is initiated by any Person that is not an Affiliate of such Insurer. For avoidance of doubt, this Section 2.14(d) shall not include any actions taken against the Servicer or any other Affiliate of the Servicer in respect of matters unrelated to Reimbursement by the Co-Issuers.

Section 2.15                                Additional Covenant of the Insurers. Each Insurer, if any, by its execution of the applicable Insurance Agreement agrees to promptly notify in writing, promptly upon such Insurer’s knowledge of such event, the Indenture Trustee of the actual or prospective occurrence of any event which constitutes or would constitute an Insurer Event of Default relating to such Insurer. The Indenture Trustee and the Co-Issuers shall not be deemed to have knowledge of any such event until receipt of written notice of such event from such Insurer, or until any other Authorized Officer of the Indenture Trustee or the Co-Issuers, as the case may be, responsible for administering the transactions herein described has Actual Knowledge of such event.

Section 2.16                                Applicability of Sections 2.13, 2.14 and 2.15. The provisions of Sections 2.13, 2.14 and 2.15 shall apply to Senior Notes only if and for so long as such Senior Notes are insured pursuant to an Insurance Policy or any amount is owing to any Insurer relating to such Senior Notes.

Section 2.17                                Escheat. Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due to any Noteholder with respect to any Note and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Co-Issuers upon delivery of a Servicer Order. The Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Co-Issuers (and not to the applicable Insurers, if any) for payment thereof (but only to the extent of the amounts so paid to the Co-Issuers), and all liability of the Indenture Trustee or the Paying Agent (as applicable) with respect to such trust money paid to the Co-Issuers shall thereupon cease. The Indenture Trustee may also adopt and employ, at the expense of the Co-Issuers, any other commercially reasonable means of notification of such repayment.

Section 2.18                                Tax Treatment. The Co-Issuers have structured the Base Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness of the Co-Issuers or, if any of the Co-Issuers is treated as a division of another entity, such other entity and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) for all purposes of Federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Co-Issuers or, if any Co-Issuer is treated as a division of another entity, such other entity.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1                                      General Provisions. Any Notes issued by the Co-Issuers on the Closing Date or any Issuance Date shall be executed by the Co-Issuers upon compliance with the conditions of Sections 2.3, 3.2 and 3.3 and shall be delivered to the Indenture Trustee for authentication, and thereupon the same shall be authenticated and delivered by the Indenture Trustee upon receipt of a Company Order and upon receipt by the Indenture Trustee and each Insurer, if any, relating to the Series of Notes to be issued (and, in the case of items (c), (d) and (e) below, also by the Co-Issuers, and in the case of items (a), (b), (c), (f) and (g), each other Insurer) on such Closing Date or Issuance Date (as applicable) of the following items:

(a)                                  an Officer’s Certificate of each of the Co-Issuers (A) with respect to (1) the due authorization, execution and delivery of each of the Transaction Documents and any other related transaction documents to which either is a party and (2) the execution, authentication and delivery of the relevant Notes and related Series Supplement and (B) certifying that (1) the attached copy of the resolutions of the Board of Managers or Board of Directors, as applicable, of each of the Co-Issuers authorizing the Transaction Documents and the issuance of such Notes is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of such Issuance Date, (3) the attached copy of each of the Co-Issuers’ limited liability company agreement or certificate of incorporation and by-laws, as applicable, is a true and complete copy thereof, (4) such limited liability company agreement or certificate of incorporation and by-laws, as applicable, has not been rescinded and is in full force and effect on and as of such Issuance Date, (5) the Authorized Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon and (6) if the Issuance Date is not the Closing Date, the continued accuracy on such Issuance Date (as if made with reference to such Issuance Date) of each representation made by the Co-Issuers on the Closing Date herein, in the applicable Series Supplement and in any other Transaction Document;

(b)                                 an Opinion of Counsel of the Co-Issuers reasonably satisfactory in form and substance to the Indenture Trustee and to each Insurer, if any, relating to the Series of Notes to be issued, if any, to the effect that no authorization, approval or consent of any governmental body is required for the valid issuance of the relevant Notes except such as may have been given and covering such other matters as the Indenture Trustee or the Insurers, if any, may reasonably request; provided that such Opinion of Counsel shall state, among other things, the necessary events upon the occurrence of which the security interest of the Indenture Trustee in the Indenture Collateral shall be a perfected security interest with respect to Indenture Collateral in which a Lien can be perfected under the laws of the United States (or the applicable states), and confirm, with respect to IP Lien Filings, that the IP security agreements substantially in the form of Exhibit I have been executed by each Co-Issuer (as appropriate) and delivered for filing to the Servicer with the appropriate Intellectual Property registry office with copies to the Indenture Trustee; and provided, further, that Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Co-Issuers, shall be deemed to be satisfactory counsel for purposes of this subclause (b);

(c)                                  an Opinion of Counsel to the Indenture Trustee, dated such Closing Date or Issuance Date (as applicable), in form and substance reasonably satisfactory to each of the Co-Issuers and to each Insurer, if any, relating to the Series of Notes to be issued, if any;

(d)                                 an Opinion of Counsel to the relevant Hedge Counterparty, if any, dated such Issuance Date, in form and substance reasonably satisfactory to each of the Co-Issuers and to each Insurer, if any, relating to the Series of Notes to be issued, if any;

(e)                                  an Opinion of Counsel to each Initial Purchaser or Placement Agent, as applicable, or their representative, in form and substance satisfactory to each Initial Purchaser or Placement Agent, as applicable, or their representative, as applicable, to the effect that (1) any additional Senior Notes will be treated as debt for tax purposes (and any additional Subordinated Notes will be treated for tax purposes in the manner described in the related Offering Memorandum) and (2) the Additional Notes will not cause any Series of Senior Notes Outstanding to be treated as other than debt (and will not cause any Subordinated Notes Outstanding to be treated other than in the manner described in the related Offering Memorandum), and will not cause any Co-Issuer that is not a corporation to be treated as a corporation, for U.S. federal income tax purposes;

(f)                                    an Officer’s Certificate of each of the Co-Issuers to the effect that (i) no Default or Event of Default, Potential Rapid Amortization Event or Rapid Amortization Event under this Base Indenture has occurred and is continuing, or is likely to occur as a result of such proposed issuance, and all representations and warranties of the Co-Issuers in this Base Indenture and the other Transaction Documents are true and correct and will continue to be true and correct after giving effect to such issuance in all material respects (other than any such representation and warranty that, by its terms, speaks only as of the Closing Date); (ii) if any Series 2007-1 Senior Notes are Outstanding, a pro forma Three-Month DSCR for the Payment Date preceding such Issuance Date and the two immediately preceding Payment Dates, assuming the issuance of Additional Notes, together with all other Series of Notes Outstanding, on the first day of the sixth full month preceding the Payment Date immediately preceding the date of the issuance thereof, is at least 0.1 higher than the Three-Month DSCR as of the Closing Date unless otherwise agreed by the Series 2007-1 Class A Insurer; (iii) no Servicer Termination Event has occurred and is continuing, or will occur with notice or the lapse of time or both, or shall occur as a result of such proposed issuance; (iv) no Cash Trap Reserve Event has occurred and is continuing, or shall occur as a result of such proposed issuance; (v) the proposed issuance does not alter or change the terms of any Series of Notes Outstanding or the Series Supplement relating thereto without such consents as are required under Article VIII; (vi) no Change of Control without the prior written consent of each of the Insurers, if any, has occurred and is continuing, or shall occur as a result of such proposed issuance; (vii) unless otherwise agreed by the Lead Insurer with respect to each Series 2007-1 Senior Notes, the Senior ABS Leverage Ratio is at least 0.25 lower than the Senior ABS Leverage Ratio as of the Closing Date prior to and after giving effect to the proposed issuance; provided, that the Lead Insurer with respect to the Series 2007-1 Notes may elect to waive such condition; (viii) in the case of Additional Notes of any existing Series to be issued, either (1) each Insurer, if any, insuring such Series has consented thereto in writing or (2) without the consent of each Insurer, if any, insuring such Series, the aggregate principal amount to be issued is not greater than the excess, if any, of the maximum authorized principal amount of such Series as set forth in the applicable Series Supplement, over the aggregate principal amount of Notes of such Series that have previously been issued (whether or not still Outstanding); (ix) all expenses with respect to the offering of such Notes or relating to actions taken in connection therewith which are required to be paid on the Closing Date or Issuance Date (as applicable) have been paid or will be paid in full from the proceeds thereof; (x) such other applicable conditions set forth in the Series Supplement for any Series of Notes (for so long as such Series of Notes is Outstanding) have been satisfied; and (xi) all applicable conditions under this Base Indenture and any Series Supplement have been satisfied;

(g)                                 on any issuance date other than the Initial Issuance Date, an Accountant’s Certificate (i) confirming the calculation of the Three-Month DSCR or Three-Month Adjusted DSCR for each Outstanding Series of Notes (as specified in this Base Indenture or the related Series Supplement), the Pro forma Three-Month DSCR, and the Senior ABS Leverage Ratio for the most recent Accounting Date, (ii)  after giving effect to such proposed issuance, confirming compliance with all Senior ABS Leverage Ratio conditions, as applicable and (iii) specifying the procedures undertaken by them in connection with the data and computations in clauses (i) and (ii); and

(h)                                 an executed counterpart of each of the Transaction Documents (to the extent not previously provided).

Section 3.2                                      Security for Notes. Prior to the issuance of any Notes on the Closing Date or any Issuance Date (as applicable), the Co-Issuers shall cause the following conditions to be satisfied:

(a)                                  Grant of the Existing Franchise Assets. The Grant pursuant to the Granting Clauses of this Base Indenture of each of the Co-Issuers’ right, title and interest in and to the Indenture Collateral on the Closing Date (such Grant to be evidenced by the Co-Issuers’ execution and delivery of this Base Indenture);

(b)                                 Certificate of the Master Issuer. A certificate of an Authorized Officer of the Master Issuer, dated as of the Closing Date or any Issuance Date (as applicable), delivered to the Indenture Trustee and each Insurer, if any, relating to the Notes to be issued, to the effect that, in the case of the Existing Franchise Assets on the Closing Date, and immediately prior to the delivery on the Issuance Date of any Notes:

(i)             the Master Issuer is the owner of the Master Issuer Assets in existence as of such date free and clear of any Liens except for (A) those which are being released on the Closing Date, (B) those Granted pursuant to this Base Indenture or (C) Permitted Liens;

(ii)          the Master Issuer has acquired its ownership in the Master Issuer Assets in good faith without notice of any adverse claim, except as described in clause (i) above;

(iii)       the Franchise Documents with respect to each Franchise that are held by the Master Issuer do not prohibit the Master Issuer from Granting a security interest in and pledging such Existing Franchise Assets to the Indenture Trustee; and

(iv)      except for the Permitted Liens, the Grant pursuant to the Granting Clauses of this Base Indenture, upon filing of the Financing Statement and the execution and delivery of all necessary Account Control Agreements, shall result in a first priority perfected security interest in favor of the Indenture Trustee for the benefit of the Secured Parties in all of the Master Issuer’s right, title and interest in and to the Master Issuer Assets included in the Indenture Collateral;

The Master Issuer, on and as of the Closing Date, and on and as of any subsequent Issuance Date to the extent contemplated by Section 3.1(a)(B)(6), hereby represents and warrants as set forth above in clauses (i) through (iv);

(c)                                  Certificate of the IP Holder. A certificate of an Authorized Officer of the IP Holder, dated as of the Closing Date or any Issuance Date (as applicable), delivered to the Indenture Trustee and each Insurer, if any, relating to the Notes to be issued, to the effect that, in the case of the IP Assets owned by the IP Holder on the Closing Date, and immediately prior to the delivery on the Issuance Date of any Notes:

(i)             the IP Holder is the owner of, or is licensed to use, the IP Assets in existence as of such date free and clear of any Liens, claims or encumbrances of any nature whatsoever that are effective or could become effective, in each case except for (A) those which are being released on the Closing Date, (B) those Granted pursuant to this Base Indenture or the other Transaction Documents or (C) Permitted Liens;

(ii)          the IP Holder has acquired its ownership in the IP Assets in existence as of such date in good faith without notice of any adverse claim, except as described in clause (i) above; and

(iii)       except for the Permitted Liens, the Grant pursuant to the Granting Clauses of this Base Indenture, upon filing of the Financing Statement and timely filing of IP Lien Filings in the appropriate Intellectual Property registry office, shall result in a first priority perfected security interest in favor of the Indenture Trustee for the benefit of the Secured Parties in all of the IP Assets included in the Indenture Collateral;

The IP Holder, on and as of the Closing Date, and on and as of any subsequent Issuance Date to the extent contemplated by Section 3.1(a)(B)(6), hereby represents and warrants as set forth above in clauses (i) through (iii);

(d)                                 Certificate of the Restaurant Holders. A certificate of an Authorized Officer of each of the Restaurant Holders, dated as of the Closing Date or any Issuance Date (as applicable), delivered to the Indenture Trustee and each Insurer, if any, relating to the Notes to be issued, to the effect that, in the case of the Company-Owned U.S. Restaurant Assets and the Real Estate Assets (the “Restaurant Holder Assets”) owned by such Restaurant Holder on the Closing Date, and immediately prior to the delivery on the Issuance Date of any Notes:

(i)             the Restaurant Holder is the owner of Restaurant Holder Assets in existence as of such date free and clear of any Liens, claims or encumbrances of any nature whatsoever that are effective or could become effective, in each case except for (A) those which are being released on the Closing Date, (B) those Granted pursuant to this Base Indenture or (C) Permitted Liens;

(ii)          the Restaurant Holder has acquired its ownership in the Restaurant Holder Assets in good faith without notice of any adverse claim, except as described in clause (i) above;

(iii)       the Restaurant Holder Asset documents with respect to each Restaurant Holder Asset do not prohibit the Restaurant Holder from Granting a security interest in and pledging such Restaurant Holder Assets to the Indenture Trustee; and

(iv)      except for the Permitted Liens, the Grant pursuant to the Granting Clauses of this Base Indenture, upon filing of the Financing Statement shall result in a first priority perfected security interest in favor of the Indenture Trustee for the benefit of the Secured Parties in all of the Restaurant Holder’s right, title and interest in the Restaurant Holder Assets (other than Real Estate Assets) included in the Indenture Collateral;

Each Restaurant Holder, on and as of the Closing Date, and on and as of any subsequent Issuance Date to the extent contemplated by Section 3.1(a)(B)(6), hereby represents and warrants as set forth above in clauses (i) through (iv);

(e)                                  Rating Letters. The delivery to the Indenture Trustee and each Insurer, if any, relating to the Notes to be issued of (i) a true and correct copy of a letter signed by Moody’s (if Moody’s will rate such Notes) confirming that the Notes to be issued on the Closing Date or Issuance Date (as applicable) have been assigned a rating specified in the applicable Series Supplement and, in the case of any Insured Obligations of such Series, have received a shadow rating (exclusive of the effect of any Insurance Policy) specified in the applicable Series Supplement by Moody’s, and that such ratings are in full force and effect on the Closing Date or Issuance Date (as applicable), (ii) a true and correct copy of a letter signed by S&P (if S&P will rate such Notes) confirming that the Notes to be issued on the Closing Date or Issuance Date (as applicable) have been assigned a rating specified in the applicable Series Supplement and, in the case of any Insured Obligations of such Series, have received a shadow rating (exclusive of the effect of any Insurance Policy) specified in the applicable Series Supplement by S&P, and that such ratings are in full force and effect on the Closing Date or Issuance Date (as applicable), (iii) a true and correct copy of a letter signed by Fitch (if Fitch will rate such Notes) confirming that the Notes to be issued on the Closing Date or Issuance Date (as applicable) have been assigned a rating specified in the applicable Series Supplement and, in the case of any Insured Obligations of such Series, have received a shadow rating (exclusive of the effect of any Insurance Policy) specified in the applicable Series Supplement by Fitch, and that such ratings are in full force and effect on the Closing Date or Issuance Date (as applicable), (iv) a true and correct copy of a letter signed by any other rating agency confirming that the Notes to be issued on the Closing Date or Issuance Date (as applicable) have been assigned a rating specified in the applicable Series Supplement and, in the case of any Insured Obligations of such Series, have received a shadow rating (exclusive of the effect of any Insurance Policy) specified in the applicable Series Supplement by such Rating Agency, and that such ratings are in full force and effect on the Closing Date or Issuance Date (as applicable); provided, however, that in lieu of receiving a copy of a letter regarding any shadow rating referred to in this Section 3.2(e), confirmation by electronic mail prior to the issuance of such Notes on the Closing Date or such Issuance Date, as the case may be, by the applicable Insurers, if any, to the Indenture Trustee that such Insurers, if any, have received such a letter conforming to the requirements of this Section 3.2(e) (or that such Insurers, if any, have waived receipt thereof by the Insurers) shall satisfy such condition in respect of the Indenture Trustee with respect to such shadow rating;

(f)                                    Rating Agency Condition. With respect to any Notes that will be Outstanding at the proposed Issuance Date, delivery of written confirmation to each Insurer, if any, applicable to such Notes that the Rating Agency Condition shall have been satisfied as to such Notes; provided that each such Insurer, if any, shall promptly notify the Indenture Trustee of such confirmation;

(g)                                 Accounts. The Indenture Trustee shall provide on the Closing Date or such Issuance Date (as applicable) prior to the issuance of any Notes on such date evidence of the establishment or continued maintenance (as applicable) of the Collection Account, the Collection Account Administrative Accounts, the Senior Notes Interest Reserve Account, the Cash Trap Reserve Account, the Hedge Payment Account and the Series Distribution Account. JPMorgan Chase Bank, N.A., as financial institution, shall provide on the Closing Date or such Issuance Date (as applicable) prior to the issuance of any Notes on such date evidence of the establishment or continued maintenance (as applicable) of the Concentration Account and the Servicing Accounts; and

(h)                                 Financing Statement. The delivery by each of the Co-Issuers of an unfiled copy of the Financing Statement describing the Indenture Collateral and naming each of the Co-Issuers respectively as debtor and the Indenture Trustee as secured party (or amendments of such Financing Statement or continuation statements, as applicable) which has been sent to a nationally recognized filing service for filing by or on behalf of each of the Co-Issuers with the Secretary of State of Delaware, the Secretary of State of Vermont, the Secretary of State of Kansas, the Secretary of the Commonwealth of Texas or the Secretary of State of any other relevant States not later than the fifth (5th) Business Day following the Closing Date or the third (3rd) Business Day following the Issuance Date, as applicable. The parties hereto acknowledge that the Indenture Trustee shall not be obligated to have verified the validity, accuracy or other substantive matters relating such Financing Statement.

Section 3.3                                      Issuance of New Notes. No new Notes or Series of Notes shall be issued unless the following conditions are satisfied:

(a)                                  no Default or Event of Default, Potential Rapid Amortization  Event or Rapid Amortization Event under this Base Indenture has occurred and is continuing, or is likely to occur as a result of such proposed issuance, and all representations and warranties of the

Co-Issuers herein and in the other Transaction Documents are true and correct and will continue to be true and correct after giving effect to such issuance in all material respects;

(b)                                 if any Series 2007-1 Senior Notes are Outstanding, a pro forma Three-Month DSCR for the Payment Date preceding such Issuance Date and the two immediately preceding Payment Dates, assuming the issuance of Additional Notes, together with all other Series of Notes Outstanding, on the first day of the sixth full month preceding the Payment Date immediately preceding the date of the proposed issuance thereof, that is at least 0.1 higher than the Three-Month DSCR as of the Closing Date unless otherwise agreed by the Series 2007-1 Class A Insurer;

(c)                                  no Servicer Termination Event has occurred and is continuing, or will occur with notice or the lapse of time or both or will occur as a result of such proposed issuance;

(d)                                 no Cash Trap Reserve Event has occurred and is continuing, or will occur as a result of such proposed issuance;

(e)                                  the proposed issuance does not alter or change the terms of any Series of Notes Outstanding or the Series Supplement relating thereto without such consents as are required under Article VIII;

(f)                                    no Change of Control without the prior written consent of each of the Insurers, if any, has occurred and is continuing, or will occur as a result of such proposed issuance;

(g)                                 unless otherwise agreed by the Lead Insurer with respect to the Series 2007-1 Senior Notes, the Senior ABS Leverage Ratio is at least 0.25 lower than the Senior ABS Leverage Ratio as of the Closing Date prior to and after giving effect to the proposed issuance; provided, that the Lead Insurer with respect to the Series 2007-1 Notes may elect to waive such condition;

(h)                                 in the case of Additional Notes of any existing Series to be issued, either (i) each Insurer, if any, insuring such Series has consented thereto in writing or (ii) without the consent of each Insurer, if any, insuring such Series, the aggregate principal amount to be issued is not greater than the excess, if any, of the maximum authorized principal amount of such Series as set forth in the applicable Series Supplement, over the aggregate principal amount of Notes of such Series that have previously been issued (whether or not still Outstanding);

(i)                                     all expenses with respect to the offering of such Notes or Series of Notes or relating to actions taken in connection therewith which are required to be paid on such Issuance Date have been paid or will be paid from the proceeds thereof;

(j)                                     such other applicable conditions set forth in the Series Supplement for any Series of Notes (for so long as such Series of Notes is Outstanding) have been satisfied; and

(k)                                  all applicable conditions under this Base Indenture and the other Transaction Documents have been satisfied.

Section 3.4                                      Use of Proceeds from the Issuance of Notes. Notwithstanding anything to the contrary herein, on the Closing Date or any subsequent Issuance Date relating to the issuance of any Series of Notes, the net proceeds from the offering and sale of such Series of Notes will be applied in the manner specified in the applicable Series Supplement relating to such newly issued Series of Notes, or, in the event that the Series Supplement does not specify how such net proceeds are to be applied, to or at the direction of the Master Issuer.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1                                      Satisfaction and Discharge of Indenture.

(a)                                  This Base Indenture shall cease to be of further effect with respect to the Notes except as to (1) rights of registration of transfer and exchange, (2) substitution of mutilated, destroyed, defaced, lost or stolen Notes, (3) rights of Noteholders to receive payments of principal thereof and interest thereon and each Insurer, if any, relating to any Series of Notes to receive any Reimbursement or other amounts due or to become due hereunder or under the applicable Insurance Agreement and/or Insurance Policy that have not been previously paid, (4) rights, obligations and immunities of the Indenture Trustee hereunder including, without limitation, the rights to compensation, reimbursement and indemnification, (5) rights of the Co-Issuers to optional redemption pursuant to the applicable Series Supplement and (6) rights of Noteholders and the other Secured Parties as beneficiaries hereof with respect to the property deposited with the Indenture Trustee and payable to all or any of them, and all Indenture Collateral, rights and interest hereby conveyed or assigned or pledged and not disposed of previously pursuant to the applicable Series Supplement then remaining, if any, shall revert to the Co-Issuers, and the estate, right, title and interest of the Indenture Trustee and the Secured Parties therein shall thereupon cease, terminate and become void, and the Indenture Trustee, on demand of and at the expense of the Co-Issuers, shall execute instruments in form and substance reasonably satisfactory to the Co-Issuers and the Indenture Trustee acknowledging satisfaction and discharge of this Base Indenture and releasing the Indenture Collateral from the Lien of this Base Indenture, and execute and deliver such other instruments or documents as may be reasonably requested by the Co-Issuers to give effect to such release, and shall convey, assign and transfer, or cause to be conveyed, assigned or transferred, and shall deliver or cause to be delivered to the Co-Issuers, all such remaining Indenture Collateral, including money, then held by the Indenture Trustee or any co trustee, other than moneys deposited with the Indenture Trustee pursuant to clause (ii) below, when:

(i)             either:

(A)      all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been paid or replaced as provided in Section 2.6 and (y) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Co-Issuers or discharged from such trust, as provided in Section 2.7) have been delivered to the Indenture Trustee for cancellation; or

(B)        the Co-Issuers have irrevocably deposited in trust with the Indenture Trustee or, at the option of the Indenture Trustee, with a trustee reasonably satisfactory to the Aggregate Controlling Party, the Indenture Trustee and the Co-Issuers under the terms of an irrevocable trust agreement in form and substance satisfactory to the Indenture Trustee and the Aggregate Controlling Party, money or Eligible Investments in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay, when due, principal, premium, if any, and interest on the Notes to maturity, redemption or prepayment, as the case may be, and to pay all other sums payable by them hereunder and under each other Transaction Document and under any Insurance Agreement; provided, however, that (1) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such Eligible Investments to the Indenture Trustee and (2) the Indenture Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Eligible Investments to the payment of said principal and interest with respect to the Notes and such other sums;

(ii)          the Co-Issuers have paid or caused to be paid all other sums payable hereunder by the Co-Issuers and no other amounts will become due and payable by the Co-Issuers and each of the Servicer and each other Securitization Entity has paid all amounts payable by it under the Transaction Documents;

(iii)       the Co-Issuers have delivered to the Indenture Trustee and, if any Insurer is then the Series Controlling Party relating to any Series of Notes, such Insurer, an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Base Indenture with respect to the Notes have been complied with;

(iv)      the Insurance Policies relating to each Series of Notes, if any, have expired or been terminated or canceled by the Indenture Trustee in accordance with their terms and the Indenture Trustee has returned each such Insurance Policy to the applicable Insurers, if any, and all amounts payable to such Insurers, if any, have been paid; provided, however, the Indenture Trustee shall be required to cancel such Insurance Policies and return them to the Insurers, if any, if all amounts under the Notes and the applicable Insurance Agreement have been paid and the Co-Issuers shall have provided to each applicable Insurer, if any, an Opinion of Counsel, or such other adequate assurances as may be required by such Insurers, if any, in their sole judgment, that the discharge of the Indenture will not subject such Insurers, if any, to a risk of preference or recapture on amounts previously paid by the Co-Issuers to discharge the Notes, and such Insurers, if any, shall have confirmed in writing that such condition has been satisfied; and

(v)         all commitments under all Class A-1 Note Purchase Agreements have been terminated.

The foregoing provisions notwithstanding, amounts owing in respect of Notes which shall have been paid, or for which provision shall have been made, by a payment from the Insurers, if any, pursuant to the applicable Insurance Policy, if any, shall continue to be Outstanding under this Base Indenture, and the conditions set forth in this Section 4.1 shall not be satisfied, and such Insurers, if any, shall become the Holder of such Notes for all purposes of this Base Indenture; provided, that if the Co-Issuers shall make payment to such Insurers, if any, of all Reimbursements and all Insurer Expenses due hereunder and under the applicable Insurance Agreement in respect of any payments by such Insurers, if any, of principal of and interest on such Notes and Insurer Expenses under the applicable Insurance Agreement, together with any interest due under the applicable Insurance Agreement thereon, the obligation of the Co-Issuers with respect to payment of such Notes shall cease to the extent of such Reimbursement, and if such Reimbursement shall be sufficient to pay all of the principal of and interest due on such Notes, such Notes shall no longer be deemed Outstanding for purposes of this Base Indenture.

(b)                                 Notwithstanding the satisfaction and discharge of this Base Indenture, the rights and obligations of the Co-Issuers, the Noteholders and the Secured Parties under Section 2.7, Section 2.13, Section 2.14, Section 2.15, Section 2.16, Section 4.2, Section 6.5, Section 6.6, Section 7.1, Section 7.3, Section 7.13(o) and Section 11.1 hereof shall survive such satisfaction and discharge.

(c)                                  With respect to any Series, Class or Sub-class of Notes, after (i) the Indenture Collateral and any other Collateral allocable to, and available to be realized upon and applied to the payment of, such Notes has been sold and all proceeds have been applied in accordance with the terms hereof and of each Guaranty and Collateral Agreement, (ii) if such Notes are insured pursuant to an Insurance Policy (x) the related Insurer has made all requisite payments in respect of such Notes in accordance with the terms of such Insurance Policy or (y) the related Insurer has become the subject of a receivership or other insolvency-related proceeding and (iii) a final distribution has been made in respect of the claim arising under such Insurance Policy in respect of such Notes, none of the Indenture Trustee, the Noteholders, any Insurer, the Initial Purchasers, the Servicer or any Hedge Counterparty shall be entitled to take any further steps against any of the Co-Issuers or guarantor under any such Guaranty and Collateral Agreement to recover any sums due but still unpaid hereunder under the Notes, any Insurance Agreement or any other Transaction Document, and all claims against the Co-Issuers, each guarantor under any such Guaranty and Collateral Agreement and the related Insurer, if any, in respect of which shall be extinguished and such Notes shall be discharged.

Section 4.2                                      Application of Trust Money. All monies, Cash or Eligible Investments deposited with the Indenture Trustee pursuant to Section 4.1 shall be irrevocably held in trust by the Indenture Trustee and applied by it, in accordance with the provisions of the Notes and this Base Indenture and in Article XI to the payment to the Person or Persons entitled thereto of the principal and interest for whose payment such monies, Cash and Eligible Investments have been deposited with the Indenture Trustee, and such monies, Cash and Eligible Investments shall be held in a segregated trust account identified as being held in trust for the benefit of the Noteholders and the other Secured Parties.

Section 4.3                                      Reinstatement. If the Indenture Trustee is unable to apply any cash or Eligible Investments in accordance with Section 4.1 by reason of any Proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Co-Issuers’ obligations under this Base Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.1 until such time as the Indenture Trustee is permitted to apply all such cash or Eligible Investments in accordance with Section 4.1; provided, however, that if the Co-Issuers have made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Co-Issuers shall be subrogated to the rights of the holders who received such cash or Eligible Investments to receive such payment from the funds held by the Indenture Trustee.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

Section 5.1                                      Rapid Amortization Event.

(a)                                  Upon the occurrence of any of the following events:

(i)             the failure to pay in full the accrued and unpaid interest on and all principal of any Series of Notes by the applicable Adjusted Repayment Date;

(ii)          the occurrence of a Series Rapid Amortization Event specified in the Series Supplement relating to any Series of Notes;

(iii)       the occurrence of a Servicer Termination Event; or

(iv)      the occurrence of an Event of Default,

a “Rapid Amortization Event” shall be deemed to have occurred, without the giving of further notice or any other action on the part of the Indenture Trustee or any Holder of Notes.

(b)                                 Subject to the waiver of any Rapid Amortization Event described in Section 5.1(c) below and the Series 2007-1 Rapid Amortization Cure Right, as applicable, upon the occurrence of a Rapid Amortization Event (which, for avoidance of doubt, in each and every case shall become applicable to all Series of Notes then Outstanding irrespective of whether such

Rapid Amortization Event initially relates to a particular Series or Class of Notes), the Indenture Trustee shall apply all amounts available in accordance with the provisions of Articles X and XI below, on each Payment Date thereafter (subject to Sections 11.1(e) and 11.1(g)) first, to the payment in full of the Aggregate Outstanding Principal Amount of all Senior Notes then Outstanding and second, to the Aggregate Outstanding Principal Amount of all Subordinated Notes then Outstanding (in accordance with the provisions of Articles X and XI below).

(c)                                  In connection with the occurrence of a Rapid Amortization Event:

(i)             the Series Controlling Party of the Series of Notes with respect to which a Rapid Amortization Event described in Sections 5.1(a)(i) and 5.1(a)(ii) occurs will be entitled to waive such Rapid Amortization Event (in which case the Series Rapid Amortization Event relating to a particular Series will be waived in respect of all other Series of Notes Outstanding for purposes of Section 5.1(a)(ii) above other than any Series of Notes with respect to which the same Series Rapid Amortization Event has occurred pursuant to the related Series Supplement); provided that a waiver of any Rapid Amortization Event set forth in Section 5.1(a)(i) above will also require the written consent of the Holders of 100% of the Aggregate Outstanding Principal Amount of the applicable Series of Notes; and

(ii)          the Aggregate Controlling Party will be entitled to waive any Rapid Amortization Event described in Sections 5.1(a)(ii), 5.1(a)(iii) and 5.1(a)(iv) above for purposes of all Series of Notes Outstanding, other than, with respect to Section 5.1(a)(ii), any Series Rapid Amortization Event that the related Series Supplement specifies cannot be waived by the Aggregate Controlling Party.

Section 5.2                                      Partial Amortization. On any Payment Date following the occurrence and continuance of a Partial Amortization Event, the Indenture Trustee (in accordance with the provisions of Articles X and XI) shall apply all amounts on deposit in the applicable Principal Payment Accounts and the Cash Trap Reserve Account that are allocable to the relevant Series of Notes to the extent necessary toward the payment of principal on such Series of Notes; provided that on such Payment Date the aggregate amount of principal prepaid shall not exceed an amount equal to the applicable Partial Amortization Amount.

Section 5.3                                      Events of Default.

(a)                                  “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)             the Co-Issuers fail to pay any Senior Notes Monthly Interest Amount (without giving effect to payments made on the Senior Notes with the proceeds from the draw on an Insurance Policy, if any) or, following the payment in full of all Senior Notes Outstanding, any Subordinated Notes Monthly Interest Amount, and such failure continues for two (2) Business Days after such payment is due (or, in the case of a failure to pay such interest when due resulting solely from an administrative error or omission by the Indenture Trustee, such default continues for a period of two (2) Business Days after the Indenture Trustee receives written notice or has Actual Knowledge of such administrative error or omission);

(ii)          the Co-Issuers fail to pay the principal of (x) any Senior Notes in full on or prior to the Payment Date that occurs five years prior to the Series Legal Final Maturity Date for such Senior Notes (without giving effect to payments made on the Notes with the proceeds from the draw on an Insurance Policy, if any) or (y) any Subordinated Notes in full on or prior to the Series Legal Final Maturity Date for such Subordinated Notes;

(iii)       any Securitization Entity fails to perform or comply with any of the covenants (other than those covered by clauses (i) and (ii) above or clause (xx) below) or representations or warranties contained in any Transaction Document to which it is a party (including any covenant to pay any amount other than interest on or principal of the Notes when due in accordance with the Priority of Payments), or any of its representations or warranties contained in any Transaction Document to which it is a party proves to be incorrect in any material respect as of the date made or deemed to be made, and such default, failure or breach continues for a period of thirty (30) consecutive days (or, solely with respect to (x) a failure to comply with any obligation to deliver a notice, report or other communication within the specified time frame set forth in the applicable Transaction Document, such failure continues for a period of five (5) consecutive Business Days after the specified time frame for delivery has elapsed or (y) Sections 7.8, 7.9, 7.11 and Section 7.13(p), such failure continues for a period of ten (10) consecutive Business Days) following the earlier to occur of the knowledge of an Authorized Officer of such Securitization Entity of such breach or failure and the default caused thereby or written notice to such Securitization Entity by the Indenture Trustee, any Series Controlling Party or any Insurer of such default, breach or failure;

(iv)      an effective resolution is passed by any Securitization Entity for the winding up or liquidation of such Securitization Entity, except a winding up for the purpose of a merger, reconstruction or amalgamation, in accordance with the terms of this Base Indenture, the terms of which have previously been approved in writing by the Series Controlling Party of each Series of Notes;

(v)         any petition is filed, or any case or proceeding is commenced, against any Securitization Entity under the Bankruptcy Code, or any other similar applicable federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, and such filing, case or proceeding has not been dismissed within sixty (60) days after such filing or commencement;

(vi)      the institution by any Securitization Entity of proceedings to be adjudicated as bankrupt or insolvent, or the consent by any Securitization Entity to the institution of bankruptcy or insolvency proceedings against it, or the filing by any Securitization Entity of a petition or answer or consent seeking reorganization relief under the Bankruptcy Code or any other similar applicable federal or state law, or the consent by either to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of either, or of any substantial part of its property, or the making by any Securitization Entity of an assignment for the benefit of creditors, or the admission by any Securitization Entity in writing of its inability to pay its debts generally as they become due, or the taking of action by any Securitization Entity in furtherance of any such action;

(vii)   any Securitization Entity registers, or is required to register, as an “investment company” under the Investment Company Act, or any body with jurisdiction makes a final determination that any Securitization Entity is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act;

(viii) the failure to satisfy the minimum required Three-Month Adjusted DSCR with respect to any Series of Notes Outstanding as specified in the applicable Series Supplement;

(ix)        any Transaction Document or a material portion thereof ceases to be in full force and effect or enforceable in accordance with its terms (other than in accordance with the express termination provisions thereof), or Applebee’s International or any Securitization Entity asserts as such in writing;

(x)           a draw is made under any Insurance Policy;

(xi)        the Indenture Trustee ceases to have a valid and perfected security interest in or Lien on the Indenture Collateral in which perfection can be achieved under the UCC or other applicable law in the United States free and clear of any Lien except Permitted Liens other than (i) any immaterial Indenture Collateral, (ii) any Indenture Collateral which has been disposed of, solely to the extent permitted under the Indenture and (iii) unless a Trigger Event has occurred and has not been waived within ninety (90) days thereafter, the Company-Owned Real Property or (iv) except as otherwise required under the Servicing Agreement, the accounts maintained with depository institutions for the deposit of cash revenues generated by Company-Owned U.S. Restaurants pending transfer to the Concentration Account;

(xii)     a final non-appealable ruling has been made by a court of competent jurisdiction that the contribution of the Indenture Collateral (other than any immaterial Indenture Collateral and any Indenture Collateral which has been disposed of, to the extent permitted hereunder) pursuant to any

Asset Contribution Agreement does not constitute a “true contribution” or other absolute transfer of such Indenture Collateral pursuant to such Asset Contribution Agreement;

(xiii)  an outstanding final non-appealable judgment exceeding $10,000,000 (when aggregated with the amount of all other outstanding final non-appealable judgments) is rendered against any Securitization Entity, and either (x) enforcement proceedings are commenced by any creditor upon such judgment or order or (y) there will be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, will not be in effect;

(xiv)  any Securitization Entity fails to perform or comply with any material provision of its organizational documents, which failure is reasonably likely to cause the contribution of the Indenture Collateral to or from such Securitization Entity pursuant to the related Asset Contribution Agreement to fail to constitute a “true contribution” or other absolute transfer of such Indenture Collateral pursuant to such Asset Contribution Agreement or is reasonably likely to cause a court of competent jurisdiction to disregard the separate existence of such Securitization Entity and such failure continues for more than thirty (30) consecutive days following the earlier to occur of the Actual Knowledge of an Authorized Officer of such Securitization Entity or written notice to such Securitization Entity from the Indenture Trustee, any Series Controlling Party or any Insurer of such failure;

(xv)    the IP Holder fails to have good title to any IP Assets (other than any IP Assets that have been disposed of, solely to the extent permitted hereunder) or any other Securitization Entity fails to have good title to any of the Indenture Collateral owned by such Securitization Entity (other than any Indenture Collateral that has been disposed of, solely to the extent permitted under the Indenture) except in each case where such failure individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Indenture Collateral, or the ability of the IP Holder or such other Securitization Entity to satisfy its obligations under the Indenture or such other Transaction Documents to which it is a party;

(xvi)  (x) a Securitization Entity, other than Applebee’s Holdings and the Restaurant Holders that are corporations, ceases to be a disregarded entity for the purposes of the Code or (y) Applebee’s Holdings ceases to be a partnership for purposes of the Code;

(xvii)  (t) any Securitization Entity engages in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (u) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, exists with respect to any Plan and is not discharged within thirty (30) days thereafter, (v) any Lien in an amount equal to at least $1,000,000 in favor of the PBGC or a Plan arises on the assets of any Securitization Entity and is not discharged within thirty (30) days thereafter, (w) a Reportable Event shall occur with respect to, or proceedings commence to have a trustee appointed, or a trustee is appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Aggregate Controlling Party, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (x) any Single Employer Plan terminates for purposes of Title IV of ERISA, (y) any Securitization Entity incurs, or in the reasonable opinion of the Aggregate Controlling Party are likely to incur, any liability in connection with a complete or partial withdrawal from, or the Insolvency, Reorganization or termination of, a Multiemployer Plan or (z) any other event or condition occurs or exists with respect to a Plan; and in each case in clauses (t) through (z) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect on any Securitization Entity;

(xviii) any Lien in an amount equal to at least $1,000,000 in favor of the IRS arises on the assets of any Securitization Entity and is not discharged within thirty (30) days thereafter;

(xix) IHOP Franchising, LLC and IHOP IP, LLC transfer all or substantially all of their respective assets subject to the Lien of the IHOP Indenture to one or more Affiliates in order to effect a refinancing by such Affiliates of indebtedness issued by IHOP Franchising, LLC and IHOP IP, LLC pursuant to the IHOP Indenture, and simultaneously therewith IHOP Corp. does not cause a Replacement Residual Certificate (or Replacement Residual Certificates, as may be applicable if the assets of IHOP Financing, LLC and IHOP IP, LLC have been transferred to more than one Affiliate in connection with such a refinancing) to be contributed to the capital of the Master Issuer, which Replacement Residual Certificate(s) shall become subject to the Lien hereunder;

(xx)      Applebee’s International or the Servicer, as applicable, fails to comply after the applicable notice and cure period with its obligations to pay the Indemnification Amount in respect of the assets relating to an Applebee’s Restaurant pursuant to the related First-Tier Asset Contribution Agreement or the Servicing Agreement, as applicable, in the manner described therein; or

(xxi) the Co-Issuers fail to prepay all of the Series 2007-1 Notes Outstanding in full upon the occurrence of a Change of Control to which the Series 2007-1 Class A Insurer has not provided its prior written consent.

Section 5.4                                      Acceleration of Maturity; Rescission and Annulment.

(a)                                  At any time after an Event of Default has occurred and is continuing, other than an Event of Default specified in Section 5.3(a)(iv), (v), or (vi), the Indenture Trustee, if so directed by the Aggregate Controlling Party, shall declare, on written notice to the

Co-Issuers (unless no written notice is required under the Indenture), the Aggregate Outstanding Principal Amount of all Outstanding Notes to be immediately due and payable, and upon any such declaration, such Aggregate Outstanding Principal Amount, together with all accrued and unpaid interest thereon, and other amounts payable under the Indenture, shall automatically become immediately due and payable. If an Event of Default specified in Section 5.3(a)(iv), (v), or (vi) has occurred and is continuing, the Aggregate Outstanding Principal Amount, together with all accrued and unpaid interest thereon, of all of the Notes, and other amounts payable hereunder, shall automatically become due and payable. Notwithstanding the foregoing, no such acceleration (whether occurring automatically or by the declaration of the Indenture Trustee) shall result in an acceleration of payments under any Insurance Policy.

(b)                                 If any Co-Issuer obtains knowledge that an event that might reasonably be expected to constitute a Default or Event of Default has occurred and is continuing, the Co-Issuers shall promptly notify the Indenture Trustee, each Insurer, if applicable, and the Noteholders; provided, that such notice, except as otherwise stated therein, shall not constitute an admission that such event constitutes a Default or Event of Default.

(c)                                  At any time after such a declaration of acceleration of maturity has been made relating to the Notes and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the Aggregate Controlling Party (except in respect of an Event of Default specified in Section 5.3(a)(iv), (v), or (vi), in which case rescission shall be subject to the consent of each Series Controlling Party), by written notice to the Co-Issuers and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)             the Co-Issuers have paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)      all overdue installments of interest and principal on the Notes,

(B)        all unpaid taxes, administrative expenses and other sums paid or advanced by the Indenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any due and unpaid Weekly Servicing Fees, and

(C)        all outstanding Reimbursements, Insurer Expenses and Accrued Insurer Premium Amounts owed to each Insurer, if any; and

(ii)          the Indenture Trustee has determined, after consultation with counsel, that all Events of Default, other than the non-payment of interest on or principal of the Notes that have become due solely by such acceleration, have been cured and, if any Event of Default (not including any Event of Default occurring for a Series solely as a result of cross default to a Series Event of Default for another Series) was a Series Event of Default only for some but not all of the Series of Notes, the Series Controlling Party for such Series of Notes, by written notice to the Indenture Trustee, has agreed with such determination (which agreement shall not be unreasonably withheld or delayed) or has waived such Series Event of Default pursuant to the applicable Series Supplement.

No such rescission and annulment shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

Section 5.5                                      Enforcement.

(a)                                  At any time after an Event of Default has occurred and is continuing and the Notes have been accelerated, the Indenture Trustee, upon receipt of an Aggregate Controlling Party Order, shall exercise in respect of the Indenture Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Indenture Collateral) and also shall, pursuant to an Aggregate Controlling Party Order:  (i) require the Co-Issuers to, and each of the Co-Issuers hereby agrees that it will at its expense and upon request of the Indenture Trustee forthwith, assemble all or part of the Indenture Collateral as directed by the Indenture Trustee and make it available to the Indenture Trustee at a place and time to be designated by the Indenture Trustee that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Indenture Collateral or any part thereof in one or more parcels at public or private sale, at any of the Indenture Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Indenture Trustee may deem commercially reasonable, in accordance with, and subject to the proviso set forth in, the following sentence; (iii) occupy any premises owned or leased by any Co-Issuer where the Indenture Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to any Co-Issuer in respect of such occupation; and (iv) exercise any and all rights and remedies of any Co-Issuer under or in connection with the Indenture Collateral. At any time after an Event of Default has occurred and is continuing and the Notes have been accelerated, the Indenture Trustee shall at the direction of the Aggregate Controlling Party, pursuant to an Aggregate Controlling Party Order, sell or dispose of any or all of the Indenture Collateral; provided, however, that the Indenture Trustee may not sell or otherwise liquidate all or substantially all of the Indenture Collateral following such an Event of Default unless (i) each Insurer (other than an Insurer as to which an Insurer Event of Default has occurred and is continuing), if any, consents thereto, (ii) the proceeds of such sale or liquidation distributable to the Holders of all Senior Notes are sufficient to discharge in full all amounts then due and unpaid upon such Senior Notes for principal, premium, if any, and interest and all amounts owing to the Insurers after taking into account payment of all amounts due prior thereto pursuant to the Priority of Payments, (iii) the Aggregate Controlling Party determines that the Indenture Collateral will not continue to provide sufficient funds for all payments on the Senior Notes of all Series as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the written consent of each Series Controlling Party to such sale or (iv) the sale involves a sale of the equity interests in the Master Issuer and the Co-Issuers continue to be liable for payment and performance of the obligations under the Indenture. In determining such sufficiency or insufficiency with respect to clauses (ii) and (iii) in the previous sentence, the Aggregate

Controlling Party may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputations as to the feasibility of such proposed action and as to the sufficiency of the Indenture Collateral for such purpose. The Co-Issuers agree that, to the extent notice of sale shall be required by law, ten (10) days’ notice to the Co-Issuers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Indenture Trustee shall not be obligated to make any sale of Indenture Collateral regardless of notice of sale having been given. The Indenture Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Indenture Trustee shall not have any recourse to the IHOP Securitization Entities or the assets of the IHOP Securitization Entities for the obligations of the Co-Issuers under the Indenture and the other Transaction Documents; provided, that the foregoing shall not limit (i) any rights the Indenture Trustee may have with respect to distributions that are paid or payable in respect of the IHOP Residual Certificate or the right to exercise remedies under the Indenture against the IHOP Residual Certificate, or (ii) any rights of the Indenture Trustee to file any claim in or otherwise take any action permitted or required by applicable laws with respect to any insolvency proceeding instituted by or against Applebee’s International, IHOP Corp., any Co-Issuer, any other Securitization Entity, any IHOP Securitization Entity, or any Affiliate thereof if the Indenture Trustee (at the direction of the Aggregate Controlling Party) determines that the failure to assert such claims or take such action would prejudice the Indenture Trustee vis-à-vis any other third-party creditor of the Co-Issuers who is asserting that the IHOP Securitization Entities should be liable for the obligations of any Securitization Entity to such third-party creditor or that the IHOP Securitization Entities should be substantively consolidated with the Securitization Entities or any of their non-securitization Affiliates. Any monies collected by the Indenture Trustee under this subsection (a) shall be applied as provided in Section 5.6.

(b)                                 Upon the acceleration of the Notes under Section 5.4, the Indenture Trustee, subject to the terms set forth in Section 5.5(a) above, (i) shall (if and as directed pursuant to an Aggregate Controlling Party Order relating to the Notes), institute Proceedings to enforce the rights of the Indenture Trustee with respect to the Indenture Collateral, including, without limitation, to foreclose upon the Indenture Collateral or sell the Indenture Collateral under a decree of a court or courts of competent jurisdiction, and (ii) may at its discretion take any other action of a secured party as permitted by the laws of the State of New York.

If, at any time when the Indenture Trustee shall determine to exercise its right to sell the whole or any part of the pledged Equity Interests hereunder (subject to Section 5.5(a) above) and such pledged Equity Interests or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, the Indenture Trustee (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such pledged Equity Interests or part thereof could be or shall have been filed under the Securities Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to purchasers each of whom is an accredited investor under the Securities Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such pledged Equity Interests or any part thereof.

Each Co-Issuer acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Indenture Trustee shall be under no obligation to delay a sale of any of the pledged Equity Interests for the period of time necessary to permit any Pledged Entity to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Co-Issuers and such Pledged Entity would agree to do so.

Each Co-Issuer which is a pledgor of any pledged Equity Interests hereby irrevocably constitutes and appoints the Indenture Trustee as the proxy and attorney-in-fact of such Co-Issuer with respect to such pledged Equity Interests, including the right, from and after an Event of Default, to vote the same, with full power of substitution to do so. The appointment of the Indenture Trustee as proxy and attorney-in-fact is coupled with an interest and shall be irrevocable until all Notes under the Indenture and all other Secured Obligations have been indefeasibly paid in full. In addition to the right to vote the pledged Equity Interests, the appointment of the Indenture Trustee as proxy and attorney-in-fact shall include the right to exercise all other rights, powers, privileges and remedies to which a holder of the pledged Equity Interests would be entitled (including giving or withholding written consents of members, calling special meetings of members and voting at such meetings). Such proxy shall be effective, automatically and without the necessity of any action (including any transfer of any pledged Equity Interests on the record books of the issuer thereof) by any person (including the issuer of the pledged Equity Interests), upon the occurrence of an Event of Default. Notwithstanding the foregoing, the Indenture Trustee shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.

(c)                                  In the case of an Insurer Event of Default relating to any Series of Notes, the Indenture Trustee shall institute such Proceedings or take such other action to enforce the obligations of the defaulting Insurer relating to such Series of Notes under the applicable Insurance Policy as the Holders of a Majority of the Series Outstanding Principal Amount shall direct in writing.

(d)                                 No Noteholder relating to a Series of Notes shall be entitled to institute Proceedings or take such other action directly against any of the Co-Issuers, any other Securitization Entity, the Servicer, the Insurers, if any, relating to such Series of Notes or the Indenture Collateral with respect to any Notes, whether to enforce the Co-Issuers’ obligations hereunder or under such Notes, or against any Indenture Collateral securing the Notes, unless (i) the Indenture Trustee, having become bound so to act, fails to institute Proceedings against the Co-Issuers or with respect to any such Indenture Collateral within a reasonable time and such failure is continuing, (ii) with respect to such Series of Notes, an Insurer Event of Default has occurred and is continuing and (iii) holders of at least 25% of the Aggregate Outstanding Principal Amount for such Series of Notes agree in writing.

(e)                                  Upon any sale of any or all of the Indenture Collateral securing the Notes as provided in this Base Indenture, the following shall be applicable:

(i)             the Indenture Trustee is appointed as the true and lawful attorney of the Co-Issuers to the extent permitted by law, in their name and stead, to make all necessary deeds, bills of sale and instruments of assignment, transfer or conveyance of the property thus sold; and for that purpose may make instruments and instructions and may substitute one or more Persons with like power; and the Co-Issuers ratify and confirm all that its said attorney, or such substitute or substitutes, shall lawfully do;

(ii)          if so requested by the Indenture Trustee or by any purchaser, the Co-Issuers shall ratify and confirm any such sale, or transfer by executing and delivering to the Indenture Trustee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment, conveyance or transfer and releases as may be designated in any such request;

(iii)       to the extent permitted by applicable law, any Noteholder, the Indenture Trustee or any Insurer, if applicable, relating to the Notes may bid for and purchase any of the Indenture Collateral, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such;

(iv)      the receipt of the purchase price by the Indenture Trustee or of the officer making such sale under a judicial proceeding shall be sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representatives or assigns shall not be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof;

(v)         any such sale, to the maximum extent permitted by law, shall operate to divest the Co-Issuers of all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, in and to the Indenture Collateral so sold and shall be a perpetual bar both at law and at equity or otherwise against the Co-Issuers and their successors and assigns, and any and all Persons claiming or who may claim the Indenture Collateral sold or any part thereof from, through or under the Co-Issuers or their successors and assigns; and

(vi)      any monies collected by the Indenture Trustee upon any sale of, collection from, or other realization upon all or any of the Indenture Collateral or otherwise upon the enforcement of this Base Indenture, shall be applied as provided in Section 5.6.

(f)                                    In accordance with the terms of this Base Indenture, at any time when the Indenture Trustee institutes with the consent of the Aggregate Controlling Party (or is directed to institute by the Aggregate Controlling Party) Proceedings to enforce the Notes or this Base Indenture or any Indenture Collateral, the following shall be applicable:

(i)             The Indenture Trustee in its own name, or as Indenture Trustee of an express trust, or as attorney-in-fact for Holders of Notes,

any Insurer or any other Secured Party, as the case may be, or in any one or more of such capacities shall be entitled and empowered to institute any suits, actions or other Proceedings at law, in equity or otherwise, to recover judgment against the Co-Issuers or any of them for the whole amount due and unpaid on the Secured Obligations, and against any Insurer for any amounts owing under any Insurance Policy and may prosecute any such claims or Proceedings to judgment or final decree against the Co-Issuers or any of them or any Insurer and collect the monies adjudged or decreed to be payable in any manner provided by law, whether before or after or during the pendency of any Proceedings for the enforcement of the Lien of this Base Indenture, or of any of the Indenture Trustee’s rights or the rights of any Secured Party under this Base Indenture or the Indenture Trustee’s rights under any Insurance Policy, and such power of the Indenture Trustee shall not be affected by any sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Base Indenture or for the foreclosure of the Lien hereof.

(ii)          In case of a sale of, collection from, or other realization upon all or any of the Indenture Collateral and of the application of the proceeds of such sale to the payment of the principal of and interest on the Notes and other amounts owing hereunder in accordance with Article X and XI (as applicable), the Indenture Trustee in its own name, and as trustee of an express trust, subject to Section 2.14(d) and Section 5.5(g), shall be entitled and empowered, by any appropriate means, legal, equitable or otherwise, to enforce payment of, and to receive all amounts then remaining due and unpaid to the Secured Parties, for the benefit of the Secured Parties, with, as applicable, interest at the rate borne by such Notes or such other rate as applicable thereto under the Transaction Documents. Notwithstanding the foregoing, upon the occurrence of an Event of Default and the sale of all or any part of the Indenture Collateral, amounts on deposit in the applicable Principal Payment Account may, at the direction of the Aggregate Controlling Party, be applied to amounts owing hereunder in accordance with Article X and XI (as applicable), if any, prior to payment of principal in respect of the immediately succeeding Payment Date.

(iii)       Except as required by applicable law or the terms of such judgment or final decree, no recovery of any judgment or final decree by the Indenture Trustee and no levy of any execution under any such judgment upon any of the Indenture Collateral shall in any manner or to any extent affect the Lien of this Base Indenture upon any of such Indenture Collateral, or any rights, powers or remedies of the Indenture Trustee, but all such Liens, rights, powers and remedies shall continue unimpaired as before.

(iv)      The Indenture Trustee in its own name, or as Indenture Trustee of an express trust, or as attorney-in-fact for Holders of Notes or any Insurer, as the case may be, or in any one or more of such capacities (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on any of the Co-Issuers for the payment of overdue principal or interest), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of any Insurer and the holders of Notes and/or any other Secured Obligation, as applicable (whether such claims be based upon the provisions of such Notes, any Insurance Agreement, any other Secured Obligation or this Base Indenture), allowed in any receivership, insolvency, bankruptcy, moratorium, liquidation, readjustment, reorganization or any other judicial or other Proceedings relative to the Co-Issuers or any Insurer, the creditors of any of the Co-Issuers, any Insurer or the Indenture Collateral, and any receiver, assignee, indenture trustee, liquidator, sequestrator (or other similar official) in any such judicial or other Proceeding is hereby authorized to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Noteholders, any Insurer or any other Secured Party, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel. The Indenture Trustee is hereby irrevocably appointed (and the successive respective holders of the Secured Obligations by taking and holding the Secured Obligations, shall be conclusively deemed to have so appointed the Indenture Trustee) the true and lawful attorney-in-fact of the respective Secured Parties with authority to (x) make and file in the respective names of the Secured Parties (subject to deduction from any such claims of the amounts of any claims filed by any of the Secured Parties themselves to the extent permitted hereby) any claim, proof of claim or amendment thereof, debt, proof of debt or amendment thereof, petition or other document in any such Proceeding and to receive payment of amounts distributable on account thereof, (y) execute any such other papers and documents and do and perform any and all such acts and things for and on behalf of such Secured Parties as may be necessary or advisable in order to have the respective claims of the Secured Parties against the Co-Issuers or the Indenture Collateral reorganized and enforced, and (z) receive payment of or on account of such claims and debt; provided that nothing contained in this Base Indenture shall be deemed to give to the Indenture Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such Proceeding to waive or change in any way any right of any Secured Party. Any monies collected by the Indenture Trustee under this subsection (f) shall be applied as provided in Section 5.6.

(v)         All rights of action and of asserting claims under this Base Indenture, any Insurance Policy, or under any of the Notes enforceable by the Indenture Trustee may be enforced by the Indenture Trustee to the extent permitted by law without possession of any of such Notes or the production thereof at the trial or other Proceedings relative thereto.

(vi)      In case the Indenture Trustee shall have proceeded to enforce any right under this Base Indenture by suit, foreclosure or otherwise and such Proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Indenture Trustee, then in every such case the Co-Issuers, any Insurer and the Indenture Trustee shall, to the extent permitted by law, be restored without further act to their respective former positions and rights hereunder, and all rights, remedies and powers of the Indenture Trustee shall continue as though no such Proceedings had been taken, except to the extent determined in litigation adversely to the Indenture Trustee.

(g)                                 Notwithstanding any other provision of this Base Indenture, the Notes, any Insurance Agreement, the Servicing Agreement or any other Transaction Document or otherwise (but subject, for the avoidance of doubt, to the provisions of Sections 5.5(a), 5.5(b), 5.5(c), 5.5(d), 5.5(e), 5.8 and 5.9 hereof), the liability of the Co-Issuers to the Noteholders, any Insurer, the Servicer, the Initial Purchaser, each Series Hedge Counterparty, if any, and the Indenture Trustee under or in relation to the Notes, this Base Indenture, any Insurance Agreement or any other Transaction Document to which such Co-Issuer is a party, or otherwise, is limited in recourse to the Indenture Collateral. After the Indenture Collateral has been sold and all proceeds have been applied in accordance with the terms hereof, none of the Indenture Trustee, the Noteholders, any Insurer, the Initial Purchaser, the Servicer or any Hedge Counterparty shall be entitled to take any further steps against any of the Co-Issuers to recover any sums due but still unpaid hereunder, under the Notes, any Insurance Agreement or any of the other agreements or documents described in this paragraph (g), all claims against the Co-Issuers in respect of which shall be extinguished. In particular, the Indenture Trustee agrees, and each Noteholder by its acceptance of a Note and each other Secured Party and the Servicer by their acceptance of the benefits of this Base Indenture and each Insurer, if any, by its execution of a Series Supplement will be deemed to have agreed, not to take any action or institute any proceeding against any of the Co-Issuers under any Insolvency Law applicable to any of the Co-Issuers; provided that each of the Indenture Trustee and the Noteholders, each Insurer, if any, any other Secured Party and the Servicer may become parties to and participate in any Proceeding or action under any Insolvency Law applicable to any of the Co-Issuers that is initiated by any other Person that is not an Affiliate of it.

Section 5.6                                      Application of Monies Collected by Indenture Trustee. Any amounts obtained by the Indenture Trustee on account of or as a result of the exercise by the Indenture Trustee of any of its rights under the Indenture, including without limitation, under this Article V, shall be deposited in the Collection Account and applied in accordance with Articles X and XI.

Section 5.7                                      Waiver of Appraisement, Valuation, Stay and Right to Marshaling. To the extent it may lawfully do so, each of the Co-Issuers for itself and for any Person who may claim through or under it hereby:

(a)                                  agrees that neither it nor any such Person will step up, plead, claim or in any manner whatsoever take advantage of any appraisement, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of this Base Indenture, (ii) the sale of, collection from, or other realization upon any of the Indenture Collateral, or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b)                                 waives all benefit or advantage of any such laws;

(c)                                  waives and releases all rights to have the Indenture Collateral marshaled upon any foreclosure, sale or other enforcement of this Base Indenture or of any of the Indenture Collateral; and

(d)                                 consents and agrees that, subject to the terms of this Base Indenture, all the Indenture Collateral may at any such sale be sold by the Indenture Trustee in part or as an entirety.

Section 5.8                                      Remedies Cumulative; Delay or Omission Not a Waiver. To the extent permitted by law, every remedy given hereunder to the Indenture Trustee, any Insurer or to any of the Noteholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every statute, law, equity or otherwise. Subject to the terms of this Base Indenture specifically including the rights of any Insurer as Series Controlling Party or Aggregate Controlling Party relating to the Notes or a Series of Notes, respectively (as applicable, so long as any Insurer is the Aggregate Controlling Party relating to the Notes or the Series Controlling Party relating to a Series of Notes), to direct actions of the Indenture Trustee in accordance with the terms of this Base Indenture, the Indenture Trustee may exercise all or any of the powers, rights or remedies given to it hereunder or which may be now or hereafter given by statute, law, equity or otherwise, in its absolute discretion. No course of dealing among the Co-Issuers, any Insurer and the Indenture Trustee or the Noteholders or any delay or omission of the Indenture Trustee, any Insurer or of the Noteholders to exercise any right, remedy or power accruing upon any Event of Default shall impair any right, remedy or power or shall be construed to be a waiver of any such Event of Default or of any right of the Indenture Trustee, any Insurer or of the Noteholders or acquiescence therein, and every right, remedy and power given by this Article V to the Indenture Trustee, any Insurer or to the Noteholders may, to the extent permitted by law, be exercised from time to time and as often as may be deemed expedient by the Indenture Trustee, any such Insurer or by the Noteholders.

Section 5.9                                      Control of Notes. Notwithstanding any other provision of this Base Indenture (but subject, for the avoidance of any doubt, to the provisions of Section 5.5(f)), the Aggregate Controlling Party shall have the right to cause the institution of, and direct the time, method and place of, exercising any right or remedy in respect of any enforcement of the Indenture Collateral or conducting any Proceeding for any remedy available to the Indenture Trustee under this Base Indenture or any other Transaction Document and to direct the exercise of any trust, right, remedy or power conferred on the Indenture Trustee, in all cases insofar as such trust, right remedy or power is to be exercised with respect to such Series of Notes provided that:

(a)                                  such direction shall be in writing and shall not conflict with any rule of law or with this Base Indenture;

(b)                                 the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction or this Base Indenture; provided, however, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability (unless the Indenture Trustee has received satisfactory indemnity against such liability as set forth below); and

(c)                                  the Indenture Trustee shall have been provided with indemnity reasonably satisfactory to it, it being understood and agreed by the Indenture Trustee that an indemnity by an Insurer, if any (so long as there is no Insurer Event of Default relating to such Insurer), will be satisfactory to the Indenture Trustee if the form and substance of such indemnity is reasonably satisfactory to the Indenture Trustee.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.1                                      Certain Duties and Responsibilities.

(a)                                  Except during the continuance of an Event of Default:

(i)             the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Base Indenture, and no implied covenants or obligations shall be read into this Base Indenture against the Indenture Trustee; and

(ii)          in good faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Base Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Base Indenture and shall promptly, but in any event within one (1) Business Day in the case of an Officer’s Certificate furnished by the Servicer, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Indenture Trustee within two (2) Business Days after such notice from the Indenture Trustee, the Indenture Trustee shall so notify the Holders and such Insurer.

(b)                                 In case an Event of Default known to a Trust Officer of the Indenture Trustee has occurred and is continuing, the Indenture Trustee shall, except in the case of the receipt of directions with respect to such matter from the Aggregate Controlling Party in accordance with the terms of this Base Indenture, exercise such of the rights and powers vested in it by this Base Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c)                                  No provision of this Base Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, its own fraud, its own bad faith or its own willful misconduct, except that:

(i)             this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii)          the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii)       the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Series Controlling Party of any Series of Notes or the Aggregate Controlling Party in accordance with this Base Indenture relating to the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred upon the Indenture Trustee, under this Base Indenture;

(iv)      no provision of this Base Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it (if the amount of such funds or risk or liability does not exceed the amount payable to the Indenture Trustee pursuant to Section 10.2(e) net of the amounts specified in Section 6.6(a)(i), the Indenture Trustee shall be deemed to be reasonably assured of such repayment); and

(v)         the Indenture Trustee shall not be liable to the Holders for any action taken or omitted by it in good faith at the direction of the Series Controlling Party of any Series of Notes or the Aggregate Controlling Party and/or a Holder under circumstances in which such direction is required or permitted by the terms of this Base Indenture.

(d)                                 For all purposes under this Base Indenture, the Indenture Trustee shall not be deemed to have notice or knowledge of any Default (other than any event described in Section 5.3(a)(i) or 5.3(a)(ii)) unless a Trust Officer assigned to and working in the Corporate Trust Office has Actual Knowledge thereof or unless written notice of any such event is received by the Indenture Trustee at the Corporate Trust Office, and such notice references, as applicable, the Notes generally, the Co-Issuers, the Indenture Collateral or this Base Indenture.

(e)                                  Whether or not therein expressly so provided, every provision of this Base Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.1 and Section 6.3.

(f)                                    The Indenture Trustee shall, upon receipt of reasonable prior notice to the Indenture Trustee, permit any Insurer or any representative of a Holder of a Note, during the Indenture Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Indenture Trustee relating to the Notes, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Indenture Trustee by such Insurer or such Holder).

(g)                                 In connection with any Account Control Agreement, the Indenture Trustee hereby agrees to give orders to various entities on behalf of the Back-Up Manager as necessary after the occurrence of a Servicer Termination Event.

(h)                                 The Indenture Trustee may request written direction any time the Indenture provides that the Indenture Trustee may be directed to act.

Section 6.2                                      Notice of Default. Promptly (and in no event later than two (2) Business Days) after the occurrence of any Default known to a Trust Officer of the Indenture Trustee or after any declaration of acceleration has been made or delivered to the Indenture Trustee pursuant to Section 5.4, the Indenture Trustee shall transmit notice of such Default by mail or facsimile to the Servicer, each Insurer, if any, each Rating Agency (so long as any of the Notes are Outstanding and rated by such Rating Agency) and (unless an Insurer is then the Series Controlling Party relating to a Series of Notes) all Holders of Notes of such Series as their names and addresses appear on the Note Register, unless, in any such case, such Default shall have been cured or waived.

Section 6.3                                      Certain Rights of Indenture Trustee. Except as otherwise provided in Section 6.1:

(a)                                  the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed in good faith by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Co-Issuers mentioned herein shall be sufficiently evidenced by an Company Request or Company Order, as the case may be;

(c)                                  whenever in the administration of this Base Indenture the Indenture Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or (ii) be required to determine the value of any Indenture Collateral or funds hereunder or the cash flows projected to be received therefrom, the Indenture Trustee may, in the absence of bad faith on its part, rely on reports of Independent, nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including Independent, nationally recognized dealers in securities of the type being valued and securities quotation services;

(d)                                 as a condition to the taking or omitting of any action by it hereunder, the Indenture Trustee may consult with external counsel as to matters of law and the advice of such counsel or any Opinion of Counsel delivered by external counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance therein;

(e)                                  the Indenture Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Base Indenture at the request or direction of any Insurer or any of the Holders pursuant to this Base Indenture, unless such Insurer or such Holders shall have offered to the Indenture Trustee reasonable security or indemnity against all costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction, it being understood and agreed by the Indenture Trustee that an indemnity by such Insurer (so long as there is no Insurer Event of Default relating to such Insurer) will be satisfactory to the Indenture Trustee if the form and substance of such indemnity is reasonably satisfactory to the Indenture Trustee;

(f)                                    the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper documents, but the Indenture Trustee, in its discretion, may and, upon the written direction of the Series Controlling Party of any Series of Notes, the Aggregate Controlling Party or any Rating Agency shall, make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and, the Indenture Trustee shall be entitled, on reasonable prior notice to the Co-Issuers, to examine the books and records relating to the Notes and the Indenture Collateral, as applicable, and the premises of any of the Co-Issuers and the Servicer, personally or by agent or attorney during the Co-Issuers’ or the Servicer’s normal business hours; provided that the Indenture Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory authority and (ii) except to the extent that the Indenture Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

(g)                                 the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys;

(h)                                 the Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and, after the occurrence and during the continuation of an Event of Default, subject to Section 6.1(b), prudently believes to be authorized or within its rights or powers hereunder;

(i)                                     the Indenture Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, DTC, any Transfer Agent (other than the Indenture Trustee itself acting in that capacity), Clearstream, Euroclear, any Calculation Agent (other than the Indenture Trustee itself acting in that capacity) or any Paying Agent (other than the Indenture Trustee itself acting in that capacity); and

(j)                                     the Indenture Trustee shall not be liable for the actions or omissions of the Servicer, and, without limiting the foregoing, the Indenture Trustee shall not (except to the extent, if at all, otherwise expressly stated in this Base Indenture) be under any obligation to monitor, evaluate or verify compliance by the Servicer with the terms hereof or the Servicing Agreement.

Section 6.4                                      May Hold Notes. The Indenture Trustee, any Paying Agent, Note Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers or any of its Affiliates with the same rights it would have if it were not Indenture Trustee, Paying Agent, Note Registrar or such other agent.

Section 6.5                                      Money Held in Trust. Money held by the Indenture Trustee hereunder shall be held in trust to the extent required herein. The Indenture Trustee shall be under no liability for interest on any Money received by it hereunder except as otherwise agreed upon with the Co-Issuers and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Indenture Trustee in its commercial capacity and income or other gain actually received by the Indenture Trustee on Eligible Investments.

Section 6.6                                      Compensation and Reimbursement.

(a)                                  The Co-Issuers agree, subject to Article X and Article XI:

(i)             to pay the fees of the Indenture Trustee on each Payment Date as compensation for all services rendered by it hereunder as set forth in the separate letter agreement between the Co-Issuers and the Indenture Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)          except as otherwise expressly provided herein, to reimburse the Indenture Trustee (subject to any written agreement between the Co-Issuers and the Indenture Trustee) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Base Indenture (including securities transaction charges to the extent not waived, and the reasonable compensation, expenses and disbursements of its agents and legal counsel, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct, fraud or bad faith);

(iii)       to indemnify the Indenture Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred in good faith without negligence, willful misconduct, fraud or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; and

(iv)      to pay the Indenture Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 5.5.

(b)                                 The Co-Issuers may remit payment for such fees and expenses to the Indenture Trustee or, in the absence thereof, the Indenture Trustee may request that the Servicer from time to time deduct payment of the Indenture Trustee’s fees and expenses hereunder from Monies on deposit in the SPE Operating Expense Account in accordance with Articles X and XI.

(c)                                  The Indenture Trustee hereby agrees not to institute against, or join any other Person in instituting against, any of the Securitization Entities any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under the Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership or other similar law of any jurisdiction now or hereafter in effect, for the non payment to the Indenture Trustee of any amounts provided by this Section 6.6 until at least one (1) year and one (1) day after the payment in full of all Notes issued under this Base Indenture or, if longer, the applicable preference period then in effect.

(d)                                 The Indenture Trustee agrees that the payment of all amounts to which it is entitled pursuant to subsections 6.6(a)(i), (a)(ii) and (a)(iii) shall be subject to Article XI and shall be payable only to the extent funds are available therefor in accordance with Article XI.

Fees shall be accrued on the actual number of days in the related Interest Accrual Period. The Indenture Trustee shall receive amounts pursuant to this Section 6.6 only to the extent that such payment is made in accordance with Article XI and the failure to pay such amounts to the Indenture Trustee shall not, by itself, constitute an Event of Default. Subject to Section 6.8, the Indenture Trustee shall continue to serve as Indenture Trustee under this Base Indenture notwithstanding the fact that the Indenture Trustee shall not have received amounts due it hereunder. No direction by the Series Controlling Party of any Series of Notes or the Aggregate Controlling Party shall affect the right of the Indenture Trustee to collect amounts owed to it under this Base Indenture.

If on any Payment Date when any amount shall be payable to the Indenture Trustee pursuant to this Base Indenture is not paid because there are insufficient funds available for the payment thereof in accordance with Articles X and XI, all or any portion of such amount not so paid shall be deferred and payable on any later Payment Date on which a fee shall be payable and sufficient funds are available therefor in accordance with Articles X and XI.

Section 6.7                                      Corporate Indenture Trustee Required; Eligibility. There shall at all times be a Indenture Trustee hereunder which shall be a bank, corporation or trust company organized and doing business under the laws of the United States of America or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $200,000,000, subject to supervision or examination by federal or State authority, having a rating of at least “Baa1” by Moody’s and at least “BBB+” by S&P, and having an office within the United States. If such bank, corporation or trust company publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.7, the combined capital and surplus of such bank, corporation or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.7, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.8                                      Resignation and Removal; Appointment of Successor.

(a)                                  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 6.9. The indemnification in favor of a resigning or removed Indenture Trustee in Section 6.6 hereof shall survive any resignation and removal (to the extent of any indemnified liabilities, costs, expenses and other amounts arising or incurred prior to, or arising out of actions or omissions occurring prior to, such resignation or removal).

(b)                                 The Indenture Trustee may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to the Co-Issuers, each Insurer, if any, each Class A-1 Administrative Agent, the Holders and the Rating Agencies. Upon receiving such notice of resignation, the Co-Issuers, with the consent of the Aggregate Controlling Party, shall promptly appoint a successor Indenture Trustee or Indenture Trustees by written instrument, in duplicate, executed by an Authorized Officer of the each of the Co-Issuers, one copy of which shall be delivered to the Indenture Trustee so resigning and one copy to the successor Indenture Trustee or Indenture Trustees, together with a copy to each Holder, each Insurer, if any, each Class A-1 Administrative Agent, and the Servicer. If no successor Indenture Trustee shall have been appointed and an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of resignation, at the direction of the Aggregate Controlling Party the resigning Indenture Trustee, or on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(c)                                  Subject to Section 6.8(a) and 6.8(e), the Indenture Trustee may be removed at any time by the Aggregate Controlling Party by an Aggregate Controlling Party Order to such effect, delivered to the Indenture Trustee and to the Co-Issuers.

(d)                                 If at any time:

(i)             the Indenture Trustee shall cease to be eligible under Section 6.7 and shall fail to resign after written request therefor by the Co-Issuers or by the Aggregate Controlling Party; or

(ii)          the Indenture Trustee shall become incapable of acting; or

(iii)       a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary Proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property or ordering the winding up or liquidation of the Indenture Trustee’s affairs; provided that any such decree or order shall have continued unstayed and in effect for a period of sixty (60) consecutive days; or

(iv)      the Indenture Trustee commences a voluntary Proceeding under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator (or other similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property or makes any assignment for the benefit of its creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing;

then, in any such case (subject to Sections 6.8(a) and 6.8(e)), the Aggregate Controlling Party or the Co-Issuers (with the consent of the Series Controlling Party relating to each Series of Notes for as long as the Series Controlling Party for such Series of Notes is an Insurer) may by the Aggregate Controlling Party Order or Company Order (as applicable) (A) remove the Indenture Trustee, and the Indenture Trustee hereby agrees to resign immediately in the manner and with the effect provided in this Section 6.8, or (B) any Series Controlling Party may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(e)                                  If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any reason, the Co-Issuers with the consent of the Aggregate Controlling Party, by Company Order, shall promptly appoint a successor Indenture Trustee as provided herein. If the Co-Issuers shall fail to appoint a successor Indenture Trustee within thirty (30) days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Indenture Trustee may be appointed by Act of the Aggregate Controlling Party delivered to the Co-Issuers and the retiring Indenture Trustee. The successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee and supersede any successor Indenture Trustee proposed by the Co-Issuers. If no successor Indenture Trustee shall have been so appointed by the Co-Issuers or the Aggregate Controlling Party and shall have accepted appointment in the manner hereinafter provided, except as otherwise provided in this Base Indenture, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(f)                                    The Co-Issuers shall give prompt notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Rating Agencies, each Insurer, if any, each Class A-1 Administrative Agent and the Holders of the Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office. If the Co-Issuers fail to mail such notice within ten (10) days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be given at the expense of the Co-Issuers.

Section 6.9                                      Acceptance of Appointment by Successor. Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Co-Issuers, each Insurer, if any, and the retiring Indenture Trustee an instrument (in form and substance reasonably satisfactory to each Insurer, if any) accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Indenture Trustee; but, on request of the Co-Issuers or the Series Controlling Party of any Series of Notes or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument (in form and substance satisfactory to each Insurer, if any) transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and Money held by such retiring Indenture Trustee hereunder, subject nevertheless to its Lien, if any, provided for in Section 6.6(b). Upon request of each Insurer, if any, or any such successor Indenture Trustee, the Co-Issuers shall execute any and all instruments (in form and substance satisfactory to such Insurers, if any, or successor Indenture Trustee) for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

For the avoidance of doubt and notwithstanding anything to the contrary herein, no successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this Article VI and a Rating Agency Notification has been provided and the Aggregate Controlling Party has consented with respect to such appointment.

Section 6.10                                Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee. Any corporation or entity into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation or entity resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation or entity succeeding to all or substantially all of the corporate trust business of the Indenture Trustee shall be the successor of the Indenture Trustee hereunder; provided such corporation or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes has been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes. The Indenture Trustee shall provide written notice to each Insurer, if any, relating to a Series of Notes, each Class A-1 Administrative Agent and the Co-Issuers of any such merger, conversion or consolidation.

Section 6.11                                Co-Indenture Trustees and Separate Indenture Trustee. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Indenture Collateral may at the time be located, the Co-Issuers and the Indenture Trustee upon notice to each Class A-1 Administrative Agent and with the consent of each Insurer, if any, that is a Series Controlling Party (such consent not to be unreasonably withheld, conditioned or delayed) shall have power to appoint a Co-Indenture Trustee (a “Co-Indenture

Trustee”), jointly with the Indenture Trustee of all or any part of the Indenture Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.8 herein and to make such claims and enforce such rights of action on behalf of the Holders of the Notes, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.11.

The Co-Issuers shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a Co-Indenture Trustee. If the Co-Issuers do not join in such appointment within fifteen (15) days after the receipt by them of a request to do so, the Indenture Trustee shall have power to make such appointment.

Should any written instrument from the Co-Issuers be required by any Co-Indenture Trustee so appointed, more fully confirming to such Co-Indenture Trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co-Issuers. The Co-Issuers agree to pay in the case of a Co-Indenture Trustee to the extent that funds are available therefor under Section 11.1(r), for any reasonable fees and expenses in connection with such appointment.

Every Co-Indenture Trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)                                  the Notes shall be authenticated and delivered solely by the Indenture Trustee and all rights, powers, duties and obligations hereunder in respect of the custody of securities and any Cash or other personal property held by, or required to be deposited or pledged with, the Indenture Trustee hereunder, shall be exercised solely by the Indenture Trustee;

(b)                                 the rights, powers, duties and obligations hereby conferred or imposed upon the Indenture Trustee in respect of any property covered by the appointment of a Co-Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee or by the Indenture Trustee and such Co-Indenture Trustee jointly in the case of the appointment of a Co-Indenture Trustee, as shall be provided in the instrument appointing such Co-Indenture Trustee;

(c)                                  no Co-Indenture Trustee hereunder shall be personally liable by reason of any act or omission of the Indenture Trustee hereunder;

(d)                                 the Indenture Trustee shall not be liable by reason of any act or omission of a Co-Indenture Trustee; and

(e)                                  any Act of Holders delivered to the Indenture Trustee shall be deemed to have been delivered to each Co-Indenture Trustee, and the Indenture Trustee shall mail a copy thereof to each Co-Indenture Trustee.

Section 6.12                                Fiduciary for Holders Only; Agent for Other Secured Parties. With respect to the security interests created hereunder, the pledge of any item of Indenture Collateral to the Indenture Trustee is to the Indenture Trustee for its own benefit, as representative of the Holders of the Notes and as agent for the other Secured Parties. In furtherance of the foregoing, the possession by the Indenture Trustee of any item of Indenture Collateral are all undertaken by the Indenture Trustee in its capacity as representative of the Holders of the Notes and agent for the other Secured Parties.

Section 6.13                                Withholding. If any amount is required to be deducted or withheld from any payment to any Holder of Notes, such tax shall reduce the amount otherwise distributable to such Holder of Notes and such reduction will not be covered by any Insurer in connection with any withholding. The Indenture Trustee is hereby authorized to withhold or deduct from amounts otherwise distributable to any Holder of Notes sufficient funds for the payment of any tax that is legally required to be withheld or deducted (but such authorization shall not prevent the Indenture Trustee from contesting any such tax in appropriate Proceedings and legally withholding payment of such tax, pending the outcome of such Proceedings). The amount of any withholding tax imposed with respect to any Holder of Notes shall be treated as Cash distributed to such Holder of Notes, as applicable, at the time it is deducted or withheld by the Co-Issuers or the Indenture Trustee and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Indenture Trustee may in its sole discretion withhold such amounts in accordance with this Section 6.13. If any Holder of Notes wishes to apply for a refund of any such withholding tax, the Indenture Trustee shall reasonably cooperate with such Holder of Notes in making such claim so long as such Holder of Notes agrees to reimburse the Indenture Trustee for any reasonable out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Indenture Trustee to determine the amount of any tax or withholding obligation on the part of the Co-Issuers or in respect of the Notes.

Section 6.14                                Authenticating Agents. Upon the request of the Co-Issuers, the Indenture Trustee shall, and if the Indenture Trustee so chooses the Indenture Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Article II, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Base Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Indenture Trustee.

Any corporation or entity into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or entity resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation or entity succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any documents (except as required by law) or any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation or entity. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Co-Issuers. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Co-Issuers. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers.

The Indenture Trustee agrees to pay to each Authenticating Agent appointed by it from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Indenture Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.6 and Article XI. The provisions of Sections 2.9, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

ARTICLE VII

REPRESENTATIONS AND COVENANTS

Section 7.1                                      Payment of Principal and Interest. Each Co-Issuer shall pay or cause to be paid the principal of, and premium, if any, and interest on the Notes when due pursuant to the provisions of this Base Indenture and any applicable Series Supplement. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal, premium, if any, and interest then due. Except as otherwise provided pursuant to a Class A-1 Note Purchase Agreement or any other Transaction Document, amounts properly withheld under the Code or any applicable state, local or foreign law by any Person from a payment to any Noteholder of interest or principal or premium, if any, shall be considered as having been paid by the Co-Issuers (or by any Insurer, as applicable) to such Noteholder for all purposes of the Indenture and the Notes.

By acceptance of its Notes, each Noteholder agrees that the failure to provide the Paying Agent with appropriate tax certifications (which includes (i) an Internal Revenue Service Form W-9 for United States persons (as defined under Section 7701(a)(30) of the Code) or any applicable successor form or (ii) an applicable Internal Revenue Service Form W-8, for Persons other than United States persons, or applicable successor form) may result in amounts being withheld from payments to such Noteholder under this Base Indenture and any Series Supplement and that amounts withheld pursuant to applicable laws shall be considered as having been paid by the Co-Issuers as provided in clause (a) above.

Section 7.2                                      Maintenance of Office or Agency. The Co-Issuers hereby appoint the Indenture Trustee as a Paying Agent for the payment of principal of and interest on the Notes, and as the Co-Issuers’ agent where notices and demands to or upon the Co-Issuers in respect of the Notes or this Base Indenture may be served and where Notes may be surrendered for registration of transfer or exchange.

The Co-Issuers may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that the Co-Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Co-Issuers in respect of the Notes and this Base Indenture may be served and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented and surrendered for payment; provided, further, that no paying agent shall be appointed in a jurisdiction outside of the United States which subjects payments on the Notes to withholding tax. The Co-Issuers shall at all times maintain a duplicate copy of the Note Register with respect to the Notes in the city in which the Corporate Trust Office is located. The Co-Issuers shall give prompt written notice to the Indenture Trustee, each Insurer, if any, the Rating Agencies and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Co-Issuers shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Indenture Trustee and each Insurer, if any, with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Co-Issuers, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office and the Co-Issuers hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3                                      Money for Security Payments to Be Held in Trust. All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Indenture Trust Accounts pursuant to this Base Indenture shall be made on behalf of the Co-Issuers by the Indenture Trustee (from and to the extent of available funds in such accounts as specified in this Base Indenture and subject to Article XI).

Section 7.4                                      Existence of the Co-Issuers; Independent Managers; Existence of Master Issuer. Each of the Co-Issuers shall maintain in full force and effect its existence and rights as a limited liability company or corporation validly existing, and in good standing under the laws of its state of organization and shall obtain and preserve its qualification to do business as a foreign limited liability company or corporation in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Base Indenture or the Notes or to avoid any Material Adverse Effect. The Master Issuer shall be owned or controlled, directly or indirectly, by Applebee’s Holdings at all times.

Each of the Co-Issuers shall ensure that all limited liability company, corporate or other formalities regarding its existence (including holding regular board meetings, or other similar meetings) are followed. None of the Co-Issuers shall take any action or conduct its affairs nor cause any of the other Securitization Entities to take any action or conduct its affairs in a manner that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding.

At all times the managers or directors, as the case may be, of each of the Securitization Entities shall include at least two (2) Independent Managers or Independent Directors, as the case may be.

Section 7.5                                      Protection of Indenture Collateral; Performance of Obligations.

(a)                                  Other than with respect to the Company-Owned Real Property prior to the occurrence of any Trigger Event and as otherwise permitted under the Servicing Agreement with respect to Account Control Agreements for certain depository banks receiving cash funds from Company-Owned Restaurants, the Co-Issuers shall from time to time authorize and deliver all such supplements and amendments hereto and all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other reasonable action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

(i)             Grant more effectively all or any portion of the Indenture Collateral;

(ii)          maintain or preserve the Lien (and the priority thereof) of this Base Indenture or to carry out more effectively the purposes hereof and to maintain and preserve the status of the Indenture Collateral as being free of Liens except from the Lien created hereby and Permitted Liens;

(iii)       perfect, publish notice of or protect the validity of any Grant made or to be made by this Base Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)      enforce any of the instruments or property included in the Indenture Collateral;

(v)         preserve and defend title to the Indenture Collateral and the rights of the Secured Parties in the Indenture Collateral against the claims of all Persons; and

(vi)      (x) pay or cause to be paid any and all taxes levied or assessed upon any of the Co-Issuers or in respect of all or any part of the Indenture Collateral and timely file all tax returns and information statements as required and to provide each beneficial owner of Notes any information that the beneficial owner reasonably requests in order for the beneficial owner to comply with its Federal, state or local tax and information returns and reporting obligations and (y) if required to prevent the withholding or imposition of United States income tax, deliver or cause to be delivered a United States Internal Revenue Service Form W-9 or successor applicable form, to each other Co-Issuer, counterparty or paying agent with respect to (as applicable) any item included in the Indenture Collateral at the time such item included in the Indenture Collateral is purchased or entered into and thereafter prior to the expiration or obsolescence of such form.

The Co-Issuers shall file (or cause to be filed) any Financing Statement, continuation statement or other instrument required pursuant to this Section 7.5 as are necessary to maintain perfection of the Indenture Collateral perfected by the filing of Financing Statements. The Indenture Trustee agrees that it shall from time to time, at the direction of the Aggregate Controlling Party or the Co-Issuers, execute and cause to be filed Financing Statements and continuation statements.

The Co-Issuers hereby agree to file (or cause to be filed) any Financing Statements or continuation statements, and amendments to Financing Statements, in any jurisdictions and with any filing offices as the Indenture Trustee or the Aggregate Controlling

Party may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Indenture Trustee in connection herewith. Such Financing Statements may describe the Indenture Collateral in the same manner as described in the Granting Clause of this Base Indenture or may contain an indication or description of Indenture Collateral that describes such property in any other manner as the Indenture Trustee may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Indenture Collateral granted to the Indenture Trustee in connection herewith, including, without limitation, describing such property as “all assets” or “all personal property,” “whether now owned or existing, or hereafter acquired or arising.”

(b)                                 The Indenture Trustee shall not, except for payments, deliveries and distributions otherwise expressly permitted or required under this Base Indenture, remove any portion of the Indenture Collateral that consists of Cash or is evidenced by an instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date the most recent Opinion of Counsel was delivered pursuant to Section 7.6 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(b), if no Opinion of Counsel has yet been delivered pursuant to Section 7.6 hereof) or (B) from the possession of the Person who held it on such date.

(c)                                  The Co-Issuers shall pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Co-Issuers of any of the Indenture Collateral.

Section 7.6                                      Opinions as to Indenture Collateral. On or before September 30 of each year, commencing in calendar year 2009, at the cost of the Co-Issuers, and at such other times, upon request of any Series Controlling Party at such requesting party’s cost (unless an Event of Default has occurred in which case the Co-Issuers shall bear the cost), the Co-Issuers shall cause to be furnished to the Indenture Trustee and each Insurer, if any, an Opinion of Counsel stating that, in the opinion of such counsel, as of the date of such opinion, the Lien and security interest created by this Base Indenture with respect to the Indenture Collateral remains in effect, that no further action (other than any action specified in such Opinion of Counsel) needs to be taken for the continued effectiveness and perfected status of such Lien during the next twelve months and confirming the matters set forth in the Opinion of Counsel, furnished pursuant to Section 3.1(b), with regard to the perfection and priority of such security interest (and such Opinion of Counsel may likewise be subject to qualifications and assumptions similar to those set forth in the opinion delivered pursuant to Section 3.1(b)); provided, that this Section 7.6 shall not apply to any Company-Owned Real Property prior to the occurrence of a Trigger Event.

Section 7.7                                      Payment and Performance of Obligations.

(a)                                  None of the Co-Issuers shall take any action, and each of the Co-Issuers shall use its reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Indenture Collateral.

(b)                                 The Co-Issuers will, and will cause the other Securitization Entities to, pay and discharge and fully perform, at or before maturity, all of their respective material obligations and liabilities, including, without limitation, Tax liabilities and other governmental claims levied or imposed upon the Securitization Entities or upon the income, properties or operations of any Securitization Entity, judgments, settlement agreements and all obligations of each Securitization Entity under the Transaction Documents, except where the same may be contested in good faith by appropriate proceedings (and without derogation from the material obligations of the Co-Issuers hereunder and the Guarantors under the Guarantee and Collateral Agreements regarding the protection of the Indenture Collateral from Liens (other than Permitted Liens)), and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

(c)                                  The Co-Issuers may, with the prior written consent of each Insurer, if any, and, where an Insurer is not the Series Controlling Party as to a Series of Notes, if a Rating Agency Notification is provided with respect to such Series (except in the case of the Servicing Agreement as initially executed for which no consent is required), contract with other Persons, including the Servicer, for the performance of actions and obligations to be performed by any of the Co-Issuers hereunder by such Persons and the performance of the actions and other obligations with respect to the Indenture Collateral of the nature set forth in the Servicing Agreement by the Servicer. Notwithstanding any such arrangement, the Co-Issuers shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Co-Issuers; and each of the Co-Issuers shall punctually perform, and use its commercially reasonable efforts to cause the Servicer or such other Person to perform, all of their obligations and agreements contained in the Servicing Agreement or such other agreement.

Section 7.8                                      Negative Covenants.

(a)                                  None of the Co-Issuers shall, or cause any Securitization Entity (or permit any Securitization Entity) to (as applicable):

(i)             sell, transfer, assign, participate, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (by security interest, Lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise) (or permit such to occur or suffer such to exist), any part of the Indenture Collateral, except for Permitted Liens or as expressly permitted by this Base Indenture and the other Transaction Documents;

(ii)          claim any credit on, or make any deduction from, or dispute the enforceability of, the payment of the principal or interest payable in respect of the Notes (other than amounts required to be paid, deducted or withheld in accordance with the Code or any other applicable laws) or assert any claim against any present or future Holder by reason of the payment of any taxes levied or assessed upon any part of the Indenture Collateral;

(iii)       except as may be expressly permitted hereby or by the other Transaction Documents, (A) permit the validity or effectiveness of this Base Indenture or any Grant hereunder to be impaired, or permit the Lien of this

Base Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Base Indenture or the Notes, (B) except for the Lien of this Base Indenture, Permitted Liens or as otherwise permitted under this Base Indenture, permit any Lien (including, without limitation, any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise (other than the Lien of this Base Indenture)) to be created on or extend to or otherwise arise upon or burden the Indenture Collateral or any part thereof, any interest therein or the proceeds thereof, or (C) subject to the perfection exceptions referred to herein, take any action that would permit the Lien of this Base Indenture not to constitute a valid, first-priority perfected security interest in the Indenture Collateral, subject to Permitted Liens and other than as permitted hereunder;

(iv)      become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of any Franchisee under any lease, except in the case of any assigned or sublet Company Lease, Sale/Leaseback Lease or Franchisee Sub-lease;

(v)         remove the legend from any Notes without an Opinion of Counsel that such action will not result in a violation under either the Securities Act or the Investment Company Act;

(vi)      enter into any transaction with any Affiliate other than the transactions contemplated by the Transaction Documents on terms less favorable than those obtainable in an arm’s-length transaction with a wholly unaffiliated Person;

(vii)   maintain, accept transfer of, or otherwise obtain any bank account other than those pledged pursuant to this Base Indenture or the applicable Guaranty and Collateral Agreement, including the Indenture Trust Accounts (other than a bank account to be maintained by the Franchise Holder);

(viii) conduct business under any other name or change its name or jurisdiction of organization without first delivering to the Indenture Trustee, each Insurer, if any, and the Rating Agencies notice thereof and an Opinion of Counsel that such activity or such change in name or jurisdiction will not adversely affect the Lien or the interest hereunder of the Secured Parties and, to the extent such name does not incorporate the Applebee’s Brand, obtaining the consent of the Aggregate Controlling Party; provided, that the foregoing shall not restrict the Restaurant Holders from operating restaurants under the Applebee’s Brand;

(ix)        declare or pay any dividends or distributions on any of its limited liability company interests or shares of stock, as the case may be; provided, however, that so long as no Partial Amortization Event, Rapid Amortization Event, Potential Rapid Amortization Event, Default or Event of

Default has occurred and is continuing with respect to any Series of Notes Outstanding or would result therefrom, each of the Co-Issuers and any Securitization Entity may, each in their sole discretion, declare and pay any dividends or distributions, including, without limitation, from the net proceeds received from the offering and sale of any Series of Notes, to the extent permitted under the applicable laws of the relevant entity’s state of organization and its Operating Agreement. Without limiting Section 7.8(a)(xiv), no Co-Issuer will, or will permit any other Securitization Entity to, pay any wages or salaries or other compensation to its officers, directors or other agents except out of earnings computed in accordance with GAAP or except for the fees paid to its Independent Manager or director, as the case may be. Except as provided for in the Indenture and the other Transaction Documents, no Co-Issuer will, or will permit any other Securitization Entity to, redeem, purchase, retire or otherwise acquire for value any Equity Interest or other security in or issued by such Securitization Entity or set aside or otherwise segregate any amounts for any such purpose except as consented to by the Aggregate Controlling Party. The Master Issuer will not, nor will it permit any Subsidiary to, issue any Equity Interest other than the Equity Interests in existence on the Closing Date, and any minority equity interest issued by a Liquor License Holder, unless, in each case, such actions are taken as are required, in the sole discretion of the Indenture Trustee, to ensure the Grant to the Indenture Trustee and the perfection of a first priority perfected security interest in such Equity Interest;

(x)           have any Subsidiaries other than the Subsidiaries in existence on the Closing Date except with the consent of the Aggregate Controlling Party;

(xi)        make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than (a) investments in Eligible Investment held in any of the Indenture Trust Accounts, the Concentration Account and the Servicing Accounts, (b) any loans or advances to Franchisees made in the ordinary course of business in accordance with the Servicing Standard, (c) in the case of the Master Issuer, ownership of the equity of the Co-Issuers, the Liquor License Holders and the Franchise Holder, (d) in the case of Applebee’s Holdings, ownership of the equity of the Master Issuer, (e) in the case of the Franchise Holder, investments in Eligible Investments held in an account subject to an Account Control Agreement and intercompany loans to the Master Issuer, in each case, limited to the proceeds of any capital contribution to the Franchise Holder to maintain a certain minimum net worth or (f) as contemplated under this Base Indenture.

(xii)     consolidate or merge with or into any Person, convey or transfer all or substantially all of its assets to any Person, terminate its existence, dissolve or liquidate in whole or in part, except as expressly permitted hereunder;

(xiii) lend any of the Indenture Collateral to any securities lending counterparty (including, without limitation, any bank, insurance company, broker-dealer or other financial institution) pursuant to any securities lending agreement or enter into any other similar securities lending transaction;

(xiv) hire or have any employees (other than any Restaurant Holder required to have employees to comply with applicable law relating to the sale of alcoholic beverages);

(xv)    except for Permitted Liens, sell, transfer, exchange or otherwise grant any rights in or dispose of its assets other than Excluded Property or Excepted Property or the payment of distributions to its member to the extent permitted under this Base Indenture; provided, that Co-Issuers may, and will permit the Securitization Entities to, (a) dispose of obsolete property and IP Assets that are no longer in use or, in the reasonable business judgment of Co-Issuers, not otherwise commercially reasonable to maintain, and may Grant licenses and sublicenses of IP Assets in accordance with the Transaction Documents and (b) make such Asset Disposition or other disposition of property pursuant to Section 7.8(a)(xxiii);

(xvi)  without the consent of each Series Controlling Party that is an Insurer (or each Insurer, if any, if required under the Series Supplement or otherwise applicable to the provision in question), or where any Series Controlling Party is not an Insurer, without satisfaction of the Rating Agency Condition, amend, supplement or otherwise modify any of the Transaction Documents or waive any breach or proposed breach of any provision of the Transaction Documents or give any consent thereunder;

(xvii)  terminate the appointment of the Servicer other than in accordance with the Servicing Agreement;

(xviii)  take any action or fail to take any action, if such action or failure to take action could reasonably be expected to interfere in any material respect with the enforcement of any rights of any Insurer or the Indenture Trustee under the agreements or instruments relating to any of the Indenture Collateral, except to the extent such action or failure to act is otherwise permitted by the Indenture or the other Transaction Documents;

(xix)  (A) fail to pay any assessment, including any tax assessment, charge or fee with respect to the Trust Estate in excess of $1,000,000 in the aggregate at any one time outstanding and the Co-Issuers shall not have remedied such failure to pay within 30 days of the knowledge of an Authorized Officer of any of the Co-Issuers of such failure, or (B) fail to defend any action known to a Authorized Officer of any of the Co-Issuers, if, in any such case, such failure to pay or defend may adversely affect the priority or enforceability of the Lien over the Indenture Collateral created by this Base Indenture or materially reduce the amount of the Indenture Collateral or otherwise would be reasonably likely to have a Material Adverse Effect; provided that the Co-Issuers shall not be required to (1) pay any assessment, including any tax assessment, charge or fee with respect to the Indenture Collateral if the same is being contested in good faith, by appropriate proceedings diligently pursued, so long as appropriate reserves are maintained and so long as such nonpayment will not, under applicable law, entitle any Person to place a Lien on or result in the forfeiture of the Indenture Collateral or any material portion thereof or (2) defend an action or actions known to an Authorized Officer of any of the Co-Issuers solely for civil damages not in excess of an aggregate amount of $1,000,000, as confirmed in writing by external counsel;

(xx)      amend or agree to amend the Servicing Agreement to increase the fees payable to the Servicer thereunder unless (i) the Rating Agency Condition is satisfied and (ii) each Insurer (if any such Insurer is then a Series Controlling Party), if applicable, consents thereto;

(xxi)  establish or maintain or contribute to any Plan that is covered by Title IV of ERISA (other than in the case of any Restaurant Holder that is required to have employees to comply with applicable law relating to the sale of alcoholic beverages);

(xxii)  without the consent of the Aggregate Controlling Party, issue any Senior Notes that would cause the Aggregate Outstanding Principal Amount of all Senior Notes (including the undrawn amount of any variable funding Series of Notes) with floating interest rates to be greater than the least of the Unhedged Floating Rate Note Principal Limits applicable with respect to any Outstanding Series of Senior Notes;

(xxiii)  sell, transfer, lease, license, liquidate or otherwise dispose of any of its property (whether by means of a single transaction or a series of related transactions), including any Equity Interests of any other Securitization Entity, except in the case of the following or as otherwise permitted in any Transaction Document:

(1)  any Refranchising Asset Disposition or Non-Refranchising Asset Disposition (each, an “Asset Disposition”); provided that:

(A)      (i) no Event of Default or Rapid Amortization Event has occurred and is continuing or, (ii) if an Event of Default or Rapid Amortization Event has occurred and is continuing, the Aggregate Controlling Party has consented thereto;

(B)        the cash proceeds from the Asset Dispositions will be deposited to the Capital Expenditure Reserve Account, in accordance with Section 10.2(h) below, pending a determination whether an amount equal to the related Asset Disposition Prepayment Amount is required to be deposited to the

Collection Account for application to prepay principal of the Notes in accordance with Articles X and XI;

(2)                                  any Obsolete Property Disposition; provided, that all proceeds arising from such disposition shall be treated as Collections with respect to the Monthly Collection Period in which such amounts are received; and

(3)                                  any other sale, lease, license, transfer or other disposition of property to which the Aggregate Controlling Party has given the Master Issuer prior written consent and which is not otherwise expressly permitted by the Indenture or other Transaction Documents; provided that all proceeds arising from such sale, lease, license, transfer or other disposition are deposited in accordance with the instructions provided by the Aggregate Controlling Party in the document providing such prior written consent and that if such document does not contain deposit instructions, then such proceeds shall be deposited into the Concentration Account; provided further, that the Master Issuer shall deliver a copy of such prior written consent to the Rating Agencies;

(xxiv)  take or omit to take any action with respect to the maintenance, enforcement and defense of the IP Holder’s rights in and to the IP Assets that would constitute a breach by the Servicer of the Servicing Agreement if such action were taken or omitted by the Servicer on behalf of any Securitization Entity;

(xxv)  permit any Liquor License Holder to engage in any business or activity, which would not be permitted to be taken by any Securitization Entity under this Section 7.8 or Section 7.9 or 7.13(p); and

(xxvi)  take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in this Section 7.8.

(b)                                 None of the Co-Issuers or the Indenture Trustee shall sell, transfer, exchange or otherwise dispose of Indenture Collateral, or enter into or engage in any business with respect to any part of the Indenture Collateral, except as expressly permitted by this Base Indenture and the Servicing Agreement.

(c)                                  The proceeds of the Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof) in such a way that could cause the transactions contemplated by the Transaction Documents to fail to comply with the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof. No Securitization Entity owns or is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.9                                      No Other Business. The Co-Issuers shall not, and will not permit any other Securitization Entity to, engage in any business or activity other than issuing and selling the Notes pursuant to this Base Indenture and any supplements thereto, entering into any

Series Hedge Agreements, acting as franchisor of the Applebee’s Restaurants, the Other U.S. Franchise Business and the Other U.S. Products and Services and sublicensor of the IP Assets  (with respect to the Master Issuer and the Franchise Holder) or acting as licensor of the IP Assets (with respect to the IP Holder), entering into the Transaction Documents and acquiring, owning, holding, enforcing, pledging and disposing of, solely for their own respective accounts, the Indenture Collateral in connection with the Notes in accordance with the Transaction Documents, and such other activities which are contemplated under the Transaction Documents or otherwise necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. To the extent not precluded by the laws of the applicable state of organization, none of the Co-Issuers shall amend its certificate of formation or limited liability company agreement, or certificate of incorporation or by-laws, in any such case, without providing a Rating Agency Notification and obtaining consent of the Aggregate Controlling Party.

Section 7.10                                Calculation Agent.

(a)                                  The Co-Issuers hereby agree that for so long as any of the Notes remain Outstanding there will at all times be an agent appointed to calculate LIBOR or any other specified interest rate (including the “swap rate” for any applicable term) in respect of each Interest Accrual Period (or other applicable period) in accordance with the terms of each Supplemental Indenture relating to any Notes that remain Outstanding (the “Calculation Agent”). The Co-Issuers hereby appoint the Indenture Trustee as Calculation Agent for purposes of determining LIBOR or any other specified interest rate (including the “swap rate” for any applicable term) for each Interest Accrual Period (or other applicable period) and the Indenture Trustee hereby accepts such appointment.

(b)                                 The Calculation Agent may be removed by the Co-Issuers at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Co-Issuers, the Co-Issuers shall promptly appoint as a replacement Calculation Agent a leading bank which is engaged in transactions in Dollar deposits in the international Dollar market and which is not an Affiliate of any of the Co-Issuers. The Calculation Agent shall not resign its duties without a successor having been duly appointed.

(c)                                  The Calculation Agent shall be required to agree (and the Indenture Trustee, in its capacity as Calculation Agent, does hereby agree) that, as soon as practicable after 11:00 a.m. (London time) on each Rate Determination Date, but in no event later than 11:00 a.m. (New York time) on the Business Day immediately following each Rate Determination Date, the Calculation Agent shall calculate the Series Interest Rate relating to each Series of Notes for the next Interest Accrual Period and the Series Interest Payment Amount relating to each Series of Notes, each as applicable (in each case rounded to the nearest cent, with half a cent being rounded upward) on the related Payment Date, and shall communicate such rates and amounts to the Co-Issuers, the Indenture Trustee, the Insurers, if any, each Paying Agent and, if any Series of Notes is in the form of a Regulation S Global Note, DTC, Euroclear and Clearstream. The Calculation Agent shall also specify to the Co-Issuers and to each Insurer, if any, the quotations upon which each Series Interest Rate is based, and in any event the Calculation Agent shall notify the Co-Issuers before 5:00 p.m. (New York time) on each Rate Determination Date if it has not determined the Series Interest Rate, the Series Interest Payment Amount, together with its reasons therefor. The determination of the Series Interest Rate and the Series Interest Payment Amount, as applicable, by the Calculation Agent shall, absent manifest error, be final and binding on all parties.

Section 7.11                                Indebtedness. None of the Co-Issuers shall incur, nor cause nor permit any of the Securitization Entities to incur or have outstanding any Debt, or assume or guarantee any Debt (excluding incurring or having outstanding any indebtedness arising from any tax liabilities) of any Person other than pursuant to this Base Indenture, the Notes (issued pursuant to Section 2.3) or the other Transaction Documents, except as set forth on Schedule 7.12(u); provided, that (i) the Franchise Holder may make loans to the other Securitization Entities in connection with maintaining a minimum net worth, and (ii) any Securitization Entity may guarantee the obligations of a Restaurant Holder and/or a new Franchisee under a lease in connection with any sale/leaseback transactions between a Restaurant Holder and a third party and any assigned lease in respect of a new Franchisee; provided, further, in the case of the foregoing clause (ii), that such guarantee and any related documentation will be in form and substance acceptable to the Aggregate Controlling Party (such acceptance not to be unreasonably withheld or delayed).

Section 7.12                                Representations and Warranties. Each of the Co-Issuers hereby represents, warrants and agrees as of the date hereof and each date of issuance of any Additional Notes as follows:

(a)                                  each of the Securitization Entities and the Liquor License Holders is a limited liability company or corporation, as the case may be, duly formed and validly existing under the laws of its jurisdiction of organization and has all requisite power and authority to own its properties, hold a liquor license, if applicable, and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Base Indenture and any other document or instrument (including the Notes) delivered by the issuer pursuant hereto or in connection herewith and is duly qualified to do business and is in good standing, in all jurisdictions necessary for the conduct of such business except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. The Applebee’s Restaurants owned by the Restaurant Holders have the ability to serve alcohol;

(b)                                 the execution and delivery of, and the performance of its obligations under, this Base Indenture and each Transaction Document to which any of the Securitization Entities is a party and the consummation of the transactions provided for in this Base Indenture and each Transaction Document to which any of the Securitization Entities is a party have been duly authorized by all necessary action and authorized officers of such Securitization Entity;

(c)                                  the execution and delivery of, and the performance of its obligations under, this Base Indenture and each Transaction Document to which any of the Securitization Entities is a party, the consummation of the transactions contemplated by this Base Indenture and each Transaction Document to which any of the Securitization Entities is a party, and the fulfillment of the terms hereof and thereof applicable to any of the Securitization Entities, will (A) not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (x) the organizational documents of any of the Securitization Entities, (y) any indenture, contract, agreement, mortgage, deed of trust or other instrument to which any of the Securitization Entities is a party or by which either it or its assets is bound or (z) any law, order, rule, regulation, judgment or decree of any Governmental Authority having jurisdiction over any of the Co-Issuers and (B) not result in or require the creation of any Lien on any of the properties of any of the Securitization Entities, except for Liens created or permitted under this Base Indenture;

(d)                                 there are no Proceedings or investigations pending or, to the knowledge of the Co-Issuers, threatened against any of the Securitization Entities or to which its properties are subject, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, (A) questioning the validity of this Base Indenture or any Transaction Documents to which any of the Securitization Entities is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Base Indenture or any Transaction Documents to which any of the Securitization Entities is a party, (C) seeking any determination or ruling that would, individually or in the aggregate, materially and adversely affect the performance by any of the Securitization Entities of its obligations under this Base Indenture or any Transaction Documents to which any of the Securitization Entities is a party, except as set forth on Schedule 7.12(d), (D) seeking any determination or ruling that would, individually or in the aggregate, materially and adversely affect the validity or enforcement of this Base Indenture or any Transaction Documents to which any of the Securitization Entities is a party or (E) that is reasonably likely to result in a Material Adverse Effect;

(e)                                  except for (i) filings of Financing Statements, (ii) recordation of the IP Lien Filings with respect to the IP Assets owned as of the Closing Date and those subsequently acquired by the IP Holder, and (iii) recordings of any mortgages, all authorizations, consents, orders and approvals of, notices to filings and recordings and registrations, by any of the Securitization Entities with any court or other governmental authority and all other governmental actions necessary to be taken by any of the Securitization Entities in connection with the execution and delivery of, and the performance of its obligations under, this Base Indenture and any Transaction Documents to which any of the Securitization Entities is a party and the consummation of the transactions contemplated by this Base Indenture and any Transaction Documents to which any of the Securitization Entities is a party have been obtained, made or taken, as the case may be, and are in full force and effect;

(f)                                    each of this Base Indenture and each Transaction Document to which any of the Securitization Entities is a party constitutes a legal, valid and binding obligation of each of the Securitization Entities (as applicable) enforceable against each of the Securitization Entities (as applicable) in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law;

(g)                                 the Co-Issuers (considered collectively) own, or are licensed to use, all of the Indenture Collateral, and there are no Liens with respect to, no Liens upon, or any restrictions on the transferability of, the Indenture Collateral other than Permitted Liens and as otherwise provided in this Base Indenture;

(h)                                 99% of the issued and outstanding limited liability company interests of Applebee’s Holdings are owned by Applebee’s International and 1% of the issued and outstanding limited liability company interests of Applebee’s Holdings are owned by Applebee’s Holdings II Corp., all of which limited liability company interests have been validly issued and are owned of record by Applebee’s International and Applebee’s Holdings II Corp., free and clear of all Liens other than Permitted Liens;

(i)                                     all of the issued and outstanding limited liability company interests of the Master Issuer are owned by Applebee’s Holdings, all of which limited liability company interests have been validly issued and are owned of record by Applebee’s Holdings, free and clear of all Liens other than Permitted Liens;

(j)                                     all of the issued and outstanding limited liability company interests or shares of stock, as the case may be, of the Franchise Holder, the IP Holder, and each of the Restaurant Holders and a majority of the issued and outstanding limited liability company interests or shares of stock, as the case may be, of each of the Liquor License Holders, are owned by the Master Issuer, except in the case of the Liquor License Holders, a nonvoting minority interest is owned by an individual to comply with applicable law, all of which limited liability company interests or shares of stock, as the case may be, have been validly issued and are owned of record by the Master Issuer, free and clear of all Liens other than Permitted Liens;

(k)                                  the Co-Issuers are not required in connection with the sale of the Notes to register or qualify the Notes under the Securities Act or, any applicable United States state securities law;

(l)                                     none of the Securitization Entities has registered, or is required to register, as an “investment company” under the Investment Company Act or is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act;

(m)                               the Co-Issuers are not required in connection with the sale of the Notes to qualify this Base Indenture under the United States Trust Indenture Act of 1939, as amended;

(n)                                 the Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

(o)                                 the Notes shall be “debt securities” within the meaning of Rule 902 of the Securities Act;

(p)                                 no Default has occurred and is continuing;

(q)                                 none of the Securitization Entities is (i) in violation of its organizational documents; (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement to which it is a party or by which it may be bound, except where such default is not reasonably likely to have a Material Adverse Effect; or (iii) in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any Governmental Authority having jurisdiction over it or over its properties, except where such violation is not reasonably likely to have a Material Adverse Effect;

(r)                                    none of the Securitization Entities has established or maintains any Plan covered by Title IV of ERISA (other than any Restaurant Holder that may be required to have employees to comply with applicable law relating to the sale of alcoholic beverages);

(s)                                  both before and immediately after giving effect to the transactions contemplated by this Base Indenture and the other Transaction Documents, each Securitization Entity is solvent within the meaning of the Bankruptcy Code and any applicable state law and no such entity is the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law, and no Event of Bankruptcy has occurred with respect to any such entity;

(t)                                    no payments to be made to the Co-Issuers under any of the Existing Franchise Assets will be subject to any value-added tax or other similar tax;

(u)                                 none of the Co-Issuers or the other Securitization Entities has or will have (i) any employees (other than any Restaurant Holder that may be required to have employees to comply with applicable law relating to the sale of alcoholic beverages), (ii) any outstanding indebtedness for borrowed money (to the extent that this representation is deemed made after the Closing Date) other than the Notes and the obligations of the Master Issuer under any intercompany loan from the Franchise Holder except as set forth on Schedule 7.12(u), (iii) material liabilities except where such liabilities are expressly permitted by the Transaction Documents or (iv) entered into any material agreements other than as expressly contemplated or permitted under the Transaction Documents;

(v)                                 the Securitization Entities will have acquired on the Closing Date the insurance coverage described on Schedule 7.12(v) hereto, in such amounts and covering such risks as are adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is primary coverage, all premiums therefor due on or before the date hereof have been paid in full, and the terms and conditions thereof are no less favorable to the Securitization Entities than the terms and conditions of insurance maintained by their Affiliates that are not Securitization Entities. All policies of insurance of the Securitization Entities are in full force and effect and the Securitization Entities are in compliance with the terms of such policies in all material respects;

(w)                               the IP Holder, the Master Issuer and the Franchise Holder, through ownership of the IP Assets or license to use the IP Assets, respectively, own and/or have the right to use all Intellectual Property necessary to operate the Applebee’s System within the United States substantially in the manner as conducted by Applebee’s International immediately prior to the Closing Date;

(x)                                   except as set forth on Schedule 7.12(x) hereto, all of the Trademark, Copyright and Patent registrations and applications  owned by IP Holder in the United States are subsisting, unexpired, have not been abandoned in any applicable jurisdiction and are, to the Co-Issuers’ knowledge, valid and enforceable;

(y)                                 (i) the use of the Initial IP Assets in the manner in which they are currently used, and the operation of the Applebee’s System in the manner in which it is currently operated, does not infringe, dilute, misappropriate or otherwise violate the rights of any third party in a manner that could reasonably be expected to have a Material Adverse Effect, and, except as set forth on Schedule 7.12(y) hereto, there are no such claims pending, or to the Co-Issuers’ knowledge, threatened, against any of the Co-Issuers that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) to the Co-Issuers’ knowledge, no Initial IP Assets are being infringed, diluted, misappropriated or otherwise violated by any third party in a manner that could reasonably be expected to have a Material Adverse Effect; (iii) except as set forth on Schedule 7.12(y), there is no action or proceeding pending or threatened, by the Co-Issuers alleging the infringement, dilution, misappropriation or other violation of any Initial IP Assets in which an adverse determination in connection therewith could , individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) except as set forth in Schedule 7.12(y) hereto, no action or proceeding is pending or, to the Co-Issuers’ knowledge, threatened, against any of the Co-Issuers that seeks to limit, cancel or question the validity of any Initial IP Asset (including, without limitation, the right to proceeds therefrom and the right to bring an action at law or in equity for any infringement, dilution or violation of such Initial IP Asset and to collect all damages, settlements and proceeds relating to such Initial IP Asset), or the Co-Issuers’ rights or interests therein, or use thereof which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(z)                                   each Securitization Entity has filed, or caused to be filed, all Federal, state, local and foreign Tax returns and all other Tax returns which, to the knowledge of any Co-Issuer, are required to be filed by, or with respect to the income, properties or operations of, such Securitization Entity (whether information returns or not), and has paid, or caused to be paid, all Taxes due, if any, pursuant to said returns or pursuant to any assessment received by any Securitization Entity or otherwise, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP. As of the Closing Date, except as set forth on Schedule 7.12(z), no Co-Issuer is aware of any proposed Tax assessments against any Securitization Entity. Except as would not reasonably be expected to have a Material Adverse Effect, no tax deficiency has been determined adversely to any Securitization Entity, nor does any Securitization Entity have any knowledge of any tax deficiencies. Each Securitization Entity has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign entity authorized to do business in each state and each Foreign Country in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect;

(aa)                            no events have occurred, and no actions have been taken, at any time prior to the Closing Date (or, in the case of any issuance of Additional Notes, since the Closing Date) that could give rise to any claim or liability of any kind against any of the

Securitization Entities or its assets which, if determined adversely, would individually or in the aggregate be reasonably likely to have a Material Adverse Effect.

(bb)                          since their formation none of the Securitization Entities has engaged in any activities that would have rendered untrue any representation or warranty, or would have violated any covenant or agreement, relating to the separate existence of such Securitization Entity, set forth in this Base Indenture, including without limitation Section 7.13(p), had  this Base Indenture been in full force and effect since the formation of the Securitization Entities;

(cc)                            true, accurate and complete copies of all documents and information that are material with respect to the business, financial condition or any material existing or potential liabilities of any of the Securitization Entities or any of their respective Affiliates have been provided to each Insurer, if any;

(dd)                          the Co-Issuers are not aware of any facts pertaining to any of the Securitization Entities, any predecessor to any of the Securitization Entities or any of their respective Affiliates which would be reasonably likely to have a Material Adverse Effect on any of the Securitization Entities, the Notes or the Indenture Collateral and which have not been disclosed in the applicable Offering Memorandum, the Transaction Documents or otherwise disclosed in writing to each Insurer, if any;

(ee)                            all certificates, reports, statements, notices, documents and other written information furnished to the Insurers, if any, by or on behalf of the Securitization Entities pursuant to any provision of the Indenture or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, the Indenture or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects (taking into account the purposes for which such information is given, and when taken together with all other information furnished by or on behalf of the Securitization Entities to the Insurers, if any), and give the Insurers, if any, true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Insurers, if any, shall constitute a representation and warranty by each Securitization Entity made on the date the same are furnished to the Insurers, if any, to the effect specified herein.

(ff)                                each Insurer, if any, has received all information reasonably requested;

(gg)                          neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the six year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur with respect to any Single Employer Plan, and each Plan (including, to the Actual Knowledge of the Co-Issuers, a Multiemployer Plan or a multiemployer welfare plan maintained pursuant to a collective bargaining agreement) has complied in all respects with the applicable provisions of ERISA, the Code and the constituent documents of such Plan, except for instances of non-compliance that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred during such six-year period or is reasonably expected to occur (other than a termination described in Section 4041(b) of ERISA), and no Lien in favor of the PBGC or a Plan has arisen during such six-year period or is reasonably expected to arise. Except to the extent that any such excess could not reasonably be expected to have a Material Adverse Effect, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Except to the extent that such liability could not reasonably be expected to have a Material Adverse Effect, neither the Co-Issuers nor any Affiliate thereof have had a complete or partial withdrawal from any Multiemployer Plan, and the Co-Issuers would not become subject to any liability under ERISA if a Co-Issuer or any Affiliate thereof were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the Actual Knowledge of the Co-Issuers, no such Multiemployer Plan is in Reorganization, insolvent or terminating or is reasonably expected to be in Reorganization, become insolvent or be terminated. Except to the extent that any such excess could not reasonably be expected to have a Material Adverse Effect, the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Co-Issuers and each Affiliate thereof for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) other than such liability disclosed in the financial statements of the Co-Issuers does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits. Neither the Co-Issuers nor any Affiliate thereof has engaged in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code in connection with any Plan that would subject either Co-Issuer to liability under ERISA and/or Section 4975 of the Code that could reasonably be expected to have a Material Adverse Effect. There is no other circumstance which may give rise to a liability in relation to any Plan that could reasonably be expected to have a Material Adverse Effect;

(hh)                          each of the Securitization Entities has good and marketable title to its assets, free of any Lien except Permitted Liens or as created by any Transaction Document;

(ii)                                  the representations on Existing Franchise Assets made by Applebee’s International in the First Tier Asset Contribution Agreement are true and correct (and Applebee’s International’s indemnity obligation and other obligations are assigned by Applebee’s Holdings to the Master Issuer pursuant to the Second Tier Asset Contribution Agreement);

(jj)                                  other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount:

(A)      The Securitization Entities:  (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws, (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them and (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits.

(B)        Materials of Environmental Concern are not present at, on, under, in, or about any Owned Real Property or Leased Property now or formerly owned, leased or operated by any Securitization Entity or any of its Affiliates, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage or disposal) which could be expected to (i) give rise to liability of any Securitization Entity or any of its Affiliates under any applicable Environmental Law or otherwise result in costs to any Securitization Entity or any of its Affiliates, (ii) interfere with any Securitization Entity’s or any of its Affiliates’ continued operations or (iii) impair the fair saleable value of any real property owned or leased by any Securitization Entity or any of its Affiliates.

(C)     There is no judicial, administrative, or arbitral proceeding (including, without limitation, any notice of violation or alleged violation) under or relating to any Environmental Law to which any Securitization Entity or any of its Affiliates is, or to the knowledge of the Securitization Entities will be, named as a party that is pending or, to the knowledge of the Securitization Entities, threatened.

(D)       Neither any Securitization Entity nor any of its Affiliates has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any other Environmental Law, or with respect to any Materials of Environmental Concern.

(E)         Neither any Securitization Entity nor any of its Affiliates has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

(F)         Neither any Securitization Entity nor any of its Affiliates has assumed or retained, by contract, conduct or operation of law, any liabilities or obligations of any kind, fixed or contingent, known or unknown, under any

Environmental Law or with respect to any Materials of Environmental Concern.

Section 7.13                                Affirmative Covenants. So long as any of the Notes remain Outstanding or the term of any Insurance Policy shall not have expired, each of the Co-Issuers shall:

(a)                                  do or cause to be done all things necessary to enable it to comply with all applicable legal and accounting rules and regulations, including submitting or causing to be submitted financial and other information to state and federal regulatory authorities as required under the applicable franchising laws and regulations;

(b)                                 keep proper books of account and records, appoint independent public accountants (reasonably acceptable to each Insurer, if any) to audit the books of account and financial statements of the Master Issuer and the Franchise Holder; and to prepare in accordance with GAAP and deliver annual audited consolidated balance sheets, profit and loss statements and retained earnings statements of the Master Issuer and its Subsidiaries as provided for in Section 12.1(e) (and a copy of each such audited financial statement shall be provided to each of the Indenture Trustee, each Insurer, if any, and each Rating Agency then rating any Outstanding Notes), and allow the Indenture Trustee, each Insurer, if any, the Back-Up Manager and any Person appointed by any of them, access to the books of account and records of each of the Securitization Entities at all reasonable times upon reasonable notice during normal business hours, and permit the Indenture Trustee, each Insurer, if any, and any Person appointed by any of them to discuss the affairs, finances and accounts of each of the Securitization Entities with any of its officers, directors and other representatives to discuss the affairs, finances and accounts of each of the Securitization Entities with the Co-Issuers’ independent public accountants and to inspect the Indenture Collateral, all records related thereto (and to make extracts and copies thereof) (such rights of any such Insurer to continue for so long as no Insurer Event of Default has occurred with respect to any such Insurer);

(c)                                  give notice in writing to the Indenture Trustee, the Servicer and each Insurer, if any, within three (3) Business Days following the date of Actual Knowledge of the occurrence of any circumstances that might reasonably be expected to constitute an Event of Default, Default, Rapid Amortization Event or other event that might otherwise reasonably be expected to have a Material Adverse Effect, and such notice shall contain a description of the facts, circumstances or events that might reasonably be expected to constitute such Event of Default, Default, Rapid Amortization Event or other event, and shall specify the action, if any, the Co-Issuers are taking with respect to such Event of Default, Default, Rapid Amortization Event or other event; provided that in connection with such notice, the Co-Issuers may disclaim in good faith any admission that such circumstance does constitute an Event of Default, Default, Rapid Amortization Event or other event that might otherwise reasonably be expected to have a Material Adverse Effect;

(d)                                 so far as permitted by law, at all times give to the Indenture Trustee and the Back-Up Manager such information as it shall reasonably require for the purpose of the discharge of the duties, powers, trusts, authorities and discretions vested in it by this Base

Indenture or in the Back-Up Manager Agreement and to the Rating Agencies such information as such Rating Agencies may reasonably request, as applicable;

(e)                                  take all reasonable actions necessary so as to be exempt from registration under the Investment Company Act;

(f)                                    maintain with insurers having a rating from A.M. Best of not less than “A+” such insurance that in its business judgment is appropriate and is customary for business operations of the type conducted by the Co-Issuers; provided, that the Co-Issuers shall cause the Servicer to list each Securitization Entity and the Indenture Trustee as an “additional insured,” and the Indenture Trustee as “loss payee,” on any insurance maintained by the Servicer for the benefit of the Securitization Entities, which as of the Closing Date shall include every insurance policy maintained by Applebee’s International with respect to the businesses and assets contributed to the Securitization Entities. The terms and conditions of all such insurance shall be no less favorable to the Co-Issuers than the terms and conditions of insurance maintained by their Affiliates that are not Securitization Entities;

(g)                                 take all reasonable actions necessary so as to exempt from registration the Notes and the sale thereof under the Securities Act, or under any applicable securities laws;

(h)                                 take all reasonable action to maintain all licenses, permits, charters and registrations which are material to the conduct of its business;

(i)                                     RESERVED.

(j)                                     deliver to the Indenture Trustee and each Insurer, if any, as soon as practicable prior to the date of delivery, a copy of the form of each Officer’s Certificate or notice to be delivered to the Holders of the Notes (such notice to be in a form approved by the Indenture Trustee and (if any such Insurer is then the Series Controlling Party relating to a Series of Notes) each Insurer, if any (which approval shall not be unreasonably withheld, conditioned or delayed));

(k)                                  timely file all income tax returns of any jurisdiction which are required to be filed and timely pay all taxes, if and to the extent such taxes become due; provided, however, the Co-Issuers shall not be required to pay or discharge or cause to be paid or discharged any such taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings so long as (i) there shall be no material risk of forfeiture of property in the Indenture Collateral and (ii) the Co-Issuers maintain adequate reserves in accordance with GAAP for the payment of contested taxes;

(l)                                     in addition to any other notices, certificates or information provided pursuant to this Base Indenture, promptly inform the Indenture Trustee and, so long as any Notes are Outstanding, each Insurer, if any, in writing of the following:

(i)             the commencement of any rulemaking or disciplinary Proceeding or the promulgation of any proposed or final rule (other than a rule or proceeding which has general applicability to Persons including the Co-Issuers) which could reasonably be expected to have a Material Adverse Effect;

(ii)          the commencement of any Proceedings by or against any of the Securitization Entities in any court of competent jurisdiction or before any governmental body or agency, or before any arbitration board, or the threat of any such proceedings, which might reasonably be expected to have a Material Adverse Effect on the Securitization Entities (considered collectively) or on the ability of any of the Securitization Entities to perform its obligations under any provision of the Transaction Documents to which it is a party or on which the Co-Issuers’ ability to comply with the Notes or otherwise could reasonably be expected to have a Material Adverse Effect; and

(iii)       the receipt of notice from any Governmental Authority having authority over the conduct of the business of any Securitization Entity that (A) any Securitization Entity is being placed under regulatory supervision, (B) any license, permit, charter, membership or registration relating to the conduct of the business of any Securitization Entity is to be suspended or revoked, and such suspension or revocation could reasonably be expected to have a Material Adverse Effect or (C) any Securitization Entity is to cease and desist any practice, procedure or policy employed by the Securitization Entity in the conduct of its business, and such cessation could reasonably be expected to have a Material Adverse Effect;

(m)                               maintain corporate records and books of account separate from any Person;

(n)                                 so long as any Notes are Outstanding, deliver to each Rating Agency by which the Notes are for the time being rated such information as such Rating Agency may reasonably request (including any such information which is material in maintaining its surveillance of the transactions contemplated by the Transaction Documents);

(o)                                 generally pay its debts as they become due;

(p)                                 with respect to each of the Co-Issuers, and will cause each other Securitization Entity to,

(A)      act and conduct its business solely in its own name through the Servicer or through other agents selected in accordance with its limited liability company agreement or certificate of incorporation (as applicable), including, without limitation, its Officers;

(B)        except as otherwise expressly permitted by this Base Indenture or the other Transaction Documents, maintain separately its funds and assets from those of any Affiliates that are not Securitization Entities or predecessor Restaurant Holders owning Post-Closing U.S. Restaurants, and such funds and assets shall not be commingled with the funds and assets of any other Person that is not a Securitization Entity or predecessor Restaurant Holder owning Post-Closing U.S. Restaurants;

(C)        maintain complete and correct books and records of account and minutes of the proceedings of the Securitization Entities (as appropriate), separate from the books and records of any other Person or entity;

(D)       use its own stationery, invoices, checks and other business forms and not those of any Affiliate, and not have the appearance (x) of conducting business on behalf of any Affiliate or (y) that its assets are available to pay the creditors of any Affiliate (other than as contemplated in this Base Indenture);

(E)         except as otherwise specified in its limited liability company agreement or certificate of incorporation, this Base Indenture or the Transaction Documents, as the case may be, pay all of its liabilities out of its own funds;

(F)         not hold itself out as being liable for the debts of any Affiliate (other than as contemplated in this Base Indenture);

(G)        not engage in any transaction with any Affiliate, except as contemplated by the Servicing Agreement, and otherwise as required, or specifically permitted by this Base Indenture or the other Transaction Documents; provided, however, that any such transaction must be commercially reasonable on terms similar to those available in an arm’s length transaction;

(H)       not incur any debt other than as contemplated by its limited liability company agreement or certificate of incorporation, as the case may be, or this Base Indenture;

(I)            maintain separate financial statements showing its assets and liabilities separate and apart from those of any other Person;

(J)           except as otherwise expressly permitted by this Base Indenture or the other Transaction Documents, not guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of others;

(K)       allocate fairly and reasonably any overhead expenses that are shared with Affiliates, including the payments for office space;

(L)         hold itself out as a separate entity, correct any known misunderstandings regarding its separate identity, and not identify itself as a division of any other Person;

(M)    maintain adequate capital in light of its contemplated business operations;

(N)       while any amounts under this Base Indenture remain outstanding, not dissolve, liquidate, merge, consolidate or sell substantially all of its assets, except as permitted hereunder;

(O)       except as otherwise expressly permitted by this Base Indenture or the other Transaction Documents, maintain bank accounts separate from those of any other Person and not permit any Affiliate independent access to such bank accounts;

(P)         not acquire obligations or securities of any Affiliate other than as contemplated by the Transaction Documents;

(Q)       observe all limited liability company or corporate formalities as the case may be, of its state of organization;

(R)        not pledge its assets for the benefit of any other Person or make loans or advances to any Person other than as contemplated by the Transaction Documents, including this Base Indenture;

(S)         cause its board of managers (or directors, as applicable) and its agents, including the Servicer, to act at all times with respect to such Co-Issuer consistently with, and in furtherance of the foregoing and in the best interests of such Co-Issuer (subject, with respect to the Servicer, to its rights under the terms of the Servicing Agreement); and

(T)        take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order (a) to ensure that the assumptions and factual recitations set forth in the opinion delivered pursuant to Section 3.1(b) remain true and correct in all material respects with respect to it (and, to the extent within its control, to ensure that the assumptions and factual recitations set forth in such opinion remain true and correct with respect to Affiliates of the Co-Issuers) and (b) to comply in all material respects with those procedures described in such opinion that are applicable to it;

(q)                                 comply with all directions of a Series Controlling Party or the Aggregate Controlling Party properly given in accordance with the terms of this Base Indenture;

(r)                                    if so requested by the Initial Purchaser or Placement Agents, as applicable, use its best efforts to permit any Series of Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market if so requested by the Initial Purchaser or Placement Agents, as applicable;

(s)                                  permit compliance with Rule 144A under the Securities Act in connection with the sale of the Notes, and furnish upon request of a holder of a Note to such holder and a prospective purchaser designated by such holder the information required to be delivered under Rule 144A(d)(4) under the Securities Act if at the time of the request the Co-Issuers are not a reporting company under Section 13 or Section 15(d) of the Exchange Act;

(t)                                    perform its obligations under each Transaction Document in all material respects and enforce the obligations of the Securitization Entities under and pursuant to the Transaction Documents;

(u)                                 upon a redemption or other payment of all of the Notes and the expiration of the term of each Insurance Policy, if any, surrender such Insurance Policy for cancellation to each Insurer, if any, relating to such Insurance Policy;

(v)                                 subject to Section 7.8(a)(xv), in the case of the IP Holder, maintain ownership of the IP Assets and, in the case of each of the Master Issuer and the Franchise Holder, maintain on behalf of itself and the other Co-Issuers, the right to use the IP Assets, subject to and in accordance with the applicable IP License Agreement;

(w)                               solely with respect to the Master Issuer, cause each of its Subsidiaries (other than with respect to the Franchise Holder to the extent of any capital contribution made to the Franchise Holder to maintain a minimum net worth determined by the Servicer) to dividend to the Master Issuer (not less frequently than monthly) any funds in excess of such Subsidiary’s obligations under any Transaction Document subject to any applicable law;

(x)                                   with respect to licenses of third-party Intellectual Property entered into after the Closing Date by such Co-Issuer (including, for the avoidance of doubt, the Servicer acting on behalf of such Co-Issuer), use its commercially reasonable efforts to include terms permitting the grant by such Co-Issuer of a security interest therein to the Indenture Trustee for the benefit of the Secured Parties and to allow the Servicer (and any Successor Servicer) or, as applicable, the Back-Up Manager the right to use such Intellectual Property in the performance of Services under the Servicing Agreement or, as applicable, the Back-Up Manager Agreement;

(y)                                 with respect to its participation in any Plan (including, to the Actual Knowledge of the Co-Issuers, a Multiemployer Plan or a multiemployer welfare plan maintained pursuant to a collective bargaining agreement), comply in all respects with the applicable provisions of ERISA, the Code and the constituent documents of such Plan, except for instances of non-compliance that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

(z)                                   other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount, with respect to the Co-Issuers, and will cause each other Securitization Entity to:

(A)      (i) comply with all applicable Environmental Laws, (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them and (iii) comply with all of their Environmental Permits; and

(B)        not permit Materials of Environmental Concern to be present at, on, under, in, or about any Owned Real Property or Leased Property owned, leased or operated by any Securitization Entity or any of its Affiliates, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage or disposal) which could be expected to (i) give rise to liability of any Securitization Entity or any of its Affiliates under any applicable Environmental Law or otherwise result in costs to any Securitization Entity or any of its Affiliates, (ii) interfere with any Securitization Entity’s or any of its Affiliates’ continued operations or (iii) impair the fair saleable value of any real property owned or leased by any Securitization Entity or any of its Affiliates.

Section 7.14                                Additional Securitization Entities.

(a)                                  The Master Issuer shall be permitted, with the prior written consent of the Aggregate Controlling Party (which consent may not be unreasonably withheld or delayed), to establish a new Restaurant Holder to be a directly owned subsidiary of the Master Issuer; provided, that any such Restaurant Holder must become a Co-Issuer hereunder and, in connection with the organization of any such Additional Co-Issuer and as a condition precedent to the contribution of any assets to such Additional Co-Issuer, (i) the Co-Issuers shall cause such Additional Co-Issuer to promptly execute a Supplement to this Base Indenture pursuant to which such Additional Co-Issuer shall become jointly and severally obligated under the Indenture with the other Co-Issuers, (ii) the Master Issuer shall have caused the pledged Equity Interests of such Additional Securitization Entity to be pledged as Indenture Collateral hereunder and shall have taken all steps necessary to perfect the security interest of the Indenture Trustee in such Pledged

Equity Assets, (iii) the Master Issuer shall cause any new Restaurant Holder to become party to the Indenture and the other Transaction Documents to which the existing Restaurant Holders are parties pursuant to an assumption agreement and customary documentation required in connection therewith, and (iv) the Co-Issuers shall have caused to be delivered to the Indenture Trustee and each Insurer, if any, an opinion or opinions of counsel as to (a) the due formation and valid existence of such Additional Co-Issuer, (b) the enforceability of such Supplement, (c) the perfection of the security interests in the pledged Equity Interests, (d) issues of substantive consolidation and, if applicable, true sale, with respect to such Additional Co-Issuer and any assets contributed by any Affiliate that is not a Securitization Entity directly or indirectly to such Additional Co-Issuer and (e) such other matters as the Aggregate Controlling Party may reasonably request, including without limitation an opinion as to the matters described in Section 2.3(c)(vii) as to such Additional Co-Issuer.

(b)                                 Upon the execution and delivery of a Supplement as required by clause (i) above, any Additional Co-Issuer party thereto will become a party to this Base Indenture with the same force and effect as if originally named therein as a Co-Issuer and, without limiting the generality of the Indenture, will assume all Obligations and liabilities of a Co-Issuer hereunder.

Section 7.15                                Further Assurances.

(a)                                  The Co-Issuers or the Indenture Trustee at the direction of the Co-Issuers, shall execute and deliver, or cause to be executed and delivered, all such additional instruments, and do, or cause to be done, all such additional acts as (i) may be necessary or proper, consistent with the Granting Clauses, to carry out the purposes of this Base Indenture and to make subject to the Lien hereof any property intended so to be subject, including in the event of any change in applicable law or regulations, (ii) may be necessary or proper to transfer to any successor Indenture Trustee the estate, powers, instruments and funds held in trust hereunder and to confirm the Lien of this Base Indenture, or (iii) the Indenture Trustee or, for so long as any Notes are Outstanding, any amount is owed to any Insurer or the applicable Insurance Policy has not been cancelled or returned, an Insurer, may reasonably request. In addition, the Co-Issuers shall (at the direction or with the consent of the Aggregate Controlling Party) take all actions, and shall direct the Indenture Trustee in writing to take all actions as shall be specified to the Co-Issuers, necessary to preserve and protect the security interest in the Indenture Collateral created hereunder, free of any Liens, including but not limited to the removal and transfer of any such Indenture Collateral from any existing location or jurisdiction to another location or jurisdiction so as to prevent the impairment of the security interest in such Indenture Collateral created by this Base Indenture.

(b)                                 All oral and written communications made by the Co-Issuers or by any Person on behalf of the Co-Issuers, including, without limitation, letters, invoices, purchase orders, contracts, statements, loan applications, and all notices, certificates or information required to be delivered or communicated pursuant to this Base Indenture, shall be made or delivered by the Co-Issuers or by any such Person on behalf of the Co-Issuers.

(c)                                  The Indenture Trustee shall cooperate in all respects with any reasonable written request by the Co-Issuers to preserve or enforce the Co-Issuers’ rights and interests under this Base Indenture or any other Transaction Documents.

Section 7.16                                Financial Covenants. If funds on deposit in the Senior Notes Interest Reserve Account are less than the Series 2007-1 Senior Notes Interest Reserve Amount, then all investment income earned on funds on deposit in the Senior Notes Interest Reserve Account shall be retained in such account until the funds in such account are equal to or greater than the Series 2007-1 Senior Notes Interest Reserve Amount. If funds on deposit in the Senior Notes Interest Reserve Account are greater than or equal to the applicable Series 2007-1 Senior Notes Interest Reserve Amount, then all investment income earned on such funds, shall, except as otherwise required under this Base Indenture, be released to the Collection Account.

Section 7.17                                Security Interest Representations, Warranties and Covenants of the Co-Issuers.

(a)                                  Other than with respect to the Company-Owned Real Property prior to the occurrence of any Trigger Event and as otherwise permitted under the Servicing Agreement with respect to Account Control Agreements for certain depository banks receiving cash funds from Company-Owned Restaurants, this Base Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Indenture Collateral in favor of the Indenture Trustee for the benefit of the Secured Parties, which security interest is prior to all other Liens except Permitted Liens, and is enforceable as such as against creditors of and purchasers from the Co-Issuers.

(b)                                 Except as set forth in Schedule 7.17, each Co-Issuer owns and has good and marketable title to its Indenture Collateral, free and clear of any Lien except Permitted Liens, Liens granted pursuant to the Transaction Documents or otherwise permitted pursuant to the Transaction Documents.

(c)                                  Each of the Co-Issuers shall, within three (3) Business Days of the Closing Date, file all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Indenture Collateral perfectible under the UCC or other applicable law and deliver to the Servicer the IP filings in appropriate form for filing in the PTO, with copies to the Indenture Trustee, and Granted to the Indenture Trustee hereunder and deliver copies of such Financing Statement to the Indenture Trustee and each Insurer, if any, if the Indenture Trustee or any such Insurer requests.

(d)                                 Other than the security interests granted to the Indenture Trustee pursuant to this Base Indenture and Permitted Liens, none of the Co-Issuers has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Indenture Collateral. None of the Co-Issuers has authorized the filing of, nor is aware of any Financing Statements against, any of the Co-Issuers that include a description of Indenture Collateral covering any Indenture Collateral other than any Financing Statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. None of the

Co-Issuers is aware of any judgment, Pension Benefit Guaranty Corporation or tax Lien filings against any of the Co-Issuers.

(e)                                  None of the “instruments” (as defined in the applicable UCC) that constitute or evidence the Indenture Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

(f)                                    Each of the Co-Issuers has received all applicable consents and approvals required by the terms of the Indenture Collateral to transfer to the Indenture Trustee its interest and rights in the Indenture Collateral hereunder.

(g)                                 The Indenture Trust Accounts are not in the name of any Person other than the Indenture Trustee. None of the Co-Issuers have consented to the securities intermediary of any of the Indenture Trust Accounts to comply with entitlement orders or other instructions of any Person other than the Indenture Trustee.

(h)                                 All of the Indenture Collateral consisting of “security entitlements” (within the meaning of the applicable UCC) has been credited to the Indenture Trust Accounts. The Indenture Trustee, as securities intermediary for each of the Indenture Trust Accounts, agrees to treat all assets credited to each of the Indenture Trust Accounts as “financial assets” (within the meaning of the applicable UCC).

(i)                                     If the securities intermediary for any of the Indenture Trust Accounts is, at any time, a Person other than the Indenture Trustee, the Co-Issuers shall promptly deliver to the Indenture Trustee a fully executed agreement pursuant to which such securities intermediary agrees to comply with all instructions originated by the Indenture Trustee relating to the Indenture Trust Accounts (as applicable) without further consent by the Co-Issuers.

(j)                                     Each of the Indenture Trust Accounts is a “securities account” (within the meaning of the applicable UCC).

(k)                                  Other than the Indenture Trust Accounts and the Real Estate Assets, the Indenture Collateral consists of securities, loans, investments, accounts, inventory, equipment, chattel paper, money, deposit accounts, instruments, financial assets, documents, investment property, general intangibles, letter of credit rights, and other supporting obligations (in each case, as defined in the UCC).

(l)                                     Each of the foregoing representations shall, as applicable, be deemed repeated each time new assets become part of the Indenture Collateral.

(m)                               Other than with respect to the Company-Owned Real Property prior to the occurrence of any Trigger Event and as otherwise permitted under the Servicing Agreement with respect to Account Control Agreements for certain depository banks receiving cash funds from Company-Owned Restaurants, the security interest of the Indenture Trustee in the Indenture Collateral shall, until payment in full of the indebtedness secured hereunder and termination of this Base Indenture, be first-priority as to any other Liens, subject to Permitted Liens and subject to the perfection exceptions described herein, perfected security interest upon the taking of actions set forth in subsection (c) above, any IP Lien Filings necessary with respect to After-Acquired IP Assets, and the rights of Co-Issuers to dispose of Indenture Collateral hereunder.

(n)                                 The foregoing representations shall survive termination of this Base Indenture.

Section 7.18                                RESERVED.

Section 7.19                                Covenants Regarding the IP Assets.

(a)                                  The Co-Issuers shall notify the Trustee and the Aggregate Controlling Party in writing within ten (10) Business Days of any Co-Issuer’s first knowing or having reason to know that any application or registration relating to any material IP Assets in the United States that is reasonably likely to become abandoned or dedicated to the public domain, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the PTO, the United States Copyright Office or any court, but excluding any non-final determinations (other than in an adversarial proceeding) of the PTO) regarding the validity or any Securitization Entity’s ownership of any material IP Assets, its right to register the same, or to keep and maintain the same. The parties hereto acknowledge and agree that the IP Holder may cancel, withdraw, abandon, or allow to lapse U.S. state registrations for Trademarks which are no longer in use or for which there is a corresponding U.S. federal registration and no notice of abandonment need be provided to the Indenture Trustee.

(b)                                 The IP Holder agrees to, and each other Co-Issuer agrees to cause the IP Holder to, execute, deliver and file the IP Lien Filings, and any other instruments or documents as may be reasonably necessary or desirable in the Aggregate Control Party’s opinion to perfect or protect the Trustee’s security interest granted under this Base Indenture in the Patents, Trademarks and Copyrights included in the Indenture Collateral.

(c)                                  If any Co-Issuer, either itself or through any agent, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright with the PTO or the United States Copyright Office, such Co-Issuer in a reasonable time after such filing (and in any event within ninety (90) days with regard to Patents and Trademarks and thirty (30) days with regard to Copyrights) (i) shall give the Trustee and the Aggregate Controlling Party written notice thereof and (ii) upon reasonable request of the Aggregate Controlling Party, shall execute and deliver all instruments and documents, and take all further action, that the Aggregate Controlling Party may so request in order to continue, perfect or protect the security interest granted hereunder in the United States, including, without limitation, executing and delivering supplemental grants of security interest in Trademarks, Patents and Copyrights substantially in the Form of Exhibit I.

(d)                                 In the event that any material IP Assets are materially infringed upon, misappropriated, diluted or otherwise violated by a third party, the IP Holder, upon becoming aware of such infringement, misappropriation, dilution or violation, shall promptly notify the Trustee and the Aggregate Controlling Party in writing. The IP Holder shall take all appropriate action consistent with Applebee’s International’s current business practices, at its expense, to protect or enforce such material IP Assets, including suing for infringement, misappropriation, dilution or violation and seeking an injunction (including, if appropriate, temporary and/or preliminary injunctive relief) against such infringement, misappropriation, dilution or violation, unless the failure to take such actions on behalf of the IP Holder by the Servicer would not constitute a breach by the Servicer of the Servicing Agreement; provided that if the IP Holder decides not to take action with respect to a material infringement, misappropriation, dilution or violation, the IP Holder shall promptly (and in any event, in advance of any deadline for taking such action) deliver written notice to the Trustee and the Aggregate Controlling Party setting forth in reasonable detail the basis for its decision not to act.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1                                      Supplemental Indentures without the Consent of the Noteholders.

(a)                                  The Co-Issuers, and the Indenture Trustee, without the consent of the Noteholders at any time and from time to time, may, if the Rating Agency Condition has been satisfied (except that ratings confirmation need not be requested for any amendments that could not reasonably be deemed to be disadvantageous to any Noteholder in the reasonable judgment of the Aggregate Controlling Party) and with the consent of the Insurers, if any (and so long as any such Insurer is a Series Controlling Party of each Series of Notes affected thereby, or is the Aggregate Controlling Party) enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee:

(i)             to correct or amplify the description of any property at any time subject to the Lien of this Base Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Base Indenture (including, without limitation, in order to obtain a security interest thereto in a manner consistent with Section 7.17), or to subject to the Lien of this Base Indenture additional property;

(ii)          to evidence the succession of another Person to any of the Co-Issuers, and the assumption by any such successor of the covenants contained herein and in the Notes;

(iii)       to add to the covenants of any of the Co-Issuers, in each case only to the extent not adverse to the interests of any Noteholder or each Insurer, if any, or to surrender any right or power herein conferred upon any of the Co-Issuers;

(iv)      to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee for the benefit of Secured Parties or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of Notes;

(v)         to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee and to add to or change any of the provisions as shall be necessary to facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to the requirements of Section 6.11;

(vi)      to correct any manifest error or to cure any ambiguity or to correct or supplement any provisions herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any Series Supplement, supplemental indenture or any Offering Memorandum pursuant to which any Notes have been issued;

(vii)   to facilitate the transfer of Notes in accordance with applicable law (as evidenced by an Opinion of Counsel), which may include providing for the maintenance of a book-entry trading system;

(viii) to take any action necessary and appropriate to facilitate the originations of New U.S. Franchise Agreements, the servicing of Existing Franchise Assets and the preservation and maintenance of the Existing Franchise Assets, in each case, as determined in accordance with the Servicing Standard;

(ix)        to take any action necessary or advisable to effectuate any lockbox arrangements entered into by any Co-Issuer;

(x)           to establish the form or terms of the Notes of any Series of Notes pursuant to a Series Supplement in accordance with the provisions of Section 2.3 (which shall not require the consent of the Aggregate Controlling Party or any Series Controlling Party except to the extent specified in Section 2.3);

(xi)        to take any action necessary or helpful to avoid the imposition, under and in accordance with applicable law, of any Tax including withholding tax; or

(xii)     to make any change required by the Irish Stock Exchange or any other stock exchange on which the Notes are listed, or to be listed, in order to permit or maintain such listing.

(b)                                 The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Indenture Trustee shall not be obligated to enter into any such supplemental indenture that materially adversely affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Base Indenture or otherwise except to the extent required by law.

(c)                                  Copies of any supplemental indenture entered into in accordance with this Section 8.1 shall be available upon request by any Noteholder or Insurer duly given to the Indenture Trustee. No supplemental indenture shall be amended or modified without the written consent of the Indenture Trustee, the Co-Issuers and any Insurer that is a party thereto.

Section 8.2                                      Consents to Supplemental Indentures.

(a)                                  The Co-Issuers (with the written consent of each Series Controlling Party) and the Indenture Trustee (at the written direction of the Co-Issuers) may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Base Indenture or of modifying in any manner the rights of the Noteholders under this Base Indenture; provided, however, that any such supplemental indenture for which approval of Noteholders has not been obtained as provided in this Section 8.2(a) may be entered into only with the written confirmation by each Rating Agency that such action would not have an adverse effect upon the ratings of any Notes without giving effect to any Insurance Policy; provided, further, that no supplemental indenture shall be entered into without the written consent of each Insurer, if any (nor shall waivers of any similar matters be effective without the written consent of each Insurer, if any) and, other than in the case of clause (xi) below, all the holders of Notes affected thereby (in which event such confirmation from the Rating Agencies shall not be required) that would do any of the following:

(i)             change the Series Legal Final Maturity Date, or the due date of any installment of principal of or interest on, any Series of Notes, or change the principal amount thereof or the Series Note Interest Rate thereon, change any place where, or the coin or currency in which, any Note or the interest thereon is payable, or the date or manner of payment, or impair the right to institute suit for the enforcement of any such payment on or after the Series Legal Final Maturity Date thereof (or, in the case of the termination of the obligations of the Co-Issuers hereunder, on or after the date on which the obligations of the Co-Issuers hereunder are terminated pursuant to Section 4.1 of this Base Indenture);

(ii)          reduce the percentage in the Aggregate Outstanding Principal Amount of the Notes, the consent of the Noteholders of which is required for the execution of any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with any provisions of this Base Indenture or any Defaults hereunder and their consequences provided for in this Base Indenture;

(iii)       impair or adversely affect the Trust Estate except as otherwise permitted herein;

(iv)      permit the creation of any Lien ranking prior to or on a parity with the Lien of this Base Indenture with respect to any part of the Trust Estate or terminate the Lien of this Base Indenture on any property at any time subject hereto or deprive any Noteholder of the security afforded by the Lien of this Base Indenture except as otherwise permitted herein;

(v)         reduce the percentage of the aggregate Outstanding Principal Amount of the Notes, the consent of the Noteholders of which is required to request that the Indenture Trustee preserve the Trust Estate or to rescind the Indenture Trustee’s election to preserve the Trust Estate or to sell or liquidate the Trust Estate pursuant to Section 5.5;

(vi)      modify any of the provisions of this Section 8.2, except to increase the percentage of the Aggregate Outstanding Principal Amount of the Notes the consent of the Holders of which is required for any supplemental indenture or to provide that certain other provisions of this Base Indenture cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

(vii)   modify the definition of the term “Outstanding”;

(viii)   release any Insurer from all or any part of its obligation to make each and every payment under the applicable Insurance Policy, if any;

(ix)        modify any of the provisions of this Base Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal on any Payment Date (including the calculation of any of the individual components of such calculation) or to reduce the amount payable upon the redemption of such Notes or change the time at which any Note may be redeemed;

(x)           adversely affect the tax treatment of any Co-Issuer or the tax consequences to the Holders of any Class of Notes as described in the related Offering Memorandum under the heading “Certain U.S. Federal Income Tax Considerations” (or such other equivalent heading) to any material extent or otherwise cause any of the statements described in the related Offering Memorandum under the heading “Certain U.S. Federal Income Tax Considerations” (or such other equivalent heading) to be inaccurate or incorrect to any material extent; or

(xi)        (A) modify the premium or other compensation payable to such Insurer, if any, or the calculation of any right to reimbursement or other payment or interest accrued thereon, or the timing or priority of payment of such premium or other compensation, reimbursement or payment, (B) increase or may increase the amounts payable at a priority ahead of payments on the Notes having the benefit of the Insurance Policy or amounts reimbursable or payable to such Insurer, if any, (C) has or may have the effect of increasing or accelerating such Insurer’s, if any, payment obligations under the Insurance Policy or otherwise materially and adversely affecting the rights, interests or obligations of such Insurer, if any under this Base Indenture or the other Transaction Documents, or (D) modify provisions of this Base Indenture or related Indenture Supplement or other Transaction Documents relating to such Insurer’s, if any, subrogation or other rights or any requirements that the consent of the Insurers be obtained.

(b)                                 With respect to any supplemental indenture entered into in accordance with this Section 8.2, it shall not be necessary for Noteholders to approve the particular form of any proposed supplemental indenture, only the substance thereof.

Section 8.3                                      Execution of Supplemental Indentures. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Base Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 6.3, including, without limitation, Section 6.3(f)) shall be fully protected in relying conclusively upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Base Indenture and that such supplemental indenture is the legal, valid and binding obligation of each of the Co-Issuers enforceable against each of the Co-Issuers in accordance with its terms (subject to customary exceptions). The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that materially adversely affects the Indenture Trustee’s own rights, duties or immunities under this Base Indenture or otherwise. For so long as any Class of Notes is listed on the Irish Stock Exchange and the rules of such exchange so require, the Indenture Trustee shall deliver written notice to the Irish Paying Agent (for notification to the Irish Stock Exchange) of any supplemental indenture within ten (10) days following the date of such supplemental indenture.

Section 8.4                                      Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Base Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Base Indenture for all purposes, and every Outstanding Note theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5                                      Reference in Notes to Supplemental Indenture. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Indenture Trustee shall, bear a notation in form satisfactory to the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Co-Issuers shall so determine, new Notes, so modified as to conform in the opinion of the Indenture Trustee and the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Co-Issuers and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE IX

RESERVED

ARTICLE X

COLLECTIONS AND ALLOCATION OF FUNDS AND MAINTENANCE OF ACCOUNTS

Section 10.1                                Concentration Account.

(a)                                  Deposits. On or prior to the Closing Date, the Servicer will establish and maintain an account in the name and for the benefit of the Master Issuer (the “Concentration Account”) into which the Servicer will deposit (or cause to be deposited) the following amounts:

(i)             All amounts payable by Franchisees, including all Franchise Payments and Development Payments, within three (3) Business Days following the Servicer’s receipt of such payments, to the extent that such payments are not deposited directly to the Concentration Account, any Servicing Account or such other account, in each case in accordance with the terms of this Base Indenture or the Servicing Agreement, as applicable. (For the avoidance of doubt, the Franchise Payments payable to the Master Issuer by the Restaurant Holders in respect of the Company-Owned U.S. Restaurants and the Predecessor Restaurant Holders in respect of the Post-Closing U.S. Restaurants will be deemed to be paid when due since such Franchise Payments would otherwise be paid out of amounts on deposit in the Concentration Account for deposit back to the Concentration Account);

(ii)          all cash revenues generated at Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants (unless and until such Restaurants become Reacquired U.S. Restaurants) within three (3) Business Days following the Servicer’s or its Affiliates receipt of such cash revenues; provided, however, that to the extent required under applicable laws, the Servicer shall be permitted to deposit revenues attributable to alcohol sales at Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants that operate as Texas private clubs into one or more accounts maintained in the name of such Texas Private clubs; provided, further, that the Servicer shall withdraw from such accounts and deposit into the Concentration Account within ten (10) Business Days after the end of each fiscal month the amount remaining in such accounts after the payment of applicable taxes and fees relating to the operation of the Texas private clubs;

(iii)       all credit card proceeds for transactions at Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants (unless and until such Restaurants become Reacquired U.S. Restaurants) within three (3) Business Days after the date on which such credit card proceeds are deposited by the related credit card processor to the applicable credit-card sub-account of the Concentration Account;

(iv)      the aggregate amount, if any, withdrawn from the Gift Card Reserve Account for deposit to the Concentration Account on a weekly basis on each Weekly Allocation Date in an amount equal to the aggregate dollar amount of the redemption at Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants of ACMC Gift Cards sold at Company-Owned U.S. Restaurants or Post-Closing U.S. Restaurants, as applicable, over the related Weekly Collections Allocation Period;

(v)         the amount received from ACMC, Inc. in respect of the redemption at Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants of ACMC Gift Cards sold other than at Company-Owned U.S. Restaurants or Post-Closing U.S. Restaurants, as applicable;

(vi)      the amount deposited to the Concentration Account by ACMC, Inc. or its third party processor in respect of Applebee’s Branded Gift Cards issued by unaffiliated Franchisees that are sold at Franchised U.S. Restaurants and redeemed at Company-Owned U.S. Restaurants or Post-Closing U.S. Restaurants, as applicable;

(vii)   the Lease Receipts, if any, paid to the Restaurant Holders within three (3) Business Days of receipt by or on behalf of the Restaurant Holders;

(viii) all amounts received upon the disposition of obsolete inventory, equipment, furniture, fixtures and other assets (other than IP Assets) relating to the Company-Owned U.S. Restaurants within three (3) Business Days of receipt by the Restaurant Holders or Predecessor Restaurant Holders, as applicable;

(ix)        all amounts, if any, received in respect of the IP Assets;

(x)           the IHOP Residual Amount, if any, received by the Master Issuer or the Servicer on behalf of the Master Issuer on a weekly basis;

(xi)        the equity contributions, if any, made by Applebee’s International to Applebee’s Holdings for contribution to the Master Issuer, but only to the extent that Applebee’s International does not direct that such equity contributions be made directly to the Collection Account or any Collection Account Administrative Account; and

(xii)     all other amounts constituting Collections not referred to in the preceding clauses, including any royalty fees or other amounts received in respect of IP Assets, other than the Indemnification Amounts, Insurance Proceeds Amounts, Asset Disposition Prepayment Amounts and other amounts required to be deposited directly to the Collection Account (subject, in the case of Liquor License Related Indemnification Amounts, to Section 10.2(h)).

(b)                                 Withdrawals. The Servicer will be permitted or required, in accordance with the Servicing Agreement, to withdraw amounts on deposit in the Concentration Account as follows:

(i)             on a daily basis in accordance with the Servicing Agreement in order to pay the cash operating expenses that are incurred or committed to be paid by the Restaurant Holders (or the Liquor License Holders) relating to the operation of the Company-Owned U.S. Restaurants and the Predecessor Restaurant Holders relating to the Post-Closing U.S. Restaurants, such as the cost of goods sold, labor, repair and maintenance expenses, insurance, liquor taxes, gift card redemption expenses, the local advertising fees allocable to the Company-Owned U.S. Restaurants, lease and other occupancy expenses, including the Lease Payments payable by the Restaurant Holders and, with respect to the Post-Closing U.S. Restaurants, the Predecessor Restaurant Holders, to third parties;

(ii)          on a daily basis in accordance with the Servicing Agreement to the extent of the amounts previously deposited to the Concentration Account that the Servicer determines were required to be deposited directly to another account pursuant to the Servicing Agreement, including any Advertising Fees payable by Franchisees that were required to be deposited to the Advertising Fees Account and any amounts not constituting Collections that were deposited to the Concentration Account in error;

(iii)       On Friday of each calendar week or, if such day is not a Business Day, the immediately following Business Day (each such date, a “Weekly Allocation Date”), commencing with December 7, 2007, the Servicer will, based solely on the information contained in the Weekly Servicer’s Report, apply the amount on deposit in the Concentration Account as of the last day of the immediately preceding Weekly Collections Allocations Period to make the following payments and deposits in the following order of priority in respect of the immediately preceding Weekly Collections Allocation Period (the “Weekly Collections Allocation Priority”):

(1)                                  first, to deposit to the SPE Operating Expense Account, an amount equal to any accrued and unpaid government taxes (other than Federal, state and local income taxes), and any filing fees and registration fees (other than liquor license fees) payable by the Co-Issuers to any Federal, state or local government entities;

(2)                                  second, to deposit to the Sales Tax Account any sales taxes payable to the applicable state and local taxing authorities that are owed with respect to Company-Owned U.S. Restaurants and Post-Closing U.S.

Restaurants (unless and until such Restaurants become Reacquired U.S. Restaurants);

(3)                                  third, to deposit to the Lease Payment Account, (A) on each of the first three Weekly Allocation Dates that occur during each Monthly Collection Period, an amount equal to one-third of the Lease Payments scheduled to be paid on the Sale/Leaseback Leases, if any, over the immediately following Monthly Collection Period together with the shortfall, if any, in the amount required to be deposited to the Lease Payment Account pursuant to this clause third on any preceding Weekly Allocation Date (unless the related Lease Payment has already been paid in full or discharged) and (B) on the fourth and (if applicable) fifth Weekly Allocation Date that occurs during each Monthly Collection Period, the shortfall, if any, in the amount required to be deposited to the Lease Payment Account pursuant to this clause third on any preceding Weekly Allocation Date (unless the related Lease Payment has already been paid in full or discharged);

(4)                                  fourth, to deposit to the Gift Card Reserve Account, an amount equal to the sum of (A) the proceeds from the sale of ACMC Gift Cards at Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants over the immediately preceding Weekly Collections Allocation Period, plus (B) any amount previously required to be deposited to the Gift Card Reserve Account pursuant to this clause fourth that has not been deposited to the Gift Card Reserve Account;

(5)                                  fifth, to deposit to the Third Party Licensing Fee Account, an amount equal to the aggregate amount of the accrued and unpaid licensing fees or royalty fees or other similar amounts payable to third parties in connection with the sale or use of their products or services at Company-Owned U.S. Restaurants, Post-Closing U.S. Restaurants and Franchised U.S. Restaurants accrued (whether or not yet due and payable) over the immediately preceding Weekly Collections Allocation Period (together with any previously accrued and unpaid amounts), including, without limitation, the Weight Watchers Fees (which amount is expected to be paid on a quarterly basis to Weight Watchers International, Inc., pursuant to the Weight Watchers Agreement, from the amount on deposit in the Third Party Licensing Fee Account), but only to the extent that such amounts are not deposited directly to the Third Party Licensing Fee Account by Franchisees;

(6)                                  sixth, to deposit to the Advertising Fees Account an amount equal to the sum of (A) the aggregate amount of the Advertising Fees determined to be payable by the Restaurant Holders on the Company-Owned U.S. Restaurants and the Predecessor Restaurant Holders on the Post-Closing U.S. Restaurants based on sales activity during the preceding Weekly Collections Allocation Period plus (B) any amount required to be deposited to the Advertising Fees Account pursuant to this clause sixth on a previous Weekly Allocation Date that was not deposited to such account on or after such date;

(7)                                  seventh, to deposit to the SPE Operating Expense Account, an amount equal to any previously accrued and unpaid SPE Operating Expenses together with any SPE Operating Expenses that are expected to be payable prior to the immediately following Weekly Allocation Date (or, if earlier, the immediately following Payment Date) in an amount not to exceed the Capped SPE Operating Expense Amount with respect to the annual period in which such Weekly Allocation Date occurs after giving effect to all deposits previously made to the SPE Operating Expense Account pursuant to the Weekly Collections Allocation Priority or the Priority of Payments during the annual period in which such Weekly Allocation Date occurs (which annual period will be measured from the Closing Date to the anniversary thereof and from each anniversary thereof to the next anniversary thereof); and

(8)                                  eighth, to pay to itself in its capacity as Servicer, an amount equal to the sum of (A) the Weekly Servicing Fee for such date, plus (B) any previously accrued and unpaid Weekly Servicing Fee (without the payment of interest thereon), plus (C) the aggregate amount of the Excluded Amounts payable to the Servicer pursuant to this Base Indenture that have been deposited to the Concentration Account during the immediately preceding Weekly Collections Allocation Period that have not previously been paid back to the Servicer pursuant to this clause eighth.

(iv)      Notwithstanding anything to the contrary herein, and provided that no Rapid Amortization Event has occurred and is continuing, then on each Weekly Allocation Date during the first seven (7) Weekly Collections Allocation Periods following the Closing Date, following the payment of the amounts required to be paid on such Weekly Allocation Date pursuant to the Weekly Collections Allocation Priority, the Servicer shall have the right, but not the obligation, to withdraw up to the Weekly Residual Amount, plus any Weekly Residual Amount not withdrawn on a preceding Weekly Allocation Date, from the Concentration Account for distribution to or at the direction of the Master Issuer, so long as the Weekly Debt Service Allocation Amount, plus any Weekly Debt Service Allocation Amount not previously deposited in the Collection Account on a preceding Weekly Allocation Date, has been withdrawn from the Concentration Account and deposited into the Collection Account with respect to each such Weekly Collections Allocation Period. In addition to the foregoing, the Servicer shall be permitted to withdraw the Initial Residual Deposit Amount on any Weekly Allocation Date in the second Monthly Collection Period, so long as no Rapid Amortization Event has occurred and is continuing and so long as an amount equal to the Debt Service with respect to the Payment Date occurring in February 2008 shall have been deposited into the Collection Account on or before such Weekly Allocation Date.

(v)         On a monthly basis on each Accounting Date, to make the deposits to the Collection Account provided under Section 10.11(a).

(c)                                  Eligible Accounts. The Concentration Account shall be an Eligible Account that is pledged to, and subject to an account control agreement in favor of, the Indenture Trustee. If the Concentration Account is at any time no longer an Eligible Account, the Master Issuer shall, within five (5) Business Days of obtaining knowledge that such Concentration Account is no longer an Eligible Account, notify each Series Controlling Party and establish a new Concentration Account that is an Eligible Account and that is pledged to the Indenture Trustee for the benefit of the Secured Parties. If a new Concentration Account is established, the Master Issuer shall transfer, or cause the Servicer to transfer, all cash and investments from the non-qualifying Concentration Account into the new Concentration Account.

(d)                                 Administration of the Concentration Account. All amounts held in the Concentration Account shall be invested in Eligible Investments at the written direction of the Master Issuer and such amounts may be transferred by the Master Issuer into a money market account for the sole purpose of investing in Eligible Investments so long as such money market account is (A) an Eligible Account and (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties pursuant to this Base Indenture; provided, however, that any such investment in any Concentration Account (or in any such money market account) shall mature not later than the date on which such amount is required to be withdrawn from the Concentration Account as set forth in this Article X. In the absence of written investment instructions hereunder, funds on deposit in the Concentration Account shall remain uninvested. The Master Issuer shall neither direct nor permit the disposal of any Eligible Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(e)                                  Earnings from the Concentration Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Concentration Accounts shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 10.11.

(f)                                    Control of Concentration Account Following Trigger Event. If a Trigger Event occurs, (i) the Aggregate Controlling Party may direct the Servicer to notify the Franchisees to make all Franchise Payments, all payments on the Refranchised Restaurant Leases, if any, and the Franchisee Sub-Leases, if any, and all Development Payments to a Lock-Box Account established and maintained by a Lock-Box Provider to the extent that the Franchisees do not make such payments directly to the Concentration Account, (ii) except to the extent that the Aggregate Controlling Party waives such requirement, the Servicer will use commercially reasonable efforts to cause all depositary institutions that receive funds generated by the Company-Owned U.S. Restaurants to enter into Account Control Agreements with the Indenture Trustee pursuant to which such depositary institutions will act at the direction of the Indenture Trustee; provided, that the Servicer will not be liable for any inability to cause the Indenture Trustee or such depositary institutions to enter into such Account Control Agreements if the Servicer has exercised commercially reasonable efforts to obtain such agreements, and (iii) the Servicer will be required to record the mortgages relating to the Company-Owned Real Property within ninety (90) days following the occurrence of any Trigger Event. If the Servicer is unable to cause any such depositary institution to enter into an Account Control Agreement in any circumstance requiring the depositary institution to enter into an Account Control Agreement pursuant to the Servicing Agreement within 90 days following the occurrence of the Trigger Event, the Servicer will be required to replace such depositary institution with another depositary institution that enters into an Account Control Agreement within such 90-day period.

Section 10.2                                Servicing Accounts. Each Servicing Account shall be an Eligible Account that is pledged to, and subject to an account control agreement in favor of, the Indenture Trustee.

(a)                                  Advertising Fees Account. On or prior to the Closing Date, the Servicer will establish and maintain an account designated as the “Advertising Fees Account” in the name and for the benefit of the Master Issuer. The advertising fees paid by the Franchisees (referred to herein as the “Advertising Fees”) pursuant to their respective Franchise Agreements will not be included in the Indenture Collateral and will not be deposited to the Concentration Account. Instead, the Advertising Fees will be deposited by the Servicer to the Advertising Fees Account within three (3) Business Days of the Servicer’s receipt of the Advertising Fees (to the extent that the Franchisees do not make the payment of the Advertising Fees directly to the Advertising Fees Account), except with respect to Advertising Fees payable by the Restaurant Holders and the Predecessor Restaurant Holders, which will be withdrawn from the Concentration Account and deposited to the Advertising Fees Account in accordance with the Weekly Collections Allocation Priority. The Servicer, acting on behalf of the Master Issuer or the Franchise Holder in accordance with the Servicing Agreement, may increase or reduce the percentage of the aggregate amount paid by the Franchisees pursuant to the Franchise Agreements that are applied to cover Advertising Fees. The Servicer will apply the amount on deposit in the Advertising Fees Account on a daily basis to cover the costs and expenses associated with the National Advertising Fund in accordance with the Servicing Agreement.

Notwithstanding anything to the contrary in the foregoing paragraph, if the amount on deposit in the Third Party Licensing Fee Account is not sufficient to pay certain third party licensing fees, then the amount of such deficiency may be paid out of the Advertising Fees Account, in accordance with Section 10.2(c).

(b)                                 Gift Card Reserve Account.

(i)             On or prior to the Closing Date, the Servicer will establish and maintain an account designated as the “Gift Card Reserve Account” in the name and for the benefit of the Master Issuer subject to the right of ACMC, Inc. to receive amounts on deposit in such account in the manner provided in the Servicing Agreement. On each Weekly Allocation Date, the Servicer will withdraw from the Concentration Account for deposit to the Gift Card Reserve Account an amount equal to the proceeds from the sale of ACMC Gift Cards at Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants over the immediately preceding Weekly Collections Allocation Period (but only to the extent of available funds for such purpose in accordance with the Weekly Collections Allocation Priority on such Weekly Allocation Date).

(ii)          On each Weekly Allocation Date, the Servicer will withdraw from the Gift Card Reserve Account for deposit to the Concentration Account an amount equal to the dollar amount of the redemption, over the immediately preceding Weekly Collections Allocation Period, at Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants of ACMC Gift Cards sold at Company-Owned U.S. Restaurants or Post-Closing U.S. Restaurants, as applicable; provided, that if there are insufficient funds on deposit in the Gift Card Reserve Account for such purpose, the shortfall will be withdrawn from the Gift Card Reserve Account for deposit to the Concentration Account on the immediately following Weekly Allocation Date on which such funds are available.

(iii)       On a weekly basis, as funds are received from ACMC, Inc. for such purpose, the Servicer will deposit to the Concentration Account an amount equal to the proceeds of the redemption at Company-Owned U.S. Restaurants or Post-Closing U.S. Restaurants, as applicable, of ACMC Gift Cards sold other than at Company-Owned U.S. Restaurants or Post-Closing U.S. Restaurants, as applicable.

(iv)      On the fifth calendar day of each calendar month or, if such date is not a Business Day, the immediately following Business Day, the Servicer will withdraw from the Gift Card Reserve Account for payment to or at the direction of ACMC, Inc. (for payment or credit by ACMC, Inc. to the Franchisees) an amount equal to the proceeds from the sale of ACMC Gift Cards sold at Company-Owned U.S. Restaurants or Post-Closing U.S. Restaurants, as applicable, that were redeemed at Franchised U.S. Restaurants in the immediately preceding Monthly Collection Period.

(v)         On the sixth calendar day of each calendar month, or if such date is not a Business Day, the immediately following Business Day, ACMC, Inc. will deposit, or cause its third party processor to deposit, to the Concentration Account, the amount due to the Restaurant Holders and the Predecessor Restaurant Holders in an amount equal to the proceeds from redemptions occurring in the immediately preceding Monthly Collection Period of Applebee’s Branded Gift Cards sold at Franchised U.S. Restaurants and redeemed at Company-Owned U.S. Restaurants or Post-Closing U.S. Restaurants, as applicable.

(vi)      On May 5th of each year or, if such day is not a Business Day, the immediately following Business Day, commencing with May 5, 2008, the Servicer will withdraw an amount equal to the Excess Gift Card Reserve Amount from the Gift Card Reserve Account for payment to or at the direction of ACMC, Inc. The Excess Gift Card Reserve Amount, if any, as of May 5th of each year will be an amount equal to the income recognized by ACMC, Inc. in respect of the preceding calendar year in accordance with U.S. GAAP attributable to the proceeds from the sale of an ACMC Gift Card purchased at a Company-Owned U.S. Restaurant or Post-Closing U.S. Restaurant which will not be redeemed.

(c)                                  Third Party Licensing Fee Account. On or prior to the Closing Date, the Servicer will establish and maintain an account designated as the “Third Party Licensing Fee Account” in the name and for the benefit of the Master Issuer. On each Weekly Allocation Date, in accordance with the Weekly Collections Allocation Priority, the Servicer will withdraw available amounts on deposit in the Concentration Account for deposit to the Third Party Licensing Fee Account in an amount equal to the royalties, licensing fees or other similar amounts payable to third parties in connection with the sale and use of their products in Franchised U.S. Restaurants, Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants  to the extent that such amounts are not deposited directly to the Third Party Licensing Fee Account by Franchisees. As of the initial Closing Date, such royalties, licensing fees or other similar amounts will be limited to the licensing fees payable on a quarterly basis to Weight Watchers International, Inc. pursuant to the Weight Watchers Agreement (referred to herein as the “Weight Watchers Fees”). The Servicer will apply amounts on deposit in the Third Party Licensing Fee Account to pay the Weight Watchers Fees to Weight Watchers International, Inc. or to pay the applicable royalties, licensing fees or other similar amounts to such other applicable third party licensors on a periodic basis as may be required from time to time under the applicable license agreement; provided, that if the amount on deposit in the Third Party Licensing Fee Account is not sufficient to pay the minimum Weight Watchers Fees (as provided in the Weight Watchers Agreement) or such other royalties, licensing fees or other similar amounts to such other applicable third party licensors as may be required from time to time under the applicable license agreement, the amount of such deficiency may be paid out of the Advertising Fees Account (to the extent the Franchisees have agreed thereto in their respective Franchise Agreements). On each Weekly Allocation Date, the Servicer may apply any available amount on deposit in the Concentration Account in accordance with the Weekly Collections Allocation Priority to make deposits to the Third Party Licensing Fee Account for subsequent payment to third parties in connection with such other agreements pursuant to which royalty fees, licensing fees or other similar fees may be payable to third parties from time to time in the future. The Third Party Licensing Fee Account and the amount on deposit in the Third Party Licensing Fee Account will be included in the Indenture Collateral subject to the rights of Weight Watchers International, Inc. and other third parties to the amounts therein.

(d)                                 Insurance Proceeds Account.

(i)             On or prior to the Closing Date, the Servicer will establish and maintain an account designated as the “Insurance Proceeds Account” in the name and for the benefit of the Master Issuer. The Servicer will deposit or cause to be deposited to the Insurance Proceeds Account all Insurance/Condemnation Proceeds received by or on behalf of the Securitization Entities on the Collateral within three Business Days following receipt pending a determination by the Servicer whether such proceeds are required to be withdrawn for deposit to the Collection Account for application as the Insurance Proceeds Amount to pay principal of the Notes on the immediately following Payment Date pursuant to Section 10.12. The Servicer may withdraw Insurance/Condemnation Proceeds previously deposited by the Servicer to the Insurance Proceeds Account that are not required to be applied as the Insurance Proceeds Amount on any Business Day for the restoration of the related property that was the source of the Insurance/Condemnation Proceeds or for investment in the New U.S. Restaurant Business in accordance with Section 14.3. All such Insurance/Condemnation Proceeds deposited in the Insurance Proceeds Account will be withdrawn by the Servicer for deposit to the Concentration Account following any determination by the Servicer that such amounts will not be applied in accordance with the preceding sentence and are not required to be applied as Insurance Proceeds Amounts.

(ii)          Any Franchisee Insurance Proceeds received by or on behalf of the Master Issuer or the Franchise Holder pursuant to the related Franchise Documents will also be deposited to the Insurance Proceeds Account to the extent that such amounts are not applied directly to Franchisee Insurance Restoration Payments in accordance with the related Franchise Documents. The Servicer may withdraw amounts on deposit in the Insurance Proceeds Account on any Business Day for application as Franchisee Insurance Restoration Payments in accordance with the related Franchise Agreement. The Insurance Proceeds Account and the amount on deposit in such account will be included in the Collateral subject to the rights of the Franchisees to such amounts pursuant to the related Franchise Agreements. Subject to Section 10.2(d)(i), if the Servicer determines that any amount on deposit in the Insurance Proceeds Account is not allocable to Franchisee Insurance Restoration Payments, such amount will be withdrawn for deposit to the Collection Account for application as Collections that are available to prepay principal of the Notes in accordance with Articles X and XI.

(e)                                  SPE Operating Expense Account. On or prior to the Closing Date, the Servicer will establish and maintain an account designated as the “SPE Operating Expense Account” in the name and for the benefit of the Master Issuer. On each Weekly Allocation Date and each Payment Date, the Servicer will withdraw available amounts on deposit in the Concentration Account in accordance with the Weekly Collections Allocation Priority or the Priority of Payments, as applicable, for deposit to the SPE Operating Expense Account in an amount equal to any previously accrued and unpaid SPE Operating Expenses up to the Capped SPE Operating Expense Amount with respect to the annual period in which such Weekly Allocation Date or Payment Date, as applicable, occurs after giving effect to all deposits previously made to the SPE Operating Expense Account on any Weekly Allocation Date or Payment Date in such annual period (which annual period will be measured from the Closing Date to the anniversary thereof and from each anniversary thereof to the next anniversary thereof). If there are insufficient amounts on deposit in the SPE Operating Expense Account to pay all accrued and unpaid SPE Operating Expenses on any date, the amount on deposit in the SPE Operating Expense Account will be applied to pay such SPE Operating Expenses in the order of priority set forth in the definition of “SPE Operating Expenses.”  The SPE Operating Expense Account and the amount on deposit therein will be included in the Indenture Collateral.

(f)                                    Lease Payment Account. On or prior to the Closing Date, the Servicer will establish and maintain an account designated as the “Lease Payment Account” in the name and for the benefit of the Master Issuer. On each Weekly Allocation Date, the Servicer will withdraw amounts on deposit in the Concentration Account for deposit to the Lease Payment Account in accordance with the Weekly Collections Allocation Priority, in an amount equal to (A) on each of the first three Weekly Allocation Dates that occur during each Monthly Collection Period, one-third of the Lease Payments scheduled to be paid on the Sale/Leaseback Leases, if any, over the immediately following Monthly Collection Period together with the shortfall, if any, in the amount required to be deposited to the Lease Payment Account pursuant to the Weekly Collections Allocation Priority on any preceding Weekly Allocation Date (unless the related Lease Payment has already been paid in full or discharged) and (B) on the fourth and (if applicable) fifth Weekly Collections Allocations Date that occurs during each Monthly Collection Period, the shortfall, if any, in the amount required to be deposited to the Lease Payment Account pursuant to the Weekly Collections Allocation Priority on any preceding Weekly Allocation Date (unless the related Lease Payment has already been paid in full or discharged). The Lease Payment Account and the amount on deposit therein will be included in the Collateral subject to the rights of the third parties that are the lessors under the Sale/Leaseback Leases to the amount on deposit in such account.

(g)                                 Sales Tax Account. On or prior to the Closing Date, the Servicer will establish and maintain an account designated as the “Sales Tax Account” in the name and for the benefit of the Master Issuer. The Servicer will calculate the percentage of the revenues received with respect to Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants (unless and until such Restaurants become Reacquired U.S. Restaurants) that are attributable to sales tax and will withdraw such amount from the Concentration Account for deposit into the Sales Tax Account on a weekly basis in accordance with the Weekly Collections Allocation Priority on each Weekly Allocation Date. The Servicer will withdraw amounts on deposit in the Sales Tax Account on a daily basis for application to pay such taxes to the appropriate authorities.

(h)                                 Capital Expenditure Reserve Account. On or prior to the Closing Date, the Servicer will establish and maintain an account designated as the “Capital Expenditure Reserve Account” in the name and for the benefit of the Master Issuer. The Servicer will deposit the gross proceeds from Asset Dispositions to the Capital Expenditure Reserve Account within three (3) Business Days following receipt by or on behalf of the Securitization Entities. The Servicer may withdraw from the Capital Expenditure Reserve Account on any Business Day the portion of such gross proceeds representing taxes then known to be due and payable in connection with such Asset Disposition, transaction costs and other direct costs associated with the Asset Disposition. The Servicer will withdraw from the Capital Expenditure Reserve Account for deposit to the Collection Account by the next Accounting Date that portion of the gross proceeds, if any, that constitutes an Asset Disposition Prepayment Amount for deposit to the Collection Account for application to pay principal of the Notes in accordance with the Priority of Payments on the next Payment Date as described herein; provided, that prior to the Series 2007-1 Class A-2-I Initial Anticipated Repayment Date, such Asset Disposition Prepayment Amount may be retained on deposit in a segregated trust account unless the Co-Issuers elect to apply such proceeds to pay principal on each Payment Date following receipt. The Servicer may withdraw any remaining amount on deposit in the Capital Expenditure Reserve Account on any Business Day for reinvestment in the New U.S. Restaurant Business in accordance with Section 11.1(s). All Asset Disposition proceeds deposited to the Capital Expenditure Reserve Account will be withdrawn by the Servicer for deposit to the Concentration Account to the extent that the Servicer determines that such amounts will not be reinvested in the New U.S. Restaurant Business in the manner described in the preceding sentence and are not required to be applied as Asset Disposition Prepayment Amounts.

The Servicer may direct that any Liquor License Related Indemnification Amount be deposited in the Capital Expenditure Reserve Account for a period not longer than six months following the Closing Date (such period, the “Liquor License Procural Period”) if at the time of payment of the Liquor License Related Indemnification Amount Applebee’s International delivers written notice to each of the Indenture Trustee, the Servicer and each Insurer that, with respect to the relevant Applebee’s Restaurant, it will seek to obtain another temporary liquor license or permanent liquor license (or other alternative arrangement to serve alcoholic beverages at such Applebee’s Restaurant) by the expiration of the Liquor License Procural Period. Subject to the terms of the relevant Transaction Documents, the Liquor License Related Indemnification Amount will be withdrawn from the Capital Expenditure Reserve Account as follows:

(x)                                   if Applebee’s International procures such liquor license (or other alternative arrangement to serve alcoholic beverages at such Applebee’s Restaurant) on or before the expiration of the Liquor License Procural Period, (i) the assets relating to such Applebee’s Restaurant or (ii) the rights to the proceeds generated by such Applebee’s Restaurant, as the context requires, will be transferred to the applicable Restaurant Holder (in accordance with the terms of the relevant Transaction Documents) and the related Liquor License Related Indemnification Amount will be withdrawn from the Capital Expenditure Reserve Account by the Servicer for payment to Applebee’s International; and

(y)                                 if Applebee’s International fails to procure such liquor license (or other alternative arrangement to serve alcoholic beverages at such Applebee’s Restaurant) on or before the expiration of the Liquor License Procural Period, the Liquor License Related Indemnification Amount will be withdrawn from the Capital Expenditure Reserve Account within three (3) Business Days following the expiration of such period for deposit to the Collection Account.

(i)                                     Administration of the Servicing Accounts. The Servicer will invest and reinvest funds deposited in the Servicing Accounts in Eligible Investments maturing no later than the Business Day preceding each Payment Date. All income or other gain from such Eligible Investments will be credited to the related Servicing Account, and any loss resulting from such investments will be charged to the related Servicing Account.

(j)                                     Earnings from the Servicing Accounts. All Investment Income (net of losses and investment expenses) paid on funds on deposit in the Servicing Accounts shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Servicing Accounts or for distribution to the Collection Account in accordance with Section 10.11; provided that all such interest and earnings paid on funds on deposit in the Advertising Fees Account shall remain in the Advertising Fees Account, to be applied and used in accordance with the Servicing Agreement.

Section 10.3                                Senior Notes Interest Reserve Account.

(a)                                  Establishment of the Senior Notes Interest Reserve Account. On or prior to the Closing Date, the Master Issuer, or the Servicer on behalf of the Master Issuer, shall establish and maintain an account in the name of the Indenture Trustee for the benefit of the Holders of Senior Notes, the Indenture Trustee, solely in its capacity as trustee for the Holders of

Senior Notes, and the Insurers, if any, bearing a designation clearly indicating that the funds deposited therein (other than reserves for Insurer Premiums, if any, which shall be held solely for the benefit of the Insurers, if any, as Secured Parties) are held for the benefit of the foregoing Secured Parties (the “Senior Notes Interest Reserve Account”). The Senior Notes Interest Reserve Account shall be an Eligible Account. If the Senior Notes Interest Reserve Account is at any time no longer an Eligible Account, the Master Issuer shall, within five (5) Business Days of obtaining knowledge that the Senior Notes Interest Reserve Account is no longer an Eligible Account, notify the applicable Series Controlling Parties and establish a new Senior Notes Interest Reserve Account that is an Eligible Account. If a new Senior Notes Interest Reserve Account is established the Master Issuer shall instruct the Indenture Trustee in writing to transfer all cash and investments from the non-qualifying Senior Notes Interest Reserve Account into the new Senior Notes Interest Reserve Account. Initially, the Senior Notes Interest Reserve Account will be established with the Indenture Trustee.

(b)                                 Administration of the Senior Notes Interest Reserve Account. All amounts held in the Senior Notes Interest Reserve Account shall be invested in Eligible Investments at the written direction of the Master Issuer; provided, however, that any such investment in the Senior Notes Interest Reserve Account shall mature not later than the Business Day prior to the next succeeding Payment Date. In the absence of written investment instructions hereunder, funds on deposit in the Senior Notes Interest Reserve Account shall remain uninvested. The Master Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(c)                                  Earnings from the Senior Notes Interest Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Notes Interest Reserve Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Senior Notes Interest Reserve Account or for distribution to the Collection Account in accordance with Section 10.11.

Section 10.4                                Cash Trap Reserve Account.

(a)                                  Establishment of the Cash Trap Reserve Account. On or prior to the Closing Date, the Master Issuer, or the Servicer on behalf of the Master Issuer, shall establish and maintain an account in the name of the Indenture Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Cash Trap Reserve Account”). The Cash Trap Reserve Account shall be an Eligible Account. If the Cash Trap Reserve Account is at any time no longer an Eligible Account, the Master Issuer shall, within five (5) Business Days of obtaining knowledge that the Cash Trap Reserve Account is no longer an Eligible Account, notify the Series Controlling Parties and establish a new Cash Trap Reserve Account that is an Eligible Account. If a new Cash Trap Reserve Account is established the Master Issuer shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Cash Trap Reserve Account into the new Cash Trap Reserve Account. Initially, the Cash Trap Reserve Account will be established with the Indenture Trustee.

(b)                                 Administration of the Cash Trap Reserve Account. All amounts held in the Cash Trap Reserve Account shall be invested in Eligible Investments at the written direction of the Master Issuer; provided, however, that any such investment in the Cash Trap Reserve Account shall mature not later than the Business Day prior to the next succeeding Payment Date. In the absence of written investment instructions hereunder, funds on deposit in the Cash Trap Reserve Account shall remain uninvested. The Master Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(c)                                  Earnings from the Cash Trap Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Cash Trap Reserve Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Cash Trap Reserve Account or for distribution to the Collection Account in accordance with Section 10.11.

Section 10.5                                RESERVED.

Section 10.6                                Hedge Payment Account.

(a)                                  Establishment of the Hedge Payment Account. On or prior to the Closing Date, the Master Issuer, or the Servicer on behalf of the Master Issuer,  shall establish and maintain an account in the name of the Indenture Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Hedge Payment Account”). The Hedge Payment Account shall be an Eligible Account. If the Hedge Payment Account is at any time no longer an Eligible Account, the Master Issuer shall, within five (5) Business Days of obtaining knowledge that the Hedge Payment Account is no longer an Eligible Account, notify the Series Controlling Parties and establish a new Hedge Payment Account that is an Eligible Account. If a new Hedge Payment Account is established the Master Issuer shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Hedge Payment Account into the new Hedge Payment Account. Initially, the Hedge Payment Account will be established with the Indenture Trustee.

(b)                                 Administration of the Hedge Payment Account. All amounts held in the Hedge Payment Account shall be invested in Eligible Investments at the written direction of the Master Issuer; provided, however, that any such investment in the Hedge Payment Account shall mature not later than the Business Day prior to the next succeeding Payment Date. In the absence of written investment instructions hereunder, funds on deposit in the Hedge Payment Account shall remain uninvested. The Master Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(c)                                  Earnings from the Hedge Payment Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Hedge Payment Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Hedge Payment Account or for distribution to the Collection Account in accordance with Section 10.11.

Section 10.7                                Collection Account.

(a)                                  Establishment of Collection Account. On or prior to the Closing Date, the Master Issuer or the Servicer on behalf of the Master Issuer shall establish and shall maintain the Collection Account in the name of the Indenture Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Collection Account”). The Collection Account shall be an Eligible Account. If the Collection Account is at any time no longer an Eligible Account, the Master Issuer shall, within five (5) Business Days of obtaining knowledge that the Collection Account is no longer an Eligible Account, notify the applicable Series Controlling Parties and establish a new Collection Account that is an Eligible Account. If a new Collection Account is established the Master Issuer shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Collection Account into the new Collection Account. Initially, the Collection Account will be established with the Indenture Trustee.

(b)                                 Administration of the Collection Account. All amounts held in the Collection Account shall be invested in Eligible Investments at the written direction of the Master Issuer; provided, however, that any such investment in the Collection Account shall mature not later than the Business Day prior to the next succeeding Payment Date. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall remain uninvested. The Master Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(c)                                  Earnings from Collection Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be Investment Income on deposit for distribution in accordance with Section 10.12.

Section 10.8                                Collection Account Administrative Accounts.

(a)                                  Establishment of Collection Account Administrative Accounts. The Master Issuer or the Servicer on behalf of the Master Issuer shall establish and maintain ten administrative accounts associated with the Collection Account, each of which shall be an Eligible Account, for the benefit of the Secured Parties bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (each, a “Collection Account Administrative Account”):

(i)             an account for the deposit of Senior Notes Monthly Interest Amount (the “Senior Notes Interest Payment Account”);

(ii)          an account for the deposit of the Insurer Premiums (the “Insurer Premiums Account”);

(iii)       an account for the deposit of Series 2007-1 Class A-1 Commitment Fees Amount (the “Class A-1 Commitment Fees Account”);

(iv)      an account for the deposit of the amounts allocable to the payment of principal of the Senior Notes (the “Senior Notes Principal Payment Account”);

(v)         an account for the deposit of the Subordinated Notes Monthly Interest Amount (the “Subordinated Notes Interest Payment Account” and together with the Senior Notes Interest Payment Account, the “Interest Payment Accounts”);

(vi)      an account for the deposit of the amounts allocable to the payment of principal of the Subordinated Notes (the “Subordinated Notes Principal Payment Account” and, together with the Senior Notes Principal Payment Account, the “Principal Payment Accounts”);

(vii)   an account for the deposit of Senior Notes Monthly Contingent Additional Interest Amount (the “Senior Notes Monthly Contingent Additional Interest Account”);

(viii) an account for the deposit of the Subordinated Notes Monthly Contingent Additional Interest Amount (the “Subordinated Notes Monthly Contingent Additional Interest Account” and, together with the Senior Notes Monthly Contingent Additional Interest Account, the “Contingent Additional Interest Accounts”);

(ix)        an account for the deposit of the Senior Notes Monthly Excess Adjusted Interest Amount (the “Senior Notes Excess Adjusted Interest Account”); and

(x)           an account for the deposit of the Class A-1 Excess Interest Amount (the “Class A-1 Excess Interest Account”);

provided that if any Collection Account Administrative Account is at any time no longer an Eligible Account, the Master Issuer shall, within five (5) Business Days of obtaining knowledge that such Collection Account Administrative Account is no longer an Eligible Account, notify the applicable Series Controlling Parties and establish a new Collection Account Administrative Account that is an Eligible Account to replace such non-qualifying Collection Account Administrative Account. If a new Collection Account Administrative Account is established the Master Issuer shall instruct the Indenture Trustee in writing to transfer all cash and investments from the non-qualifying Collection Account Administrative Account into the new Collection Account Administrative Account.

(b)                                 Administration of the Collection Account Administrative Accounts. All amounts held in the Collection Account Administrative Accounts shall be invested in Eligible Investments at the written direction of the Master Issuer; provided, however, that any such investment in the Collection Account Administrative Accounts shall mature not later than the Business Day prior to the next succeeding Payment Date. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account Administrative Accounts shall remain uninvested. The Master Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(c)                                  Earnings from the Collection Account Administrative Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account Administrative Accounts shall be deposited therein and shall be deemed to be Investment Income on deposit for distribution in accordance with Section 10.12.

Section 10.9                                Indenture Trustee as Securities Intermediary.

(a)                                  The Indenture Trustee or other Person holding any Account held in the name of the Indenture Trustee for the benefit of the Secured Parties (collectively the “Master Issuer Trustee Accounts”) shall be the “Securities Intermediary.”  If the Securities Intermediary in respect of any Master Issuer Trustee Account is not the Indenture Trustee, the Master Issuer shall obtain the express agreement of such other Person to the obligations of the Securities Intermediary set forth in this Section 10.9.

(b)                                 The Securities Intermediary agrees that:

(i)             The Master Issuer Trustee Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) will or may be credited;

(ii)          The Master Issuer Trustee Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and the Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii)       All securities or other property (other than cash) underlying any Financial Assets credited to any Master Issuer Trustee Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Master Issuer Trustee Account be registered in the name of the Master Issuer, payable to the order of the Master Issuer or specially indorsed to the Master Issuer;

(iv)      All property delivered to the Securities Intermediary pursuant to this Base Indenture will be promptly credited to the appropriate Master Issuer Trustee Account;

(v)         Each item of property (whether investment property, security, instrument or cash) credited to a Master Issuer Trustee Account shall be treated as a Financial Asset under Article 8 of the New York UCC;

(vi)      If at any time the Securities Intermediary shall receive any entitlement order from the Indenture Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Master Issuer Trustee Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Master Issuer or any other Person;

(vii)   The Master Issuer Trustee Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of all applicable UCCs, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Master Issuer Trustee Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(viii) The Securities Intermediary has not entered into, and until termination of this Base Indenture, will not enter into, any agreement with any other Person relating to the Master Issuer Trustee Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Base Indenture will not enter into, any agreement with the Master Issuer purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 10.9(b)(vi); and

(ix)        Except for the claims and interest of the Indenture Trustee, the Secured Parties, the Master Issuer and the other Securitization Entities in the Master Issuer Trustee Accounts, neither the Securities Intermediary nor, in the case of the Indenture Trustee, any Trust Officer knows of any claim to, or interest in, the Master Issuer Trustee Accounts or in any Financial Asset credited thereto. If the Securities Intermediary or, in the case of the Trustee, a Trust Officer has Actual Knowledge of the assertion by any other person of any Lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Master Issuer Trustee Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Control Party and the Master Issuer thereof.

(c)                                  At any time after the occurrence and during the continuation of an Event of Default, the Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Master Issuer Trustee Accounts and all other Eligible Accounts held with, or subject to an account control agreement in favor of, the Indenture Trustee, and in all proceeds thereof, and (acting at the direction of the applicable Series Controlling Party) shall be the only Person authorized to originate entitlement orders in respect of the Master Issuer Trustee Accounts; provided, however, that at all other times the Master Issuer shall, subject to the terms of the Indenture and the other related documents, be authorized to instruct the Indenture Trustee to originate entitlement orders in respect of the Master Issuer Trustee Accounts.

Section 10.10                          Establishment of Series Accounts. To the extent specified in the Series Supplement with respect to any Series of Notes, the Indenture Trustee may establish and maintain one or more Series Accounts and/or administrative accounts of any such Series Account in accordance with the terms of such Series Supplement.

Section 10.11                          Collections and Investment Income.

(a)                                  Deposits to Collection Account. Until the Indenture is terminated pursuant to Article IV:

(i)             on or prior to each Accounting Date, the Servicer will withdraw from the Concentration Account for deposit to the Collection Account an amount equal to the following amounts deposited to the Concentration Account over the preceding Monthly Collection Period to the extent remaining after giving effect to the application of the Weekly Collections Allocation Priority on each Weekly Allocation Date and any amounts withdrawn from the Concentration Account pursuant to Section 10.1(b)(iv) over such Monthly Collection Period:

(A)      all Franchise Payments and Development Payments received over such period;

(B)        all amounts equaling the Restaurant Holder Profits generated over such period;

(C)        any IHOP Residual Amounts received over such period;

(D)       without duplication of the preceding amounts, all other Collections deposited to the Concentration Account over such period (other than Excluded Amounts and all or any part of the initial deposit to the Concentration Account on the Closing Date that has not been previously withdrawn and that the Servicer elects to retain on deposit in the Concentration Account).

(ii)          on and after the Closing Date, the Servicer will also deposit or cause to be deposited to the Collection Account (or to such other account specified below) the following amounts:

(A)      any Indemnification Amounts within three (3) Business Days following the receipt by the Servicer or any of its Affiliates of such amounts; provided, that any Liquor License Related Indemnification Amounts shall be deposited into the Collection Account in accordance with the procedures set forth in Section 10.2(h); provided, further, that upon the deposit of such Liquor License Related Indemnification Amounts into the Collection Account, such amounts shall be allocated, distributed and applied in all respects as any other Indemnification Amounts under the Indenture;

(B)        any Insurance Proceeds Amounts (which will be deposited to the Insurance Proceeds Account within three (3) Business Days following receipt by the Servicer or its Affiliates and then withdrawn for deposit to the Collection Account by the next Accounting Date);

(C)        any Asset Disposition Prepayment Amounts (which will be deposited to the Capital Expenditure Reserve Account within three (3) Business Days following receipt by the Servicer or its Affiliates and then withdrawn for deposit to the Collection Account by the next Accounting Date);

(D)       the Series Hedge Agreement Receipts, if any, received by the Co-Issuers in respect of any Series Hedge Agreements entered into by the Co-Issuers in connection with the issuance of Additional Notes following the Closing Date within two (2) Business Days following receipt thereof by the Master Issuer or the Servicer, as the case may be;

(E)         all Retained Collections required to be withdrawn from the Concentration Account under Section 10.1(b) at the time required thereunder or received from any other source within two (2) Business Days of receipt thereof by the Master Issuer or the Servicer, as the case may be;

(F)         any amounts obtained by the Indenture Trustee on account of or as a result of the exercise by the Indenture Trustee of any of its rights under the Indenture, including without limitation, under Article V hereof;

(G)        any amounts obtained by the Indenture Trustee from the sale and transfer of the Collateral pursuant to the Auction for purposes of implementing the Auction Call Redemption; and

(H)       all amounts, if any, relating to the Cash Collateral required to be deposited into the Collection Account in accordance with Section 11.1(e) hereof.

(b)                                 Investment Income. On each Accounting Date, (i) the Servicer will withdraw an amount equal to the Investment Income earned (net of losses and expenses) on amounts on deposit in the Concentration Account and each Servicing Account (other than the Advertising Fees Account) over the preceding Monthly Collection Period for deposit to the Collection Account, and (ii) the Indenture Trustee will withdraw an amount equal to the Investment Income earned (net of losses and expenses) on amounts on deposit in the Senior

Notes Interest Reserve Account, the Cash Trap Reserve Account, the Hedge Payment Account, the Series Distribution Accounts or the Collection Account Administrative Accounts over the preceding Monthly Collection Period for deposit to the Collection Account.

(c)                                  Payment Instructions. In accordance with and subject to the terms of the Servicing Agreement, the Master Issuer shall cause the Servicer to instruct (i) each Franchisee or Franchise Developer obligated at any time to make any payment pursuant to any Franchise Agreement or Development Agreement, respectively, to make such payment to the Concentration Account or its related Lock-Box Account, (ii) each Restaurant Holder obligated at any time to make any payments pursuant to any arrangements with Applebee’s International or any of its Affiliates (including the Securitization Entities) to make such payments to the Concentration Account or its related Lock-Box Account, and (iii) any Person (not an Affiliate of the Securitization Entities) obligated at any time to make any payments with respect to the Indenture Collateral, including, without limitation, the IP Assets, to make such payment to the Concentration Account or the Collection Account or such accounts’ related Lock-Box Account, as determined by the Master Issuer or Servicer.

(d)                                 Misdirected Collections. The Co-Issuers agree that if any Collections shall be received by any Co-Issuer or any other Securitization Entity (or by the Servicer on their behalf) in an account other than a Concentration Account or the Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by such Co-Issuer or such other Securitization Entity (or, in each case, by the Servicer, as the case may be) with any of their other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by such Co-Issuer or such other Securitization Entity (or, in each case, but the Servicer, as the case may be) for the benefit of the Secured Parties, and, within one (1) Business Day of the identification of such payment shall be deposited to the Concentration Account, or paid over to the Indenture Trustee, with any necessary endorsement. In the event the Servicer determines that amounts previously held in the Concentration Account should have been applied in accordance with the Weekly Collections Allocation Priority, but were instead misdirected to the Collection Account, the Indenture Trustee shall withdraw from the Collection Account any monies on deposit therein that the Servicer certifies to it and the Series Controlling Parties are monies incorrectly deposited into the Collection Account and pay such amounts to or at the direction of the Servicer. All monies, instruments, cash and other proceeds received by the Indenture Trustee pursuant to the Indenture shall be immediately deposited in the Collection Account and shall be applied as provided in this Article X.

(e)                                  Segregation of Money; Investments. The Indenture Trustee shall segregate and hold all money and property received by it in trust for the Secured Parties, and shall apply it as provided in this Base Indenture. Absent any Servicer Order or other written instructions from the Servicer hereunder, the Indenture Trustee shall invest and reinvest the funds held in any Indenture Trust Account in one or more Eligible Investments of the type described in clause (e) of the definition thereof.

Section 10.12                          Application of Monthly Collections on Payment Dates. On each Payment Date, the Indenture Trustee shall, based solely on the information contained in the Monthly Servicer’s Report, withdraw the amount on deposit in the Collection Account in respect of the preceding Monthly Collection Period for allocation or payment in the following order of priority (the “Priority of Payments”) after giving effect to all allocations and payments made pursuant to the Weekly Collections Allocation Priority on each Weekly Allocation Date that occurred during such Monthly Collection Period:

(i)             first, to deposit to (A) the SPE Operating Expense Account an amount equal to any accrued and unpaid government taxes (other than Federal, state and local income taxes), filing fees and registration fees (other than liquor license fees) payable by the Securitization Entities to any Federal, state or local government entities, in each case after giving effect to the payment of such amounts on any Weekly Allocation Date during the preceding Monthly Collection Period and then (B) the Sales Tax Account an amount equal to any accrued and unpaid sales taxes owed with respect to all Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants and not previously deposited to the Sales Tax Account pursuant to the Weekly Collections Allocation Priority (unless and until such Restaurants become Reacquired U.S. Restaurants)  and payable to the applicable taxing authority;

(ii)          second, to deposit to the Senior Notes Principal Payment Account or, if no Senior Notes are Outstanding (or the amount on deposit in the Senior Notes Principal Payment Account equals the Aggregate Outstanding Principal Amount of the Senior Notes Outstanding after giving effect to any deposit to such account on or prior to such Payment Date), to deposit to the Subordinated Notes Principal Payment Account, an amount equal to (A) the Insurance Proceeds Amount, if any, (B) the Asset Disposition Prepayment Amount, if any, and (C) the Indemnification Amount, if any, in each case with respect to such Payment Date; provided, that if the pro forma Three-Month DSCR at least equals 3.5x as of such Payment Date (after giving effect to the elimination of future revenues from the assets reconveyed to Applebee’s International in exchange for the Indemnification Amount and after giving effect to all other payments of principal on such Payment Date including any partial application of the Indemnification Amount pursuant to this clause second on such Payment Date), then the Indemnification Amount will not be deposited to the Principal Payment Accounts pursuant to this clause second and instead will be applied in the manner provided in the remaining clauses of this Priority of Payments;

(iii)       third, to deposit to the SPE Operating Expense Account, an amount equal to any previously accrued and unpaid SPE Operating Expenses together with any SPE Operating Expenses that are expected to be payable prior to the immediately following Weekly Allocation Date in an amount not to exceed the Capped SPE Operating Expense Amount with respect to the annual period in which such Weekly Allocation Date occurs after giving effect to all deposits previously made to the SPE Operating Expense Account;

(iv)      fourth, to deposit to the applicable Indenture Trust Account, ratably according to the amounts required to be deposited set forth in subclauses (A) through (D) below, the following amounts until the amount required to be deposited pursuant to subclauses (A) through (D) below is deposited in full:

(A)      to the Senior Notes Interest Payment Account, the Senior Notes Monthly Interest Amount;

(B)        to the Insurer Premiums Account, the Accrued Insurer Premium Amount, if any;

(C)        to the Class A-1 Commitment Fees Account, the Class A-1 Commitment Fees Amount; and

(D)       to the Hedge Payment Account, the accrued and unpaid Series Hedge Payment Amount, if any, payable to each Hedge Counterparty, if any, which will be paid to each Hedge Counterparty, if any, pro rata according to the amount due and payable to each of them; provided, that the deposit to the Hedge Payment Account pursuant to this subclause (D) will exclude any termination payment payable to a Hedge Counterparty, if any, without regard to whether such Hedge Counterparty, if any, was the defaulting party or an affected party or any other unscheduled amount due and payable to a Hedge Counterparty, if any, and will exclude any indemnity payment, tax payments or other similar amounts not constituting regularly scheduled hedge payments;

(v)         fifth, to pay to each Insurer, if any, the Insurer Expense Amount, if any, for such Payment Date, pro rata based on the Insurer Expense Amount owing to each Insurer, if any, on such date;

(vi)      sixth, to pay to each Insurer, if any, the Insurer Reimbursement Amount, if any, for such Payment Date, pro rata based on the Insurer Reimbursement Amount owing to each Insurer, if any, on such date;

(vii)   seventh, to pay to the Class A-1 Administrative Agent (or other Person acting in a similar capacity in respect of the Class A-1 Notes) pursuant to each Class A-1 Note Purchase Agreement (or other similar agreement), an amount equal to any accrued and unpaid Class A-1 Note Administrative Expenses due under each Class A-1 Note Purchase Agreement (or other similar agreement) in an aggregate amount up to the Capped Class A-1 Note Administrative Expense Amount for such Payment Date, pro rata based on all such amounts due under each Class A-1 Note Purchase Agreement for such Payment Date;

(viii)  eighth, to deposit to the Senior Notes Interest Reserve Account, an amount equal to the Senior Notes Interest Reserve Deficit Amount on such Payment Date with respect to the Senior Notes of each Series of Notes Outstanding in accordance with the related Series Supplement; provided, that no amount with respect to any Senior Notes of any Series of Notes Outstanding will be deposited to the Senior Notes Interest Reserve Account pursuant to this clause eighth on any Payment Date that occurs during the Monthly Collection Period immediately preceding the Series Legal Final Maturity Date for such Senior Notes;

(ix)        ninth, to pay to the Servicer the Supplemental Servicing Fee, if any, together with any previously accrued and unpaid Supplemental Servicing Fee;

(x)           tenth, if no Rapid Amortization Event has occurred (other than a Rapid Amortization Event that has been waived or cured pursuant to a Rapid Amortization Cure Right or with respect to which amounts are being trapped in a trust account pursuant to a prospective Rapid Amortization Cure Right) but a Partial Amortization Event has occurred and is continuing with respect to any Series of Notes Outstanding on such Payment Date, to deposit to the Senior Notes Principal Payment Account the Partial Amortization Amount applicable to such Series of Notes;

(xi)        eleventh, if no Rapid Amortization Event has occurred (other than a Rapid Amortization Event that has been waived or cured pursuant to a Rapid Amortization Cure Right or with respect to which amounts are being trapped in a trust account pursuant to a prospective Rapid Amortization Cure Right) but a Cash Trap Reserve Event has occurred and is continuing with respect to the Senior Notes of any Series of Notes Outstanding on such Payment Date, to deposit to the Cash Trap Reserve Account the Cash Trap Reserve Amount applicable to such Series of Notes;

(xii)     twelfth, if a Rapid Amortization Event has occurred (other than a Rapid Amortization Event that has been waived or cured pursuant to a Rapid Amortization Cure Right), to deposit to the Senior Notes Principal Payment Account (or, if amounts are being trapped in a separate trust account pursuant to a prospective Rapid Amortization Cure Right, to such separate trust account) an amount equal to the lesser of (A) the remaining amount on deposit in the Collection Account with respect to such Payment Date and (B) the Aggregate Outstanding Principal Amount of all Senior Notes after giving effect to any deposit to such account pursuant to the preceding clauses;

(xiii)  thirteenth, to deposit to the SPE Operating Expense Account, an amount equal to any accrued and unpaid SPE Operating Expenses (together with any SPE Operating Expenses that are expected to be payable prior to the immediately following Weekly Allocation Date) in excess of the Capped SPE Operating Expense Amount after giving effect to clause third above;

(xiv)  fourteenth, to pay to each Class A-1 Administrative Agent (or other Person acting in a similar capacity in respect of the Class A-1 Notes) pursuant to each Class A-1 Note Purchase Agreement (or other similar agreement), an amount equal to any accrued and unpaid Class A-1 Note Administrative Expenses due under the related Class A-1 Note Purchase Agreement (or other similar agreement) for such Payment Date in excess of the Capped Class A-1 Note Administrative Expense Amount after giving effect to clause seventh above, pro rata based on all such amounts due under each Class A-1 Note Purchase Agreement for such Payment Date;

(xv)    fifteenth, to pay to the Class A-1 Administrative Agent (or other Person acting in a similar capacity in respect of the Class A-1 Notes) pursuant to each Class A-1 Note Purchase Agreement (or other similar agreement), an amount equal to any accrued and unpaid amounts due under the related Class A-1 Note Purchase Agreement (or other similar agreement), pro rata based on all such amounts due under each Class A-1 Note Purchase Agreement for such Payment Date;

(xvi) sixteenth, to deposit to the Subordinated Notes Interest Payment Account, the Subordinated Notes Monthly Interest Amount with respect to each Class of Subordinated Notes Outstanding until the amount on deposit in such account equals the Subordinated Notes Monthly Interest Amount with respect to each Class of Subordinated Notes Outstanding for the related Payment Date;

(xvii) seventeenth, if no Rapid Amortization Event has occurred (other than a Rapid Amortization Event that has been waived or cured pursuant to a Rapid Amortization Cure Right or with respect to which amounts are being trapped in a trust account pursuant to a prospective Rapid Amortization Cure Right) but a Partial Amortization Event has occurred with respect to any Series of Notes Outstanding on such Payment Date, to deposit to the Subordinated Notes Principal Payment Account any Partial Amortization Amount applicable to such Series of Notes (after giving effect to any deposit of the Partial Amortization Amount applicable to such Series of Notes pursuant to clause tenth above);

(xviii) eighteenth, if a Rapid Amortization Event has occurred (other than a Rapid Amortization Event that has been waived or cured pursuant to a Rapid Amortization Cure Right), to deposit to the Subordinated Notes Principal Payment Account (or, if amounts are being trapped in a separate trust account pursuant to a prospective Rapid Amortization Cure Right, to such separate trust account) an amount equal to the lesser of (A) the remaining amount on deposit in the Collection Account with respect to such Payment Date and (B) the Aggregate Outstanding Principal Amount of all Subordinated Notes after giving effect to any deposit to such account pursuant to the preceding clauses;

(xix) nineteenth, to deposit, pro rata according to the amount required to be deposited to the applicable account, to (A) the Class A-1 Excess Interest Account, the Class A-1 Excess Interest Amount, if any, (B) Senior Notes Excess Adjusted Interest Account, the Senior Notes Monthly Excess Adjusted Interest Amount and (C) to the Senior Notes Monthly Contingent

Additional Interest Account, the Senior Notes Monthly Contingent Additional Interest Amount, in each case for such Payment Date;

(xx)      twentieth, to deposit to the Subordinated Notes Monthly Contingent Additional Interest Account, the Subordinated Notes Monthly Contingent Additional Interest Amount for such Payment Date;

(xxi) twenty-first, to deposit to the Hedge Payment Account, (A) any accrued and unpaid Series Hedge Payment Amount that constitutes a termination payment payable to a Hedge Counterparty, if any, and (B) any other amount payable to a Hedge Counterparty, if any, pursuant to the related Hedge Agreement, in each case pro rata to each Hedge Counterparty, if any, according to the amount due and payable to each of them;

(xxii) twenty-second, to deposit to the Senior Notes Principal Payment Account and, on and after the Payment Date on which the Senior Notes will be paid in full, the Subordinated Notes Principal Payment Account, the Monthly Aggregate Extension Prepayment Amount, if any, for such Payment Date;

(xxiii) twenty-third, to deposit to the applicable Interest Payment Account the accrued and unpaid Make-Whole Amount, if any, on each Class of Notes Outstanding in the following order of priority:  first, on each Class of Senior Notes pro rata according to the amount then due and payable and second, on each Class of Subordinated Notes sequentially according to alphanumerical designation (which with respect to each Class of Subordinated Notes bearing the same alphanumerical designation will be paid pro rata according to the amount then due and payable);

(xxiv) twenty-fourth, to deposit to the Subordinated Notes Principal Payment Account for each Series of Notes an amount equal to the lesser of (i) the applicable Monthly Subordinated Notes Amortization Amount for such Series of Notes, if any (together with any accrued but unpaid Monthly Subordinated Notes Amortization Amount), and (ii) the amount, if any, by which the remaining amount of funds on deposit in the Collection Account after giving effect to clause twenty-third above, exceeds the Residual Threshold Amount for such Series of Notes (such lesser amount, the “Subordinated Notes Principal Amortization Amount”); and

(xxv) twenty-fifth, to pay the remaining amount, if any (the “Residual Amount”), to or at the direction of the Master Issuer.

Section 10.13                          Notices to Insurers and the Rating Agencies. The Indenture Trustee shall, promptly after receipt, deliver copies of the following documents to each Insurer, if any, any Class A-1 Administrative Agent, and the Rating Agencies or, as the case may be, give prior notice to (and, if unable to give prior notice, to the extent the Indenture Trustee has Actual Knowledge thereof, notify promptly, and in any event within ten (10) Business Days after the occurrence thereof) each Insurer, if any, any Class A-1 Administrative Agent, and the Rating Agencies of the following events:

(a)                                  the occurrence of a Default or an Event of Default under this Base Indenture;

(b)                                 any resignation or removal of the Indenture Trustee or appointment of a successor Indenture Trustee;

(c)                                  any change in the Servicer; and

(d)                                 any redemption of Notes.

ARTICLE XI

APPLICATION OF FUNDS

Section 11.1                                Application of Funds.

(a)                                  Senior Notes Interest Payment Account. On each Accounting Date, after giving effect to the allocations set forth in the Priority of Payments, the Master Issuer shall instruct the Indenture Trustee in writing to withdraw on the following Payment Date:  (i) the funds allocated to the Senior Notes Interest Payment Account on such Payment Date with respect to the immediately preceding Monthly Collection Period to be paid to the Senior Notes from the Collection Account, up to the accrued and unpaid Senior Notes Monthly Interest Amount, in the order of priority set forth in Section 11.5, and deposit such funds into the applicable Series Distribution Accounts, and (ii) if the amount of funds allocated to the Senior Notes Interest Payment Account referred to in the immediately preceding clause (i) is less than the accrued and unpaid Senior Notes Monthly Interest Amount for the Interest Accrual Period with respect to each Class of Senior Notes ending most recently prior to such Payment Date, as applicable, an amount equal to the lesser of (A) such insufficiency and (B) after giving effect to the ratable manner in which funds are allocated in clause fourth of the Priority of Payments, such ratable portion of the Senior Notes Available Reserve Account Amount which is allocable to pay off the Senior Notes Monthly Interest Amount for such Interest Accrual Period, from first, the Senior Notes Interest Reserve Account, and second, the Cash Trap Reserve Account, to be paid to the Senior Notes, up to the accrued and unpaid Senior Notes Monthly Interest Amount, in the order of priority set forth in Section 11.5 below, and deposit such funds into the applicable Series Distribution Accounts.

(b)                                 Insurer Premiums Account. On each Accounting Date, after giving effect to the allocations set forth in the Priority of Payments, the Master Issuer shall instruct the Indenture Trustee in writing to withdraw on the following Payment Date:  (i) the funds allocated to the Insurer Premiums Account on such Payment Date with respect to the immediately preceding Monthly Collection Period and to pay such funds pro rata among the Insurers, if any, based upon the Policy Exposure of any such Insurer as of such Payment Date to the applicable Insurers, if any, and (ii) if the amount of funds allocated to the Insurer Premiums Account referred to in the immediately preceding clause (i) above with respect to the immediately preceding Monthly Collection Period is less than the accrued and unpaid Accrued Insurer

Premiums Amount for the Interest Accrual Period ending most recently prior to such Payment Date, an amount equal to the lesser of (A) such insufficiency and (B) after giving effect to the ratable manner in which funds are allocated in clause fourth of the Priority of Payments, such ratable portion of the Senior Notes Available Reserve Account Amount which is allocable to pay off the Accrued Insurer Premiums Amount for such Interest Accrual Period from, first, the Senior Notes Interest Reserve Account, and second, the Cash Trap Reserve Account, to pay such funds to the Insurers, if any, as applicable.

(c)                                  Class A-1 Monthly Commitment Fees Account. On each Accounting Date, after giving effect to the allocations set forth in the Priority of Payments, the Master Issuer shall instruct the Indenture Trustee in writing to withdraw on the following Payment Date:  (i) the funds allocated to the Class A-1 Commitment Fees Account on such Payment Date with respect to the immediately preceding Monthly Collection Period to be paid to the Class A-1 Notes from the Collection Account, up to the Class A-1 Monthly Commitment Fees Amount accrued and unpaid with respect to the Class A-1 Notes, pro rata among each Class of Class A-1 Notes based upon the Class A-1 Monthly Commitment Fees Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to the Class A-1 Commitment Fees Account referred to in the immediately preceding clause (i) above with respect to the immediately preceding Monthly Collection Period is less than the accrued and unpaid Class A-1 Monthly Commitment Fees Amount for the Interest Accrual Period ending most recently prior to such Payment Date, an amount equal to the lesser of (A) such insufficiency and (B) after giving effect to the ratable manner in which funds are allocated in clause fourth of the Priority of Payments, such ratable portion of the Senior Notes Available Reserve Account Amount which is allocable to pay off the Class A-1 Monthly Commitment Fees Amount for such Interest Accrual Period from, first, the Senior Notes Interest Reserve Account, and second, the Cash Trap Reserve Account, to be paid to the Class A-1 Notes up to the Class A-1 Monthly Commitment Fees Amount, pro rata among each Class of Class A-1  Notes based upon the Class A-1 Monthly Commitment Fees Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(d)                                 Hedge Payment Account. On each Accounting Date, after giving effect to the allocations set forth in the Priority of Payments, the Master Issuer shall instruct the Indenture Trustee in writing to withdraw on the following Payment Date the funds allocated to the Hedge Payment Account on such Payment Date with respect to the immediately preceding Monthly Collection Period and to pay such funds pro rata among the Hedge Counterparties according to the amount due and payable to each such Hedge Counterparties as of such Payment Date.

(e)                                  Senior Notes Principal Payment Account. On each Accounting Date, after giving effect to the allocations set forth in the Priority of Payments, the Master Issuer shall instruct the Indenture Trustee in writing to withdraw on the following Payment Date:  (i) the funds allocated to the Senior Notes Principal Payment Account on such Payment Date with respect to the immediately preceding Monthly Collection Period to be paid, in the following order, (A) to each applicable Class of Senior Notes from the Collection Account up to the aggregate amount of accrued and unpaid Indemnification Amounts, Asset Disposition Prepayment Amounts, and Insurance Proceeds Amounts (to the extent required to pay down principal on Notes), owed to each such Class of Senior Notes in the order of priority set forth in Section 11.5, (B) to each applicable Class of Senior Notes from the Collection Account up to the aggregate amount of  accrued and unpaid Partial Amortization Amount, owed to each such Class of Senior Notes in the order of priority set forth in Section 11.5, (C) to each applicable Class of Senior Notes from the Collection Account up to the amounts distributed to such administrative account pursuant to clause twelfth of the Priority of Payments owed to each such Class of Senior Notes, in the order of priority set forth in Section 11.5, and (D) to each applicable Class of Senior Notes from the Collection Account up to the aggregate amount of the accrued and unpaid Monthly Aggregate Extension Prepayment Amounts, owed to each such Class of Senior Notes in the order of priority set forth in Section 11.5, and deposit such funds into the applicable Series Distribution Accounts, and (ii) if a Rapid Amortization Event has occurred and is continuing or will occur on such Payment Date, the amounts on deposit in the Cash Trap Reserve Account (after giving effect to any payments made from the Cash Trap Reserve Account pursuant to Sections 11.1(a)(ii), 11.1(b)(ii) or 11.1(c)(ii)), if any, to be paid to each applicable Class of Senior Notes up to the Aggregate Outstanding Principal Amount of all Senior Notes after giving effect to the application of the amounts on deposit in the Senior Notes Principal Payment Account referred to in the immediately preceding clause (i) above, in the order of priority set forth in Section 11.5, and deposit such funds into the applicable Series Distribution Accounts; provided, that any payment of principal of any Class A-1 L/C Notes of any Series of Notes pursuant to this paragraph may require the deposit of funds (the “Cash Collateral”) with the applicable L/C Provider that has issued the related letters of credit underlying such Class A-1 L/C Notes to serve as collateral and act as security to guarantee any obligations of the Co-Issuers relating to such letters of credit (the “Collateralized Letters of Credit”); provided, further, that upon the expiration of the Collateralized Letters of Credit (x) so long as any Series of Notes remain Outstanding, the Cash Collateral shall be deposited into the Collection Account to be applied in accordance with the Priority of Payments, or (y) if no Series of Notes remain Outstanding, the Cash Collateral shall be returned to the applicable Co-Issuers.

(f)                                    Subordinated Notes Interest Payment Account. On each Accounting Date, after giving effect to the allocations set forth in the Priority of Payments, the Master Issuer shall instruct the Indenture Trustee in writing to withdraw on the following Payment Date:  (i) the funds allocated to the Subordinated Notes Interest Payment Account on such Payment Date with respect to the immediately preceding Monthly Collection Period to be paid to each Class of Subordinated Notes from the Collection Account, up to the accrued and unpaid Subordinated Notes Monthly Interest Amount with respect to each such Class of Subordinated Notes in the order of priority set forth in Section 10.1(b), and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to the Subordinated Notes Interest Payment Account on each Payment Date with respect to the immediately preceding Monthly Collection Period referred to in the immediately preceding clause (i) is less than the accrued and unpaid Subordinated Notes Monthly Interest Amount for the Interest Accrual Period ending most recently prior to such Payment Date and no Senior Notes are Outstanding and there are no amounts due but unpaid to any Insurer or Hedge Counterparty, if any, the amounts on deposit in the Cash Trap Reserve Account (after giving effect to any payments made from the Cash Trap Reserve Account pursuant to Sections 11.1(a)(ii), 11.1(b)(ii), 11.1(c)(ii) or 11.1(e)(ii)), if any, to be paid to each applicable Class of Subordinated Notes, up to the accrued and unpaid Subordinated Notes Monthly Interest Amount, after giving effect to the application of the amounts on deposit in the Subordinated Notes Interest Payment Account referred to in the immediately preceding clause (i), in the order of priority set forth in Section 11.5, and deposit such funds into the applicable Series Distribution Accounts.

(g)                                 Subordinated Notes Principal Payment Account. On each Accounting Date, after giving effect to the allocations set forth in the Priority of Payments, the Master Issuer shall instruct the Indenture Trustee in writing to withdraw on the following Payment Date:  (i) the funds allocated to the Subordinated Notes Principal Payment Account on such Payment Date with respect to the immediately preceding Monthly Collection Period to be paid, in the following order, (A) to each applicable Class of Subordinated Notes from the Collection Account up to the aggregate amount of accrued and unpaid Indemnification Amounts, Asset Disposition Prepayment Amounts, and Insurance Proceeds Amounts (to the extent required to pay down principal on Notes), owed to each such Class of Subordinated Notes in the order of priority set forth in Section 11.5, (B) to each applicable Class of Subordinated Notes from the Collection Account up to the aggregate amount of  accrued and unpaid Partial Amortization Amount, owed to each such Class of Subordinated Notes in the order of priority set forth in Section 11.5, (C) to each applicable Class of Subordinated Notes from the Collection Account up to the amounts distributed to such administrative account pursuant to clause (xvii) of the Priority of Payments owed to each such Class of Subordinated Notes, in the order of priority set forth in Section 11.5, (D) to each applicable Class of Subordinated Notes from the Collection Account up to the aggregate amount of the accrued and unpaid Monthly Aggregate Extension Prepayment Amounts, owed to each such Class of Subordinated Notes in the order of priority set forth in Section 11.5, and (E) to each applicable Class of Subordinated Notes from the Collection Account up to the aggregate amount of the accrued and unpaid Subordinated Notes Principal Amortization Amounts owed to each such Class of Subordinated Notes, in the order of priority set forth in Section 11.5, and deposit such funds into the applicable Series Distribution Accounts, and (ii) if a Rapid Amortization Event has occurred and is continuing or will occur on such Payment Date, the amounts on deposit in the Cash Trap Reserve Account (after giving effect to any payments made from the Cash Trap Reserve Account pursuant to Sections 11.1(a)(ii), 11.1(b)(ii), 11.1(c)(ii), 11.1(e)(ii) or 11.1(f)(ii)), if any, to be paid to each applicable Class of Subordinated Notes up to the Aggregate Outstanding Principal Amount of all Subordinated Notes after giving effect to the application of the amounts on deposit in the Subordinated Notes Principal Payment Account referred to in the immediately preceding clause (i) above, in the order of priority set forth in Section 11.5, and deposit such funds into the applicable Series Distribution Accounts.

(h)                                 Class A-1 Excess Interest Account. One each Accounting Date, after giving effect to the allocations set forth in the Priority of Payments, the Master Issuer shall instruct the Indenture Trustee in writing to withdraw on the following Payment date the funds allocated to the Class A-1 Excess Interest Account on such Payment Date with respect to the immediately preceding Monthly Collection Period, to be paid to the applicable Class A-1 Notes from the Collection Account, up to the accrued and unpaid Class A-1 Excess Interest Amounts distributed to such administrative account owe to each such Class A-1 Notes in the order of priority set forth in Section 11.5, and deposit such funds into the applicable Series Distribution Accounts.

(i)                                     Senior Notes Excess Adjusted Interest Account. On each Accounting Date, after giving effect to the allocations set forth in the Priority of Payments, the

Master Issuer shall instruct the Indenture Trustee in writing to withdraw on the following Payment Date the funds allocated to the Senior Notes Excess Adjusted Interest Account on such Payment Date with respect to the immediately preceding Monthly Collection Period, to be paid to each applicable Class of Senior Notes from the Collection Account, up to the accrued and unpaid Senior Notes Excess Adjusted Interest Amount distributed to such administrative account owed to each such Class of Senior Notes in the order of priority set forth in Section 11.5, and deposit such funds into the applicable Series Distribution Accounts.

(j)                                     Senior Notes Monthly Contingent Additional Interest Account. On each Accounting Date, after giving effect to the allocations set forth in the Priority of Payments, the Master Issuer shall instruct the Indenture Trustee in writing to withdraw on the following Payment Date the funds allocated to the Senior Notes Monthly Contingent Additional Interest Account on such Payment Date with respect to the immediately preceding Monthly Collection Period, to be paid to each applicable Class of Senior Notes from the Collection Account, up to the amount of accrued and unpaid Senior Notes Monthly Contingent Additional Interest distributed to such administrative account owed to each such Class of Senior Notes in the order of priority set forth in Section 11.5, and deposit such funds into the applicable Series Distribution Accounts.

(k)                                  Subordinated Notes Monthly Contingent Additional Interest Account. On each Accounting Date, after giving effect to the allocations set forth in the Priority of Payments, the Master Issuer shall instruct the Indenture Trustee in writing to withdraw on the following Payment Date the funds allocated to the Subordinated Notes Monthly Contingent Additional Interest Account on such Payment Date with respect to the immediately preceding Monthly Collection Period, to be paid to each applicable Class of Subordinated Notes from the Collection Account up to the amount of accrued and unpaid Subordinated Notes Monthly Contingent Additional Interest distributed to such administrative account owed to each such Class of Subordinated Notes in the order of priority set forth in Section 11.5, and deposit such funds into the applicable Series Distribution Accounts.

(l)                                     Senior Notes Interest Reserve Account.

(i)             On the Accounting Date preceding the first Payment Date that coincides with or follows any Senior Notes Interest Reserve Step-Down Date, the Master Issuer shall instruct the Indenture Trustee in writing to withdraw on such Payment Date funds then on deposit in the Senior Notes Interest Reserve Account equal to the Senior Notes Interest Reserve Step-Down Release Amount and deposit such funds into the Collection Account.

(ii)          If the Master Issuer determines, with respect to any Series of Senior Notes, that the amount to be deposited in any Series Distribution Account in accordance with the terms of this Section 11.1 on any Series Legal Final Maturity Date related to such Series of Senior Notes is less than the Aggregate Outstanding Principal Amount of such Series of Senior Notes, on the Accounting Date immediately preceding such Series Legal Final Maturity Date, the Master Issuer shall instruct the Indenture Trustee thereof in writing, and the Indenture Trustee shall, in accordance with such instruction on such Series Legal

Final Maturity Date, withdraw from the Senior Notes Interest Reserve Account and deposit in the order of priority set forth in Section 11.5 into the applicable Series Distribution Accounts, an amount equal to the lesser of such insufficiency and the Available Senior Notes Interest Reserve Account Amount (after giving effect to any payments made from the Senior Notes Interest Reserve Account pursuant to clause (ii) of Section 11.1(a), clause (ii) of Section 11.1(b), and clause (ii) of Section 11.1(c)) on such Series Legal Final Maturity Date.

(m)                               Cash Trap Reserve Account. On the Accounting Date preceding any Payment Date that is anticipated to be a Cash Trap Reserve Cure Date, the Master Issuer shall instruct the Indenture Trustee in writing to withdraw on such Payment Date any amounts then on deposit in the Cash Trap Reserve Account and deposit such funds into the Collection Account; provided that such Payment Date constitutes a Cash Trap Reserve Cure Date.

(n)                                 Lease Payment Account. Subject to and in accordance with Section 10.2(f), the Servicer may withdraw amounts on deposit in the Lease Payment Account on any Business Day to pay the Lease Payments payable by the Restaurant Holders and, with respect to the Post-Closing U.S. Restaurants, the Predecessor Restaurant Holders as the lessees under the Sale/Leaseback Leases, if any, entered into with third parties in connection with the Company-Owned Real Property sold to the third parties in sale/leaseback transactions;

(o)                                 Gift Card Reserve Account. Subject to and in accordance with Section 10.2(b), the Servicer may withdraw amounts on deposit in the Gift Card Reserve Account (i) on a monthly basis on the fifth calendar day of each month or, if such day is not a Business Day, the immediately following Business Day, for payment to or at the direction of ACMC, Inc. the amount payable to ACMC, Inc. in connection with the redemption of ACMC Gift Cards sold on behalf of ACMC, Inc. at Company-Owned U.S. Restaurants or Post-Closing U.S. Restaurants, as applicable, and redeemed at Franchised U.S. Restaurants and (ii) on a weekly basis for deposit to the Concentration Account on each Weekly Allocation Date in an amount equal to the aggregate dollar amount of the redemption at Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants of ACMC Gift Cards sold at Company-Owned U.S. Restaurants or Post-Closing U.S. Restaurants, as applicable;

(p)                                 Third Party Licensing Fee Account. Subject to and in accordance with Section 10.2(c), the Servicer may withdraw amounts on deposit in the Third Party Licensing Fee Account, on any Business Day to pay the accrued and unpaid licensing fees or royalty fees or other similar amounts payable to third parties in connection with the sale or use of their products or services at Company-Owned U.S. Restaurants, Post-Closing U.S. Restaurants and Franchised U.S. Restaurants, which as of the Closing Date will include the Weight Watchers Fees payable on a quarterly basis to Weight Watchers International, Inc. pursuant to the Weight Watchers Agreement;

(q)                                 Advertising Fees Account. Subject to and in accordance with Section 10.2(a), the Servicer may withdraw amounts on deposit in the Advertising Fees Account, on any Business Day to pay fees and expenses relating to the National Advertising Fund , and subject to and in accordance with Sections 10.2(a) and 10.2(c), may, in certain instances, if the amount on deposit in the Third Party Licensing Fee Account is not sufficient to pay certain third party licensing fees, withdraw amounts on deposit in the Advertising Fees Account to pay the amount of such deficiency;

(r)                                    SPE Operating Expense Account. Subject to and in accordance with Section 10.2(e), the Servicer may withdraw amounts on deposit in the SPE Operating Expense Account, on any Business Day to pay any amount described in clause (i) of the Weekly Collections Allocation Priority and any other SPE Operating Expenses that are due and payable on such date;

(s)                                  Capital Expenditure Reserve Account. Subject to and in accordance with Section 10.2(h), the Servicer may withdraw amounts on deposit in the Capital Expenditure Reserve Account, on any Business Day to pay any taxes, transaction costs and other direct costs associated with Asset Dispositions, to reinvest in the New U.S. Restaurant Business and to deposit the Asset Disposition Prepayment Amount and any Liquor License Related Indemnification Amount into the Collection Account;

(t)                                    Sales Tax Account. Subject to and in accordance with Section 10.2(g),  the Servicer may withdraw amounts on deposit in the Sales Tax Account, on any Business Day to pay sales taxes payable to the applicable state and local taxing authorities that are owed with respect to Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants (unless and until such Restaurants become Reacquired U.S. Restaurants); and

(u)                                 Insurance Proceeds Account. Subject to and in accordance with Section 10.2(d),  the Servicer may withdraw amounts on deposit in the Insurance Proceeds Account, on any Business Day to pay the Franchisee Insurance Restoration Payments on behalf of Franchisees or to apply the amounts on deposit therein to reinvest in the New U.S. Restaurant Business to the extent that such amounts are not required to be applied as an Insurance Proceeds Amount pursuant to Section 10.12.

Section 11.2                                Determination of Monthly Interest. Monthly payments of interest and fees on each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 11.3                                Determination of Monthly Principal. Monthly payments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 11.4                                Prepayment of Principal. Mandatory prepayments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement, if not otherwise described herein.

Section 11.5                                Distributions in General.

(a)                                  Unless otherwise specified in the applicable Series Supplement or in this Base Indenture, on each Payment Date, the Paying Agent shall pay to the Noteholders of each Series of record on the preceding Record Date the amounts payable thereto (i) by wire transfer in immediately available funds released by the Paying Agent from the applicable Series Distribution Account no later than 12:30 p.m. (New York City time) if a Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Payment Date or (ii) by check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register if such Noteholder has not provided wire instructions pursuant to clause (i) above; provided, however, that the final principal payment due on a Note shall only be paid upon due presentment and surrender of such Note for cancellation in accordance with the provisions of the Note at the applicable Corporate Trust Office.

(b)                                 Unless otherwise specified in the applicable Series Supplement or in this Base Indenture (including Section 10.12), and except to the limited extent described below,

(i)             on each Payment Date, the Co-Issuers will make payments of interest, make-whole amount and any other amount other than payments of principal on the Notes in the following order of priority:

(A)      first, on each Class of Senior Notes, pro rata according to the amount of interest payable on each Class of Senior Notes until paid in full, and

(B)        second, on each Class of Subordinated Notes sequentially in alphanumerical order until paid in full (for which purpose each Class of Subordinated Notes bearing the same alphanumerical designation will be paid pro rata according to the amount of interest, make-whole or such other amount payable on each of such Classes of Subordinated Notes);

provided, that the Additional Interest Amount, if any, payable on each Class of Notes Outstanding will be paid on a subordinated basis in accordance with the Priority of Payments on each Payment Date (which with respect to the Additional Interest Amount payable at each priority level in the Priority of Payments will be allocated to each of the applicable Classes of Notes Outstanding in the order of priority described in clauses (A) and (B) of this subclause (b)(i).

(ii)          On each Payment Date, the Co-Issuers will make mandatory prepayments of principal, if any, in connection with Series 2007-1 Monthly Aggregate Extension Prepayment Amounts, any Indemnification Amount, any Asset Disposition Prepayment Amount, any Insurance Proceeds Amount, any Subordinated Notes Principal Amortization Amounts, a Rapid Amortization Event or a Partial Amortization Event in the following order of priority:

(A)      if no Rapid Amortization Event and no Partial Amortization Event has occurred,

(1)                                              first, on the Class A-2-I Notes of all Series of Notes Outstanding until paid in full,

(2)       second, on the Class A-2-II Notes of all Series of Notes Outstanding until paid in full,

(3)       third, on the Class A-1 Notes of all Series of Notes Outstanding until paid in full; provided, that any payment of principal of any Class A-1 L/C Notes of any Series of Notes pursuant to this clause third may require the deposit of the Cash Collateral with the applicable L/C Provider in connection with the Collateralized Letters of Credit, all in accordance with the terms set forth in the final two provisos of Section 11.1(e) above, and

(4)       fourth, on each Class of Subordinated Notes of each Series of Notes Outstanding sequentially in alphanumerical order;

(B)   if either a Rapid Amortization Event that is potentially subject to the one-time Series 2007-1 Rapid Amortization Cure Right or a Partial Amortization Event has occurred,

(1)       first, on the Class A-2 Notes of all Series of Notes Outstanding until paid in full,

(2)       second, on the Class A-1 Notes of all Series of Notes Outstanding until paid in full; provided, that any payment of principal of any Class A-1 L/C Notes of any Series of Notes pursuant to this clause second may require the deposit of the Cash Collateral with the applicable L/C Provider in connection with the Collateralized Letters of Credit, all in accordance with the terms set forth in the final two provisos of Section 11.1(e) above, and

(3)       third, on each Class of Subordinated Notes of each Series of Notes Outstanding sequentially in alphanumerical order;

provided, that principal to be paid pursuant to a series specific Partial Amortization Event will be allocable only to the relevant Series;

(C)   if a Rapid Amortization Event that is not potentially subject to the one-time Series 2007-1 Rapid Amortization Cure Right has occurred,

(1)       first, on the Class A-1 Notes of all Series of Notes Outstanding until paid in full; provided, that any payment of principal of any Class A-1 L/C Notes of any Series of Notes pursuant to this clause first may require the deposit of the Cash Collateral with the applicable L/C Provider in connection with the Collateralized Letters of Credit, all in accordance with the terms set forth in the final two provisos of Section 11.1(e) above,

(2)       second, on the Class A-2 Notes of all Series of Notes Outstanding until paid in full, and

(3)       third, on each Class of Subordinated Notes of each Series of Notes Outstanding sequentially in alphanumerical order;

 (D) if the Aggregate Controlling Party has directed the Indenture Trustee to liquidate the Indenture Collateral following the occurrence of an Event of Default and an acceleration of the Notes,

(1)       first, to all Classes of Senior Notes of all Series of Notes Outstanding pro rata based on the Aggregate Outstanding Principal Amount until paid in full; provided, that any payment of principal of any Class A-1 L/C Notes of any Series of Notes pursuant to this clause first may require the deposit of the Cash Collateral with the applicable L/C Provider in connection with the Collateralized Letters of Credit, all in accordance with the terms set forth in the final two provisos of Section 11.1(e) above, and

(2)       second, to each Class of Subordinated Notes of all Series of Notes Outstanding sequentially in alphanumerical order.

(iii)      Payments of principal on each Class of Notes of all Series of Notes Outstanding at each priority level described above will be paid pro rata according to the Aggregate Outstanding Principal Amount of each Class of Notes Outstanding.

(iv)      Notwithstanding the foregoing, the Co-Issuers may apply an equity contribution made by Applebee’s International to Applebee’s Holdings for contribution to the Master Issuer to optionally prepay in whole or in part one or more Classes of Notes without regard to the alphanumerical designation of such Class or Classes of Notes in an Optional Prepayment on any Optional Prepayment Date; provided, that any Optional Prepayment of Series 2007-1 Subordinated Notes prior to the payment in full of Senior Notes will require satisfaction of such conditions described in Section 4.7(e) of the Series 2007-1 Supplement.

(v)       If a Class of Senior Notes has multiple sub-classes, unless otherwise specified in the related Series Supplement, the sub-classes will rank pari passu with each other for purposes of all payments thereon but may earn different stated rates of interest, all or just individual subclasses may or may not   be insured with respect to the amounts of principal and interest owed there by different Insurers, if any, and even if insured, such sub-classes may be insured by different Insurers that will be severally and not jointly liable for their obligations to the Holders of the related sub-Class of Senior Notes.  Payments of interest on each sub-class of a Class of Senior Notes will be paid pro rata according to the aggregate amount of interest due (or such other amount payable) on each sub-class on each Payment Date.  For the avoidance of doubt, the Series 2007-1 Class A-2-II-A Notes (issued in accordance with the applicable Insurance Policy) and the Series 2007-1 Class A-2-II-X Notes (which are not insured by any Insurer)

will rank pari passu with each other for purposes of all payments thereon but each sub-class may earn a separate rate of interest.

(vi)      All Notes issued under the Indenture that are part of a Class with an alphanumerical designation that contains the letter “A” together with any subclasses thereof will be classified as “Senior Notes” for all purposes under the Indenture. All Notes issued under the Indenture that are part of a Class with an alphanumerical designation that does not contain the letter “A” will be classified as “Subordinated Notes” for all purposes under the Indenture.

(c)     Unless otherwise specified in the applicable Series Supplement, the Indenture Trustee shall distribute all amounts owed to the Noteholders of any Class of Notes pursuant to the instructions of the Co-Issuers whether set forth in a Servicer’s Certificate, a Company Order or otherwise.

ARTICLE XII

REPORTS

Section 12.1   Reports and Instructions to Indenture Trustee.

(a)        Weekly Servicer’s Report.  By 12:00 p.m. (noon) (New York City time) on the Business Day immediately preceding each Weekly Allocation Date (or, if one or more non-Business Days occur during the same calendar week as such Weekly Allocation Date, on such Weekly Allocation Date), the Servicer shall furnish or cause to be furnished, to the Indenture Trustee, the Rating Agencies, the Back-Up Manager and each Insurer, if any, a weekly servicer report substantially in the form of Exhibit J hereto (each, a “Weekly Servicer’s Report”).

(b)        Monthly Servicer’s Certificate.  On or before 10:00 a.m. (New York City time) on each Accounting Date, the Servicer shall furnish or cause to be furnished, to the Indenture Trustee, the Rating Agencies, the Back-Up Manager, each Paying Agent and each Insurer, if any, a monthly servicer’s certificate substantially in the form of Exhibit K hereto (each, a “Monthly Servicer’s Certificate”), with a monthly servicer report substantially in the form of Exhibit L hereto, including a certification to the effect that, except as provided in any other  notice given hereunder, no Servicer Termination Event, Rapid Amortization Event, Potential Rapid Amortization Event, Default or Event of Default has occurred or is continuing and no trademark registrations are within three (3) months of lapsing except with respect to such trademark registrations that the Servicer has determined to allow to lapse within such time period pursuant to the Servicing Standard (each, a “Monthly Servicer’s Report”).

(c)        Monthly Noteholders’ Report.  On or before 10:00 a.m. (New York City time) on the second Business Day prior to each Payment Date, the Co-Issuers (or the Servicer on the Co-Issuers’ behalf) shall furnish, or cause to be furnished, to the Indenture Trustee, the Rating Agencies, the Back-Up Manager and each Insurer, if any, the Monthly Noteholders’ Report with respect to each Series of Notes substantially in the form of Exhibit M hereto or provided in the applicable Series Supplement, which with respect to the Series 2007-1 Notes will contain the information set forth in Section 12.4.

(d)        Annual Accountants’ Reports.  As soon as available to the Master Issuer pursuant to the Servicing Agreement, the Master Issuer shall furnish, or cause to be furnished, to the Indenture Trustee, the Rating Agencies, the Back-Up Manager and each Insurer, if any, the reports of the Independent Accountants required to be delivered to the Master Issuer by the Servicer thereunder.

(e)        Master Issuer and Franchise Holder Financial Statements.  The Servicer, on behalf of the Co-Issuers, shall deliver to the Indenture Trustee, the Rating Agencies, the Back-Up Manager and each Insurer, if any:

(i)     as soon as available and in any event within forty five (45) days after the end of each of the first three quarters of each fiscal year, an unaudited balance sheet of the Master Issuer and the Franchise Holder as of the end of each of the first three quarters of each fiscal year and unaudited statements of income, changes in shareholders’ equity and cash flows of the Master Issuer and the Franchise Holder for the period commencing at the end of the previous fiscal year and ending with the end of such quarter; and

(ii)    as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year, an audited balance sheet of the Master Issuer and the Franchise Holder as of the end of each fiscal year and audited statements of income, changes in shareholders’ equity and cash flows of the Master Issuer and the Franchise Holder for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP and accompanied by an opinion thereon of independent public accountants of recognized national standing stating such audited financial statements present fairly, in all material respects, the financial position of the companies being reported on and their results of operations and have been prepared in accordance with GAAP, provided, that during the first fiscal year following the Closing Date, the quarterly unaudited financial statements of the Master Issuer and the Franchise Holder shall be delivered within sixty (60) days after the end of each of the first three quarters of the fiscal year and the annual audited financial statements of the Master Issuer and the Franchise Holder shall be delivered within one hundred and fifty (150) days after the end of the fiscal year.

(f)         Applebee’s International Financial Statements.  The Servicer, on behalf of the Co-Issuers, shall deliver to the Indenture Trustee, the Back-Up Manager, the Rating Agencies and each Insurer, if any:

(i)     as soon as available and in any event within forty five (45) days after the end of each of the first three quarters of each fiscal year, an unaudited consolidated balance sheet of Applebee’s International as of the end of each of the first three quarters of each fiscal year and unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of Applebee’s International for the period commencing at the end of the previous fiscal year and ending with the end of such quarter; and

(ii)    as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year, an audited consolidated balance sheet of Applebee’s International as of the end of each fiscal year and audited consolidated statements of income, changes in shareholders’ equity and cash flows of Applebee’s International for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP and accompanied by an opinion thereon of independent public accountants of recognized national standing stating such audited consolidated financial statements present fairly, in all material respects, the financial position of the companies being reported on and their results of operations and have been prepared in accordance with GAAP, provided, that during the first fiscal year following the Closing Date, the quarterly unaudited consolidated financial statements of Applebee’s International shall be delivered within sixty (60) days after the end of each of the first three quarters of the fiscal year and the annual audited consolidated financial statements of Applebee’s International shall be delivered within one hundred and fifty (150) days after the end of the fiscal year.

(g)        IHOP Corp. Financial Statements.  The Servicer, on behalf of the Co-Issuers, shall deliver to the Indenture Trustee, the Rating Agencies, the Back-Up Manager, and each Insurer, if any:

(i)     as soon as available and in any event within forty five (45) days after the end of each of the first three quarters of each fiscal year, an  unaudited consolidated balance sheet of IHOP Corp. as of the end of each of the first three quarters of each fiscal year and unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of IHOP Corp. for the period commencing at the end of the previous fiscal year and ending with the end of such quarter; and

(ii)    as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year, an audited consolidated balance sheet of IHOP Corp. as of the end of each fiscal year and audited consolidated statements of income, changes in shareholders’ equity and cash flows of IHOP Corp. for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP and accompanied by an opinion thereon of independent public accountants of recognized national standing stating such audited consolidated financial statements present fairly, in all material respects, the financial position of the companies being reported on and their results of operations and have been prepared in accordance with GAAP.

(h)       Additional Information.  (i) The Servicer, on behalf of the Co-Issuers, will furnish, or cause to be furnished, from time to time such additional information regarding the Indenture Collateral or compliance with the covenants and other agreements of any Securitization Entity under the Transaction Documents as the Indenture Trustee or any Series Controlling Party may reasonably request, subject at all times to compliance with the Exchange

Act, the Securities Act and any other applicable law by IHOP Corp., Applebee’s International, the Servicer, and any Securitization Entity; and (ii) the Master Issuer or the Servicer will furnish, or cause to be furnished, to the Indenture Trustee and each Insurer, if any, notice of the occurrence of any Partial Amortization Event or Rapid Amortization Event within two (2) days of the occurrence of such event.

(i)         Instructions as to Withdrawals and Payments.  The Master Issuer or the Servicer will furnish, or cause to be furnished, to the Indenture Trustee or the Paying Agent, as applicable, written instructions to make withdrawals and payments from the Collection Account and any other Trust Account, as contemplated herein and in any Series Supplement.  The Indenture Trustee and the Paying Agent shall promptly follow any such written instructions.

(j)         Electronic Distribution.  Notwithstanding anything to the contrary herein, the certificates, statements, reports and other information to be furnished pursuant to this Section 12.1 may be furnished in electronic form complying with technological requirements reasonably acceptable to the recipient thereof.

Section 12.2     Annual Noteholders’ Tax Statement.  On or before January 31 of each calendar year, beginning with calendar year 2009, the Paying Agent shall furnish, to each Person who at any time during the preceding calendar year was a Noteholder, a statement prepared by the Master Issuer containing the information which is required to be contained in the   Monthly Noteholders’ Reports with respect to each Series of Notes aggregated for such calendar year or the applicable portion thereof during which such Person was a Noteholder, together with such other customary information (consistent with the treatment of the Notes as indebtedness) as the Master Issuer deems necessary or desirable to enable the Noteholders to prepare their tax returns (each such statement, an “Annual Noteholders’ Tax Statement”).

Section 12.3    Rule 144A Information.  For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Co-Issuers agree to provide to any Noteholder or Note Owner and to any prospective purchaser of Notes designated by such Noteholder or Note Owner upon the request of such Noteholder or Note Owner or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

Section 12.4    Reports, Financial Statements and Other Information to Noteholders.  The Indenture Trustee will make the Monthly Servicer’s Reports and the Monthly Noteholders’ Reports available each month to Noteholders, Note Owners, each Insurer, if any, and the Ratings Agencies via the Indenture Trustee’s internet website with the use of a password provided by the Indenture Trustee to the Noteholders, Note Owners, each Insurer, if any, and the Rating Agencies.  The Indenture Trustee’s website will initially be located at CTSLink.com or such other address as the Indenture Trustee notifies such parties from time to time.  Assistance in using the website can be obtained by calling the Indenture Trustee’s customer service desk at (866) 846-4526.  The Indenture Trustee shall have no obligation to provide such information described in this Section 12.4 until it has received the requisite information from the Co-Issuers or the Servicer.  The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefore. In connection with providing access to the Indenture Trustee’s Internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer.  The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Base Indenture.  For so long as any Class of Notes is listed on the Irish Stock Exchange and the rules of such exchange so require, the Co-Issuers shall notify the Irish Paying Agent (for notification to the Irish Stock Exchange) if the rating assigned by any Rating Agency to such Class of Notes is reduced or withdrawn.

Section 12.5    Servicer.  Pursuant to the Servicing Agreement, the Servicer has agreed to provide certain reports, instructions and other services on behalf of the Co-Issuers.  The Noteholders by their acceptance of the Notes consent to the provision of such reports to the Indenture Trustee by the Servicer in lieu of the Co-Issuers.  Any such reports that are required to be delivered to the Noteholders hereunder shall be delivered by the Indenture Trustee.  The Indenture Trustee shall have no obligation whatsoever to verify, reconfirm or recalculate any information or material contained in any of the reports, financial statements or other information delivered to it pursuant to this Article XII or the Servicing Agreement.  All distributions, allocations, remittances and payments to be made by the Indenture Trustee or the Paying Agent hereunder or under any Supplement or Class A-1 Note Purchase Agreement shall be made based solely upon the most recently delivered written reports and instructions provided to the Indenture Trustee or Paying Agent, as the case may be, by the Servicer (subject to Section 6.1(c)).

Section 12.6    Standard of Conduct.  In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Base Indenture, subject to the terms and conditions of this Base Indenture, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Co-Issuers, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder taking or directing an action or failing to take or direct an action, in bad faith or in violation of the express terms of this Base Indenture.

Section 12.7    Right to List of Holders.  Any Holder shall have the right, upon five (5) Business Days’ prior notice to the Indenture Trustee, to obtain a complete list of Holders.

ARTICLE XIII

HEDGE AGREEMENTS

Section 13.1    Hedge Agreements.  The Co-Issuers shall enter into a Series Hedge Agreement in connection with the issuance of any Series of Notes if and to the extent provided in the applicable Series Supplement.  The Co-Issuers shall Grant its rights under each Series Hedge Agreement to the Indenture Trustee pursuant to the Granting Clauses hereof.

Section 13.2    Terms of Hedge Agreements Contained in Series Supplement.  The Co-Issuers’ obligation to enter into and maintain any Series Hedge Agreement with respect to any Series of Notes, and the principal terms of each such Series Hedge Agreement, shall be solely as provided in the applicable Series Supplement.  None of the Co-Issuers may enter into a Series Hedge Agreement in connection with any Series of Notes nor may any Hedge Counterparty be granted any third party beneficiary rights hereunder unless the Aggregate Controlling Party has consented as to the form and substance of the Series Hedge Agreement.

Section 13.3           Hedge Counterparties.  Any Hedge Counterparty shall be required to satisfy the following rating requirements (the “Hedge Counterparty Required Ratings”) at the time that the related Series Hedge Agreement is entered into:

(i)    Such Hedge Counterparty shall be required to have a short-term debt rating from Moody’s;

(ii)   if such Hedge Counterparty has only a short-term debt rating by Moody’s, then such Hedge Counterparty will be required to have a short-term debt rating by Moody’s of “P-1” or, if such Series Hedge Counterparty has only a long-term debt rating by Moody’s, then such Hedge Counterparty will be required to have a long-term debt rating by Moody’s of at least “A1” (and, if such rating is “A1,” such Hedge Counterparty may not be on credit watch for a possible downgrade of such rating);

(iii)  if such Hedge Counterparty has both short-term and long-term debt ratings by Moody’s, then such Hedge Counterparty will be required to have both (x) a short-term debt rating by Moody’s of “P-1” and that is not on credit watch for a possible downgrade and (y) a long-term debt rating by Moody’s of at least “A2” (and, if such rating is “A2,” such Hedge Counterparty may not be on credit watch for a possible downgrade of such rating);

(iv)  such Hedge Counterparty shall be required to have a short-term debt rating by S&P of at least “A-1” or, if such Hedge Counterparty has only a long-term debt rating by S&P, then such  Hedge Counterparty will be required to have a long-term debt rating by S&P of “A+”; and

(v)  such Hedge Counterparty shall be required to have a short-term debt rating by Fitch of “F-1” or, if such Hedge Counterparty has only a long-term debt rating by Fitch, then such Hedge Counterparty shall be required to have a long-term debt rating by Fitch of “A.”

If at any time after a Series Hedge Agreement is entered into, the applicable Hedge Counterparty fails to continue to have the Hedge Counterparty Required Ratings with respect to Moody’s, but a Moody’s Second Trigger Event has not yet occurred, then such Hedge Counterparty shall be required, at its sole expense, within ten (10) Business Days following the applicable downgrade to:

(i)    post collateral in a segregated account in the amount specified in the relevant Series Hedge Agreement to secure the Hedge Counterparty’s obligations under such Series Hedge Agreement;

(ii)   obtain a guarantor that has a Hedge Counterparty Required Rating with respect to Moody’s; or

(iii)  replace itself under the related Series Hedge Agreement with a substitute Hedge Counterparty that has the Hedge Counterparty Required Ratings with respect to Moody’s or cause such substitute Hedge Counterparty to enter into a substantially equivalent Series Hedge Agreement with the Co-Issuers.

If at any time after a Series Hedge Agreement is entered into, the applicable Hedge Counterparty has either (A) a short-term debt rating by Moody’s, and its short-term Moody’s rating is “P-3” or below or is suspended or withdrawn, or (B) a long-term debt rating by Moody’s and its long-term Moody’s rating is “A3” or below or is suspended or withdrawn (such event, a “Moody’s Second Trigger Event”), then such Hedge Counterparty will be required   within ten (10) Business Days of such Moody’s Second Trigger Event to both (1) obtain a guarantor or replace itself in the manner described in the preceding clauses (ii) or (iii), as applicable, and (2) in the interim, within five (5) Business Days following the applicable downgrade, post collateral in a segregated account in the amount specified in the relevant Series Hedge Agreement to secure such Hedge Counterparty’s obligations under such Series Hedge Agreement.

If at any time after a Series Hedge Agreement is entered into, a Hedge Counterparty has a short-term debt rating by S&P or Fitch below “A-1” or “F-1” respectively, or, if a Hedge Counterparty has no short-term debt rating by S&P or Fitch, a long-term debt rating by S&P or Fitch below “A+” or “A,” respectively, or that has been suspended or withdrawn, then such Hedge Counterparty shall be required, at its sole expense, within ten (10) Business Days, to either:

(i)    post collateral in a segregated account as required by the relevant Series Hedge Agreement to secure such Hedge Counterparty’s obligations under the relevant Series Hedge Agreement, in an amount and of the type sufficient to cause the Rating Agency Condition with respect to S&P or Fitch, as applicable, to be satisfied and provide an Opinion of Counsel as to the validity of the security interest in such posted collateral; or

(ii)   (x) obtain a guarantor that has a Hedge Counterparty Required Rating with respect to S&P or Fitch, as applicable, and that will satisfy the Rating Agency Condition with respect to S&P with respect to its appointment; (y) replace itself under a substantially equivalent Series Hedge Agreement with a substitute Hedge Counterparty that has a Hedge Counterparty Required Rating with respect to S&P or Fitch, as applicable, and the appointment of which will satisfy the Rating Agency Condition with respect to S&P or Fitch, as applicable; or (z) take such other actions necessary to satisfy the Rating Agency Condition with respect to S&P or Fitch, as applicable.

If at any time the short-term debt rating of a Hedge Counterparty by S&P or Fitch is lowered to below “A-2” or “F-2,” as applicable, or the long-term debt rating of a Hedge

Counterparty is lowered to below “A-” by S&P or “BBB+” by Fitch, such Hedge Counterparty shall be required, at its sole expense, to immediately (but within no later than ten (10) Business Days) replace itself under the related Series Hedge Agreement with a substitute Hedge Counterparty that has a Hedge Counterparty Required Ratings and the appointment of which will satisfy the Rating Agency Condition with respect to S&P and Fitch or cause such substitute Hedge Counterparty to enter into a substantially equivalent Series Hedge Agreement with the Co-Issuers.

Any and all collateral posted by a Series Hedge Counterparty pursuant to the foregoing provisions of this Section 13.3 shall be held by the Indenture Trustee for the benefit of   the Secured Parties, and the Co-Issuer’s rights with respect thereto shall constitute part of the Indenture Collateral.

ARTICLE XIV

RELEASE OF EXCLUDED ASSETS FROM TRUST ESTATE

Section 14.1           Release of Excluded Assets from the Trust Estate.

(a)        Upon:

(i)    receipt by the Indenture Trustee of the applicable Indemnification Amount in accordance with the applicable Transaction Document and all other amounts (if any) required to be paid at such time thereunder in connection with all of the assets relating to the applicable Company-Owned U.S. Restaurant, Post-Closing U.S. Restaurant or Franchised U.S. Restaurant, as the case may be;

(ii)   deposit into the Capital Expenditure Reserve Account of the proceeds of an Asset Disposition;

(iii) receipt by the Indenture Trustee of an IHOP Certificate Release Request from the Master Issuer; provided that the IHOP Certificate Release Request shall be effective only:

(1)   if the IHOP Certificate Release Request is made by the Master Issuer (or Servicer acting on its behalf) on or after the last day of the first full fiscal month following the three-year anniversary of the Closing Date;

(2)   if as of the Payment Date immediately preceding the effective time of such IHOP Certificate Release Request, the One-Year DSCR is greater than 3.00x;

(3)   if at the effective time of such IHOP Certificate Release Request, no Rapid Amortization Event has occurred and is continuing; and

(4)   if at the effective time of such IHOP Certificate Release Request, no Subordinated Notes are Outstanding;

(iv)       a Franchise Asset Termination;

(v)        receipt by the Indenture Trustee of the proceeds from an Obsolete Property Disposition; or

(vi)  receipt by the Indenture Trustee of all amounts obtained from the sale and transfer of the Indenture Collateral pursuant to the Auction for purposes of implementing the Auction Call Redemption and the satisfaction of the Auction Consummation Conditions (each of clauses (i) through (vi), an “Indenture Collateral Release Event”), each in the ordinary course of business and otherwise in accordance with the Transaction Documents, the security interest granted to the Secured Parties under the Granting Clauses in any part of the Indenture Collateral (the “Released Indenture Collateral Asset”) relating to such Indenture Collateral Release Events shall automatically terminate and such applicable Indenture Collateral shall be released from the Trust Estate.  For the avoidance of doubt, the Released Indenture Collateral Asset in the case of any Asset Disposition or Franchise Asset Termination shall be limited to the Indenture Collateral disposed of or terminated, as the case may be.

Section 14.2   Delivery of Documents by Indenture Trustee.  The Indenture Trustee shall deliver any such documents as any Co-Issuer or the Servicer shall reasonably request to evidence the termination of a security interest in an Excluded Asset or Released Indenture Collateral Asset or the release of an Excluded Asset or Released Indenture Collateral Asset from the Trust Estate.

Section 14.3   Insurance/Condemnation Proceeds.  All Insurance/Condemnation Proceeds on the Collateral received by or on behalf of the Securitization Entities in excess of $10 million during any fiscal year, commencing with the fiscal year in which the Closing Date occurs, will be applied to prepay principal of each Series of Notes Outstanding in an amount equal to such excess (such excess, the “Insurance Proceeds Amount”) in accordance with the Priority of Payments on the Payment Date immediately following the receipt of such proceeds; provided that, notwithstanding the foregoing, the Insurance Proceeds Amount will not include (i) any proceeds that are invested by the applicable Securitization Entity in the restoration of the applicable Applebee’s Restaurants, the New U.S. Restaurant Business, property on which Applebee’s Restaurants are proposed to be developed and/or improvements and equipment relating to Applebee’s Restaurants within 360 days of the casualty or condemnation giving rise to such proceeds, (ii) any Franchisee Insurance Proceeds that are allocable to Franchisee Insurance Restoration Payments or otherwise allocable to the related Franchisee pursuant to the related Franchise Agreement, and (iii) any Insurance/Condemnation Proceeds that are otherwise required to be reinvested in the Collateral pursuant to the Franchise Documents or otherwise.  Any Insurance Proceeds Amounts shall be deposited into the Insurance Proceeds Account to be administered in accordance with Section 10.2(d) of this Base Indenture.

ARTICLE XV

AUCTION CALL REDEMPTION

Section 15.1   Auction Call Redemption.  In accordance with the procedures set forth below (the “Auction Procedures”), the Indenture Trustee and an auction agent (such entity, the “Auction Agent”) selected by the Aggregate Controlling Party will, on behalf of the Secured Parties, at the expense of the Co-Issuers (which expenses will be paid by the Co-Issuers in accordance with the Priority of Payments and will be required to be reasonable and customary in all respects), conduct an auction (an “Auction”) of the Collateral if any Notes are Outstanding on the date fifteen (15) Business Days prior to the Payment Date occurring in December 2022 or the date fifteen (15) Business Days prior to the two year anniversary of each prior Auction Date thereafter until no Notes are Outstanding (each such date, an “Auction Date”). The Servicer, the Holders of the Subordinated Notes, the Indenture Trustee, the Back-Up Manager and any Hedge Counterparty and their respective Affiliates may, but will not be required to, bid at the Auction. The Indenture Trustee will sell and transfer or terminate the Collateral at the Auction; provided, that:  (i) the Servicer or the Auction Agent certifies that bids from one or more bidders would result in the sale of all or a portion of the Collateral for a purchase price (paid in cash) which together with Eligible Investments held by the Co-Issuers (other than any Eligible Investments held by the Co-Issuers in any Servicing Account or the Advertising Fees Account) will be at least equal to the Total Redemption Amount; and (ii) each bidder selected by the Servicer enters into a written agreement with the Master Issuer (which the Master Issuer will execute if the conditions set forth herein are satisfied) that obligates it to purchase all or a portion of the Collateral and provides for payment in full (in cash) of the purchase price to the Indenture Trustee on the relevant Auction Date.  If the conditions set forth in clauses (i) and (ii) above have been met (the “Auction Consummation Conditions”), the Indenture Trustee will sell and transfer the Collateral without representation, warranty or recourse, to the applicable selected bidder in accordance with and upon completion of the Auction Procedures. The Indenture Trustee will deposit the purchase price for or proceeds from the termination or disposition of, the Collateral in the Collection Account, and each Class of Series 2007-1 Notes will be redeemed on the Payment Date immediately following the relevant Auction Date in an amount equal to the outstanding principal balance of such Class of Notes plus any accrued but unpaid interest owed thereon (such redemption, the “Auction Call Redemption”). If any of the Auction Consummation Conditions are not met with respect to any Auction or if any selected bidder fails to pay the purchase price before the 6th Business Day following the relevant Auction Date, (a) the Auction Call Redemption will not occur on the Payment Date following the relevant Auction Date, (b) the Indenture Trustee will give notice of the withdrawal of the notice of Auction Call Redemption, (c) the Indenture Trustee will decline to consummate such sale and, subject to clause (d) below, may not solicit any further bids or otherwise negotiate any further sale or termination of Collateral Assets in relation to such Auction and (d) unless the Series 2007-1 Notes are redeemed in full prior to the next succeeding Auction Date, the Indenture Trustee and the Auction Agent will conduct another Auction on the next succeeding Auction Date.  The Auction Procedures may be modified by the Co-Issuers and the Indenture Trustee subject to the prior written consent of the Aggregate Controlling Party.

Notice of an Auction Call Redemption will be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than 10 Business Days prior to the Payment

Date immediately following the relevant Auction Date, to each Holder of Notes at such Holder’s address in the Note Register maintained by the Note Registrar in accordance with the provisions of the Indenture. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption will not impair or affect the validity of the redemption of any other Notes. Notes called for redemption must be surrendered at the office of any Paying Agent, other than the Irish Paying Agent, appointed under the Indenture in order to receive all amounts that remain due and payable on the Notes.  If any Notes to be redeemed in an Auction Call Redemption are listed on the Irish Stock Exchange, the Indenture Trustee shall also deliver notice of such redemption to the Irish Paying Agent at least ten (10) days prior to the Payment Date on which the Auction Call Redemption shall occur (and the Irish Paying Agent shall then forward such notice to the Irish Stock Exchange).

All notices of redemption with respect to the Notes will state:  (a) the Payment Date on which the Auction Call Redemption will occur, (b) the amount to be paid with respect to each Class of Notes, (c) that all the Notes are being paid in full and that interest on such Notes will cease to accrue on the date specified in the notice and (d) the place or places where such Notes to be redeemed are to be surrendered for payment which will be the office of the Note Registrar or the office of any Paying Agent other than the Irish Paying Agent.

ARTICLE XVI

MISCELLANEOUS

Section 16.1   RESERVED.

Section 16.2   Form of Documents Delivered to Indenture Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of an Authorized Officer of any of the Co-Issuers or an Opinion of Counsel may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer or such Person giving such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or Opinion of Counsel is based are erroneous.  Any such certificate of an Authorized Officer of any of the Co-Issuers (as applicable) or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, any of the Co-Issuers (as applicable), the Servicer or any other Person, stating  that the information with respect to such factual matters is in the possession of such Co-Issuer, the Servicer or such other Person, unless  such Authorized Officer of any of the Co-Issuers (as applicable) or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.  Any Opinion of Counsel may also be based insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of any of the Co-Issuers (as applicable) stating that the information with respect to such matters is in the possession of any of the Co-Issuers (as applicable) unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two (2) or more applications, requests, consents, certificates, statements, opinions or other instruments under this Base Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Base Indenture it is provided that the absence of the occurrence and continuation of a Default, Event of Default or Rapid Amortization Event is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Co-Issuers, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Co-Issuers’ rights to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if a Trust Officer does not have knowledge of the occurrence and continuation of such Default, Event of Default or Rapid Amortization Event as provided in Section 6.1(d).

Section 16.3           Acts of Holders.

(a)        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Base Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Co-Issuers.  Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Base Indenture and conclusive in favor of the Indenture Trustee and the Co-Issuers, if made in the manner provided in this Section 16.3.

(b)        The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Indenture Trustee deems sufficient.

(c)        The principal amount and registered numbers of Notes held by any Person, and the date of such Person’s holding the same, shall be proved by the Note Register.

(d)        Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder (and any transferee thereof) of such Note and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Co-Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

Section 16.4   Notices, etc.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Base Indenture to be made upon, given or furnished to, or filed with:

(a)        the Indenture Trustee by any Holder, the Co-Issuers, the Servicer or by each Insurer, if any, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by telecopy in legible form, to Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, MN 5547, Attn:  Corporate Trust Services/Asset-Backed Administration, or at any other address previously furnished in writing to each Co-Issuer, the Servicer, each Insurer, if any, or Holders by the Indenture Trustee;

(b)        the Master Issuer by the Indenture Trustee, the Servicer, each Insurer, if any, or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to c/o Applebee’s Services, Inc., 11201 Renner Blvd., Lenexa, Kansas 66219, Attn:  Deputy General Counsel, facsimile:  (913) 980-9100, or at any other address previously furnished in writing to the Indenture Trustee by the Master Issuer;

(c)        any Co-Issuer by the Indenture Trustee, the Servicer, each Insurer, if any, or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to c/o Applebee’s Services, Inc., 11201 Renner Blvd., Lenexa, Kansas 66219, Attn:  Deputy General Counsel, facsimile:  (913) 980-9100, or at any other address previously furnished in writing to the Indenture Trustee by the Co-Issuer;

(d)        the Servicer by the Co-Issuers, the Indenture Trustee, each Insurer, if any, or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to Applebee’s Services, Inc., 11201 Renner Blvd., Lenexa, Kansas 66219, Attn:  Deputy General Counsel, facsimile:  (913) 980-9100, or at any other address previously furnished in writing to the Co-Issuers, the Indenture Trustee, each Insurer, if any, or the Initial Purchaser;

(e)        Moody’s, by the Co-Issuers, the Servicer or the Indenture Trustee, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) to Moody’s at Moody’s Investors Service, Inc., 7 World Trade Center at 250 Greenwich Street, New York, NY 10007, Attn:  John Wikoff;

(f)         S&P, by the Co-Issuers, the Servicer or the Indenture Trustee, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) to S&P at Standard & Poor’s Ratings Service, 55 Water Street, 42nd Floor, New York, NY 10041-0003, Attn:  ABS Surveillance Group - New Assets (Servicer_reports@sandp.com);

(g)        Fitch, by the Co-Issuers, the Servicer or the Indenture Trustee, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) to Fitch Ratings, 70 W. Madison Street, Chicago, Illinois 60602, Attn:  ABS Monitoring Group – Whole Business, Facsimile:  (312) 368-2069; or

(h)        each Insurer, if any, by the Co-Issuers, the Servicer or the Indenture Trustee shall be sufficient for every purpose hereunder (unless otherwise provided herein or in the Insurance Policy or the Insurance Agreement) if in writing and mailed, first-class, postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form to such Insurers, if any, at the address specified in the applicable Series Supplement, or at any other address previously furnished in writing to the Co-Issuers, the Servicer or the Indenture Trustee by the Insurers, if any.

Section 16.5    Notices to Holders; Waiver.  Except as otherwise expressly provided herein, where this Base Indenture provides for notice to Holders of Notes of any event:

(a)        such notice shall be sufficiently given to Holders of Notes if in writing and mailed, first-class, postage prepaid, to each Holder of a Note affected by such event, at the address of such Holder as it appears in the Note Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b)        such notice shall be in the English language.

Notwithstanding clause (a) above, a Holder of Notes may give the Indenture Trustee a written notice that it is requesting that notices to it be given by facsimile transmissions and stating the telecopy number for such transmission.  Thereafter, the Indenture Trustee shall give notices to such Holder by facsimile transmission; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above.

The Indenture Trustee shall deliver to the Holders of the Notes any readily available information required hereunder or notice requested to be so delivered by at least 25% of the Holders of any Series of Notes.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes.

Where this Base Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Base Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Section 16.6   Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 16.7           Successors and Assigns.  All covenants and agreements in this Base Indenture by the each of the Co-Issuers shall bind its successors and assigns, whether so expressed or not.  Any assignment of this Base Indenture without the written consent of each Series Controlling Party shall be null and void.

Section 16.8           No Bankruptcy Petition Against the Securitization Entities.  Each of the Noteholders, the Indenture Trustee and the other Secured Parties hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Insolvency Law; provided, however, that nothing in this Section 16.8 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Transaction Document; provided, further, that each Insurer, if any, each Noteholder, the Indenture Trustee and other Secured Parties may become a party to and participate in any Proceeding under Insolvency Law applicable to any Securitization Entity that is initiated by any person that is not an Affiliate of such Secured Party.  In the event that any such Noteholder or Secured Party or the Indenture Trustee takes action in violation of this Section 16.8, each affected Securitization Entity shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder or Secured Party or the Trustee against such Securitization Entity or the commencement of such action and raising the defense that such Noteholder or Secured Party or the Indenture Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 16.8 shall survive the termination of the Indenture and the resignation or removal of the Indenture Trustee.  Nothing contained herein shall preclude participation by any Noteholder or any other Secured Party or the Indenture Trustee in the assertion or defense of its claims in any such proceeding involving any Securitization Entity.

Section 16.9           Confidential Information.  Each of the parties hereto acknowledges that during the Term of the Indenture such party (the “Recipient”) may receive Confidential Information from another party hereto (the “Discloser”).  Recipient agrees to maintain the Confidential Information in the strictest of confidence and will not, at any time, except as otherwise provided in the Transaction Documents, use, disseminate or disclose any Confidential Information of the Discloser to any person or entity other than those of its employees or representatives who have a “need to know,” who have been apprised of this restriction.  Recipient shall be liable for any breach of this Section 16.9 by any of its employees or representatives and shall immediately notify Discloser in the event of any loss or disclosure of any Confidential Information of Discloser.  Upon termination of this Base Indenture, Recipient will return to Discloser, or at Discloser’s request, destroy, all documents and records in its possession containing the Confidential Information of Discloser.  Confidential Information shall not include information that:  (i) is already known to Recipient without restriction on use or disclosure prior to receipt of such information from Discloser; (ii) is or becomes part of the public domain other than by breach of this Agreement by, or other wrongful act of, Recipient; (iii) is developed by Recipient independently of and without reference to any Confidential Information; (iv) is received by Recipient from a third party who is not under any obligation to Discloser to maintain the confidentiality of such information; or (v) is required to be disclosed by applicable law, statute, rule, regulation, subpoena, court order or legal process; provided that the Recipient shall promptly inform the Discloser of any such requirement and cooperate with any attempt by the Discloser to obtain a protective order or other similar treatment.  It shall be the obligation of Recipient to prove that such an exception to the definition of Confidential Information exists.

Section 16.10         Separability.  In case any provision in this Base Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 16.11         Benefits of Indenture.  Nothing in this Base Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Servicer and the Secured Parties any benefit or any legal or equitable right, remedy or claim under this Base Indenture.  Each Insurer, if any, is an express third party beneficiary of this Base Indenture entitled to enforce the provisions hereof as if a party hereto.

Section 16.12         Legal Holidays.  In the event that the date of any Payment Date or Redemption Date shall not be a Business Day, then, notwithstanding any other provision of the Notes or this Base Indenture, payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on the nominal date of any such Payment Date or Redemption Date, as the case may be.  With respect to the Notes, interest shall accrue on any such payment for the period from and after any such nominal date at the rate applicable to each Series of Notes.

Section 16.13         Governing Law.  THIS BASE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 16.14         Submission to Jurisdiction.  The Co-Issuers and Indenture Trustee hereby, and each Insurer, if any, by its execution of a Series Supplement irrevocably submit to the nonexclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Base Indenture, and the Co-Issuers and Indenture Trustee hereby, and each Insurer, if any, by its execution of a Series Supplement irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court.  The Co-Issuers and Indenture Trustee hereby, and each Insurer, if any, by its execution of a Series Supplement irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The Co-Issuers each irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of its Delaware registered agent.  The Co-Issuers, Indenture Trustee and each Insurer, if any, agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 16.15         Counterparts.  This instrument and any Series Supplement may be executed in any number of counterparts (including by facsimile or other electronic means of communication), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above mentioned.

APPLEBEE’S ENTERPRISES LLC,
as Master Issuer

By:	/s/ Carin Stutz
Name: Carin Stutz
Title: President

APPLEBEE’S IP LLC,
as IP Holder

By:	/s/ Carin Stutz
Name: Carin Stutz
Title: President

APPLEBEE’S RESTAURANTS NORTH
LLC,
as a Restaurant Holder

By:	/s/ Carin Stutz
Name: Carin Stutz
Title: President

APPLEBEE’S RESTAURANTS MID-
ATLANTIC LLC,
as a Restaurant Holder

By:	/s/ Carin Stutz
Name: Carin Stutz
Title: President

Signature Page to Base Indenture

APPLEBEE’S RESTAURANTS WEST
LLC,
as a Restaurant Holder

By:	/s/ Beverly Elving
Name: Beverly Elving
Title:

APPLEBEE’S RESTAURANTS TEXAS
LLC,
as a Restaurant Holder

By:	/s/ Carin Stutz
Name: Carin Stutz
Title: President

APPLEBEE’S RESTAURANTS KANSAS
LLC,
as a Restaurant Holder

By:	/s/ Rebecca Tilden
Name: Rebecca Tilden
Title: Vice President

APPLEBEE’S RESTAURANTS
VERMONT INC.,
as a Restaurant Holder

By:	/s/ Rebecca Tilden
Name: Rebecca Tilden
Title: President

APPLEBEE’S RESTAURANTS INC.,
as a Restaurant Holder

By:	/s/ Carin Stutz
Name: Carin Stutz
Title: President

Signature Page to Base Indenture

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Indenture Trustee

By:	/s/ Melissa Philibert
Name: Melissa Philibert
Title: Vice President

Signature Page to Base Indenture

APPENDIX A

DEFINITIONS

“Accounts”:  Collectively, the Indenture Trust Accounts, the Servicing Accounts and the Restaurant Accounts.

“Account Control Agreement”:  The Account Control Agreement (Indenture Trust Accounts), the Account Control Agreement (Servicing Accounts), the Account Control Agreements (Restaurant Accounts) or such other control agreement in form and substance reasonably satisfactory to the Aggregate Controlling Party .

“Account Control Agreement (Indenture Trust Accounts)”:  The Account Control Agreement, dated as of the Closing Date, by and among the Master Issuer, the Indenture Trustee and Wells Fargo Bank, National Association, in its additional capacity as the securities intermediary thereunder, relating to the Indenture Trust Accounts, as the same may be amended or otherwise modified from time to time in accordance with the terms thereof.

“Account Control Agreements (Restaurant Accounts)”:  The Account Control Agreements, each dated as of the Closing Date, by and among the Master Issuer, the Servicer, the Back-Up Manager, the Indenture Trustee and the financial institutions named therein, relating to the Restaurant Accounts, as each may be amended or otherwise modified from time to time in accordance with the terms thereof.

“Account Control Agreement (Servicing Accounts)”:  The Account Control Agreement, dated as of the Closing Date, by and among the Master Issuer, the Servicer, the Back-Up Manager, the Indenture Trustee and JPMorgan Chase Bank, N.A., in its capacity as the securities intermediary thereunder, relating to the Concentration Account and the Servicing Accounts, as the same may be amended or otherwise modified from time to time in accordance with the terms thereof.

“Accountant’s Certificate”:  A certificate of a firm of Independent certified public accountants of national reputation in form and substance acceptable to the Indenture Trustee confirming the calculation provided for in Section 3.1(h).

“Accounting Date”:  With respect to any Payment Date, the third Business Day preceding such Payment Date.

“Accrued Insurer Premiums Amount”:  With respect to each Payment Date, the aggregate amount of the Insurer Premiums for all Classes of Senior Notes for the Interest Accrual Period ending on the related Payment Date plus any Carryover Accrued Insurer Premium Amount for such Payment Date.

“ACMC Gift Card”:  A Gift Card issued by ACMC, Inc. for redemption in Applebee’s Restaurants.

“ACMC, Inc.”:  The meaning specified in the definition of “Excluded Property” in this Appendix A.

“ACMC-Developed IP”:  U.S. Intellectual Property Rights in all of the following created, developed, authored or acquired by ACMC, Inc. under the ACMC IP License Agreement:  (i) the Applebee’s Brand and (ii) derivative works of and other variations on the Trademarks included in the IP Assets.

“ACMC IP License Agreement”:  The ACMC Intellectual Property License Agreement, dated as of the Closing Date between the IP Holder, as the licensor, and ACMC, Inc., as the licensee.

“Act”:  The meaning specified in Section 16.3 of the Base Indenture.

“Actual Knowledge”:  The actual knowledge of (i) the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Comptroller, the General Counsel or the Senior Vice President of Finance of the Servicer, (ii) any manager or director (as applicable) of the relevant Securitization Entity who is also a director or an officer of the Servicer and/or IHOP Corp. (iii) an Authorized Officer of the Servicer or the Co-Issuers directly responsible for managing the servicing of the relevant asset or for administering the transactions relevant to such event or (iv) an Authorized officer of the Indenture Trustee responsible for administering the transactions relevant to such event.

“Additional Co-Issuer”:  Any entity that, after the Closing Date, becomes a “Co-Issuer” pursuant to Section 7.14(a) of the Base Indenture.

“Additional Interest Amount”:  With respect to (i) the Series 2007-1 Notes, the Series 2007-1 Additional Interest Amount and (ii) any additional Series of Notes, the Contingent Additional Interest Amount, if any, the Post-ARD Contingent Additional Interest Amount, if any, the Class A-2-I Note Excess Adjusted Interest Amount, if any, and the Senior Notes Monthly Excess Adjusted Interest Amount, if any.

“Additional Notes”:  Additional Series of Notes.

“Additional Securitization Entity”:  Any Subsidiary (direct or otherwise) of the Master Issuer or other Securitization Entity formed after the Closing Date.

“Adjusted Repayment Date”:  With respect to (i) the Series 2007-1 Notes, the Series 2007-1 Adjusted Repayment Date and (ii) any additional Series of Notes, the meaning, if any, specified in the related Series Supplement.

“Advance”:  Loans made by investors in the Series 2007-1 Class A-1 Note Purchase Agreement that will constitute the purchase of Series 2007-1 Class A-1 Outstanding Principal Amounts.

“Advertising Fees”:  The meaning specified in Section 10.2(a) of the Base Indenture.

“Advertising Fees Account”:  The meaning specified in Section 10.2(a) of the Base Indenture.

“Affiliate” or “Affiliated”:  With respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the meaning of “control.”

“After-Acquired IP Assets”:  All U.S. Intellectual Property Rights (and, with respect to the POS System, worldwide Intellectual Property rights) created, developed, authored or acquired by the IP Holder after the Closing Date pursuant to the Transaction Documents or otherwise, including all Servicer-Developed IP, Licensee-Developed IP and ACMC-Developed IP.

“Agent Members”:  Members of, or participants in, DTC.

“Aggregate Controlling Party”:  The Series Controlling Party with respect to a Majority of all Senior Notes Outstanding or, if no Senior Notes are Outstanding, a Majority of all Subordinated Notes Outstanding; provided that in determining such Majority, with respect to any Series of Notes for which the Lead Insurer is the Series Controlling Party, the Lead Insurer will be entitled to vote the entire Aggregate Outstanding Principal Amount relating to such Series of Notes unless otherwise provided in the applicable Series Supplement; provided, further, that for the Series 2007-1 Class A-1 Notes and any other variable funding Series of Notes, the Aggregate Outstanding Principal Amount, for purposes of the definitions of “Aggregate Controlling Party” and “Series Controlling Party,” will include the maximum possible Aggregate Outstanding Principal Amount under such variable funding series of notes; provided, further, that so long as any Series 2007-1 Class A-1-A Notes or any Series 2007-1 Class A-2-II-A Notes remain Outstanding, Assured Guaranty shall be deemed to be the Aggregate Controlling Party with respect to all Series of Notes Outstanding (except in circumstances in which an Insurer Event of Default has occurred and is continuing in respect of Assured Guaranty, in which case the “Aggregate Controlling Party” shall be determined as otherwise set forth in this definition).

“Aggregate Controlling Party Order”:  A written order or request signed on behalf of the Aggregate Controlling Party.

“Aggregate Outstanding Principal Amount”:  With respect to any Series of Notes or otherwise, the aggregate principal amount Outstanding at the date of determination.

“Allocated Note Amount”:  With respect to (i) each Company-Owned U.S. Restaurant, Post-Closing U.S. Restaurant or Franchised U.S. Restaurant in existence on the Closing Date, the portion of the Aggregate Outstanding Principal Amount of the Notes allocated to such Applebee’s Restaurant on the Closing Date based on such Applebee’s Restaurant’s relative contribution to the cash flows attributable to the Applebee’s Restaurants over the twelve-month period ending September 30, 2007; and (ii) any Applebee’s Restaurant contributed to the applicable Restaurant Holder or any new Franchised U.S. Restaurant coming into existence following the Closing Date, the dollar amount based on such Applebee’s Restaurant’s relative contribution to the Retained Contributions attributable to the Applebee’s Restaurants for the most recent twelve-month period (which with respect to any Applebee’s Restaurant with less than a twelve month record will be assumed to equal the system-wide average amount of franchise royalties collected or Restaurant Holder Profit collected, as applicable for all Applebee’s Restaurants over such period); provided, that in the case of a Refranchised Restaurant, such contribution will be determined as if such Refranchised Restaurant had been a Franchised U.S. Restaurant for the most recent twelve-month period; provided, further, that in each case the Allocated Note Amount with respect to each Applebee’s Restaurant will be at least $10,000.  The Servicer will recalculate the Allocated Note Amount with respect to all of the Applebee’s Restaurants as of each date on which Applebee’s International or the Servicer is required to reacquire the assets relating to an Applebee’s Restaurant according to the cash proceeds attributable to each of the remaining Applebee’s Restaurants over the most recent twelve-month period taking into account any change to the number of Applebee’s Restaurants and the Aggregate Outstanding Principal Amount of the Notes.

“Annual Aggregate Asset Disposition Threshold”:  With respect to any fiscal year, $10,000,000.

“Annual Noteholders’ Tax Statement”:  The meaning specified in Section 12.2 of the Base Indenture.

“Anticipated Repayment Date”:  With respect to (i) the Series 2007-1 Notes, the Series 2007-1 Anticipated Repayment Date and (ii) any additional Series of Notes, the meaning, if any, specified in the related Series Supplement.

“Applebee’s Brand”:  The Trademark “Applebee’s,” alone or in combination with other words or symbols, any variations or derivatives thereof, and any names or marks confusingly similar thereto and when used as an adjective, “Applebee’s Branded.”

“Applebee’s Holdings”:  Applebee’s Holdings LLC, a newly formed, special purpose Delaware limited liability company.

“Applebee’s Holdings Guaranty and Collateral Agreement”:  The Guaranty and Collateral Agreement, by and among Applebee’s Holdings, the Master Issuer and the Indenture Trustee, dated as of the Closing Date.

“Applebee’s Holdings II”:  Applebee’s Holdings II Corp., a newly formed, special purpose Delaware corporation.

“Applebee’s Holdings II First-Tier Asset Contribution Agreement”:  The asset contribution agreement, dated as of the Closing Date, between Applebee’s International and Applebee’s Holdings II.

“Applebee’s Holdings II Second-Tier Asset Contribution Agreement”:  The asset contribution agreement, dated as of the Closing Date, between Applebee’s Holdings II and Applebee’s Holdings.

“Applebee’s International”:  Applebee’s International, Inc., a Delaware corporation.

“Applebee’s International First-Tier Asset Contribution Agreement”:  The asset contribution agreement, dated as of the Closing Date, between Applebee’s International, as the contributor, and Applebee’s Holdings, as the contributee.

“Applebee’s International Retained U.S. Restaurants IP License Agreement”:  The Applebee’s International Intellectual Property License Agreement (Retained U.S.

Restaurant), dated as of the Closing Date, between the IP Holder, as the licensor, and Applebee’s International, as the licensee.

“Applebee’s International U.S. Territories/POS System IP License Agreement”:  The Applebee’s International Intellectual Property License Agreement (U.S. Territories and POS System), dated as of the Closing Date, between the IP Holder, as the licensor, and Applebee’s International, as the licensee.

“Applebee’s Restaurants”:  As of any date of determination, any restaurant operated under the Applebee’s Brand located in the United States, including “Applebee’s Neighborhood Grill and Bar” and “TJ Applebee’s Neighborhood Grill and Bar,” excluding restaurants operated under the Applebee’s Brand opened after the Closing Date that do not have or offer all of the following:  (i) a varied menu; (ii) table service; (iii) beer, wine and/or liquor; and (iv) a per person average guest check that is between 70% and 130% of the per person average guest check of the Applebee’s Branded restaurants located in the United States that are owned and operated by the Restaurant Holders as of such date of determination; provided, that if the total number of such restaurants is reduced to below 40 as of any date of determination following the Closing Date, on and after such date the per person average guest check of a representative sample of the Applebee’s Branded restaurants located in the United States that are owned and operated by franchisees unaffiliated with the Restaurant Holders that satisfy the conditions set forth in clauses (i) through (iii) will be applied for purposes of this clause (iv) and otherwise the per person average guest check for purpose of clause (iv) of this definition will be determined in such other manner as may be mutually agreed upon by each of the Aggregate Controlling Party and the Servicer.

“Applebee’s System”:  A system of restaurants that specialize in the sale of moderately priced food and alcoholic beverages in a casual dining setting, that includes proprietary rights in certain trade names, service marks and trademarks, including the service mark “Applebee’s Neighborhood Grill & Bar” and variations of such mark, designs, decor and color schemes for restaurant premises, signs, equipment, procedures and formulas for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, operating methods, financial control concepts, training facilities and teaching techniques.

“Asset Contribution Agreements”:  A First-Tier Asset Contribution Agreement, the Applebee’s Holdings II Second-Tier Asset Contribution Agreement, the Second-Tier Asset Contribution Agreement or a Third-Tier Asset Contribution Agreement, as the context may require.

“Asset Disposition”:  The meaning specified in Section 7.8(a)(xxiii)(1) of the Base Indenture.

“Asset Disposition Additional Prepayment Amount”:  An amount equal to:  (a) in the case of a Refranchising Asset Disposition, if:  (i) the pro forma Three-Month DSCR after giving effect to such Refranchising Asset Disposition and the application of the proceeds of such Refranchising Asset Disposition is at least 0.1 higher than the pro forma Three-Month DSCR as of the Closing Date (as set forth in the Servicing Agreement), then $0; or (ii) the pro forma Three-Month DSCR after giving effect to such Refranchising Asset Disposition and the application of the proceeds of such Refranchising Asset Disposition is less than 0.1 higher than the pro forma Three-Month DSCR as of the Closing Date (as set forth in the Servicing Agreement), then an amount equal to the product of (x) the net after-tax cash proceeds of such Refranchising Asset Disposition minus any related Reinvested Amounts multiplied by (y) one minus a fraction, (A) the numerator of which is equal to the amount of cash flow related to the assets being refranchised that would have been generated for the benefit of the Securitization Entities if such assets had been refranchised as of the first day of the immediately preceding twelve Monthly Collection Periods (or, if sooner, the Closing Date) and (B) the denominator of which is equal to the amount of Net Cash Flow (without including any equity contributions contemplated in the definition thereof) actually generated by such assets for the benefit of the Securitization Entities for the last twelve Monthly Collection Periods; and (b) in the case of a Non-Refranchising Asset Disposition, after giving effect to such Non-Refranchising Asset Disposition and the application of the proceeds of such Non-Refranchising Asset Disposition, (i) if the Senior ABS Leverage Ratio, after giving effect to such Non-Refranchising Asset Disposition and the application of the proceeds of such Non-Refranchising Asset Disposition, is at least 0.25x lower than the Senior ABS Leverage Ratio as of the Closing Date, $0; or (ii) if such Senior ABS Leverage Ratio is not 0.25x or more lower than the Senior ABS Leverage Ratio as of the Closing Date, then an amount equal to the net after-tax cash proceeds of such Non-Refranchising Asset Disposition (minus any related Reinvested Amounts) multiplied by 50%.

“Asset Disposition Consolidated Leverage Test”:  A test that will be satisfied as of any date of determination if the IHOP Corp. Consolidated Leverage Ratio for the immediately preceding twelve-month fiscal period is equal to or less than 6.00x.

“Asset Disposition Prepayment Amount”:  An amount equal to:

(a) prior to the satisfaction of the Asset Disposition Consolidated Leverage Test and the repayment of principal of the Series 2007-1 Class A-2 Notes in an amount equal to or greater than $450 million, 100% of the net after-tax cash proceeds received from Asset Dispositions; and

(b) after the satisfaction of the Asset Disposition Consolidated Leverage Test and the repayment of principal of the Series 2007-1 Class A-2 Notes in an amount equal to or greater than $450 million, any net after-tax cash proceeds received from Asset Dispositions in excess of the Annual Aggregate Asset Disposition Threshold, up to a maximum amount equal to the Asset Disposition Additional Prepayment Amount; provided, that the Asset Disposition Additional Prepayment Amount will not include any Reinvested Amounts.

“Assured Guaranty”:  Assured Guaranty Corp., a Maryland-domiciled insurance company, and any successor thereto.

“Auction”:  The meaning specified in Section 15.1 of the Base Indenture.

“Auction Date”:  The meaning specified in Section 15.1 of the Base Indenture.

“Auction Call Redemption”:  The meaning specified in Section 15.1 of the Base Indenture.

“Auction Consummation Conditions”:  The meaning specified in Section 15.1 of the Base Indenture.

“Authenticating Agent”:  With respect to the Notes or a Series of Notes, the Person designated by the Indenture Trustee to authenticate such Notes on behalf of the Indenture Trustee pursuant to Section 6.14 hereof of the Base Indenture.

“Authorized Minimum Denominations”:  The Notes will be issuable in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

“Authorized Officer”:  With respect to (i) any Securitization Entity, any Officer (or attorney-in-fact appointed by such Securitization Entity) who is authorized to act for such Securitization Entity in matters relating to, and binding upon such Securitization Entity, including an Authorized Officer of the Servicer authorized to act on behalf of such Securitization Entity;  (ii) the Servicer, the Chief Executive Officer, Chief Financial Officer, Treasurer, Directors, Comptroller, the General Counsel or the Senior Vice President of Finance or any other Officer of the Servicer who is directly responsible for managing the servicing of the relevant Existing Franchise Asset or for administering the transactions relevant to such event or otherwise authorized to act for the Servicer in matters relating to, and binding upon, the Servicer with respect to the subject matter of the request, certificate or order in question;  (iii) the Indenture Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer.  Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Available Senior Notes Interest Reserve Account Amount”:  As of any date of determination, the amount (excluding Investment Income thereon) on deposit in the Senior Notes Interest Reserve Account.

“Back-Up Manager”:  FTI Consulting Inc., a Maryland Corporation, in its capacity as back up manager pursuant to the Back-Up Manager Agreement, and any successor back up servicer.

“Back-Up Manager Agreement”:  The Back-Up Manager and Consulting Agreement, dated as of the Closing Date, by and among the Servicer, the Back-Up Manager, the Securitization Entities (other than Applebee’s Holdings), the Series 2007-1 Class A Insurer and the Indenture Trustee.

“Bankruptcy Code”:  The Federal Bankruptcy Code, Title 11 of the United States Code, as amended.

“Bankruptcy Court”:  A bankruptcy court of competent jurisdiction.

“Base Indenture”:  The Base Indenture, dated as of the Closing Date, by and among the Co-Issuers and Wells Fargo Bank, National Association, as indenture trustee, as amended, supplemented or otherwise modified from time to time, exclusive of any Series Supplement.

“Base Rate”:  Solely for purposes of the Series 2007-1 Class A-1 Note Purchase Agreement, on any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day; provided, that any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate will be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively; provided, further, that changes in any rate of interest calculated by reference to the Base Rate will take effect simultaneously with each change in the Base Rate.

“Base Rate Advance”:  Solely for the purpose of the Series 2007-1 Class A-1 Note Purchase Agreement, an Advance including, without limitation, a swingline loan or an unreimbursed drawing on the Series 2007-1 Class A-1 L/C Subfacility, that bears interest at a rate of interest determined by reference to the Base Rate during such time as it bears interest at such rate, as provided in the Series 2007-1 Class A-1 Note Purchase Agreement.

“Book-Entry Note”:  A Note in the form of a fully registered book-entry note, deposited with, or on behalf of, DTC, and registered in the name of a nominee of DTC.

“Business Day”:  Any day other than a Saturday or Sunday on which commercial banks and foreign exchange markets settle payments in each of New York, NY, and Minneapolis, Minnesota and the city in which the Corporate Trust Office of any successor to the Indenture Trustee is located if so required by such successor; provided, that, if and for so long as the Series 2007 1 Class A 2 Notes are listed on the Irish Stock Exchange and any action is required of the Irish Paying Agent under the Indenture, then, for purposes of determining when such action is required of the Irish Paying Agent, “Business Day” shall also be required to be a day on which banking institutions are open for business in Dublin, Ireland.

“Calculation Agent”:  The meaning specified in Section 7.10(a) of the Base Indenture.

“Capital Expenditure Reserve Account”:  The meaning specified in Section 10.2(h) of the Base Indenture.

“Capped Class A-1 Note Administrative Expense Amount”:  For each Payment Date, an amount equal to the lesser of:

(a)           the Class A-1 Note Administrative Expenses that have become due and payable during the immediately preceding Monthly Collection Period and have not been previously paid; and

(b)           the amount by which (i) $250,000 exceeds (ii) the aggregate amount of Class A-1 Note Administrative Expenses previously paid on each preceding Payment Date that occurred (x) in the case of a Payment Date occurring during the annual period following the Closing Date and ending on the first anniversary of the Closing Date, since the Closing Date and (y) in the case of a Payment Date occurring during any other annual period beginning with the annual period following the first anniversary of the Closing Date, since the most recent anniversary of the Closing Date.

“Capped SPE Operating Expense Amount”:  For any Weekly Allocation Date that occurs either (x) during each annual period beginning on the Closing Date and ending on the first anniversary of the Closing Date, and (y) each annual period beginning with the annual period following the first anniversary of the Closing Date, the amount by which $500,000 exceeds the aggregate SPE Operating Expenses already paid during such annual period; provided, that prior to the occurrence of an Event of Default, up to $85,000 of the Capped SPE Operating Expense Amount will be allocated to the fees and expenses of the Indenture Trustee over each annual period; provided, further, that following the occurrence of an Event of Default, up to $235,000 of the Capped SPE Operating Expense Amount will be allocated to the fees and expenses of the Indenture Trustee over each annual period commencing with the annual period in which Event of Default occurs.

“Carryover Accrued Insurer Premiums Amount”:  For any Payment Date, the amount, if any, by which the  amount allocated to pay Insurer Premiums on the preceding Payment Date was less than the Accrued Insurer Premium Amount for such preceding Payment Date.

“Cash”:  Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“Cash Collateral”:  The meaning specified in Section 11.1(e) of the Base Indenture.

“Cash Trap Reserve Account”:  The meaning specified in Section 10.4(a) of the Base Indenture.

“Cash Trap Reserve Amount”:  With respect to any Payment Date upon and following the occurrence of a Cash Trap Reserve Event but prior to a Cash Trap Reserve Cure Date, (a) 25% of the amounts remaining on deposit in the Collection Account after giving effect to the application of funds pursuant to clauses (i) through (x) of the Priority of Payments, and (b) 50% of the amounts remaining on deposit in the Collection Account after giving effect to the application of funds pursuant to clauses (i) through (x) of the Priority of Payments, if on such Payment Date the Three-Month Adjusted DSCR is less than 1.75x.

“Cash Trap Reserve Event”:  Occurs when the Three-Month Adjusted DSCR is less than 1.85x with respect to any Payment Date and ends on a Cash Trap Reserve Cure Date.

“Cash Trap Reserve Cure Date”:  Any Payment Date following the occurrence of a Cash Trap Reserve Event with respect to which the Three-Month Adjusted DSCR has been at least 1.85x for three consecutive Payment Dates (including such Payment Date).

“Certificate of Authentication”:  The meaning specified in Section 2.1 of the Base Indenture.

“Change of Control”:  The occurrence of any of the following events:

(a)           an event or series of events by which any Person other than (i) IHOP Corp. or any direct or indirect wholly-owned Subsidiary of IHOP Corp. becomes the owner of more than 50% of the voting stock in Applebee’s International or (ii) IHOP Corp., Applebee’s International, Applebee’s Holdings or any of their respective direct or indirect wholly-owned Subsidiaries becomes the owner of more than 50% of the membership interests in the Master Issuer;

(b)           IHOP Corp. merges with another entity unaffiliated with IHOP Corp. and IHOP Corp. is not the surviving entity unless (i) such surviving entity has executed an assumption agreement pursuant to which it agrees to assume all of the obligations of IHOP Corp. and its Affiliates under the Transaction Documents to which IHOP Corp. or such Affiliate is a party, and (ii) the Rating Agency Condition is satisfied with respect to each Series of Notes Outstanding; or

(c)           an event or series of events by which any person or group (i) acquires more than 50% of the equity interests of IHOP Corp. or (ii) controls, either directly or indirectly, more than 50% of the common stock of IHOP Corp. or an amount of common stock in IHOP Corp. that entitles such person or group to exercise more than 50% of the voting power of IHOP Corp.’s security holders or gives such person or group the power to appoint the majority of IHOP Corp.’s board of directors unless, with respect to any such event described in the foregoing clauses (i) and (ii) the Rating Agency Condition is satisfied with respect to each Series of Notes Outstanding.

“Charter Document”:  With respect to (i) a limited liability company, the certificate of formation and limited liability company agreement, (ii) a corporation, the certificate of incorporation and by-laws and (iii) a partnership, the certificate of partnership and the partnership agreement.

“Class”:  With respect to any Series of Notes, any one of the classes of Notes of such Series as specified in the applicable Series Supplement.

“Class A-1 Administrative Agent”:  With respect to (i) the Series 2007-1 Class A-1 Notes, Lehman Commercial Paper Inc., in its capacity as such pursuant to the Series 2007-1 Class A-1 Note Purchase Agreement, and its permitted successors and assigns in such capacity, and (ii) with respect to the Class A-1 Notes of any additional Senior Notes, the Person acting in such capacity pursuant to the related Class A-1 Note Purchase Agreement.

“Class A-1 Aggregate Commitment Fees”:  With respect to any Interest Accrual Period, the aggregate Class A-1 Monthly Commitment Fee Amount due and payable on all Class A-1 Notes Outstanding with respect to such Interest Accrual Period.

“Class A-1 Commitment Fees”:  For Class A-1 Notes for any Interest Accrual Period, the commitment fees payable to the Holders of  such Class A-1 Notes pursuant to the related Class A-1 Note Purchase Agreement.

“Class A-1 Commitment Fee Adjustment Amount”:  For Class A-1 Notes for any Interest Accrual Period, the aggregate amount, if any, for such Interest Accrual Period that is identified as the “Commitment Fee Adjustment Amount” in the applicable Series Supplement.

“Class A-1 Commitment Fees Account”:  The meaning specified in Section 10.8(a)(iii) of the Base Indenture.

“Class A-1 Commitment Fees Amount”:  With respect to all Class A-1 Notes Outstanding for each Monthly Collection Period, an amount equal to the sum of:

(a)           (i) the aggregate amount of the Class A-1 Commitment Fees for the Interest Accrual Period ending in the next succeeding Monthly Collection Period, and (ii) if such Payment Date occurs on or after a Payment Date on which amounts are withdrawn from the Class A-1 Commitment Fees Account to cover any Class A-1 Commitment Fee Adjustment Amount, the amount so withdrawn (without duplication for amounts previously allocated pursuant to this clause (ii)); and

(b)           the amount, if any, by which (i) Class A-1 Commitment Fees for the Interest Accrual Period ending in the next succeeding Monthly Collection Period exceeds  (ii) the aggregate amount previously allocated to the Class A-1 Commitment Fees Account on each preceding Payment Date with respect to the Monthly Collection Period.

“Class A-1 Excess Interest Account”:  The meaning specified in Section 10.8(a)(x) of the Base Indenture.

“Class A-1 Excess Interest Amount”:  With respect to the (i) Series 2007-1 Notes, the Series 2007-1 Class A-1 Excess Interest Amount and with respect to (ii) any other Series of Notes Outstanding, the meaning, if any, set forth in the related Series Supplement.

“Class A-1 Indemnities”:  All indemnification obligations of the Securitization Entities to the Class A-1 Noteholders pursuant to any Class A-1 Note Purchase Agreement.

“Class A-1 Note Administrative Expenses”:  With respect to any Series of Class A-1 Notes, all amounts due and payable to the Class A-1 Administrative Agent pursuant to the related Class A-1 Purchase Agreement that are identified as “Class A-1 Note Administrative Expenses” in the related Series Supplement.

“Class A-1 Note Purchase Agreement”:  With respect to (i) the Series 2007-1 Class A-1 Notes, the Series 2007-1 Class A-1 Note Purchase Agreement (as defined in the Series 2007-1 Supplement) and (ii) any additional Class A-1 Notes, the meaning specified in the related Series Supplement.

“Class A-1 Notes”:  With respect to (i) the Series 2007-1 Class A-1 Notes, the 2007-1 Class A-1 Notes (as defined in the Series 2007-1 Supplement) and (ii) any additional Class A-1 Notes, the meaning specified in the related Series Supplement.

“Class A-2 Notes”:  With respect to (i) the Series 2007-1 Class A-2 Notes, the Series 2007-1 Class A-2 Notes (as defined in the Series 2007-1 Supplement) and (ii) any additional Class A-2 Notes, the meaning specified in the related Series Supplement.

“Class A-2-I Notes”:  With respect to (i) the Series 2007-1 Class A-2-I Notes, the Series 2007-1 Class A-2-I Notes (as defined in the Series 2007-1 Supplement) and (ii) any additional Class A-2-I Notes, the meaning specified in the related Series Supplement.

“Class A-2-II Notes”:  With respect to (i) the Series 2007-1 Class A-2-II Notes, the Series 2007-1 Class A-2-II Notes (as defined in the Series 2007-1 Supplement) and (ii) any additional Class A-2-II Notes, the meaning specified in the related Series Supplement.

“Clearing Agency”:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearstream”:  Clearstream Banking, société anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

“Closing Date”:  November 29, 2007.

“Code”:  The U.S. Internal Revenue Code of 1986, as amended.

“Co Indenture Trustee”:  The meaning specified in Section 6.11 of the Base Indenture.

“Co Issuers”:  Collectively, the Master Issuer, the IP Holder, the Restaurant Holders and any Additional Co Issuer.

“Co Issuer Certificate of Formation”:  Each certificate of formation of each of the related Co-Issuers, dated August 8, 2007, and any related Additional Co Issuer certificate of formation, as amended, modified or supplemented from time to time.

“Co Issuer Limited Liability Company Agreement”:  Each limited liability company agreement of each of the related Co-Issuers, and any related Additional Co Issuer limited liability company agreement, in each case, as amended, modified or supplemented from time to time.

“Collateral”:  All of the Securitization Entities’ right, title and interest in, to and under all of their respective assets, now existing or hereafter created, other than the Excepted Property described below, and the proceeds thereof, including the following property:

(a)        with respect to the Master Issuer, (i) the Existing U.S. Franchise Agreements and all Franchise Payments thereon, (ii) its rights but none of its obligations under the Post-Closing U.S. Restaurant Purchase Agreement, including the revenues generated by the

Post-Closing U.S. Restaurants (pending the transfer of the assets relating to such Post-Closing U.S. Restaurants to the applicable Restaurant Holders following the Closing Date), (iii) the IHOP Residual Certificate and any Replacement Residual Certificate, and (iv) the limited liability company membership interests (and, with respect to each Restaurant Holder that is a corporation, the capital stock) owned by the Master Issuer that represents the 100% ownership interest in each of the Franchise Holder, the IP Holder and the Restaurant Holders and its ownership interest in each Liquor License Holder;

(b)        with respect to the Franchise Holder, (i) the Existing U.S. Development Agreements and all Development Payments thereon; (ii) the New U.S. Franchise Agreements and all Franchise Payments thereon; (iii) all rights to enter into New U.S. Franchise Agreements and New U.S. Development Agreements; (iv) the intercompany loans from the Franchise Holder to the Master Issuer; and (v) any deposit account held in the name of the Franchise Holder for purposes of maintaining a minimum net worth;

(c)           (c)     with respect to the Restaurant Holders, (i) the Company-Owned U.S. Restaurant Assets; (ii) the Company-Owned Real Property owned by the Restaurant Holders; and (iii) the payments received by the Restaurant Holders on the Refranchised Restaurant Leases, if any, Franchisee Sub-Leases, if any, and any other leases entered into by the Restaurant Holders as the lessor or the sub-lessor, as applicable; provided, that the Company-Owned U.S. Restaurant Assets and Company-Owned Real Property relating to the Post-Closing U.S. Restaurants will not be property of the Restaurant Holders included in the Collateral until such assets are transferred to the applicable Restaurant Holder in the manner provided in the Post-Closing U.S. Restaurant Purchase Agreement (although the right to the proceeds of such assets will be included in the Collateral from the Closing Date forward as described above);

(d)        with respect to the IP Holder, the IP Assets and the right to bring an action at law or in equity for any infringement, misappropriation, dilution or violation thereof occurring prior to, on or after the Closing Date, and to collect all damages, settlements and proceeds relating thereto;

(e)        with respect to Applebee’s Holdings, the limited liability company membership interest in the Master Issuer (which represents the 100% ownership interest in the Master Issuer);

(f)         any and all other property of every name and nature, now or hereafter transferred, mortgaged, pledged, or assigned as security for payment or performance of any obligation of the Franchisees or other Persons, as applicable, to the Master Issuer or the Franchise Holder, as applicable, under the Franchise Agreements and the rights evidenced thereby or reflected therein;

(g)        the Accounts and all amounts on deposit in or otherwise credited to the Accounts; provided, that the security interest of the Indenture Trustee to (i) the Lease Payment Account will be subject to the rights of third party lessors to receive the amount on deposit in such account, (ii) the Gift Card Reserve Account will be subject to the rights of ACMC, Inc. to receive the amount on deposit in such account, (iii) the Third Party Licensing Fee Account will be subject to the rights of Weight Watcher’s International, Inc. and any other third party to receive the amount on deposit in such account, (iv) the Insurance Proceeds Account will be subject to the rights of the Franchisees to receive the amount on deposit in such account pursuant to the related Franchise Agreement and (v) certain accounts maintained with depositary institutions for the deposit of cash revenues generated by Company-Owned U.S. Restaurants pending transfer to the Concentration Account may not be subject to Account Control Agreements to the extent permitted under the Servicing Agreement;

(h)        the books and records (whether in physical, electronic or other form) of each of the Co-Issuers, including those books and records maintained by the Servicer on behalf of the Master Issuer relating to the Existing Franchise Assets and on behalf of the IP Holder relating to the IP Assets;

(i)         the rights, powers, remedies and authorities of the Co-Issuers under (i) each of the Transaction Documents (other than the Indenture) to which they are a party and (ii) with respect to the Master Issuer, each of the documents relating to the Existing Franchise Assets to which it is a party;

(j)         any and all other property of the Co-Issuers now or hereafter acquired other than the Excepted Property;

(k)        the rights, powers, remedies and authorities of the Securitization Entities under any agreements relating to the IP Assets including any IP License Agreement entered into by the Securitization Entities in connection therewith; and

(l)         all payments, proceeds and accrued and future rights to payment with respect to the foregoing;

(m)       provided, that the Collateral will exclude the following property of the Securitization Entities (the “Excepted Property”):  (i) the liquor licenses owned by the Restaurant Holders, (ii) the Company Leases, the Sale/Leaseback Leases, if any, the Franchisee Sub-Leases, if any, and the Refranchised Restaurant Leases, if any (all of which leases are referred to herein collectively as the “Leases”), (iii) the Excepted IP Assets and (iv) the Advertising Fees Account and all amounts on deposit in the Advertising Fees Account from time to time, which will be held by the Servicer for the benefit of the Securitization Entities; provided, however, that all rights to payment and all payments received by the Restaurant Holders on any Franchisee Sub-Leases, Refranchised Restaurant Leases and any other leases that the Restaurant Holders are party to as lessor or sublessor will be included in the Collateral as described above; provided, further, that the Excluded Property will not be part of the Collateral.

“Collateralized Letters of Credit”:  The meaning specified in Section 11.1(e) of the Base Indenture.

“Collection Account”:  The trust account established pursuant to Section 10.7(a) of the Base Indenture.

“Collection Account Administrative Account”:  The meaning specified in Section 10.8(a) of the Base Indenture.

“Collections”:  With respect to each Monthly Collection Period, all amounts received by or for the account of the Securitization Entities during such Monthly Collection Period, including (without duplication):

(i)    the Franchise Payments and Development Payments deposited to the Concentration Account during such Monthly Collection Period;

(ii)   all cash revenues and credit card proceeds generated by the Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants over such period, including (without duplication) (A) the aggregate amount of the proceeds from the redemption at such restaurants of ACMC Gift Cards sold at such restaurants that are withdrawn from the Gift Card Reserve Account for deposit to the Concentration Account on a weekly basis as described herein, (B) the funds received from ACMC, Inc. and deposited to the Concentration Account on a weekly basis in respect of redemptions at Company-Owned U.S. Restaurants and Post Closing U.S. Restaurants of ACMC Gift Cards sold other than at such restaurants and (C) the amount, if any, deposited to the Concentration Account by ACMC, Inc. or its third party processor in respect of Applebee’s Branded Gift Cards issued by unaffiliated Franchisees that are sold at Franchised U.S. Restaurants and redeemed at Company-Owned U.S. Restaurants or Post-Closing U.S. Restaurants;

(iii)   the Lease Receipts, if any;

(iv)   all amounts received in respect of the IP Assets;

(v)    the IHOP Residual Amount, if any, received by the Master Issuer or the Servicer for the account of the Master Issuer on a weekly basis;

(vi)   Indemnification Amounts, Insurance Proceeds Amounts, Asset Disposition Prepayment Amounts and (without duplication of Asset Disposition Prepayment Amounts) all other amounts received upon the disposition of the Collateral including amounts received upon the disposition of obsolete inventory, equipment, furniture, fixtures and other assets (other than IP Assets) relating to the Company-Owned U.S. Restaurants;

(vii)  the Series Hedge Receipts, if any, received by the Co-Issuers in respect of any Series Hedge Agreements entered into by the Co-Issuers in connection with the issuance of additional Series of Notes following the Closing Date;

(viii)  the Investment Income (net of losses and expenses) earned on amounts on deposit in the applicable accounts established pursuant to the Servicing Agreement and the Indenture;

(ix)   the equity contributions, if any, that Applebee’s International elects to make to Applebee’s Holdings for contribution to the Master

Issuer (which will include the initial deposit to be made to the Concentration Account on the Closing Date only to the extent that the Servicer directs such deposit to be withdrawn from the Concentration Account for deposit to the Collection Account for application as Collections during any Monthly Collection Period);

(x)    to the extent not otherwise included above, the Excluded Amounts;

(xi)   rebates from vendors associated with supplies to Company-Owned U.S. Restaurants or other similar amounts; and

(xii)  any other payments or proceeds (including all insurance and condemnation proceeds) received with respect to the Collateral.

“Company Leases”:  The leases for the real property on which Company-Owned U.S. Restaurants are located entered into between a third party, as the lessor, and the applicable Predecessor Restaurant Holder (prior to the Closing Date) and the applicable Restaurant Holder (on and after the Closing Date), as the lessee.

“Company Order” and “Company Request”:  A written order or request, as the case may be, dated and signed in the name of each of the Co-Issuers by an Authorized Officer of each of the Co-Issuers, or by an Authorized Officer of the Servicer pursuant to the Servicing Agreement.

“Company-Owned Real Property”:  The real property (including the land, buildings and fixtures) on which a Company-Owned U.S. Restaurant is located and owned prior to the Closing Date by the applicable Predecessor Restaurant Holder and following the Closing Date by the applicable Restaurant Holder.

“Company-Owned U.S. Restaurant Assets”:  All of the assets associated with owning and operating the Company-Owned U.S. Restaurants (such as furnishings, cooking equipment, cooking supplies and computer equipment), other than (i) the Real Estate Assets, (ii) the IP Assets (other than the right to use the IP Assets granted to each Restaurant Holder pursuant to the related Franchise Agreement), (iii) any employee agreements (except to the extent that any Restaurant Holder is required to employ the employees of a Company-Owned U.S. Restaurant owned by such Restaurant Holder in order to comply with applicable liquor license laws) and (iv) any supply agreements (for which purpose such supply agreements will be of the type set forth in a schedule to the First-Tier Asset Contribution Agreements).

“Company-Owned U.S. Restaurants”:  Collectively, the Existing Company-Owned U.S. Restaurants, the Post-Closing U.S. Restaurants, from and after the date, if any, that they are transferred to a Restaurant Holder, the New Company-Owned U.S. Restaurants, if any, and any Retained U.S. Restaurants which are subsequently transferred to a Restaurant Holder.

“Concentration Account”:  The meaning specified in Section 10.1(a) of the Base Indenture.

“Confidential Information”:  Trade secrets and other information (including know how, ideas, techniques, recipes, formulas, customer lists, customer information, business methods and processes, marketing plans, specifications, and other similar information) that is confidential and proprietary to its owner and that is disclosed by one party to an agreement to another party thereto whether in writing or disclosed orally, and whether or not designated as confidential.  “Confidential Information” shall include the amount of premium fees being paid to Assured Guaranty pursuant to its Insurance Policy.

“Consolidated Earnings Before Discontinued Operations and Cumulative Effect of Change in Accounting Principle”:  With respect to IHOP Corp., Applebee’s International and their Affiliates for any specified period, the amount (not less than zero) equal to their consolidated net earnings, plus losses and minus gains from discontinued operations, each net of tax, and the elimination of the impact on net earnings of the cumulative effect of changes in accounting principles, each as defined by GAAP.

“Consolidated Net Interest Expense”:  With respect to any Person for any period, total interest expense, whether paid or accrued (including the interest component of capital leases), of such Person and its subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate contracts and foreign exchange contracts, and amortization of discount, but excluding interest expense not payable in cash (including interest accruing on deferred compensation obligations) other than amortization of discount, all as determined in conformity with GAAP.

“Contingent Additional Interest Accounts”:  The Senior Notes Monthly Contingent Additional Interest Account and the Subordinated Notes Monthly Contingent Additional Interest Account.

“Contingent Additional Interest Amount”:  With respect to the (i) Series 2007-1 Notes, the Series 2007-1 Contingent Additional Interest, if any, and with respect to (ii) each other Series of Notes, the meaning specified in the related Series Supplement.

“Controlled Group”:  With respect to any Person, such Person, whether or not incorporated, and any corporation, trade, business, organization or other entity that is, along with such Person, treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA.

“Copyrights”:  The meaning specified in the definition of “Intellectual Property” in this Appendix A.

“Corporate Trust Office”:  The principal corporate trust office of the Indenture Trustee, currently located at Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, MN 55479, Attn:  Corporate Trust Services/Asset Backed Administration, or such other address as the Indenture Trustee may designate from time to time by notice to the Holders, each Insurer, if any (if such Insurer is then a Series Controlling Party in relation to a Series of Notes), each Rating Agency and the Co-Issuers or the principal corporate trust office of any successor Indenture Trustee.

“Current Practice”:  With respect to any action or inaction with regard to (a) Applebee’s International, the performance standards of Applebee’s International and its Affiliates immediately prior to the Closing Date or (b) IHOP Corp., the performance standards of IHOP Corp. and its Affiliates immediately prior to the Closing Date.

“Cut-Off Date”:  12:00 a.m. (New York time) on November 26, 2007 (which will be Monday of the week in which the Closing Date occurs).

“Debt”:  With respect to any Person as of any date of determination (without duplication):  (a) all indebtedness for borrowed money in any form, including derivatives, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, including all capitalized lease obligations incurred by such Person, (c) notes payable, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument (other than an earn out obligation until such obligation becomes a liability on the balance sheet of such Person under GAAP), (e) all indebtedness secured by any Lien on any property or asset owned by that Person or is nonrecourse to the credit of that Person, (f) any reimbursement obligations in respect of any letters of credit, contingent or otherwise, and (g) all contingent obligations of such Person in respect of the foregoing; provided, that notwithstanding the foregoing, Debt shall not include any liability for federal, state, local or other Taxes owed or owing to any governmental entity.

“Debt Service”:  With respect to any Payment Date, the sum of (i) the Senior Notes Monthly Interest Amount, plus (ii) the Class A-1 Commitment Fees Amount, plus (iii) the Accrued Insurer Premium Amount, plus (iv) the Series Hedge Payments payable pursuant to subclause (D) of clause (iv) of the Priority of Payments; plus (v) the Class A-1 Note Administrative Expenses due under each Class A-1 Note Purchase Agreement (or other similar agreement) in an aggregate amount up to the Capped Class A-1 Note Administrative Expense Amount, in each case with respect to such Payment Date; provided, that for purposes of calculating the Debt Service Coverage Ratio in respect of the first Payment Date, Debt Service will be deemed to be the product of (i) the sum of clauses (i) through (v) above multiplied by (ii) a fraction the numerator of which is 30 and the denominator of which is the number of days elapsed between the Initial Closing Date and the first Payment Date, based on a 360-day year of twelve 30-day months.

“Default”:  With respect to the Notes, any Event of Default or any occurrence that with notice or the lapse of time or both would become an Event of Default.

“Definitive Note”:  The meaning specified in Section 2.2(c) of the Base Indenture.

“Development Agreements”:  Collectively, the Existing U.S. Development Agreements and the New U.S. Development Agreements.

“Development Payments”:  All amounts payable by Franchisees pursuant to the Development Agreements other than Excluded Amounts.

“Discloser”:  The meaning specified in Section 16.9 of the Base Indenture.

“Disqualified Transferee”:  The meaning specified in Section 2.5(k) of the Base Indenture.

“Distribution Compliance Period”:  The meaning specified in Section 2.5(h)(iii) of the Base Indenture.

“Dollar” or “$” or “U.S.$” or “U.S. Dollar”:  The lawful currency of the United States.

“DTC”:  The Depository Trust Company, its nominees, and their respective successors.

“EBITDA”:  For any specified period, the amount (not less than zero) equal to:

(a)  the sum of (i) the Consolidated Earnings Before Discontinued Operations and Cumulative Effect of Change in Accounting Principle of IHOP Corp., Applebee’s International and their Affiliates plus (ii) to the extent any of the following are adjusted in calculating the amount specified in clause (i):  (A) the Consolidated Net Interest Expense for such period, (B) the U.S. Federal, state, local and foreign income taxes for such period, (C) non-cash losses from the sale or disposition of assets not in the ordinary course of business and other non-cash extraordinary or non-cash nonrecurring items, (D) non-cash stock based compensation expense for such period, (E) depreciation and amortization, (F) impairment losses and non-cash store closure expenses, (G) non-cash loss of any joint venture, and (H) non-cash adjustments and actuarial estimates related to Neighborhood Insurance; minus;

(b)  to the extent added in calculating the Consolidated Earnings Before Discontinued Operations and Cumulative Effect of Change in Accounting Principle, (A) gains from the sale or disposition of fixed assets not in the ordinary course of business and other extraordinary or nonrecurring items, and (B) the non-cash income for any joint venture.

“EBITDAR”:  For each Payment Date and any other date of determination, as determined as of the immediately preceding Accounting Date, the sum of (a) EBITDA for each of the last twelve fiscal months, plus (b) the amounts expensed by Applebee’s International and IHOP Corp. under operating leases for each of the last twelve fiscal months.

“EDSF Rate”:  When used with respect to any Business Day, the rate derived from the Eurodollar Synthetic Forward Curve appearing on Bloomberg (or any successor service or, if such service or successor service is not available, a substitute rate, which will be the median of three quoted rates determined by the Indenture Trustee requesting at the expense of the Co-Issuers substitute rate quotes from three broker dealers of nationally recognized standing), adjusted for 30/360 day count convention expressed as a number of basis points per annum.

“Eligible Account”:  A (a) segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) separately identifiable deposit or securities account established at a Qualified Institution.

“Eligible Investments”:  Any one or more negotiable instruments or securities, purchased at or less than their par value, payable in Dollars, issued by an entity organized under the laws of the United States of America (or by the United States of America) and represented by instruments in bearer or registered or in book-entry form which evidence (excluding any security with the “r” symbol attached to its rating and any security the payments on which are subject to withholding tax):

(a)           obligations that are direct obligations the full and timely payment of which is to be made by, or obligations that are fully guaranteed as to principal and interest by, the United States of America other than financial contracts whose value depends on the values or indices of asset values; provided that such obligations are backed by the full faith and credit of the United States of America and have a predetermined, fixed amount of principal due at maturity (that cannot vary or change) and that each such obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

(b)           demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated in the highest short-term debt rating category respectively by each of Moody’s, S&P and Fitch (if rated by Fitch) and which is subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the investment the long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company will have a credit rating from each of S&P, Moody’s and Fitch (if rated by Fitch) in the highest long-term debt rating category respectively;

(c)           commercial paper having, original maturities of not more than 270 days and a remaining term to maturity upon purchase of not later than the Business Day preceding the next Payment Date, a rating from each of Moody’s, S&P and Fitch (if rated by Fitch) in the highest short-term debt rating category, respectively, and that has a predetermined fixed amount of principal due at maturity (that cannot vary or change) and has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

(d)           bankers’ acceptances issued by any depositary institution or trust company described in clause (b) above;

(e)           investments in money market funds that have as one of their investment objectives the maintenance of a constant net asset value rated “Aaa” by Moody’s and “AAA” by each of S&P, Moody’s and Fitch (if rated by Fitch) or otherwise approved in writing by the Aggregate Controlling Party and the Rating Agencies; and

(f)            any other instruments or securities, if approved in writing by the Aggregate Controlling Party and the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to any Series of Notes;

provided that (i) no investment described will evidence either the right to receive (A) only interest with respect to such investment or (B) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations and (ii) such Eligible Investments will mature prior to the immediately succeeding Payment Date.  Each Eligible Investment will not be subject to deduction or withholding for or on account of any withholding or similar tax, unless the payor is required to make “gross up” payments that ensure that the net amount actually received by the Co-Issuers (free and clear of taxes, whether assessed against such obligor or the Co-Issuers) will equal the full amount that the Co-Issuers would have received had no such deduction or withholding been required.  Eligible Investments may include, without limitation, investments for which the Indenture Trustee or an Affiliate of the Indenture Trustee provides services and, in each case, that otherwise fall within the foregoing provisions of this definition.

“Environmental Law”:  Any and all laws, rules, order, regulations, statutes, ordinances, guidelines, codes, decrees, agreements or other legally enforceable requirements (including common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits”:  Any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“Equity Interest”:  Any (a) ownership, management or membership interests in any limited liability company or unlimited company, (b) general or limited partnership interest in any partnership, (c) common, preferred or other stock interest in any corporation, (d) share, participation, unit or other interest in the property or enterprise of an issuer that evidences ownership rights therein, (e) ownership or beneficial interest in any trust or (f) option, warrant or other right to convert into or otherwise receive any of the foregoing.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time, and references to sections of ERISA also refer to any successor sections.

“Euroclear”:  Euroclear Clearance System.

“Eurodollar Business Day”:  Any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

“Eurodollar Rate”:  For purposes of (a) the Series 2007-1 Class A-1 Notes, the meaning specified in the Series 2007-1 Class A-1 Note Purchase Agreement and (b) the Class A-1 Notes of any additional Series of Notes, the meaning specified in the related Class A-1 Note Purchase Agreement.

“Event of Bankruptcy”:  An event which shall be deemed to have occurred with respect to any Person if:

(a)           a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)           such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(c)           the board of directors or board of managers (or similar body) of such Person shall vote to implement any of the actions set forth in clause (b) above.

“Event of Default”:  The meaning specified in Section 5.3 of the Base Indenture.

“Excepted IP Assets” :  (a) Non-U.S. Intellectual Property Rights (other than Non-U.S. Intellectual Property Rights in the POS System) arising after the Closing Date; (b) any right to use third party Intellectual Property pursuant to a license to the extent such rights are not able to be pledged; and (c) any application for registration of a Trademark that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of an assignment or security interest, including intent-to-use applications filed with the PTO pursuant to 15 U.S.C. Section 1051(b) prior to the filing of a statement of use or amendment to allege use pursuant to 15 U.S.C. 1051(c) or (d); provided, that at such time as the grant and/or enforcement of the assignment or security interest would not cause such application to be invalidated, canceled, voided or abandoned, then such Trademark application will not be considered an Excepted IP Asset; provided, further, that with respect to licenses of third party Intellectual Property entered into after the Closing Date by the Co-Issuers (including, for the avoidance of doubt, the Servicer acting on behalf of the Co-Issuers, as applicable), the Co-Issuers will use commercially reasonable efforts to include terms permitting the grant by the Co-Issuers of a security interest therein to the Indenture Trustee for the benefit of the Secured Parties and to allow the Servicer (and any Successor Servicer) the right to use such Intellectual Property in the performance of its duties under the Servicing Agreement or, as applicable, the Back-Up Manager Agreement.

“Excepted Property”:  The meaning specified in the definition of “Collateral” in this Appendix A.

“Excess Gift Card Reserve Amount”:  An amount equal to the income recognized by the Master Issuer in respect of the preceding calendar year in accordance with U.S. GAAP following a determination by the Servicer on behalf of the Master Issuer that an ACMC Gift Card purchased at a Company-Owned U.S. Restaurant or Post-Closing U.S. Restaurant will not be redeemed, if any, as of the 5th day of May of each year or, if such day is not a Business Day, the immediately following Business Day.

“Exchange Act”:  The United States Securities Exchange Act of 1934, as amended.

“Excluded Amounts”:  The amounts received by the Securitization Entities that will not be included in Retained Collections, which will be (i) the initial franchise fees (including deposits representing initial franchise fees not yet due and payable), transfer fees, territory fees and renewal fees, if any, payable by Franchisees pursuant to Franchise Agreements and Development Agreements, (ii) Advertising Fees, (iii) the proceeds from the sale of ACMC Gift Cards at Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants, (iv) the licensing fees and royalty fees and other similar amounts payable to third parties in connection with the sale or use of their products or services at Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants, including, without limitation, the Weight Watchers Fees, (v) the revenues received with respect to Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants that are due and payable to the applicable Governmental Authorities as sales tax or other comparable tax and (vi) any other amounts received from Franchisees pursuant to Participation Agreements and other agreements that represent payments owed by Applebee’s International and its Affiliates to third party licensors of Intellectual Property.

“Excluded IP Assets”:  (a) Non-U.S. Intellectual Property Rights (other than Non-U.S. Intellectual Property Rights in the POS System) existing as of the Closing Date; (b) any right to use third party Intellectual Property pursuant to a license to the extent such rights are not assignable; (c) any right to use third party Intellectual Property that has been licensed to the Servicer and sublicensed to Franchisees pursuant to Participation Agreements; (d) Intellectual Property owned by ACMC, Inc. and ACMC, Inc.’s rights under licenses of Intellectual Property to ACMC, Inc., in each case, that pertain exclusively to ACMC, Inc.’s Gift Card Business; and (e) Intellectual Property jointly owned with Weight Watchers International, Inc. to the extent non-assignable; and (f) any application for registration of a Trademark that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of an assignment or security interest, including intent-to-use applications filed with the PTO pursuant to 15 U.S.C. Section 1051(b) prior to the filing of a statement of use or amendment to allege use pursuant to 15 U.S.C. 1051(c) or (d); provided, that at such time as the grant and/or enforcement of the assignment or security interest would not cause such application to be invalidated, canceled, voided or abandoned, then such Trademark application will not be considered an Excluded IP Asset.

“Excluded Property”:  The following property of Applebee’s International and its Subsidiaries:

(a)           the contract expiring on December 31, 2008 (the “Weight Watchers Agreement”), by and between Weight Watchers International, Inc. and Applebee’s International, pursuant to which Applebee’s International is a licensee of certain intellectual property of Weight Watchers International, Inc. and all Intellectual Property jointly owned with Weight Watchers International, Inc. to the extent non-assignable;

(b)           the tangible and intangible property of Applebee’s International relating to businesses, products, and services (including the franchising and operation of Applebee’s Branded restaurants) located, sold or offered for sale outside the United States other than (i) IP Assets in the U.S. Territories, and (ii) worldwide Intellectual Property rights in the POS System;

(c)           the ownership interest in the tangible and intangible property of the Predecessor Restaurant Holders relating to the Post-Closing U.S. Restaurants unless and until such property is conveyed to the applicable Restaurant Holder pursuant to the Post-Closing U.S. Restaurant Purchase Agreement; provided, that the rights and obligations of the Master Issuer under the Post-Closing U.S. Restaurant Purchase Agreement, including all amounts received on the assets relating to the Post-Closing U.S. Restaurants, will not be Excluded Property;

(d)           the Franchise Agreements and all other assets relating to up to 6 Applebee’s Restaurants that will not be contributed by Applebee’s International and its Subsidiaries on or after the Closing Date because Applebee’s International has determined that such Applebee’s Restaurants will be permanently closed or otherwise cannot satisfy the applicable representations and warranties set forth in the related First-Tier Asset Contribution Agreement on or after the Closing Date and which will be identified in a schedule to the related First-Tier Asset Contribution Agreement (collectively, the “Excluded U.S. Restaurants”);

(e)           the U.S. Territories Business;

(f)            with respect to the IP Holder and each of the other Co-Issuers, the Excluded IP Assets;

(g)           the Participation Agreements entered into by the Servicer and Franchisees prior to the Closing Date, except for those pertaining to the POS System (which POS System, and the related Participation Agreements, will be assigned by the Servicer or Applebee’s International, as applicable, to the IP Holder);

(h)           Applebee’s International’s direct and indirect ownership interest in each of its Subsidiaries other than the Master Issuer and its Subsidiaries and the property owned by such Subsidiaries (other than the property owned by the Predecessor Restaurant Holders or any other Subsidiary of Applebee’s International that is to be contributed to the Securitization Entities on the Closing Date in the manner described herein), which Subsidiaries and/or properties include but are not limited to (i) Applebee’s Services, Inc. (which is the Servicer), (ii) Applebee’s Holdings, (iii) Applebee’s Holdings II (which holds a 1% ownership interest in Applebee’s Holdings), (iv) the Predecessor Restaurant Holders, (v) the special purpose entities previously formed by Applebee’s International to hold liquor licenses in compliance with applicable liquor license laws (the “Predecessor Liquor License Holders”), (vi) ACMC, Inc. (“ACMC, Inc.”), a Virginia corporation that is a direct, wholly-owned Subsidiary of Applebee’s International, which issues ACMC Gift Cards for use in Applebee’s Restaurants; and (vii) Neighborhood Insurance, Inc. (“Neighborhood Insurance”), a Vermont corporation that is a direct, wholly-owned Subsidiary of Applebee’s International that is Applebee’s International’s captive insurance company (which ceased writing new insurance policies in 2006);

(i)            Applebee’s International’s current (and any future) headquarters and the tangible personal property located in the headquarters and any other real property owned or leased (and the tangible personal property located therein) by Applebee’s International and its Subsidiaries that is not held in connection with the operation of the U.S. Restaurant Business (which will include all tangible personal and real property associated with Company-Owned U.S.

Restaurants that have permanently closed prior to the Closing Date), as set forth in a schedule to the related First-Tier Asset Contribution Agreement;

(j)            Applebee’s International’s national marketing fund (referred to herein as the “National Advertising Fund”),

(k)           the liquor licenses owned by the applicable Predecessor Restaurant Holders and Predecessor Liquor License Holders and the rights and obligations of any Predecessor Restaurant Holder under any interim operating agreement or similar contract that permits a Predecessor Restaurant Holder to sell alcoholic beverages at an Applebee’s Restaurant;

(l)            any employment agreements previously entered into by Applebee’s International and its Subsidiaries (other than any employment agreements pursuant to which any Restaurant Holder employs the employees of a Company-Owned U.S. Restaurant in order to comply with applicable liquor license laws);

(m)          any supply agreements previously entered into by Applebee’s International and its Subsidiaries;

(n)           real property owned or leased by Predecessor Restaurant Holders, which are intended to be developed as Applebee’s Restaurants and which will be set forth in a schedule to the related First-Tier Asset Contribution Agreement;

(o)           all other tangible and intangible assets of Applebee’s International and its Subsidiaries set forth in a schedule to the related First-Tier Asset Contribution Agreement; and

(p)           the proceeds of all of such property.

“Excluded U.S. Restaurants”:  The meaning specified in the definition of “Excluded Property” in this Appendix A.

“Existing Company-Owned U.S. Restaurants”:  The Applebee’s Restaurants located in the United States that are owned and operated by the Predecessor Restaurant Holders as of the Business Day immediately preceding the Closing Date (other than the Retained U.S. Restaurants).

“Existing Franchise Assets”:  The meaning specified in paragraph (d) of the Granting Clauses of the Base Indenture.

“Existing Franchised U.S. Restaurants”:  The Applebee’s Restaurants located in the United States that are owned and operated by Franchisees that are unaffiliated with Applebee’s International and its Affiliates as of Closing Date.

“Existing U.S. Development Agreements”:  As of the Closing Date, all of Applebee’s International rights and obligations under all existing development agreements for Applebee’s Restaurants.

“Existing U.S. Franchise Agreements”:  Franchise agreements entered into by Applebee’s International on or prior to the Closing Date in connection with Applebee’s Restaurants, including all renewals or extensions of such franchise agreements.

“Existing U.S. Restaurant Business”:  The (i)  franchising (and the ownership by Franchisees) of the Existing Franchised U.S. Restaurants and (ii) the ownership and operation of the Existing Company-Owned U.S. Restaurants.

“Federal Funds Rate”:  Solely for purposes of the Series 2007-1 Class A-1 Note Purchase Agreement, for any specified period, a fluctuating interest rate per annum equal for each Business Day during such period to the weighted average of the overnight federal funds rates as published in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Class A-1 Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or if, for any reason, such rate is not available on any day, the rate determined, in the reasonable opinion of the Class A-1 Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. (New York time).

“Final Order”:  The meaning specified in the applicable Insurance Policy.

“Financial Assets”:  The meaning specified in Section 10.9(b)(i) of the Base Indenture.

“Financing Statements”:  Financing statements relating to the Indenture Collateral naming the Master Issuer or Co-Issuer (as applicable) as debtor and the Indenture Trustee on behalf of the Secured Parties as the secured party.

“First-Tier Asset Contribution Agreements”:  The Applebee’s Holdings II First-Tier Asset Contribution Agreement and the Applebee’s International First-Tier Asset Contribution Agreement.

“Fitch”:  Fitch, Inc., doing business as Fitch Ratings, or any successor thereto.

“Foreign Country”:  Any country which is not the United States or a U.S. Territory.

“Franchise Agreements”:  Collectively, the Existing U.S. Franchise Agreements and New U.S. Franchise Agreements.

“Franchise Asset Termination”:  The expiration of any Existing Franchise Asset in the ordinary course of business.

“Franchise Documents”:  Franchise Agreements, Development Agreements, Leases and other agreements to which Applebee’s International or its Affiliates, the Master Issuer or the Franchise Holder, on the one hand, and a Franchisee, on the other hand, is a party in connection with the franchise system, together with any modifications, amendments, extensions or replacements of the foregoing.

“Franchise Holder”:  Applebee’s Franchising LLC, a Delaware limited liability company, and its permitted successors and assigns.

“Franchise Holder Guaranty and Collateral Agreement”:  The Guaranty and Collateral Agreement, dated as of the Closing Date, by and among the Franchise Holder, the Master Issuer and the Indenture Trustee.

“Franchise Holder IP License Agreement”:  The Franchise Holder Intellectual Property License Agreement, dated as of the Closing Date, between the IP Holder, as the licensor, and the Franchise Holder, as the licensee.

“Franchise Payments”:  All amounts payable to the Master Issuer or the Franchise Holder by Franchisees (including Restaurant Holders) pursuant to the Franchise Agreements (including Participation Agreements pertaining to the POS System) other than Excluded Amounts.

“Franchised U.S. Restaurants”:  Collectively, the Existing Franchised U.S. Restaurants and the New Franchised U.S. Restaurants.

“Franchisee”:  Any Person (including a Restaurant Holder) that is a franchisee under a Franchise Agreement.

“Franchisee Insurance Policy”:  Any insurance policy maintained by a Franchisee for the benefit of the applicable Predecessor Restaurant Holder (prior to the Closing Date) or the applicable Restaurant Holder (following the Closing Date) or any of their respective Affiliates, whether direct or indirect and without regard to whether the applicable Predecessor Restaurant Holder (prior to the Closing Date) or the applicable Restaurant Holder (following the Closing Date) is an additional insured, pursuant to the applicable Franchise Agreement.

“Franchisee Insurance Proceeds”:  Any amounts paid upon settlement of a claim filed under a Franchisee Insurance Policy, net of direct fees, out-of-pocket costs and disbursements incurred in connection with the collection thereof.

“Franchisee Insurance Restoration Payment”:  Any payment to service providers or lessees (as applicable) pursuant to the applicable agreement relating to the restoration or compensation for (as applicable) destroyed or damaged property.

“Franchisee Sub-Leases”:  Sub-leases entered into between Restaurant Holders, as sub-lessors, and the Franchisees, as sub-lessees, in connection with (A) the Company-Owned Real Property, if any, that is sold to third parties in sale-leaseback transactions and then leased by the third party to the applicable Restaurant Holder for sub-lease to the Franchisee following the refranchising of the related Company-Owned U.S. Restaurant or (B) the real property on which a Company-Owned U.S. Restaurant is located that is leased by the applicable Restaurant Holder pursuant to a Company Lease and then sub-leased by the applicable Restaurant Holder to the Franchisee following the refranchising of the Company-Owned U.S. Restaurant.

“Franchisor”:  The Master Issuer (in respect of the Existing U.S. Franchise Agreements) or the Franchise Holder (in respect of the New U.S. Franchise Agreements), in its capacity as the franchisor under the Franchise Agreements.

“Franchisor Holding Account”:  The account, subject to the Account Control Agreement (Servicing Accounts), for the benefit of the Franchise Holder for the purposes of satisfying certain minimum net worth or other liquidity concerns raised by applicable Governmental Authorities.

“FTC”:  The Federal Trade Commission.

“GAAP”:  The generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time, as modified to reflect changes adopted by the Financial Accounting Standards Board that are made effective for purposes of the Transaction Documents in the manner provided in the Servicing Agreement.

“Gift Card”:  A gift card redeemable at an Applebee’s Branded restaurant located in the United States or U.S. Territories.

“Gift Card Business”:  The manufacturing, marketing, issuance, sale and distribution of, and any other transactions in relation to, Gift Cards.

“Gift Card Reserve Account”:  The meaning specified in Section 10.2(b) of the Base Indenture.

“Global Notes”:  The meaning specified in Section 2.2(d) of the Base Indenture.

“Governmental Authority”:  The government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grant”:  To grant, hypothecate, mortgage, pledge, create and grant a security interest in and right of set off against, deposit, set over and confirm.  A Grant of the Collateral (including the Existing Franchise Assets or any other agreement, security or instrument) shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate continuing right to claim for, collect, receive and receipt for principal, interest and fee payments in respect of the Collateral (including the Existing Franchise Assets or any other agreement, security or instrument), and all other Cash payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Guarantors”:  Collectively, Applebee’s Holdings and the Franchise Holder.

“Guaranty and Collateral Agreements”:  The Franchise Holder Guaranty and Collateral Agreement and the Applebee’s Holdings Guaranty and Collateral Agreement.

“Hedge Counterparty”:  An institution which enters into an agreement with the Master Issuer (or all of the Co-Issuers) to provide certain financial protections with respect to changes in interest rates applicable to a Series of Notes relating to such Notes if and as specified in the applicable Series Supplement.

“Hedge Counterparty Required Rating”:  The meaning specified in Section 13.3 of the Base Indenture.

“Hedge Payment Account”:  The meaning specified in Section 10.6(a) of the Base Indenture.

“Holder”:  A holder of notes.

“IFSRA”:  The Irish Financial Services Regulatory Authority.

“IHOP Certificate Release Request”:  A request by the Servicer, acting at the direction of the Master Issuer addressed to the Indenture Trustee, to terminate the security interest in the IHOP Residual Certificate and release the IHOP Residual Certificate from the Trust Estate.

“IHOP Corp.”:  IHOP Corp., a Delaware corporation.

“IHOP Corp. Consolidated Leverage Ratio”:  As of any date of determination, the following ratio determined as of the immediately preceding Accounting Date (or, if such date of determination is an Accounting Date, such Accounting Date):

(a)           the sum of (i) aggregate Debt outstanding in respect of IHOP Corp. and all of its Affiliates as of the end of the immediately preceding fiscal calendar quarter plus (ii) the product of (x) 8 and (y) the amounts expensed by IHOP Corp. and all of its Affiliates under leases that are accounting for as operating leases in conformity with GAAP for the last twelve months ending as of the end of the last fiscal quarter; divided by

(b)           EBITDAR for the last twelve months ending as of the end of the last fiscal quarter;

provided, that in calculating the ratio set forth above, any variable funding note Outstanding of IHOP Corp. and its Affiliates will be deemed to be fully drawn.

“IHOP Corp. Servicing Guaranty”:  IHOP Corp. Servicing Guaranty, dated as of the Closing Date, by IHOP Corp. for the benefit of the Co-Issuers pursuant to the Servicing Agreement.

“IHOP Indenture”:  The Base Indenture, dated as of March 16, 2007, among IHOP Franchising LLC, IHOP IP, LLC and Wells Fargo Bank, National Trustee (as amended, modified or supplemented from time to time).

“IHOP Residual Amount”:  Such residual amount, if any, remaining in the Collections Account (as defined in the IHOP Indenture) created pursuant to the IHOP Indenture in connection with the IHOP Securitization, which constitutes “Type 1 Cash Flow” and is distributable under Section 10.9 of the IHOP Indenture on a weekly basis after all property deposited and allocations specified in the Weekly Collections Account Allocation Priority (as defined in the IHOP Indenture) has been made.

“IHOP Residual Certificate”:  A non-voting certificate issued by IHOP Franchising, LLC representing the right of the holder thereof to receive the IHOP Residual Amount.

“IHOP Securitization”:  The securitization of assets in connection with the issuance of asset-backed notes by IHOP Franchising, LLC and IHOP IP, LLC pursuant to the IHOP Indenture.

“Important 3(c)(7) Notice”:  The meaning specified in Section 2.5(l) of the Base Indenture.

“Indemnification Amount”:  The amount payable by Applebee’s International or the Servicer, as applicable, as of any date of determination (i) in respect of a breach of certain representations, warranties or covenants in any Transaction Document relating to a Company-Owned U.S. Restaurant, a Post-Closing U.S. Restaurant or a Franchised U.S. Restaurant (including in each case the related Franchise Agreement) that is not cured within the applicable cure period, if any, or (ii) as otherwise required under the terms of any applicable Transaction Document, which, in each case, will be an amount (not less than zero) equal to the Allocated Note Amount assigned to such Applebee’s Restaurant on the Closing Date or such later date on which the applicable Restaurant Holder acquired the assets relating to such Applebee’s Restaurant.  For the avoidance of doubt, any Liquor License Related Indemnification Amount shall be deemed in all respects to constitute “Indemnification Amounts” under the Indenture.

“Indenture”:  Collectively, the Base Indenture and each Series Supplement executed pursuant to Section 2.3(c) of the Base Indenture, as amended, modified or supplemented from time to time.

“Indenture Collateral”:  The meaning specified in the first paragraph of the “Granting Clauses” to the Base Indenture.

“Indenture Collateral Release Event”:  The meaning specified in Section 14.1(a)(vi) of the Base Indenture.

“Indenture Trust Account”:  Individually, the Collection Account Administrative Accounts, the Collection Account, the Senior Notes Interest Reserve Account, the Cash Trap Reserve Account, the Hedge Payment Account and the applicable Series Distribution Accounts.

“Indenture Trustee”:  Wells Fargo Bank, National Association, a national banking association and its permitted successors and assigns in such capacity.

“Indenture Trustee Fee”:  Fees, expenses and costs payable to the Indenture Trustee pursuant to the letter agreement between the Master Issuer and the Indenture Trustee, dated October 3, 2007, and any amounts payable in accordance with the terms of the Transaction Documents.

“Independent”:  As to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person or an Affiliate of such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions.  “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if, in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Indenture Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Independent Accountants”:  The firm of independent certified public accountants of recognized national reputation, appointed by the Master Issuer pursuant to the Servicing Agreement, that is reasonably acceptable to the Aggregate Controlling Party to serve as the independent accountants.

“Independent Manager” and “Independent Director”:  A manager or director, as applicable, who does not have and is not committed to acquire any material direct or any material indirect financial interest in the entity on whose Board such Person is a manager or a director, as applicable, or in any Affiliate of such entity, and is not connected with such entity or an Affiliate of such entity as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions.

“Initial IP Assets”:  All right, title and interest of Applebee’s International and its direct and indirect Subsidiaries, in each case, as of the Closing Date in the following:  (i) U.S. Intellectual Property Rights in:  (A) the Applebee’s Brand and (B) other U.S. Intellectual Property used in connection with Applebee’s Restaurants, and with Applebee’s Branded restaurants in the U.S. Territories, and (ii) worldwide Intellectual Property rights in the POS System, except, in each case, for Excluded IP Assets.

“Initial Payment Date”:  January 20, 2008 or, if such date is not a Business Day, the next Business Day.

“Initial Purchaser”:  Lehman Brothers, Inc.

“Initial Residual Deposit Amount”:  $2,800,000, to be deposited into the Concentration Account as of the Closing Date.

“Insolvency”:  Liquidation, insolvency, bankruptcy, rehabilitation, composition, reorganization or conservation; and when used as an adjective “Insolvent.”

“Insolvency Law”:  Any applicable federal, state or provincial law relating to liquidation, insolvency, bankruptcy, rehabilitation, composition, reorganization, conservation or other similar law now or hereafter in effect.

“Insurance Agreement”:  With respect to any Series of Notes or any sub-class thereof, the insurance agreement (if any) dated as of the execution date of the Series Supplement relating to such Series of Notes or sub-class, as applicable, among the Co-Issuers, the Insurer or the Insurers specified in the Series Supplement relating to such Series of Notes or sub-class, as applicable, the Indenture Trustee and such other parties as may execute and deliver such agreement, as amended, modified or supplemented from time to time.

“Insurance/Condemnation Proceeds”:  An amount equal to:  (i) any cash payments or proceeds received by the Securitization Entities (a) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Securitization Entities under any policy of insurance required to be maintained (other than liability insurance) in respect of a covered loss thereunder or (b) as a result of any non-temporary condemnation, taking, seizing or similar event with respect to any properties or assets of the Securitization Entities by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable documented costs incurred by the Securitization Entities in connection with the adjustment or settlement of any claims of the Securitization Entities in respect thereof and (b) any bona fide direct costs incurred in connection with any disposition of such assets as referred to in clause (i)(b) of this definition, including income taxes reasonably estimated to be actually payable by the Securitization Entities’ consolidated group as a result of any gain recognized in connection therewith.

“Insurance Policy”:  With respect to any Series of Notes or any sub-class thereof, the financial guaranty insurance policy (if any), dated as of the execution date for the Series Supplement relating to such Series of Notes, or sub-class as applicable, issued by the Insurer specified in the Series Supplement relating to such Series of Notes or sub-class as applicable, for the benefit of the Indenture Trustee, on behalf of the Holders of outstanding Notes relating to such Series of Notes or sub-class, as applicable.

“Insurance Proceeds Account”:  The meaning specified in Section 10.2(d) of the Base Indenture.

“Insurance Proceeds Amount”:  The meaning specified in Section 14.3 of the Base Indenture.

“Insured Obligations”:  Those obligations of the Co-Issuers specified in the applicable Insurance Policy.

“Insurer”:  An insurer identified in a Series Supplement as insuring the timely payment of interest on the related Notes when due and the payment of principal of such Notes on their Legal Final Maturity Date (and such other amounts, or exclusions from any such amounts, as are specified in such Series Supplement) pursuant to an Insurance Policy; provided, that with respect to any Series 2007-1 Class A-1 Notes or any Series 2007-1 Class A-2-II Notes, the Insurer shall be Assured Guaranty.

“Insurer Event of Default”:  With respect to any Class of Senior Notes insured by an Insurer (or, in the case of a Class of Senior Notes insured by more than one Insurer, the sub-class of such Class of Senior Notes insured by an Insurer), the occurrence and continuance of any of the following events:

(a)           the Insurer relating to such Class or sub-class of Senior Notes shall have failed to make a payment required under the applicable Insurance Policy in accordance with its terms and such failure has continued for two business days (as defined in the related Insurance Policy);

(b)           the Insurer relating to such Class or sub-class of Senior Notes shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, liquidation or reorganization which is final and nonappealable; or

(c)           a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer relating to such Class or sub-class of Senior Notes or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of such Insurer (or the taking of possession of all or any material portion of the property of such Insurer).

“Insurer Expense Amount”:  With respect to each Payment Date, an amount equal to the aggregate amount of Insurer Expenses due but unpaid as of such Payment Date.

“Insurer Expenses”:  With respect to any Class or sub-class of Senior Notes that is insured pursuant to an Insurance Policy, all expenses, cost, indemnification amounts and any other amounts payable to the Insurer relating to such Class or sub-class of Notes pursuant to the terms of the applicable Insurance Agreement.

“Insurer Premium”:  With respect to any Insurer, the aggregate amount of the premium payable to the Insurer calculated in the manner provided in the related Insurer Premium Letter.

“Insurer Premium Letter”:  A letter agreement among the Co-Issuers, the Franchise Holder and the applicable Insurer relating to any Insurer Premium and other applicable fees, if any, with respect to a Series of Notes.

“Insurer Premiums Account”:  The meaning specified in Section 10.8(a)(ii) of the Base Indenture.

“Insurer Reimbursement Amount”:  The aggregate amount of the reimbursements that an Insurer is entitled to receive pursuant to the related Insurance Agreement and the related Insurance Policy.

“Intellectual Property”:  (i) Trademarks; (ii) patents (including, during the term of a patent, the inventions claimed thereunder) and industrial designs (including any continuations, extensions, divisionals, continuations in part, provisionals, reissues, and re-examinations thereof) (“Patents”); (iii) rights in computer programs, including in both source code and object code therefor, together with related documentation and explanatory materials and databases, including any Copyrights, Patents and trade secrets therein (“Software”); (iv)  copyrights (whether registered or unregistered) in unpublished and published works (“Copyrights”); (v) trade secrets and other confidential or proprietary information, including with respect to recipes, unpatented inventions, operating procedures, know how, procedures and formulas for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, financial control methods, and training techniques; and (vi) any registrations, applications for registration or issuances, recordings, renewals and extensions relating to any of the foregoing.

“Interest Accrual Period”:  Solely with respect to (a)  any Class A-1 Notes, a period commencing on and including the date that is two (2) Business Days prior to an Accounting Date and ending on but excluding the day that is two (2) Business Days (or as otherwise provided in the related Series Supplement) prior to the next succeeding Accounting Date; and with respect to (b) any other Class of Notes, a period commencing on and including a Payment Date (or as otherwise provided in the related Series Supplement) and ending on but excluding the next succeeding Payment Date; provided, that the initial Interest Accrual Period for any Class of Notes will commence on and include the related Series Closing Date and end on the date specified in the applicable Series Supplement; provided, further, that the Interest Accrual Period with respect to each Class of Notes that immediately precedes the Payment Date on which the last payment will be made on such Class of Notes will end on such Payment Date.

“Interest Payment Accounts”:  Collectively, the Subordinated Notes Monthly Interest Amount and the Senior Notes Interest Payment Account.

“Internet Domain Names”:  The unique addresses on the Internet consisting of at least a top level domain (generic top-level domain (gTLD) or country or region code top-level domain (ccTLD)) and a second level domain, regardless of whether there is any content on the website related thereto.

“Investment Company Act”:  The United States Investment Company Act of 1940, as amended.

“Investment Income”:  The investment income earned on a specified account during a specified period, in each case net of all losses and expenses allocable thereto.

“IP Assets”:  Collectively, the Initial IP Assets and the After-Acquired IP Assets, except that for purposes of the licenses granted under the IP License Agreements, “IP Assets” will not include any rights to use licensed third party Intellectual Property to the extent that such rights are not sublicensable.

“IP Holder”:  Applebee’s IP LLC, a newly formed, special purpose Delaware limited liability company, and its permitted successors and assigns.

“IP License Agreements”:  The Master Issuer IP License Agreement, the Franchise Holder IP License Agreement, the Applebee’s International Retained U.S. Restaurants IP License Agreement, the Applebee’s International U.S. Territories/POS System IP License Agreement and the ACMC IP License Agreement.

“IP Lien Filings”:  Duly-executed instruments substantially in the form of Exhibit H to the Base Indenture, granting a lien in the Copyrights, Patents and Trademarks included in the Initial IP Assets and owned by the Master Issuer or any Co-Issuer, to the extent that any of the Co-Issuers own the related type of Intellectual Property registration or application, that name the appropriate Co-Issuer as the grantor and the Indenture Trustee as the secured party and other instruments or documents as may be reasonably necessary or desirable under the laws of any appropriate jurisdiction in the United States to evidence, perfect, protect and record in the appropriate Intellectual Property registry office, the Indenture Trustee’s security interest granted under the Indenture in the Initial IP Assets.

“Irish Listing Agent”:  If and for so long as any Class of Notes are listed on the Irish Stock Exchange, Dillon Eustace in its capacity as such, and its permitted successors and assigns in such capacity.

“Irish Paying Agent”:  If and for so long as any Class of Notes are listed on the Irish Stock Exchange, Custom House Administration and Corporate Services in its capacity as such, and its permitted successors and assigns in such capacity.

“Irish Stock Exchange”:  The Irish Stock Exchange Limited.

“IRS”:  The U.S. Internal Revenue Service.

“Issuance Date”:  The Closing Date and any other date on which the Co-Issuers issue Notes pursuant to the Base Indenture and the related Series Supplement.

“Lead Insurer”:  With respect to any Series of Notes Outstanding as of any date of determination, the Insurer (without giving effect to any Insurer with respect to which an Insurer Event of Default has occurred and is continuing) for which the Policy Exposure is greater than 50% of the aggregate Policy Exposure with respect to such Series under the, or each, Insurance Policy issued by the, or any, Insurer (other than any Insurer with respect to which an Insurer Event of Default has occurred and is continuing); provided, that so long as any Series 2007-1 Class A-1-A Notes or any Series 2007-1 Class A-2-II-A Notes remain Outstanding, Assured Guaranty shall be deemed the Lead Insurer with respect to the Series 2007-1 Notes.  The Lead Insurer with respect to any Notes that are insured by one or more  Insurers will control the voting and consent rights and other rights of 100% of the Notes that are insured without giving effect to any Insurer with respect to which an Insurer Event of Default has occurred and is continuing.

“Leases”:  The meaning specified in the definition of “Collateral” in this Appendix A.

“Lease Payment”:  Any lease payment payable by (i) a Restaurant Holder as the lessee under a Company Lease or a Sale/Leaseback Lease or (ii) a Predecessor Restaurant Holder as the lessee under a lease relating to a Post-Closing U.S. Restaurant (unless and until such restaurant becomes a Reacquired U.S. Restaurant).

“Lease Payment Account”:  The meaning specified in Section 10.2(f) of the Base Indenture.

“Lease Receipt”:  Any lease payment payable to a Restaurant Holder as the lessor or the sub-lessor, as applicable, under a Refranchised Restaurant Lease, if any, or a Franchisee Sub-Lease, if any.

“Leased Property”:  Any real property on which an Applebee’s Restaurant is located that is subject to a Lease.

“Legal Final Maturity Date”:  With respect to (i) the Series 2007-1 Notes, the Series 2007-1 Legal Final Maturity Date and (ii) any additional Series of Notes, the meaning specified in the related Series Supplement.

“Licensee-Developed IP”:  All of the following created, developed, authored or acquired by a licensee  (other than ACMC, Inc.) under its respective IP License Agreement:  (i) U.S. Intellectual Property Rights in:  (A) the Applebee’s Brand, (B) products or services sold or distributed under the Applebee’s Brand, and (C) derivative works of, and other variations on or improvements to, the IP Assets, and (ii) worldwide Intellectual Property rights in new versions, updates, or other modifications to the POS System.

“Lien”:  All pledges, charges, encumbrances (including encumbrances and restrictions described in clause (d) of the definition of “Permitted Liens”), security interests or other similar rights.

“Liquor License Holders”:  The special purpose limited liability companies formed by the Master Issuer solely for the purpose of holding liquor licenses to serve alcoholic beverages in Company-Owned U.S. Restaurants in compliance with applicable liquor license laws.

“Liquor License Related Indemnification Amount”:  Any Indemnification Amount paid pursuant to the relevant Transaction Document in connection with (i) the repurchase of assets relating to any Company-Owned U.S. Restaurant or (ii) the repurchase of the rights to the proceeds generated by any Post-Closing U.S. Restaurant, in each case if such assets or rights to the proceeds, as the context requires, are conveyed to the applicable Restaurant Holder on the basis of a temporary liquor license (or other temporary arrangement to serve alcoholic beverages at such Applebee’s Restaurant) that expires before a permanent liquor license (or other permanent arrangement) is procured.

“Lock-Box Account”:  An account established and maintained at the Lock-Box Provider designated as the “Lock-Box Account.”

“Lock-Box Provider”:  a Qualified Institution designated by the Master Issuer and consented to by each applicable Series Controlling Party (for so long as such Series Controlling Party is an Insurer) or as to which a Rating Agency Notification is provided (if any Series Controlling Party is not an Insurer).

“Make-Whole Amount”:  With respect to (i) the Series 2007-1 Notes, the Series 2007-1 Make-Whole Amount and (ii) any additional Series of Notes, the meaning specified in the related Series Supplement.

“Majority”:  With respect to any Series of Notes, the Holders of more than 50% of the Aggregate Outstanding Principal Amount of such Series of Notes (for which purpose the Series 2007-1 Class A-1 Notes and any other variable funding Series of Notes will be deemed to be fully drawn).

“Majority Insurers”:  With respect to any Series of Notes Outstanding as of any date of determination, any one or more Insurers (without giving effect to any Insurer with respect to which an Insurer Event of Default has occurred and is continuing) for which the Policy Exposure is greater than 50% of the aggregate Policy Exposure with respect to such Series under each Insurance Policy issued by any Insurer (other than any Insurer with respect to which an Insurer Event of Default has occurred and is continuing).  The Majority Insurers with respect to any Notes that are insured by such Insurers will control the voting and consent rights and other rights of 100% of the Notes that are insured without giving effect to any Insurer with respect to which an Insurer Event of Default has occurred and is continuing.

“Master Issuer”:  Applebee’s Enterprises LLC, a newly formed, special purpose Delaware limited liability company, and its permitted successors and assigns.

“Master Issuer Assets”:  All property and assets of the Master Issuer other than Excepted Property.

“Master Issuer IP License Agreement”:  The Master Issuer Intellectual Property License Agreement, dated as of the Closing Date, between the IP Holder, as the licensor, and the Master Issuer, as the licensee.

“Master Issuer Trustee Accounts”:  The meaning specified in Section 10.9(a) of the Base Indenture.

“Material Adverse Effect”:  (a) With respect to the Servicer, a material adverse effect on (i) its condition, financial or otherwise, (ii) its assets, earnings or business affairs, (iii) its ability to own its properties or to conduct its business or to enter into or perform its obligations under the Servicing Agreement or any other Transaction Document, (iv) the Collateral, taken as a whole, or (v) the ability of the Master Issuer or any Co-Issuer to perform its obligations under the Transaction Documents;

(b)           with respect to the Collateral, a material adverse effect with respect to (i) any material IP Assets individually or with respect to the IP Assets taken as a whole, the enforceability of the terms thereof, the likelihood of the payment of the amounts required with respect thereto in accordance with the terms thereof, the value thereof, or the security interest in the rights thereto granted by the Co-Issuers under the terms of the Indenture, or (ii) the existing and reasonably anticipated future Existing Franchise Assets taken as a whole or any other Collateral taken as a whole, the enforceability of the terms thereof, the likelihood of the payment of the amounts required with respect thereto in accordance with the terms thereof, the value thereof, the ownership thereof by the Co-Issuers (as applicable) or the security interest in the rights thereto Granted under the Indenture by each of the Co-Issuers;

(c)           with respect to any Securitization Entity, a materially adverse effect on the business, assets, operations, earnings or condition (financial or otherwise) of the Securitization Entity or the ability of such Securitization Entity to own its properties or conduct its business or to perform in any material respect its obligations under any of the Transaction Documents; provided, that for purposes of this clause (c), a material adverse effect on the Restaurant Holders means a material adverse effect on one or more Restaurant Holders that individually or in the aggregate represent more than 7.5% of the revenues earned over the most recent twelve consecutive Monthly Collection Periods; or

(d)           with respect to any Person or matter, a material impairment to the rights of or benefits, taken as a whole, available to the Co-Issuers, the Indenture Trustee, the Noteholders or any Insurer, if applicable, under any Transaction Document or the enforceability of any Transaction Document;

provided, that where “Material Adverse Effect” is used in any Transaction Document without specific reference, such term will have the meaning specified in clauses (a) through (d), as the context may require; provided, further, the fact that the Three-Month Adjusted DSCR Test is then, or would remain, at any particular ratio will not, solely in and of itself, preclude or negate the determination of a Material Adverse Effect in any instance.

“Material Environmental Amount”:  With respect to any Person, an amount or amounts payable by such Person and/or its Subsidiaries, in the aggregate in excess of $2,000,000 per incident or $5,000,000 in the aggregate over any twelve-month period, for (a) costs to comply with any Environmental Law; (b) costs of any investigation, and any remediation, of any Material of Environmental Concern and (c) compensatory damages (including, without limitation, damages to natural resources), punitive damages, fines and penalties pursuant to any Environmental Law.

“Materials of Environmental Concern”:  Any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products (virgin or unused), polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity and any other materials, substances of any kind, whether or not any such material or substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could reasonably be expected to give rise to liability under any Environmental Law.

“Maturity Date”:  With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Legal Final Maturity Date or by declaration of acceleration, call for redemption or otherwise.

“Money”:  The meaning specified in Section 1 201(24) of the UCC.

“Monthly Aggregate Extension Prepayment Amount”:  With respect to (i) the Series 2007-1 Notes, the Series 2007-1 Monthly Aggregate Extension Prepayment Amount and (ii) any additional Series of Notes, the meaning, if any, specified in the related Series Supplement.

“Monthly Collection Period”:  Each monthly period commencing on the first calendar day of the first (1st), fifth (5th) and ninth (9th) Weekly Collections Allocation Periods and ending on the last calendar day of the fourth (4th), eighth (8th) and thirteenth (13th) Weekly Collections Allocation Periods, respectively, during each quarterly period (so that the first two “Monthly Collection Periods” in each quarterly period will be comprised of four Weekly Collections Allocation Periods and the third “Monthly Collection Period” in each quarterly period will be comprised of five Weekly Collections Allocation Periods); provided, that in any year in which there is a fourteenth (14th) week in the Co-Issuers’ last fiscal quarter of the fiscal year, the final Monthly Collection Period will end on the last calendar day of the fourteenth (14th) Weekly Collections Allocation Period (so that such Monthly Collection Period will be comprised of six Weekly Collections Allocation Periods). The first Monthly Collection Period will be the period from and including the Cut-Off Date to but excluding December 31, 2007.

“Monthly Noteholders’ Report”:  With respect to each Series of Notes, a monthly statement containing information relating to the distributions to be made to the holders of the Notes of that Series on the corresponding Payment Date, the allocations of Collections received during such monthly period and certain measures of the performance of the Collateral.

“Monthly Servicer’s Certificate”:  The meaning specified in Section 12.1(b) of the Base Indenture.

“Monthly Servicer’s Report”:  The meaning specified in Section 12.1(b) of the Base Indenture.

“Monthly Subordinated Notes Amortization Amount”:  (i) With respect to the Series 2007-1 Notes, the Series 2007-1 Monthly Subordinated Notes Amortization Amount (as defined in the Series 2007-1 Supplement), and (ii) with respect to any other Series of Notes, as specified in the applicable Series Supplement.

“Moody’s”:  Moody’s Investors Service, Inc., and its successors in interest.

“Moody’s Second Trigger Event”:  The meaning specified in Section 13.3 of the Base Indenture.

“Mortgage Recordation Fees”:  The fees and expenses incurred by or on behalf of the Servicer in connection with recording and filing real estate mortgages and other related instruments relating to Company-Owned Real Property.

“Multiemployer Plan”:  Any “multiemployer plan” as defined in Section 4001 of ERISA.

“National Advertising Fund”:  The meaning specified in the definition of “Excluded Property” in this Appendix A.

“Neighborhood Insurance”:  The meaning specified in the definition of “Excluded Property” in this Appendix A.

“Net Cash Flow”:  With respect to any Monthly Collection Period, the amount (not less than zero) equal to:

(a)           the Retained Collections with respect to such Monthly Collection Period; minus

(b)           the amount (without duplication) equal to the sum of (i) all amounts not constituting Excluded Amounts that were paid pursuant to the Weekly Collections Allocation Priority on each Weekly Allocations Date that occurs during such Monthly Collection Period, (ii) all amounts paid pursuant to clauses first and third of the Priority of Payments on the related Payment Date, (iii) the IHOP Residual Amount, if any, included in such Retained Collections and (iv) any Indemnification Amount, Insurance Proceeds Amount or Asset Disposition Prepayment Amount included in such Retained Collections; minus

(c)           the amount, if any, by which the equity contributions included in such Retained Collections exceed the Retained Collections Contribution.

provided, that for purposes of calculating Net Cash Flow for purposes of calculating the Three-Month DSCR, Three-Month Adjusted DSCR, One-Year DSCR and One-Year Adjusted DSCR in order to determine if the conditions to a draw on the Series 2007-1 Class A-1 Commitments (as defined in the Series 2007-1 Supplement) or the conditions to prepayment of any Subordinated Notes or the conditions to a release of funds on deposit in the Senior Notes Interest Reserve Account are satisfied, any equity contribution to the Master Issuer will be excluded from Retained Collections; provided, further, that any portion of the initial deposit made to the Concentration Account and which the Servicer elects to deposit to the Collection Account in addition to other Collections will not be included in the Retained Collections for purposes of calculating the Three-Month DSCR, the Three-Month Adjusted DSCR, the One-Year DSCR or the One-Year Adjusted DSCR unless the Servicer elects to have such amounts treated as an equity contribution counting towards the Retained Collections Contribution.

“New Company-Owned U.S. Restaurants”:  Applebee’s Restaurants opened after the Closing Date and owned and operated by a Restaurant Holder (if any).

“New Franchise Document”:  New U.S. Franchise Agreements and any other Franchise Document entered into pursuant to a New U.S. Franchise Agreement.

“New Franchised U.S. Restaurants”:  Applebee’s Restaurants that are opened after the Closing Date and are owned and operated by Franchisees that are unaffiliated with Applebee’s International and its Affiliates.

“New U.S. Development Agreements”:  Following the Closing Date, all additional development agreements entered into by the Franchise Holder, in its capacity as the Franchisor for Applebee’s Restaurants.

“New U.S. Franchise Agreements”:  All additional franchise agreements for Applebee’s Restaurants entered into following the Closing Date (including all substitute or replacement franchise agreements for existing Applebee’s Restaurants).

“New U.S. Restaurant Business”:  The (i) franchising (and the ownership by Franchisees) of the New Franchised U.S. Restaurants and (ii) the ownership and operation of the New Company-Owned U.S. Restaurants

“New York UCC”:  The meaning specified in Section 10.9(b)(i) of the Base Indenture.

“Non-Refranchising Asset Disposition”:  The disposition of Collateral in connection with any circumstance other than a Refranchising Asset Disposition in which the Servicer, acting on behalf of the Securitization Entities in accordance with the Servicing Standard, elects to dispose of assets in accordance with the Servicing Standard including, without limitation, the sale of Company-Owned Real Property in sale/leaseback transactions.

“Non-U.S. Intellectual Property Rights”:  The (i) Intellectual Property rights that are established under any laws other than the laws of the United States (including U.S. Federal law and the laws of any state or political subdivision of the U.S.) and (ii) rights in Internet Domain Names that include a ccTLD for a country or region other than the United States.

“Non-U.S. IP Rights Agreement”:  The Non-U.S. Intellectual Property Rights Agreement, dated as of the Closing Date, entered into by and among the IP Holder, the Master Issuer, the Franchise Holder, ACMC, Inc. and Applebee’s International.

“Non-U.S. Person”:  Any person who is not a “U.S. person” as such term is defined in Rule 902 under the Securities Act.

“Non-U.S. Resident”:  Any person who is not a “U.S. resident” within the meaning of the Investment Company Act.

“Note Interest Rate”:  The rate specified in the applicable Series Supplement at which interest on the Aggregate Outstanding Principal Amount of the Notes will accrue.

“Note Owner”:  With respect to a Global Note, the person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holders the Book-Entry Note, or on the books of a Person holding an account with such Clearing Agency.

“Note Purchase Agreement”:  (i) With respect to the Series 2007-1 Notes, (a) the Series 2007-1 Class A-1 Note Purchase Agreement (as defined in the Series 2007-1 Supplement) and (b) the Series 2007-1 Term Note Purchase Agreement, in each case, as amended, modified or supplemented from time to time, and (ii) with respect to each other Series of Notes, such other note purchase agreements similar to the agreements described in the foregoing clause (i), as the applicable parties shall enter into from time to time.

“Note Register”:  A register in which, subject to such reasonable regulations as they may prescribe, the Co-Issuers will provide for the registration of Notes and the registration of transfers of Notes with respect to each Series.

“Note Registrar”:  The Indenture Trustee in its capacity of registering Notes and transfers of Notes.

“Noteholder”:  Any Holder of a Note.

“Notes”:  The asset-backed notes offered by the Co-Issuers from time to time in a Series pursuant to the Indenture.

“Notice of Payment”:  With respect to any Series of Notes, the notice delivered by the Indenture Trustee to an Insurer pursuant to the applicable Insurance Policy.

“Obligations”:  With respect to (a) all principal, interest and premium, if any, at any time and from time to time, owing by the Co Issuers on the Notes or owing by the Guarantors pursuant to each Guaranty and Collateral Agreement, (b) the payment and performance of all other obligations, covenants and liabilities of the Co Issuers or the Guarantors arising under the Indenture, the Notes, any other Transaction Document or any Insurance Agreement, including, without limitation, the payment of Insurer Premiums, Insurer Reimbursement Amounts and Insurer Expenses, or of the Guarantors under each Agreement and (c) the obligation of the Co Issuers to pay all Indenture Trustee Fees to the Indenture Trustee when due and payable as provided in the Indenture.

“Obsolete Property Disposition”:  Any sale or other disposition of an interest in any of the Securitization Entities’ inventory, equipment, furniture, fixtures and other assets (other than IP Assets) relating to the Company-Owned U.S. Restaurants deemed obsolete in the ordinary course of business in accordance with the Servicing Standard.

Offered Notes”:  The Series Class A-1 Notes, Series 2007-1 Class A-2  Notes and Series 2007-1 Class M-1 Notes.

“Offering Memorandum”:  In relation to any Series of Notes, the offering memorandum relating to such Series of Notes, if any.

“Officer”:  With respect to any corporation, any Director, the Chairman of the board of directors, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity; with respect to any Co-Issuer or other Securitization Entity and any limited liability company, any managing member thereof or any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company; with respect to any partnership, any general partner thereof; and with respect to the Indenture Trustee, any Trust Officer.

“Officer’s Certificate”:  A certificate signed by an Authorized Officer of the party delivering such certificate.

“One-Year Adjusted DSCR”:  The One Year DSCR recalculated to add to the numerator thereof the IHOP Residual Amount, if any, received by the Servicer on behalf of the Master Issuer or Master Issuer or over the twelve immediately preceding Monthly Collection Periods.  For the avoidance of doubt, One-Year Adjusted DSCR shall not be calculated for any purpose under the Indenture during the first twelve (12) Monthly Collection Periods.

“One Year DSCR”:  With respect to each Payment Date, the ratio calculated by dividing (i) the Net Cash Flow over the twelve immediately preceding Monthly Collection Periods by (ii) the Debt Service due on such Payment Date and the immediately preceding eleven Payment Dates.  For the avoidance of doubt, One-Year DSCR shall not be calculated for any purpose under the Indenture during the first twelve (12) Monthly Collection Periods.

“Opinion of Counsel”:  A written opinion addressed to the Indenture Trustee, each Insurer and each Rating Agency, in form and substance reasonably satisfactory to the Indenture Trustee and each Insurer (if such Insurer is then a Series Controlling Party), of an attorney at law admitted to practice before the highest court of the State of New York or of Delaware, as applicable, which attorney may, except as otherwise expressly provided in the Indenture, be counsel for the Co-Issuers and which attorney shall be reasonably satisfactory to the Indenture Trustee and each Insurer (if such Insurer is then a Series Controlling Party).  Whenever an Opinion of Counsel is required under the Indenture, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to the Indenture Trustee, each Insurer and each Rating Agency or shall state that the Indenture Trustee, each Insurer and each Rating Agency shall be entitled to rely thereon.

“Optional Prepayment”:  Any Optional Prepayment of Notes effected by the Co Issuers pursuant to Section 4.7(e) of the Series Supplement.

“Optional Prepayment Date”:  The Payment Date specified for an Optional Prepayment pursuant to Section 4.7(e) of the Series Supplement.

“Other U.S. Franchise Business”:  The franchising and operation (by franchisees) of any restaurant located in the United States other than (i) Applebee’s Restaurants and (ii) restaurants opened after the Closing Date that have or offer all of the following:  (a) a varied menu; (b) table service; (c) beer, wine and/or liquor; and (d) a per person average guest check that is between 70% and 130% of the per person average guest check of the Applebee’s Branded restaurants located in the United States that are owned and operated by the Restaurant Holders as of such date of determination.

“Other U.S. Products and Services”:  Any and all businesses, products, or services provided in the United States other than the franchising of any restaurants and the U.S. Restaurant Business.

“Outstanding”:  With respect to the Notes, as of any date of determination, all of the Notes or Series of Notes, as the case may be, theretofore authenticated and delivered under the Indenture except:

(i)            Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)           Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Indenture Trustee in trust for the Holders of such Notes pursuant to the Indenture; provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefore reasonably satisfactory to the Indenture Trustee has been made;

(iii)          Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, unless proof reasonably satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course; and

(iv)          Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in the Indenture;

provided that, (A) in determining whether the Holders of the requisite Aggregate Outstanding Principal Amount have given any request, demand, authorization, direction, notice, consent, waiver or vote hereunder, the following Notes shall be disregarded and deemed not to be Outstanding:  (x) Notes owned by the Co-Issuers or any other obligor upon the Notes or any Affiliate of any of them, or (y) Notes held in any accounts with respect to which the Servicer or any Affiliate thereof exercises discretionary voting authority; provided, further, that in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or vote, only Notes as described under clause (x) or (y) above that an Officer of the Indenture Trustee knows to be so owned shall be so disregarded; (B) Notes owned in the manner indicated in clause (x) or (y) above that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a Co-Issuer or any other obligor or the Servicer, an Affiliate thereof, or an account for which the Servicer or an Affiliate of the Servicer exercises discretionary voting authority; and (C) to the extent that any Notes have been paid with proceeds of an Insurance Policy, such Notes shall continue to remain Outstanding for purposes of the Indenture until the Insurer relating to such Insurance Policy has been paid as subrogee under the Indenture or reimbursed pursuant to the applicable Insurance Agreement as evidenced by a written notice from such Insurer delivered to the Indenture Trustee, and such Insurer shall be deemed to be the Holder of such Notes to the extent of any corresponding payments thereon made by such Insurer.

“Outstanding Notes”:  All Notes that are Outstanding.

“Outstanding Series of Notes”:  A Series of Notes that is Outstanding.

“Partial Amortization Amount”:  With respect to (i) the Series 2007-1 Notes, a Series 2007-1 Partial Amortization Amount (as defined in the Series 2007-1 Supplement) and (ii) any Series of Notes, the meaning specified in the applicable Series Supplement.

“Partial Amortization Event”:  With respect to (i) the Series 2007-1 Notes, a Series 2007-1 Partial Amortization Event (as defined in the Series 2007-1 Supplement), and (ii) any additional Series of Notes, the meaning specified in the related Series Supplement.

“Partial Amortization Trigger”:  With respect to (i) the Series 2007-1 Notes, a Series 2007-1 Partial Amortization Trigger (as defined in the Series 2007-1 Supplement), and (ii) any additional Series of Notes, the meaning specified in the related Series Supplement.

“Participation Agreement”:  An agreement between a Franchisee (including any Restaurant Holder in its capacity as a Franchisee under such agreement), on the one hand, and the IP Holder, Servicer, and/or a third party licensor, on the other hand, which licenses or sublicenses to such Franchisee, the right to use in connection with the related Franchise Agreement certain Intellectual Property owned by, or licensed to, the IP Holder, Servicer, or third party licensor.

“Patents”:  The meaning specified in the definition of “Intellectual Property” in this Appendix A.

“Paying Agent”:  Any paying agent appointed by the Co-Issuers for the Notes pursuant to the Base Indenture.

“Payment Date”:  The 20th day of each calendar month or, if such date is not a Business Day, the next Business Day, commencing in January 2008 (the “Initial Payment Date”).

“Permitted Liens”:  (a) Liens for (i) Taxes, assessments or other governmental charges not delinquent or (ii) Taxes, assessments or other charges being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (b) all Liens created or permitted under the Transaction Documents in favor of the Indenture Trustee for the benefit of the Secured Parties, (c) Liens existing on the Closing Date, which shall be released on such date, (d) encumbrances in the nature of (i) a ground lessor’s fee interest, (ii) zoning restrictions, (iii) easements, (iv) restrictions of record on the use of real property, (v) landlords’ and lessors’ Liens on rented premises, (vi) restrictions on transfers or assignment of leases or licenses of Intellectual Property, which, in each case (as described in clauses (d)(i) through (vi) above), do not detract from the value of the encumbered property or impair the use thereof in the business of any Securitization Entity, (vii) contractual transfer restrictions in existence on the Closing Date and thereafter any such contractual transfer restriction so long as the inclusion of such contractual transfer restriction in any contract entered into on behalf of any Securitization Entity by the Servicer would not constitute a breach by the Servicer of the Servicing Agreement, (viii) the interest of a lessee in property leased to a Franchisee and (ix) any licenses granted in the Intellectual Property under any Franchise Agreement or other license agreements in effect on the Closing Date and thereafter, to the extent issued in the ordinary course, (e) deposits or pledges made (i) in connection with casualty insurance maintained in accordance with the Transaction Documents, (ii) to secure the performance of bids, tenders, contracts or leases, (iii) to secure statutory obligations or surety or appeal bonds or (iv) to secure indemnity, performance or other similar bonds in the ordinary course of business of any Securitization Entity, (f) Liens of carriers, warehouses, mechanics and similar Liens, in each case (i) in existence less than forty five (45) days from the date of creation thereof or (ii) being contested in good faith by any Securitization Entity in appropriate proceedings (so long as such Securitization Entity shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto), (g) restrictions under federal, state or foreign securities laws on the transfer of securities, (h) any permitted cash management liens, (i) any matter disclosed in the most recent title report obtained on each real property prior to the Closing Date and (j) the license and other rights granted to the licensee under the IP License Agreements.

“Person”:  An individual, corporation (including a business trust), partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Physical Note”:  A certificated note in definitive, fully registered form without interest coupons with the applicable legends set forth in exhibits to the applicable Series Supplement, respectively added to the form of such securities.

“Placement Agent”:  The placement agent (or placement agents), if any, with respect to any Additional Notes.

“Plan”:  Any “employee benefit pension plan,” as such term is defined in ERISA, which is subject to Title IV of ERISA and to which any company in the same Controlled Group as either of the Co-Issuers has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Policy Exposure”:  As of any date of determination with respect to each Insurer, the insured amount with respect to the principal due on the Notes of the related Insurance Policy or Insurance Policies issued by such Insurer on such date.

“POS System”:  The suite of software programs heretofore known as “AppleOne POS” and “Apple-One Cards” which handles, among other functions, retail transaction collection, control, and management, the set up of menu items, pricing, taxing and employee information, customer order processing, basic timekeeping, and payment processing, control and reporting for credit and stored value transactions, with integration to the kitchen display system and back of house products, and all new versions, updates, and other modifications of such software programs.

“Post-ARD Contingent Additional Interest Amount”:  With respect to the (i) Series 2007-1 Notes, the Series 2007-1 Post-ARD Contingent Additional Interest, if any, and with respect to (ii) each other Series of Notes, the meaning specified in the related Series Supplement.

“Post-Closing Lease Consent Restaurants”:  Company-Owned U.S. Restaurants for which Applebee’s International is unable to obtain the landlord consent necessary (i) for the assets to be transferred to the applicable Restaurant Holder on the Closing Date or (ii) due to the change in control of Applebee’s International or any of its Subsidiaries (which landlord consent will be necessary solely for those Company-Owned U.S. Restaurants situated on real property leased from a third party pursuant to a Company Lease).

“Post-Closing Liquor License Restaurants”:  Company-Owned U.S. Restaurants for which Applebee’s International is unable to arrange the temporary or permanent liquor licenses (or other alternative arrangements) necessary for the applicable Restaurant Holder to serve alcoholic beverages in such Company-Owned U.S. Restaurants on and after the Closing Date.

“Post-Closing U.S. Restaurant Purchase Agreement”:  The purchase agreement, dated as of the Closing Date, by and among the Master Issuer, the applicable Predecessor Restaurant Holders and the applicable Restaurant Holders.

“Post-Closing U.S. Restaurants”:  Collectively, the Post-Closing Lease Consent Restaurants and the Post-Closing Liquor License Restaurants.

“Potential Rapid Amortization Event”:  Any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Rapid Amortization Event.

“Predecessor Liquor License Holders”:  The meaning specified in the definition of “Excluded Property” in this Appendix A.

“Predecessor Restaurant Holders”:  The direct and indirect Subsidiaries of Applebee’s International which owned and operated Applebee’s Restaurants as of the Business Day immediately prior to the Closing Date.

“Preference Claim”:  The meaning specified in Section 2.13(e) of the Base Indenture.

“Principal Payment Accounts”:  An account for the deposit of the amounts allocable to the payment of principal of the Subordinated Notes (the “Subordinated Notes Principal Payment Account” and, together with the Senior Notes Principal Payment Accounts).

“Principal Terms”:  The meaning specified in Section 2.3(d)(xviii) of the Base Indenture.

“Priority of Payments”:  The meaning specified in Section 10.12 of the Base Indenture.

“Proceeding”:  Any suit in equity, action at law or other judicial or administrative proceeding.

“Protected Purchaser”:  The meaning specified in Section 8-303 of the UCC.

“PTO”:  The U.S. Patent and Trademark Office and any successor U.S. Federal office.

“QIB”:  A “qualified institutional buyer” as defined in Rule 144A.

“QP”:  A “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act.

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by Federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $250,000,000 as set forth in its most recent published annual report of condition and (iii) has a long term deposits rating of not less than “A2” by Moody’s and “A” by S&P.

“Rapid Amortization Cure Right”:  With respect to (i) the Series 2007-1 Notes, the Series 2007-1 Rapid Amortization Cure Right (as defined in the Series 2007-1 Supplement) and (ii) any additional Series of Notes, the meaning specified in the related Series Supplement.

“Rapid Amortization Event”:  The meaning specified in Section 5.1(a) of the Base Indenture.

“Rate Determination Date”:  With respect to each Series of Notes, the date or dates as of which the interest rate applicable thereto will be determined, as specified in the applicable Series Supplement.

“Rating Agencies”:  S&P and any successor or successors thereto, Moody’s and any successor or successors thereto and Fitch and any successor or successors thereto.  In the event that at any time the rating agencies rating the Notes do not include S&P, Moody’s or Fitch, references to rating categories of S&P, Moody’s or Fitch in this Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as then is rating the Notes as of the most recent date on which such other rating agency and S&P, Moody’s or Fitch published ratings for the type of security in respect of which such alternative rating agency is used.  If the applicable Series Supplement specifies an additional rating agency, then “Rating Agency” as used herein also refers to such additional rating agency.

“Rating Agency Condition”:  With respect to any prospective action or occurrence, a condition that shall be satisfied if each Rating Agency then rating any Outstanding Notes (or, if so specified, the relevant Rating Agency) notifies the Indenture Trustee (and, with respect to any Series of Notes that is insured by an Insurer, such Insurer) in writing that such action or occurrence, as the case may be, will not result in a withdrawal or reduction of the ratings specified in the Base Indenture or the applicable Series Supplement, without giving effect to any Insurance Policy, by S&P, Moody’s or Fitch, respectively, below certain specified thresholds.

“Rating Agency Notification”:  With respect to any prospective action or occurrence, a written notification to the Rating Agencies setting forth in reasonable detail such action or occurrence.

“Reacquired U.S. Restaurants”:  An Applebee’s Restaurant for which an Indemnification Amount, together with any other amount payable pursuant to a related Transaction Document, has been paid.

“Real Estate Assets”:  Collectively, (i) the Company-Owned Real Property, (ii) the Company Leases, (iii) the Sale-Leaseback Leases, if any, (iv) the Refranchised Restaurant Leases, if any, and (v) the Franchisee Sub/Leases, if any.

“Recipient”:  The meaning specified in Section 16.9 of the Base Indenture.

“Record Date”:  With respect to any Payment Date for the Offered Notes the day that is (i) one Business Day prior to the applicable Payment Date or (ii) in the case of a Holder of a Physical Note, fifteen days (without regard to whether such day is a Business Day) prior to the applicable Payment Date.

“Refranchised Restaurant Leases”:  Leases entered into between Restaurant Holders, as lessors, and Franchisees, as lessees, in connection with the conversion of Company-Owned U.S. Restaurants to Franchised U.S. Restaurants prior to the sale of the related Company-Owned Real Property to third parties in sale-leaseback transactions.

“Refranchising Asset Disposition”:  The disposition of Collateral in connection with refranchising activities pursuant to which Company-Owned U.S. Restaurants will be converted to Franchised U.S. Restaurants.

“Regulation S”:  Regulation S under the Securities Act, as such regulation may be amended, supplemented, replaced or otherwise modified from time to time.

“Regulation S Global Notes”:  Notes that are sold outside the United States to QP’s who are non-U.S. Persons, in offshore transactions in reliance on Regulation S, and that are issued in book-entry form and represented by one or more global notes in definitive, fully registered form without interest coupons.

“Reimbursements”:  With respect to any Series of Notes, reimbursement (including any interest thereon) payable to the Insurer relating to such Series of Notes, with respect to any payment made by such Insurer under the applicable Insurance Policy, pursuant to the terms of the applicable Insurance Agreement.

“Reinvested Amounts”:  Any net after-tax cash proceeds received from Asset Dispositions that are not deposited to the Collection Account for application to pay principal of the Notes and that are reinvested, within 180 days following receipt of such proceeds, in any of the following:  (a) the New U.S. Restaurant Business, (b) property on which the New U.S. Restaurant Business is proposed to be developed, and (c) improvements and equipment relating to the Existing U.S. Restaurant Business, including the restoration of property relating to the Existing U.S. Restaurant Business.

“Released Indenture Collateral Asset”:  The meaning specified in Section 14.1(a) of the Base Indenture.

“Reorganization”:  With respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Replacement Residual Certificate”:  A certificate, issued by an Affiliate of IHOP Franchising, LLC pursuant to its Charter Documents, evidencing the right to receive all or a portion of the residual amount, if any, remaining in the applicable account (or accounts) maintained pursuant to an indenture, guaranty or other similar document to which such Affiliate is party, pursuant to which such Affiliate is an issuer or guarantor of indebtedness issued to refinance indebtedness previously outstanding under the IHOP Indenture, after giving effect to all other amounts payable from such account (or accounts) pursuant to the weekly or monthly priority of payments under such indenture, guaranty or other similar document; provided that no such certificate will constitute a “Replacement Residual Certificate” unless such certificate (or such certificate together with similar certificates issued by other Affiliates participating in such refinancing) is reasonably expected to receive cash flow during the immediately succeeding 12-month period that will be economically equivalent in all material respects to the cash flow, if any, that the IHOP Residual Certificate would have received during such 12-month period, based on financial projections reasonably acceptable to the Aggregate Controlling Party.

“Reportable Event”:  Any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived).

“Required Ratings”:  The meaning specified in Section 13.3 of the Base Indenture.

“Requirements of Law”:  With respect to any Person or any of its property, the certificate of incorporation or articles of association and by laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether federal, state, local or foreign (including usury laws, the Federal Truth in Lending Act, state franchise laws and retail installment sales acts).

“Residual Amount”:  The meaning specified in Section 10.12(xxiv) of the Base Indenture.

“Residual Threshold Amount”:  (i) With respect to the Series 2007-1 Notes, the Series 2007-1 Residual Threshold Amount (as defined in the Series 2007-1 Supplement), and (ii) with respect to any other Series of Notes, as specified in the applicable Series Supplement.

“Restaurant”:  All Franchised U.S. Restaurants and Company-Owned U.S. Restaurants.

“Restaurant Accounts”:  The accounts established at local banks in the name of the Master Issuer in connection with the collection of money by the Restaurant Holders.

“Restaurant Holder Assets”:  The meaning specified in Section 3.2(d) of the Base Indenture.

“Restaurant Holder Profits”:  With respect to each Monthly Collection Period, the amount (not less than zero) equal to:

(a)           all cash revenues and credit card proceeds generated by the Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants over such period (excluding the proceeds from the sale of ACMC Gift Cards at such restaurants that are withdrawn from the Concentration Account for deposit to the Gift Card Reserve Account but including the amounts described in subclauses (A), (B) and (C) of clause (ii) of the definition of “Collections”); minus

(b)           all operating expenses paid in cash out of funds in deposit in the Concentration Account in connection with the operation of the Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants over such period.

“Restaurant Holders”:  Applebee’s Restaurants North LLC, a Delaware limited liability company, Applebee’s Restaurants Mid-Atlantic LLC, a Delaware limited liability company, Applebee’s Restaurants West LLC, a Delaware limited liability company, Applebee’s Restaurants Vermont, Inc., a Vermont corporation, Applebee’s Restaurants Texas LLC, a Texas limited liability company, Applebee’s Restaurants Inc., a Kansas corporation and Applebee’s Restaurants Kansas LLC, a Kansas limited liability company, together with any additional legal entity that becomes a party to the Indenture as a “Restaurant Holder” pursuant to a joinder to the Indenture in the form attached as an exhibit to the Indenture, each a “Restaurant Holder.”

“Retained Collections”:  With respect to any specified period of time, the amount equal to (i) the Collections received over such period minus (ii) the Excluded Amounts included in the Collections over such period minus (iii) all operating expenses paid in cash out of funds in deposit in the Concentration Account in connection with the operation of the Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants over such period.

“Retained Collections Contribution”:  The equity contributions made to the Master Issuer over a Monthly Collection Period in an amount not to exceed $30 million that the Servicer on behalf of the Master Issuer may designate to include in the Net Cash Flow for purposes of calculating the Three-Month DSCR, Three-Month Adjusted DSCR, One-Year DSCR, and One-Year Adjusted DSCR, during up to five Monthly Collection Periods between the Closing Date and the Series 2007-1 Legal Final Maturity Date, but not during more than two Monthly Collection Periods that occur during any calendar year, beginning with the calendar year commencing on the Closing Date.

“Retained U.S. Restaurants”:  As of any date of determination, any (i) Excluded U.S. Restaurant, (ii) Post-Closing U.S. Restaurant for which the related assets have not been transferred to the applicable Restaurant Holder pursuant to the Post-Closing U.S. Restaurant Purchase Agreement and (iii) Reacquired U.S. Restaurant.

“Rule”:  The FTC’s franchise rule, “Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures” (16 CFR 436).

“Rule 144A”:  Rule 144A promulgated under the Securities Act.

“Rule 144A Global Notes”:  The Offered Notes sold to Persons that are both Qualified Institutional Buyers and Qualified Purchasers in reliance on Rule 144A under the Securities Act will be represented by one or more Notes in registered, global form, deposited with the Indenture Trustee as custodian for, and registered in the name of a nominee of, DTC.

“S&P”:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

“Sale-Leaseback Lease”:  Any lease entered into between a third party, as lessor, and a Restaurant Holder, as lessee, relating to any Company-Owned Real Property sold by the Restaurant Holder to the third party in a sale-leaseback transaction.

“Sales Tax Account”:  The meaning specified in Section 10.2(g) of the Base Indenture.

“Second-Tier Asset Contribution Agreement”:  The asset contribution agreement, dated as of the Closing Date, between Applebee’s Holdings, as the contributor, and the Master Issuer, as the contributee.

“Secured Obligations”:  The (a) principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of any Co-Issuer to the Secured Parties under the Indenture, any Insurance Agreement and the other Transaction Documents to which any of the Co-Issuers is or is to be a party, and (c) all amounts due and payable by any Co-Issuer and not previously paid in respect of Series Hedge Agreements, including upon the termination of such Series Hedge Agreements.

“Secured Parties”:  The meaning specified in the “Preliminary Statement” of the Base Indenture.

“Securities Act”:  The United States Securities Act of 1933, as amended.

“Securities Intermediary”:  The meaning specified in Section 10.9(a) of the Base Indenture.

“Securitization Entities”:  Each of the Master Issuer, the Franchise Holder, the IP Holder, the Restaurant Holders, and Applebee’s Holdings and any Additional Securitization Entities.

“Securitization Transaction”:  The transactions contemplated by the Transaction Documents including, without limitation, the contribution to the applicable Securitization

Entities of all of the assets of Applebee’s International and its Subsidiaries in existence as of the Closing Date (other than the Excluded Property) and the proceeds thereof in the manner provided in the applicable Transaction Documents.

“Senior ABS Leverage Ratio”:  As of any date of determination, the ratio of:

(i)            the Aggregate Outstanding Principal Amount of all Senior Notes Outstanding (assuming the Series 2007-1 Class A-1 Notes and all other variable funding notes of the Co-Issuers are fully drawn); over

(ii)           EBITDA attributable to Applebee’s International and its consolidated Subsidiaries, including the Securitization Entities, but excluding (A) EBITDA attributable to IHOP Corp. and its Affiliates (other than Applebee’s International and its consolidated Subsidiaries) and (B) the IHOP Residual Amount (if and for so long as the IHOP Residual Amount would otherwise be included in calculating the EBITDA attributable to Applebee’s International and its consolidated Subsidiaries).

“Senior Notes”:  The meaning specified in Section 11.5(b)(vi) of the Base Indenture.

“Senior Notes Available Reserve Account Amount”:  As of any date of determination, the amount equal to the sum of the amount on deposit in the Senior Notes Interest Reserve Account and the Cash Trap Reserve Account excluding in each case the Investment Income on such amounts.

“Senior Notes Excess Adjusted Interest Account”:  The meaning specified in Section 10.8(a)(ix) of the Base Indenture.

“Senior Notes Interest Payment Account”:  The meaning specified in Section 10.8(a)(i) of the Base Indenture.

“Senior Notes Interest Reserve Account”:  The meaning specified in Section 10.3(a) of the Base Indenture.

“Senior Notes Interest Reserve Deficit Amount”:  As of any date of determination, (i) with respect to the Series 2007-1 Notes, the Series 2007-1 Senior Notes Interest Reserve Deficit Amount (as defined in the Series 2007-1 Supplement), and (ii) with respect to each other Series of Notes outstanding, the meaning specified in the related Series Supplement.

“Senior Notes Interest Reserve Step-Down Date”:  As of any date of determination, (i) with respect to the Series 2007-1 Notes, the Series 2007-1 Senior Notes Interest Reserve Step-Down Date (as defined in the Series 2007-1 Supplement), and (ii) with respect to each other Series of Notes outstanding, the meaning specified in the related Series Supplement.

“Senior Notes Interest Reserve Step-Down Release Amount”:  As of any date of determination, (i) with respect to the Series 2007-1 Notes, the Series 2007-1 Senior Notes Interest Reserve Step-Down Release Amount (as defined in the Series 2007-1 Supplement), and

(ii) with respect to each other Series of Notes outstanding, the meaning specified in the related Series Supplement.

“Senior Notes Monthly Contingent Additional Interest Account”:  The meaning specified in Section 10.8(a)(vii) of the Base Indenture.

“Senior Notes Monthly Contingent Additional Interest Amount” means (i) with respect to the Series 2007-1 Notes, the Series 2007-1 Class A-1 Extension Contingent Additional Interest (as defined in the Series 2007-1 Supplement), if any, the Series 2007-1 Class A-1 Post-ARD Monthly Contingent Additional Interest (as defined in the Series 2007-1 Supplement), if any, the Series 2007-1 Class A-1 Contingent Additional L/C Fees (as defined in the Series 2007-1 Supplement), if any, the Series 2007-1 Class A-2-II Contingent Additional Interest (as defined in the Series 2007-1 Supplement), if any, and the Series 2007-1 Class A-2 Post-ARD Contingent Additional Interest (as defined in the Series 2007-1 Supplement), if any, and (ii) with respect to the Senior Notes of each other Series of Notes, the meaning specified in the applicable Series Supplement.

“Senior Notes Monthly Excess Adjusted Interest Amount”:  With respect to the (i) Series 2007-1 Notes, the Series 2007-1 Class A-2-I Note Excess Adjusted Interest Amount (as defined in the Series 2007-1 Supplement), if any, and (ii) with respect to each other Series of Notes Outstanding, the meaning specified in the related Series Supplement.

“Senior Notes Monthly Interest Amount”:  With respect to each Payment Date, (a) the aggregate amount of interest due and payable, with respect to such Interest Accrual Period, on such Senior Notes that is identified as “Senior Notes Monthly Interest Amount” in the applicable Series Supplement (other than the Additional Interest Amount, if any), plus (b) to the extent not otherwise included in clause (a), with respect to any variable funding Senior Notes Outstanding, the aggregate amount of any letter of credit fees (including fronting fees) due and payable on issued but undrawn letters of credit, with respect to such Interest Accrual Period, on such Senior Notes pursuant to the related note purchase agreement; provided, that if, on any Payment Date or other date of determination, the actual amount of any such interest or letter of credit fees cannot be ascertained, an estimate of such interest or letter of credit fees will be used to calculate the Senior Notes Monthly Interest Amount for such Payment Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided, further, that any amount identified as “Senior Notes Monthly Contingent Additional Interest Amount,” “Class A-1 Note Administrative Expenses,” or “Class A-1 Commitment Fees Amount” in any Series Supplement shall under no circumstances be deemed to constitute part of the “Senior Notes Monthly Interest Amount.”

“Senior Notes Principal Payment Account”:  The meaning specified in Section 10.8(a)(iv) of the Base Indenture.

“Series 2007-1 Additional Interest Amount”:  Collectively, the Series 2007-1 Contingent Additional Interest, if any, the Series 2007-1 Post-ARD Contingent Additional Interest, if any, the Series 2007-1 Class A-2-I Note Excess Adjusted Interest Amount (as defined in the Series 2007-1 Supplement), if any, and the Series 2007-1 Class A-1 Excess Interest Amount, if any.

“Series 2007-1 Adjusted Repayment Date”:  Shall be (i) unless and until the Series 2007-1 Extension Election is effective, the Series 2007-1 Anticipated Repayment Date and (ii) from and after the date that the Series 2007-1 Extension Election becomes effective, the Payment Date occurring in June 2013.

“Series 2007-1 Anticipated Life” means the period of time from and including the Series 2007-1 Make-Whole Amount Calculation Date to but excluding the Series 2007-1 Adjusted Repayment Date.

“Series 2007-1 Anticipated Repayment Date”:  With respect to the Series 2007-1 Class A-2-I Notes, (i) the Payment Date occurring in June 2008 (the “Series 2007-1 Class A-2-I Initial Anticipated Repayment Date”); or (ii) if the Aggregate Outstanding Principal Amount of the Series 2007-1 Class A-2-I Notes is not paid in full on or prior to the Series 2007-1 Class A-2-I Initial Anticipated Repayment Date, the Payment Date occurring in December 2012 (the “Series 2007-1 Class A-2-I Extended Anticipated Repayment Date”); and with respect to each other Class of Series 2007-1 Notes, the Payment Date occurring in December 2012.

“Series 2007-1 Class A Insurer”:  Assured Guaranty, or any successor thereto.

“Series 2007-1 Class A-1 Commitment Fee Amount”:  With respect to the Series 2007-1 Class A-1 Notes for each Monthly Collection Period, the Class A-1 Commitment Fees Amount for the Series 2007-1 Class A-1 Notes for such Monthly Collection Period.

“Series 2007-1 Class A-1 Excess Interest Amount”:  The meaning set forth in the Series 2007-1 Supplement.

“Series 2007-1 Class A-1 Notes”:  The meaning set forth in “Designation” in the Series 2007-1 Supplement.

“Series 2007-1 Class A-2 Notes”:  The meaning set forth in “Designation” in the Series 2007-1 Supplement.

“Series 2007-1 Class A-2-I Anticipated Life”:  The period of time from and including the Series 2007-1 Make-Whole Amount Calculation Date to but excluding the Series 2007-1 Class A-2-I Initial Anticipated Repayment Date.

“Series 2007-1 Class A-2-I Extended Anticipated Repayment Date”:  The Payment Date occurring in December 2012.

“Series 2007-1 Class A-2-I Initial Anticipated Repayment Date”:  The Payment Date occurring in June 2008.

“Series 2007-1 Class A-2-I Notes”:  The meaning set forth in “Designation” in the Series 2007-1 Supplement.

“Series 2007-1 Class A-2-II Contingent Additional Interest”:  With respect to the Series 2007-1 Notes, the meaning specified in the Series 2007-1 Supplement.

“Series 2007-1 Class A-2-II-A Notes”:  The meaning set forth in “Designation” in the Series 2007-1 Supplement.

“Series 2007-1 Class A-2-II-X Notes”:  The meaning set forth in “Designation” in the Series 2007-1 Supplement.

“Series 2007-1 Class M-1 Contingent Additional Interest”:  With respect to the Series 2007-1 Notes, the meaning specified in the Series 2007-1 Supplement.

“Series 2007-1 Class M-1 Post-ARD Contingent Additional Interest”:  With respect to the Series 2007-1 Notes, the meaning specified in the Series 2007-1 Supplement.

“Series 2007-1 Contingent Additional Interest”:  Series 2007-1 Class A-2-II Contingent Additional Interest or Series 2007-1 Class M-1 Contingent Additional Interest, as the context may require.

“Series 2007-1 Extension Election”:  The right of the Co-Issuers, acting in their sole discretion and subject to the conditions set forth in Section 4.7(b) of the Series 2007-1 Supplement, to elect to extend the Series 2007-1 Anticipated Repayment Date applicable to each Class of Series 2007-1 Notes (other than the Series 2007-1 Class A-2-I Notes) for a six month period from the Series 2007-1 Anticipated Repayment Date to the Series 2007-1 Adjusted Repayment Date (such period, the “Series 2007-1 Extension Period”) by written notice to the Indenture Trustee on or prior to the date that is three months prior to the Series 2007-1 Anticipated Repayment Date occurring in December 2012 in accordance with the meaning specified in the Series 2007-1 Supplement.

“Series 2007-1 Extension Period”:  The meaning specified in the definition of “Series 2007-1 Extension Election” in this Appendix A.

“Series 2007-1 Make-Whole Amount”:  (a)  With respect to the Series 2007-1 Class A-2-I Notes on any date of determination prior to the Series 2007-1 Class A-2-I Initial Anticipated Repayment Date, the amount (not less than zero) equal to (i) the discounted present value as of the related Series 2007-1 Make-Whole Amount Calculation Date of all future installments of interest on and principal of the Series 2007-1 Class A-2-I Notes that the Co-Issuers would otherwise be required to pay on the Series 2007-1 Class A-2-I Notes (or such portion thereof to be prepaid) from the date of such prepayment to and including the Series 2007-1 Class A-2-I Initial Anticipated Repayment Date assuming the entire unpaid principal amount (or such portion thereof to be prepaid) is required to be paid on such Payment Date, determined at a discount rate equal to the EDSF Rate with a tenor equal to the remaining Series 2007-1 Class A-2-I Anticipated Life as of the related Series 2007-1 Make-Whole Amount Calculation Date), such discount rate to be converted to a monthly equivalent rate; minus (ii) the aggregate amount of the principal being so prepaid;

(b)           with respect to (i) the Series 2007-1 Class A-2-I Notes on any date of determination following the Series 2007-1 Class A-2-I Initial Anticipated Repayment Date (if the Series 2007-1 Class A-2-I Notes are not paid in full on such date) and (ii) the Series 2007-1 Class A-2-II Notes on any date of determination, the amount (not less than zero) equal to (x) the discounted present value as of the related Series 2007-1 Make-Whole Amount Calculation Date of all future installments of interest on and principal of such Series 2007-1 Class A-2 Notes (which with respect to the Series 2007-1 Class A-2-I Notes will include the Series 2007-1 Class A-2-I Note Excess Adjusted Interest Amount, if any) that the Co-Issuers would otherwise be required to pay on such Series 2007-1 Class A-2 Notes (or such portion thereof to be prepaid) from the date of such prepayment to and including the Series 2007-1 Adjusted Repayment Date assuming the entire unpaid principal amount (or such portion thereof to be prepaid) is required to be paid on such Payment Date, determined at a discount rate equal to the Swap Rate with a tenor that is equal to the remaining Series 2007-1 Anticipated Life as of the related Series 2007-1 Make-Whole Amount Calculation Date (or, if such tenor is less than two years, the EDSF Rate), such discount rate to be converted to a monthly equivalent rate; minus (y) the aggregate amount of the principal being so prepaid; and

(c)           with respect to the Series 2007-1 Class M-1 Notes on any date of determination, the amount (not less than zero) equal to (i) the discounted present value as of the related Series 2007-1 Make-Whole Amount Calculation Date of all future installments of interest on and principal of such Series 2007-1 Class M-1 Notes that the Co-Issuers would otherwise be required to pay on such Series 2007-1 Class M-1 Notes (or such portion thereof to be prepaid) from the date of such prepayment to and including the Series 2007-1 Anticipated Repayment Date assuming the entire unpaid principal amount (or such portion thereof to be prepaid) is required to be paid on such Payment Date, determined at a discount rate equal to the Swap Rate with a tenor that is equal to the remaining Series 2007-1 Anticipated Life as of the related Series 2007-1 Make-Whole Amount Calculation Date (or, if such tenor is less than two years, the EDSF Rate), such discount rate to be converted to a monthly equivalent rate; minus (ii) the aggregate amount of the principal being so prepaid; provided, that for purposes of calculating the Series 2007-1 Make-Whole Amount in the manner described above, (i) any reference to the Swap Rate or the EDSF Rate, as applicable, will be determined, if necessary, by interpolating linearly between yields reported for such other maturities that are less than and longer than the remaining period until the Series 2007-1 Adjusted Repayment Date if no maturity corresponds to the remaining period until the Series 2007-1 Anticipated Repayment Date; and (ii) the Series 2007-1 Anticipated Repayment Date will be based on the period of time between such Make-Whole Amount Calculation Date and the Payment Date occurring three months prior to such date.

“Series 2007-1 Make-Whole Amount Calculation Date”:  The date as of which the Series 2007-1 Make-Whole Amount, if any, payable in connection with a prepayment of principal of the Offered Notes is calculated, which will be a Business Day selected by the Indenture Trustee that is no more than five (5) Business Days prior to the Payment Date on which the prepayment of principal is made.

“Series 2007-1 Notes”:  Collectively, the Series 2007-1 Senior Notes and the Series 2007-1 Subordinated Notes.

“Series 2007-1 Post-ARD Contingent Additional Interest”:  Series 2007-1 Class A-2 Post-ARD Contingent Additional Interest (as defined in the Series 2007-1 Supplement) or Series 2007-1 Class M-1 Post-ARD Contingent Additional Interest (as defined in the Series 2007-1 Supplement), as the context may require.

“Series 2007-1 Rapid Amortization Events”:  With respect to the Series 2007-1 Notes:

(a)           the failure to maintain a Three-Month Adjusted DSCR of at least 1.50x as of any Payment Date; or

(b)           the twelve-month U.S. system-wide sales of Applebee’s Restaurants as of the last day of the immediately preceding twelve-month period ending on the last day of each fiscal month having dropped to below $3.75 billion.

“Series 2007-1 Senior Notes”:  Collectively, the Series 2007-1 Class A-1 Notes and the Series 2007-1 Class A-2 Notes.

“Series 2007-1 Senior Notes Interest Reserve Amount”:  With respect to the Series 2007-1 Notes, the meaning specified in the Series 2007-1 Supplement.

“Series 2007-1 Subordinated Notes”:  With respect to the Series 2007-1 Notes, the meaning specified in “Designation” in the Series 2007-1 Supplement.

“Series 2007-1 Supplement”:  The Series 2007-1 Supplement, dated as of the Closing Date by and among the Co-Issuers and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

“Series 2007-1 Term Note Purchase Agreement”:  The Purchase Agreement, dated as of the Closing Date, among the Co-Issuers, the Guarantors, CHLC Corp., IHOP Corp., Applebee’s Holdings II Corp., Applebee’s Services, Inc., Applebee’s International, Inc. and Lehman Brothers, Inc, as initial purchaser.

“Series” or “Series of Notes”:  The Notes issued pursuant to a particular Series Supplement.

“Series Account”:  With respect to any Series of Notes, the series accounts, if any, established in accordance with the provisions of the applicable Series Supplement by the Indenture Trustee, subject to the provisions of Section 10.10 of the Base Indenture.

“Series Anticipated Repayment Date”:  With respect to any Series of Notes or, within such Series of Notes, with respect to each Class of Notes, as specified in the applicable Series Supplement.

“Series Contingent Additional Interest Amount”:  With respect to any Series of Notes or, within such Series of Notes, with respect to each Class of Notes, as specified in the applicable Series Supplement.

“Series Controlling Party”:  With respect to any Series of Notes Outstanding, the Majority Insurers, if any, with respect to such Series of Notes unless such Series of Notes is uninsured or an Insurer Event of Default has occurred and is continuing with respect to all of the Insurers of such Series, in which event the Series Controlling Party will be a Majority of the Senior Notes or, if the Senior Notes of such Series are paid in full, a Majority of the

Subordinated Notes; provided, that for the Series 2007-1 Class A-1 Notes and any other variable funding Series of Notes, the Aggregate Outstanding Principal Amount, for purposes of the definitions of Series Controlling Party and Aggregate Controlling Party, will include the maximum possible Aggregate Outstanding Principal Amount under such variable funding series of notes; provided, further, that so long as any Series 2007-1 Class A-1-A Notes or any Series 2007-1 Class A-2-II-A Notes remain Outstanding, Assured Guaranty shall be deemed to be the Series Controlling Party with respect to the Series 2007-1 Notes (except in circumstances in which an Insurer Event of Default has occurred and is continuing in respect of Assured Guaranty, in which case the “Series Controlling Party” for the Series 2007-1 Notes shall be determined as otherwise set forth in this definition).

“Series Distribution Account”:  With respect to any Series of Notes or any Class of any Series of Notes, an account established to receive distributions to be paid to the Noteholders of such Class or such Series of Notes pursuant to the applicable Series Supplement

“Series Event of Default”:  With respect to any Series of Notes, an event of default specified in the applicable Series Supplement, if any.

“Series Hedge Agreement”:  With respect to any Series of Notes, the hedge agreement, if any, described in the applicable Series Supplement.

“Series Hedge Counterparty”:  With respect to any Series of Notes, the Person specified in the applicable Series Supplement, if any.

“Series Hedge Payment Amount”:  All amounts payable by the Master Issuer under a Series Hedge Agreement including any termination payment payable by the Master Issuer.

“Series Hedge Receipt”:  All amounts received by the Master Issuer under a Series Hedge Agreement.

“Series Insurer Premiums”:  With respect to any Series of Notes, the amount specified in the applicable Series Supplement, if any.

“Series Interest Payment Amount”:  With respect to each Series of Notes, the amount specified in the applicable Series Supplement, if any.

“Series Legal Final Maturity Date”:  With respect to (i) the Series 2007-1 Notes, the Series 2007-1 Legal Final Maturity Date (as defined in the Series 2007-1 Supplement) and (ii) any additional Series of Notes, the meaning specified in the related Series Supplement.

“Series Make Whole Amount”:  With respect to each Series of Notes and each Class of Notes, the amount specified in the applicable Series Supplement, if any.

“Series Note Interest Rate”:  With respect to each Series of Notes, the rate of interest per annum (or as otherwise specified in the applicable Series Supplement) applicable to such Series of Notes as indicated in or determined pursuant to the applicable Series Supplement.

“Series Noteholders”:  The Holders of the Notes of any particular Series of Notes.

“Series Notes”:  With respect to each Series of Notes, any Notes issued under the Series Supplement relating to such Series of Notes.

“Series of Notes” or “Series”:  Notes issued pursuant to a particular Series Supplement.

“Series Outstanding Principal Amount”:  With respect to any Series of Notes, the Outstanding principal amount of such Series of Notes.

“Series Rapid Amortization Event”:  With respect to (i) the Series 2007-1 Notes, the Series 2007-1 Rapid Amortization Events, and (ii) any additional Series of Notes, the meaning, if any, specified in the related Series Supplement.

“Series Supplement”:  A supplemental indenture to the Base Indenture, with respect to each Series of Notes.

“Servicer”:  Applebee’s Services, Inc. (formerly known as AII Services, Inc.), a Kansas corporation and a wholly-owned subsidiary of Applebee’s International, unless a successor Person shall have become the Servicer pursuant to the applicable provisions of the Indenture and the Servicing Agreement, and thereafter “Servicer” shall mean such successor Person.

“Servicer Certificate”:  The meaning specified in the Servicing Agreement.

“Servicer-Developed IP”:  All of the following created, developed, authored or acquired by the Servicer:  (i) U.S. Intellectual Property Rights in:  (A) the Applebee’s Brand, (B) products or services sold or distributed under the Applebee’s Brand, and (C) derivative works of, and other variations on or improvements to the IP Assets, and (ii) worldwide Intellectual Property rights in new versions, updates or other modifications to the POS System.

“Servicer Order”:  A written order or request, as the case may be, dated and signed in the name of the Servicer by an Authorized Officer of the Servicer.

“Servicer Termination Event”:  Any Servicer Termination Event specified in the Servicing Agreement.

“Servicing Accounts”:  Collectively, the Advertising Fees Account, the Capital Expenditure Reserve Account, the Franchisor Holding Account, the Gift Card Reserve Account, the Insurance Proceeds Account, the Lease Payment Account, the Sales Tax Account, the SPE Operating Expense Account and the Third Party Licensing Fee Account and such other accounts as may be established by the Servicer from time to time pursuant to the Servicing Agreement that the Servicer designates as a “Servicing Account” for purposes of the Servicing Agreement.

“Servicing Agreement”:  The Servicing Agreement, dated as of the Closing Date, by and among Applebee’s International, as guarantor, the Servicer, the Securitization Entities (other than Applebee’s Holdings), the Series 2007-1 Class A Insurer and the Indenture Trustee.

“Servicing Standard”:  The meaning set forth in the Servicing Agreement.

“Single Employer Plan”:  Any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Software”:  The meaning specified in the definition of “Intellectual Property” in this Appendix A.

“SPE Operating Expenses”:  All expenses incurred by the Securitization Entities and payable to third parties in connection with the maintenance and operation of the Securitization Entities and the transactions contemplated by the Transaction Documents to which they are a party, including (i) accrued and unpaid government taxes (other than federal, state and local income taxes), filing fees and registration fees payable by the Securitization Entities to any federal, state or local government entities; (ii) the fees and expenses payable to (A) the Indenture Trustee, Wells Fargo Bank, National Association in any other capacity under the Indenture or the other Transaction Documents to which it is a party, (B) the Back-Up Manager, (C) the Irish Listing Agent, (D) the Irish Paying Agent, (E) the Irish Stock Exchange, (F) any other stock exchange on which the Offered Notes may be listed in lieu of the Irish Stock Exchange, (G) the Rating Agencies and (H) any independent certified public accountants or external legal counsel, (iii) the liquor license fees payable by the Restaurant Holders and Liquor License Holders, (iv) Securitization Indemnities, (v) Mortgage Recordation Fees, and (vi) fees incurred by the Co-Issuers in connection with the replacement of the Servicer following any resignation or removal of the Servicer.

“SPE Operating Expense Account”:  The account established and specified as such pursuant to Section 10.2(e) of the Base Indenture.

“Specified Person”:  The meaning specified in Section 2.6 of the Base Indenture.

“STAMP”:  The meaning specified in Section 2.5(a) of the Base Indenture.

“Subordinated Notes”:  The meaning as specified in Section 11.5(b)(vi) of  the Base Indenture.

“Subordinated Notes Interest”:  For any Interest Accrual Period,  with respect to any Class of Subordinated Notes Outstanding, the aggregate amount of interest due and payable, with respect to such Interest Accrual Period, on such Class of Subordinated Notes that is identified as “Subordinated Notes Interest” in the applicable Series Supplement; provided, that if, on any Monthly Allocation Date or other date of determination, the actual amount of any such interest, fees or expenses cannot be ascertained, an estimate of such interest, fees or expenses shall be used to calculate the Subordinated Notes Monthly Interest for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided, further, that any amount identified as “Subordinated Notes Contingent Additional Interest” in any Series Supplement shall under no circumstances be deemed to constitute “Subordinated Notes Interest.”

“Subordinated Notes Interest Payment Account”:  The meaning specified in Section 10.8(a)(v) of the Base Indenture.

“Subordinated Notes Monthly Interest Amount”:  With respect to each Payment Date, the aggregate amount of interest due and payable, with respect to such Interest Accrual Period, on the Subordinated Notes Outstanding (other than the Additional Interest Amount, if any).

“Subordinated Notes Monthly Contingent Additional Interest Amount”:  With respect to (i) the Series 2007-1 Notes, the Series 2007-1 Class M-I Contingent Additional Interest (as defined in the Series 2007-1 Supplement), if any, and the Series 2007-1 Class M-I Post-ARD Contingent Additional Interest (as defined in the Series 2007-1 Supplement), if any, and (ii) with respect to the Subordinated Notes of each other Series of Notes, the meaning specified in the related Series Supplement.

“Subordinated Notes Outstanding”:  With respect to any Subordinated Series of Notes, the Aggregate Outstanding Principal Amount.

“Subordinated Notes Principal Amortization Amount”:  The meaning given thereto in clause (xxiv) of the Priority of Payments.

“Subordinated Notes Principal Payment Account”:  The meaning specified in Section 10.8(a)(vi) of the Base Indenture.

“Subsidiary”:  With respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

“Successor Servicer”:  The meaning specified in the Servicing Agreement.

“Supplemental Grant of Security Interest in Copyrights”:  A duly-executed instrument substantially in the form of Exhibit H to the Base Indenture, granting a lien in the Copyrights included in the After-Acquired IP Assets owned by the Master Issuer or any Co-Issuer.

“Supplemental Grant of Security Interest in Patents”:  A duly-executed instrument substantially in the form of Exhibit H to the Base Indenture, granting a lien in the Patents included in the After-Acquired IP Assets owned by the Master Issuer or any Co-Issuer.

“Supplemental Grant of Security Interest in Trademarks”:  A duly-executed instrument substantially in the form of Exhibit H to the Base Indenture, granting a lien in the Trademarks included in the After-Acquired IP Assets owned by the Master Issuer or any Co-Issuer.

“Supplemental Servicing Fee”:  The meaning specified in the Servicing Agreement.

“Swap Rate”:  When used with respect to any Business Day for any tenor, the mid-market swap rate for such tenor appearing on page 19901 of the Telerate Service (or any successor service or, if such service or successor service is not available, a substitute rate, which will be the median of three quoted rates determined by the Indenture Trustee requesting at the expense of the Co-Issuers substitute rate quotes from three broker dealers of nationally recognized standing) on such Business Day, adjusted for monthly compounding.

“Tax”:  Any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, custom duties, capital stock, profits, documentary, property, franchise, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum, or other tax of any kind whatsoever, including any interest, penalty, fine, assessment or addition thereto.

“Third Party Licensing Fee Account”:  The meaning specified in Section 10.2(c) of the Base Indenture.

“Third Party Licensing Fees”:  The royalties, licensing fees or other similar amounts payable to third parties in connection with the sale and use of their products in Franchised U.S. Restaurants, Company-Owned U.S. Restaurants and Post-Closing U.S. Restaurants.

“Third-Tier Asset Contribution Agreement”:  The various contribution agreements, dated as of the closing Date between the Master Issuer, as the contributor, and each of the other Securitization Entities (other than Applebee’s Holdings), as the contributees, pursuant to which the Master Issuer will contribute to such other Securitization Entities the assets to be owned by such other Securitization Entities as described below

“Three-Month Adjusted DSCR”:  The Three-Month DSCR recalculated to add to the numerator thereof the IHOP Residual Amount, if any, received by the Master Issuer or the Servicer on behalf of the Master Issuer over the three immediately preceding Monthly Collection Periods.  For the avoidance of doubt, Three-Month Adjusted DSCR shall not be calculated for any purpose under the Indenture during the first three (3) Monthly Collection Periods.

“Three-Month DSCR”:  With respect to each Payment Date, the ratio calculated by dividing (i) the Net Cash Flow received over the three immediately preceding Monthly Collection Periods by (ii) the Debt Service due on such Payment Date and on the immediately preceding two (2) Payment Dates.  For the avoidance of doubt, Three-Month DSCR shall not be calculated for any purpose under the Indenture during the first three (3) Monthly Collection Periods.

“Total Redemption Amount”:  An amount equal to the sum (without duplication) of (a) the aggregate amount of accrued and unpaid interest and the Aggregate Outstanding Principal Amount of all Series of Notes Outstanding plus (b) the amounts set forth in clauses (i), (iii) through (vii), (ix), (xiii) through (xvi) and (xix) through (xxiii) of the Priority of Payments.

“Trademarks”:  All trademarks, service marks, trade names, trade dress, Internet Domain Names, logos, slogans, and other similar source identifiers (whether registered or unregistered), together with all registrations and applications for any of the foregoing and the goodwill of any business connected with the use of and symbolized by the foregoing.

“Transaction Documents”:  The Indenture, the Notes, each Account Control Agreement, the Guaranty and Collateral Agreements, the Servicing Agreement, the Back-Up Manager Agreement, the Post-Closing U.S. Restaurant Purchase Agreements, the IHOP Corp. Servicing Guaranty, any Series Hedge Agreement, any Insurance Policy, any Insurance Agreement, any Insurer Premium Letter, the Asset Contribution Agreements, any Note Purchase Agreement, the IP License Agreements, the Non-U.S. IP Rights Agreement, the Sale/Leaseback Leases, if any, the Franchisee Sub-Leases, if any, the Refranchised Restaurant Leases, if any, the Participation Agreements entered into between Applebee’s International and the Restaurant Holders and any additional document identified as a “Transaction Document” in the Series Supplement for any Series of Notes Outstanding.

“Transfer Agent”:  The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

“Trigger Event”:  Either of the following events:  (i) the Three-Month Adjusted DSCR is less than 1.85x as of any Payment Date; or (ii) the occurrence of a Rapid Amortization Event or a Potential Rapid Amortization Event.

“Trust Estate”:  The Collateral and all rights of the Indenture Trustee under any Insurance Policy, and including all other money, instruments, and other property and rights subject or intended to be subject to the Lien of the Indenture for the benefit of all or any of the Secured Parties as of any particular time, including all proceeds thereof.

“Trust Officer”:  When used with respect to the Indenture Trustee, any officer within the Corporate Trust Office (or any successor group of the Indenture Trustee) including any vice president, assistant vice president or officer of the Indenture Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his knowledge of and familiarity with the particular subject.

“UCC”:  The Uniform Commercial Code as in effect from time to time in the State of New York or, when the context requires, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“Unhedged Floating Rate Note Principal Limit”:  With respect to (i) the Series 2007-1 Notes, $150,000,000 and (ii) each other Series of Notes Outstanding, the meaning set forth in the related Series Supplement.

“United States” or “U.S.”:  The 50 states of the United States and the District of Columbia.

“U.S. Dollar”:  The symbol “$” mean the lawful currency of the United States.

“U.S. Intellectual Property Rights”:  (i) Intellectual Property rights that are established under the laws of the United States (including U.S. Federal law and the laws of any state or political subdivision thereof) and (ii) rights in Internet Domain Names except for those including a ccTLD that designates a country or region other than the United States.

“U.S. Person”:  A “U.S. person” as such term is defined in Regulation S under the Securities Act.

“U.S. Restaurant Business”:  Collectively, the Existing U.S. Restaurant Business and the New U.S. Restaurant Business.

“U.S. Resident”:  The meaning specified in the Investment Company Act.

“U.S. Territories”:  Any and all territories, possessions, protectorates, commonwealths (including Guam, the U.S. Virgin Islands, and Puerto Rico) and U.S. military bases, in each case which are located outside the United States, to the extent that U.S. Federal intellectual property laws apply thereto.

“U.S. Territories Business”:  The ownership, franchising and operation of Applebee’s Branded restaurants, and the ownership, operation, manufacturing, distribution, sale, offering to sell, marketing, promoting, licensing and/or franchising of any and all other businesses, products, or services, in the U.S. Territories.

“Weekly Allocation Date”:  The meaning specified in Section 10.1(b)(iii) of the Base Indenture.

“Weekly Collections Allocation Period”:  The weekly period commencing on 12:00 a.m. (New York time) on each Monday and ending on 11:59 p.m. (New York time) on each Sunday except that the first such period will be from and including the Cut-Off Date to and including December 9, 2007.

“Weekly Collections Allocation Priority”:  The meaning specified in Section 10.1(b)(iii) of the Base Indenture.

“Weekly Debt Service Allocation Amount”:  (i) With respect to each Weekly Allocation Date during the first five (5) Weekly Collections Allocation Periods following the Closing Date, a prorated amount obtained by dividing the Debt Service with respect to the Payment Date occurring in January 2008 divided by five and (ii) with respect to each Weekly Allocation Date during the sixth and seventh Weekly Collection Allocation Periods following the Closing Date the Debt Service with respect to the Payment Date in February 2008 divided by four.

“Weekly Residual Amount”:  With respect to each Weekly Allocation Date during the first seven (7) Weekly Collections Allocation Periods, an amount equal to $1,000,000.

“Weekly Servicer’s Report”:  The meaning specified in Section 12.1(a) of the Base Indenture.

“Weekly Servicing Fee”:  The meaning specified in the Servicing Agreement.

“Weight Watchers Agreement”:  The meaning specified in the definition of “Excluded Property” in this Appendix A.

“Weight Watchers Fees”:  The meaning specified in Section 10.2(c) of the Base Indenture.

SCHEDULE 7.12(d)

LITIGATION

1.                                       Gerald A. Fast, Talisha Cheshire and Brady Gehrling, on behalf of themselves and as class representative for all other similarly situated, Plaintiffs v. Applebee’s International, Inc. d/b/a Applebee’s Neighborhood Grill & Bar, Defendant (Case No. 06-4146-CV-C-NKL).

2.                                       New Jersey Building Laborers Pension and Annuity Funds, Plaintiff v. Applebee’s International, Inc., Lloyd L. Hill, Erline Belton, Gina R. Boswell, Richard C. Breeden, Douglas R. Conant, D. Patrick Curran, David L. Goebel, Eric L. Hansen, Laurence E. Harris, Jack P. Helms, Steven K. Lumpkin, Rogelio Rebolledo, Burton M. Sack, Michael A. Volkema and IHOP Corp., Defendants (Case No. 3124-CC).

1

SCHEDULE 7.12(u)

INDEBTEDNESS

Capital Leases for Stores As of September 2007

Store #	Store Name & State	Principal
5214	St. Charles, MO	287,554
5217	Crestwood, MO	598,048
5221	Mt. Vernon, IL	845,846
5222	N. Lindberg, MO	998,964
5223	Ballwin, MO	1,050,637
Total		3,781,048

1

SCHEDULE 7.12(v)

INSURANCE COVERAGE

Coverage	Insurance Carrier	Policy Term	Comment
Aircraft	USAIG	6/26/07 - 6/26/08	3rd party and property insurance for aircraft.

Automobile Liability – Owned/Hire & Non-owned	ACE	1/01/07 - 1/01/08	Coverage for “hired & non-owned autos. Insures associates while renting autos on company business. Insures the company against claims made for incidents when associates are driving their own vehicle.

Crime—Employee Dishonesty	St. Paul	1/01/07 - 1/01/08	Employee theft and/or forgery of money, securities, or other property.

D&O Liability	National Union, Chubb, Liberty, St. Paul	12/15/06 - 12/15/07	Traditional and broad form Side-A coverage for Directors and Officers.

Fiduciary	Chubb & St. Paul	12/31/06 - 12/31/07	Insures against wrongful acts committed, attempted, or allegedly committed by employees with respect to sponsored employee benefit plans.

Foreign Package	ACE	1/01/07 - 1/01/08	Independent insurance program covering associates while traveling internationally.

General Liability	ACE	1/01/07 - 1/01/08	Covers injury or illness to guests. Also covers damage to loss of guests’ property.

Kidnap Ransom	Liberty Mutual	12/15/06 - 12/15/07	Insurance and investigative protocols for kidnap, ransom, extortion, detention, etc.

Property (Includes Earth Movement)	Lloyds of London	1/01/07 - 1/01/08	Covers loss or damage to property owned or leased by the company.
Property DIC/Earth Movement	United Fire & Casualty	1/01/07 - 1/01/08
Property DIC/Earthquake	AXIS	1/01/07 - 1/01/08

Trade Name Restoration	Lloyds of London	1/01/07 - 1/01/08	Protects the company as a 1st party insured for loss of business income and restoration of the trade name in the event of a food borne illness, accidental contamination,

1

Coverage	Insurance Carrier	Policy Term	Comment
and/or malicious contamination.

Umbrella & Excess Umbrella	ACE, Fireman’s Fund, Liberty	1/01/07 - 1/01/08	Umbrella & excess umbrella above the company’s General Liability, Auto, Employer’s Liability, Foreign Package.

Workers’ Compensation AOS (Deductible)	ACE	1/01/07 - 1/01/08	State statutory & employer’s liability for injury/illness to associates.
Workers’ Compensation - Wisconsin	ACE	1/1/07 – 1/1/08

2

SCHEDULE 7.12(x)

INTELLECTUAL PROPERTY REGISTRATIONS AND APPLICATIONS

(i)                                     The IP Holder owns the following Trademark registrations and applications in the United States:

Mark	Serial No.	Reg. No.
“A” IS FOR APPLEBEE’S	78/684,004	3,186,126
ALL YOU CAN EAT NIGHTS and Design*	78/215,701	2,860,138
AMERICA’S FAVORITE NEIGHBOR*	73/833,532	1,601,596
APPLEBEE BURGER*	75/308,681	2,167,623
APPLEBEE’S	75/204,357	2,174,392
APPLEBEE’S	78/776,156	3,126,987
APPLEBEE’S	74/488,449	1,927,107
APPLEBEE’S and Design	74/155,247	1,695,071
APPLEBEE’S and Design (Apple)	77/287,079
APPLEBEE’S ANYWHERE	78/661,607	3,116,854
APPLEBEE’S CORE NEWS	78/219,267	2,924,966
APPLEBEE’S GRILL	78/776,167	3,126,988
APPLEBEE’S LEADERSHIP INSTITUTE	78/691,618	3,126,430
APPLEBEE’S NEIGHBORHOOD GRILL & BAR	73/576,958	1,477,153

* Registrations that are subsisting, but potentially abandoned.

1

Mark	Serial No.	Reg. No.
APPLEBEE’S NEIGHBORHOOD GRILL & BAR and Design (with Balloon)	73/576,708	1,480,107
APPLEBEE’S NEIGHBORHOOD GRILL and Design	74/387,188	1,926,020
APPLEBEE’S RIBLETS ORIGINAL and Design*	78/501,630	3,028,404
APPLEBEE’S TOGETHER IS GOOD [Class 35]	77/297,395
APPLEBEE’S TOGETHER IS GOOD [Class 43]	77/975,176
APPLEBEE’S TOGETHER IS GOOD and Design [Class 35]	77/287,137
APPLEBEE’S TOGETHER IS GOOD and Design [Class 43]	77/975,177
BIG FUN TRIP	78/691,628	3,123,514
BREWTUS	74/255,218	1,783,594

2

Mark	Serial No.	Reg. No.
CARSIDE TO GO and Design	78/272,304	2,969,882
CARSIDE TO GO and Design (Cart Logo)	78/636,155	3,116,745
CHICKEN TANGLERS	78/319,841	2,893,600
EATIN’ GOOD IN THE NEIGHBORHOOD	76/229,557	2,510,402
FIESTA LIME CHICKEN	76/419,001	3,188,439
FIRE GRILLED FAVORITES*	78/654,021	3,188,875
HONEY OF A DEAL and Design*	76/369,432	2,720,794
IRRESIST-A-BOWLS	78/684,016	3,138,570
IT’S GOT TO BE APPLEBEE’S*	76/343,652	2,690,341
IT’S NOT FAST FOOD - IT’S APPLEBEE’S FOOD FAST	78/225,314	2,840,241
MAIN STREET RITA	78/739,169	3,148,559
Miscellaneous Design (Apple)	76/261,734	2,552,524
Miscellaneous Design (New Apple)	77/289,412

3

Mark	Serial No.	Reg. No.
MUCHO BLUE SKIES and Design*	76/312,000	2,588,337
MUCHO CRANRITA	76/148,302	2,729,844
MUCHO MAMA and Design	76/311,973	2,588,336
MUCHO MARGARITA	75/802,937	2,379,470
MUCHO MUDSLIDE and Design	76/312,222	2,662,409
NEIGHBORHOOD NIGHTS and Design	76/487,531	2,794,399
SALAD DAYS OF SUMMER and Design*	75/733,194	2,538,912
SIMPLY IRRESISTI-BOWL*	76/166,414	2,538,010
SKILLET SENSATIONS	75/751,396	3,069,596
SKILLET SSSENSATIONS! (Stylized)*	75/308,648	3,047,168

* Registrations that are subsisting, but potentially abandoned.

4

Mark	Serial No.	Reg. No.
SUMMER SQUEEZE	75/121,295	2,073,776
T. J. APPLEBEE’S RX FOR EDIBLES & ELIXIRS and Design*	73/292,397	1,223,740
THEY KNOW ME AT APPLEBEE’S (Stylized)*	73/576,706	1,481,120
TO GO and Design (Apple Logo)	76/414,888	2,695,523
TO GO and Design (Cart Logo)	78/262,287	2,984,968
TOGETHER IS GOOD [Class 35]	77/287,257
TOGETHER IS GOOD [Class 43]	77/975,156
TRIPLE CHOCOLATE MELTDOWN	78/225,340	3,119,040
YOU BELONG AT APPLEBEE’S (Stylized)*	75/267,604	2,142,752
YOU CALL IT IN. WE BRING IT OUT.	78/319,845	2,895,850

5

U.S. State and Territory Trademark Applications and Registrations

Jurisdiction	Mark	Reg. No.
Arizona	APPLEBEE’S and Design	30334
Arizona	APPLEBEE’S NEIGHBORHOOD GRILL & BAR and Design	30335
Arizona	T. J. APPLEBEE’S RX FOR EDIBLES & ELIXIRS and Design*	30336
California	APPLEBEE’S NEIGHBORHOOD GRILL & BAR and Design	052975
Colorado	APPLEBEE’S and Design	19931056557
Colorado	APPLEBEE’S NEIGHBORHOOD GRILL & BAR and Design	19931056555
Colorado	T. J. APPLEBEE’S RX FOR EDIBLES & ELIXIRS and Design*	19931056562
Delaware	APPLEBEE’S NEIGHBORHOOD GRILL & BAR and Design	200017462
Georgia	T. J. APPLEBEE’S EDIBLES AND ELIXERS and Design*	S-3410
Idaho	APPLEBEE’S NEIGHBORHOOD GRILL & BAR and Design	16595
Maine	APPLEBEE’S NEIGHBORHOOD GRILL & BAR and Design	20000226M
Maryland	APPLEBEE’S NEIGHBORHOOD GRILL & BAR and Design	2000/00915
Massachusetts	APPLEBEE’S	46443
Massachusetts	APPLEBEE’S NEIGHBORHOOD GRILL & BAR and Design	46444
Massachusetts	T.J. APPLEBEE’S RX FOR EDIBLES & ELIXIRS and Design*	46445
Michigan	APPLEBEE’S NEIGHBORHOOD GRILL & BAR and Design	MO2-417
Montana	APPLEBEE’S NEIGHBORHOOD GRILL & BAR	T020749-194-18
Nebraska	APPLEBEE’S NEIGHBORHOOD GRILL & BAR and Design	10010748
Nevada	APPLEBEE’S	27163
Nevada	APPLEBEE’S NEIGHBORHOOD GRILL & BAR	27164
Nevada	T.J. APPLEBEE’S RX FOR EDIBLES & ELIXIRS*	27165
New Hampshire	APPLEBEE’S	85145
New Hampshire	APPLEBEE’S NEIGHBORHOOD GRILL & BAR and Design*	85143
New Hampshire	T.J. APPLEBEE’S RX FOR EDIBLES & ELIXIRS*	85144

* Registrations that are subsisting, but potentially abandoned.

6

Jurisdiction	Mark	Reg. No.
New Mexico	APPLEBEE’S and Design	TK92042007
New Mexico	APPLEBEE’S NEIGHBORHOOD GRILL & BAR and Design	TK92042009
New Mexico	T.J. APPLEBEE’S RX FOR EDIBLES & ELIXIRS and Design*	TK92042008
New York	APPLEBEE’S	12956
New York	APPLEBEE’S NEIGHBORHOOD GRILL & BAR	12957
New York	T.J. APPLEBEE’S RX FOR EDIBLES & ELIXIRS*	12958
North Carolina	APPLEBEE’S	T-10,634
North Carolina	APPLEBEE’S and Design	T-10,636
North Carolina	APPLEBEE’S NEIGHBORHOOD GRILL & BAR	T-10,635
North Dakota	APPLEBEE’S	7797000
North Dakota	APPLEBEE’S NEIGHBORHOOD GRILL & BAR and Design	007797600
North Dakota	T.J. APPLEBEE’S RX FOR EDIBLES & ELIXIRS*	007797500
Ohio	APPLEBEE’S	67467
Ohio	APPLEBEE’S NEIGHBORHOOD GRILL & BAR	67634
Ohio	T.J. APPLEBEE’S RX FOR EDIBLES & ELIXIRS*	67468
Oklahoma	APPLEBEE’S NEIGHBORHOOD GRILL & BAR and Design	30720
Rhode Island	APPLEBEE’S	920113
Rhode Island	APPLEBEE’S NEIGHBORHOOD GRILL & BAR	920111
Rhode Island	T.J. APPLEBEE’S RX FOR EDIBLES & ELIXIRS*	920112
South Dakota	APPLEBEE’S NEIGHBORHOOD GRILL & BAR and Design	SD005113
Utah	APPLEBEE’S NEIGHBORHOOD GRILL & BAR and Design	4765126
West Virginia	APPLEBEE’S NEIGHBORHOOD GRILL & BAR and Design	1006448
Puerto Rico	APPLEBEE’S and Design	8362
Virgin Islands	APPLEBEE’S and Design	6885

(ii)           The IP Holder owns no Copyright registrations or applications in the United States.

(iii)          The IP Holder owns no Patents or Patent applications in the United States.

* Registrations that are subsisting, but potentially abandoned.

7

SCHEDULE 7.12(y)

INTELLECTUAL PROPERTY PROCEEDINGS

None.

1

SCHEDULE 7.12(z)

TAXES

None.

1

SCHEDULE 7.17

LIENS

None.

1

EXHIBIT A

FORM OF SERIES SUPPLEMENT

[Attached]

1

EXHIBIT B

FORM OF TRANSFER/EXCHANGE CERTIFICATE
FOR TRANSFER/EXCHANGE FROM REGULATION S GLOBAL
NOTE TO RULE 144A GLOBAL NOTE

(Transfers and exchanges pursuant to § 2.5(d)(ii) of the Base Indenture)
[Transferor Certificate]

[•]

Attn:  Corporate Trust Services/Asset Backed Administration

Re:          Series 20[   ]-[   ] Notes due [      ] of
[•] (the “Notes”)

Reference is hereby made to the Base Indenture, dated as of November 29, 2007 (the “Base Indenture”), among Applebee’s Enterprises LLC, Applebee’s IP LLC and the entities referred to therein as the “Restaurant Holders” (the “Co-Issuers”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), supplemented by the Series 20[  ]-[  ] Series Supplement (the “Series Supplement” and, together with the Base Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This certificate relates to US$                 principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No. [                               ]) and held with DTC, the beneficial interest of which is held by [insert name of transferor/exchanger] (the “Transferor”).  The Transferor has requested a transfer or exchange of such beneficial interest in the Notes to a person that will take delivery thereof (the “Transferee”) in the form of an equal principal amount of Notes evidenced by one or more Rule 144A Global Notes (CUSIP No. [                         ]).

In the case of a transfer, the Transferor hereby certifies that it reasonably believes that the Transferee acquiring such interest in the Rule 144A Global Note is a QIB (who is also a QP) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other relevant jurisdiction.

In case of an exchange, the transferor hereby certifies that it’s a QIB (who is also a QP).

This certificate and the statements contained herein are made for your benefit and the benefit of the Co-Issuers and the Initial Purchaser of the Notes being transferred or exchanged.

[Insert Name of Transferor]

By:

Name:

Title:

Dated:

cc:           Applebee’s Enterprises LLC

1

EXHIBIT C

FORM OF TRANSFER/EXCHANGE CERTIFICATE

FOR TRANSFER/EXCHANGE FROM RULE 144A GLOBAL

NOTE TO REGULATION S GLOBAL NOTE

(Transfers and exchanges pursuant to § 2.5(d)(iii) of the Base Indenture)
[Transferor Certificate]

[•]

Attn:  Corporate Trust Services/Asset Backed Administration

Re:          Series 20[   ]-[   ] Notes due [       ] of
[•] (the “Notes”)

Reference is hereby made to the Base Indenture, dated as of November 29, 2007 (the “Base Indenture”), among Applebee’s Enterprises LLC, Applebee’s IP LLC and the entities referred to therein as the “Restaurant Holders” (the “Co-Issuers”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), supplemented by the Series 20[  ]-[  ] Series Supplement (the “Series Supplement” and, together with the Base Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This certificate relates to US$                   principal amount of Notes which are evidenced by one or more Rule 144A Global Notes (CUSIP No. [                                  ]) and held with DTC, the beneficial interest of which is held by [insert name of transferor/exchanger] (the “Transferor”).  The Transferor has requested a transfer or exchange of such beneficial interest in the Notes to a person that will take delivery thereof (the “Transferee”) in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. [                                  ]).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that in the case of a transfer or an exchange, the transfer or exchange of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including in accordance with Rule 903 or 904 of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) and accordingly the Transferor does hereby certify that:

(1)       the offer of the Notes was not made to a person in the United States;

(2)       either:

(A)      at the time the buy order was originated, the transferee or exchangee was outside the United States or the Transferor and any person acting on its behalf

1

reasonably believed that the transferee or exchangee was outside the United States, or

(B)       the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(3)       no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) or Regulation S, as applicable;

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)       upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary and may be held through Euroclear or Clearstream or both.

In addition, the Transferor hereby certifies that it reasonably believes that the Transferee acquiring such interest in the Note is a QP.

This certificate and the statements contained herein are made for your benefit and the benefit of the Co-Issuers and the Initial Purchaser of the Notes being transferred or exchanged.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

cc:         Applebee’s Enterprises LLC

2

EXHIBIT D

FORM OF TRANSFER/EXCHANGE CERTIFICATE
FOR TRANSFER/EXCHANGE FROM DEFINITIVE
NOTE TO REGULATION S GLOBAL NOTE

(Transfers and exchanges pursuant to § 2.5(e)(i) of the Base Indenture)
[Transferee Certificate]

[•]

Attn:  Corporate Trust Services/Asset Backed Administration

Re:          Series 20[   ]-[   ] Notes due [        ] of
[•] (the “Notes”)

Reference is hereby made to the Base Indenture, dated as of November 29, 2007 (the “Base Indenture”), among Applebee’s Enterprises LLC, Applebee’s IP LLC and the entities referred to therein as the “Restaurant Holders” (the “Co-Issuers”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), supplemented by the Series 20[  ]-[  ] Series Supplement (the “Series Supplement” and, together with the Base Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This certificate relates to US$                  principal amount of Notes which are evidenced by one or more Definitive Notes (CUSIP No. [                                            ]) and held with DTC, the beneficial interest of which is held by [insert name of transferor/exchanger] (the “Transferor”).  The Transferor has requested a transfer or exchange of such beneficial interest in the Notes to a person (the “Transferee”) who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. [                                  ]) which amount, immediately after such transfer, is to be held with the Depositary.

In connection with such request and in respect of such Notes, the Transferee does hereby certify that in the case of an exchange or transfer, that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Regulation S Global Notes and pursuant to Rule 903 or 904 of Regulation S, including that the Transferee is neither a U.S. Person nor a U.S. Resident.  In addition, the Transferee hereby certifies that it is a QP.

The Transferee hereby agrees that any future resale, pledge, transfer or exchange of such Notes may be made only (i) to a person who the seller reasonably believes is a QIB (who is also a QP) in a transaction meeting the requirements of Rule 144A, or (ii) in an offshore transaction complying with Rule 903 or Rule 904 (as applicable) of Regulation S under the Securities Act.  The Transferee will notify any purchaser of Notes from it of the resale restrictions referred to above, if then applicable.

1

This certificate and the statements contained herein are made for your benefit and the benefit of the Co-Issuers and the Initial Purchaser of the initial offering of such Notes being transferred or exchanged.  Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferee]
By:
Name:
Title:
Dated:

cc:         Applebee’s Enterprises LLC

2

EXHIBIT E

FORM OF TRANSFER/EXCHANGE CERTIFICATE
FOR TRANSFER/EXCHANGE FROM DEFINITIVE
NOTE TO DEFINITIVE NOTE OTHER THAN A CLASS A-1 NOTE

(Transfers and exchanges pursuant to §  2.5(e)(ii) of the Base Indenture)
[Transferee Certificate]

[•]

Attn:  Corporate Trust Services/Asset Backed Administration

Re:          Series 20[  ]-[  ] Notes due [      ] of
[•] (the “Notes”)

Reference is hereby made to the Base Indenture, dated as of November 29, 2007 (the “Base Indenture”), among Applebee’s Enterprises LLC, Applebee’s IP LLC and the entities referred to therein as the “Restaurant Holders” (the “Co-Issuers”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), supplemented by the Series 20[  ]-[  ] Series Supplement (the “Series Supplement” and, together with the Base Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This certificate relates to US$                 principal amount of Notes which are evidenced by one or more Definitive Notes (CUSIP No. [                ]), the beneficial interest of which is held by [insert name of transferor/exchanger] (the “Transferor”).  The Transferor has requested a transfer or exchange of such beneficial interest in the Notes to a person (the “Transferee”) who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Definitive Notes (CUSIP No. [                      ]).

In connection with such request and in respect of such Notes, the Transferee does hereby certify that it is purchasing the Notes for its own account, or for one or more accounts with respect to which the Transferee exercises sole investment discretion, and (a) if such Note is being offered, sold or delivered within the United States, or to, or for the benefit of, a U.S. Person, the Transferee and each account is a QIB and a QP or (b) if such Note is being offered or sold in reliance on Regulation S, such transferee and each account is a QP that is not a U.S. Person or a U.S. Resident and is located outside of the United States.

The Transferee hereby agrees that any future resale, pledge, transfer or exchange of such Notes may be made only (i) to a person who the seller reasonably believes is a QIB (who is also a QP) in a transaction meeting the requirements of Rule 144A, or (ii) in an offshore transaction complying with Rule 903 or Rule 904 (as applicable) of Regulation S under the Securities Act.  The Transferee will notify any purchaser of Notes from it of the resale restrictions referred to above, if then applicable.

1

This certificate and the statements contained herein are made for your benefit and the benefit of the Co-Issuers and the Initial Purchaser of the initial offering of such Notes being transferred or exchanged.  Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferee]
By:
Name:
Title:
Dated:

cc:         Applebee’s Enterprises LLC

2

EXHIBIT F

FORM OF TRANSFER/EXCHANGE CERTIFICATE FOR TRANSFERS
OF SERIES 2007-1 CLASS A-1 NOTES(1)

Wells Fargo Bank, National Association

as Indenture Trustee

Sixth & Marquette

MAC N9311-161

Minneapolis, MN 55479

Attention:  Corporate Trust Services /Asset Backed Administration

Re:                               Applebee’s Enterprise LLC; Applebee’s IP LLC; Applebee’s Restaurants North LLC; Applebee’s Restaurants Mid-Atlantic LLC; Applebee’s Restaurants West LLC; Applebee’s Restaurants Vermont, Inc.; Applebee’s Restaurants Texas LLC; Applebee’s Restaurants Inc.; Applebee’s Restaurants Kansas LLC; Series 2007-1 Variable Funding Senior Notes, Class A-1 Sub-Class:  Series 207-1 Class A-1 [Advance] [Swingline] [L/C] Notes (the “Notes”)

Reference is hereby made to (i) the Base Indenture, dated as of November 29, 2007 (the “Base Indenture”), among Applebee’s Enterprises LLC, Applebee’s IP LLC and the entities referred to therein as the “Restaurant Holders” (the “Co-Issuers”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), and (ii) the Series 2007-1 Supplement to the Base Indenture, dated as of November 29, 2007 (the “Series Supplement” and, together with the Base Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture or the Series 2007-1 Class A-1 Note Purchase Agreement, as applicable.

This certificate relates to U.S. $                         aggregate principal amount of Notes registered in the name of                          [name of transferor] (the “Transferor”), who wishes to effect the transfer of such Notes in exchange for an equivalent principal amount of Notes of the same Sub-Class in the name of                          [name of transferee] (the “Transferee”).

In connection with such request, and in respect of such Notes, the Transferee does hereby certify that such Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and the Series 2007-1 Class A-1 Note Purchase Agreement and (ii) pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

(1)       With respect to the Class A-1 Notes of any Series other than the Series 2007-1 Notes, the specific references in this exhibit to the Series 2007-1 Notes and related transaction documents will be revised accordingly.

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In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Co-Issuers and the Indenture Trustee that:

1.             it has had an opportunity to discuss the Co-Issuers’ and the Servicer’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with the Co-Issuers and the Servicer and their respective representatives;

2.             it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2007-1 Class A-1 Notes;

3.             it is purchasing the Series 2007-1 Class A-1 Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and “qualified purchasers” within the meaning of Section 2(a)(51) of the Investment Company Act that meet the criteria described in paragraph (2) above and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control, and neither it nor its Affiliates has engaged in any general solicitation or general advertising within the meaning of the Securities Act with respect to the Series 2007-1 Class A-1 Notes;

4.             it understands that (i) the Series 2007-1 Class A-1 Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, (ii) the Co-Issuers are not required to register the Series 2007-1 Class A-1 Notes, (iii) any transferee must be a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act and (iv) any transfer must comply with the provisions of Section 2.5 of the Base Indenture and Section 9.03 or 9.17, as applicable, of the Series 2007-1 Class A-1 Note Purchase Agreement;

5.             it will comply with the requirements of paragraph (4) above in connection with any transfer by it of the Series 2007-1 Class A-1 Notes;

6.             it understands that the Series 2007-1 Class A-1 Notes will bear the legend set out in the applicable form of Series 2007-1 Class A-1 Notes attached to the Series 2007-1 Supplement and be subject to the restrictions on transfer described in such legend;

7.             it will obtain for the benefit of the Co-Issuers from any purchaser of the Series 2007-1 Class A-1 Notes substantially the same representations and warranties contained in the foregoing paragraphs;

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8.             (i) it is not acquiring or holding the Notes (or any interest therein) for or on behalf of, or with the assets of, any Plan, account or other arrangement that is subject to Title IV of ERISA, Section 4975 of the Code or provisions under any Similar Law or (ii) its purchase and holding of the Notes (or any interest therein) will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a governmental or other plan, a non-exempt violation of any applicable Similar Law; and

9.             it is:

☐ (check if applicable) a “United States Person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”) and a properly completed and signed Internal Revenue Service (“IRS”) Form W-9 (or applicable successor form) is attached hereto; or

☐ (check if applicable) not a “United States Person” within the meaning of Section 7701(a)(30) of the Code and a properly completed and signed IRS Form W-8 (or applicable successor form) is attached hereto.

The Transferee understands that the Co-Issuers, the Indenture Trustee and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and are irrevocably authorized to produce this certificate or a copy thereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, and the Transferee hereby consents to such reliance and authorization.

[Name of Transferee]

By:
Name:
Title:

Dated:

3

Taxpayer Identification Number:	Address for Notices:
Wire Instructions for Payments:
Bank:
Address:
Bank ABA #:	Tel:
Account No.:	Fax:
FAO:	Attn.:
Attention:

Registered Name (if Nominee):

cc:           Applebee’s Enterprise LLC;

Applebee’s IP LLC;

Applebee’s Restaurants North LLC;

Applebee’s Restaurants Mid-Atlantic LLC;

Applebee’s Restaurants West LLC;

Applebee’s Restaurants Vermont, Inc.;

Applebee’s Restaurants Texas LLC;

Applebee’s Restaurants Inc.;

Applebee’s Restaurants Kansas LLC

4

EXHIBIT G

[CLEARING AGENCY]

IMPORTANT

B#:	[number]

DATE:	[date]

TO:	ALL PARTICIPANTS

FROM:	[name], [title], Underwriting Department

ATTENTION:	[Managing Partner/Officer; Cashier, Operations, Data Processing and Underwriting Managers]

SUBJECT:

Section 3(c)(7) restrictions for Applebee’s Enterprises LLC, Applebee’s IP LLC and the Restaurant Holders (as defined in the Base Indenture, dated as of November 29, 2007, each as Co-Issuer [$350,000,000 7.2836% Fixed Rate Series 2007-1 Senior Notes, Class A-2-I] [$675,000,000 6.4267% Fixed Rate Series 2007-1 Senior Notes, Class A-2-II-A] [$650,000,000 7.0588% Fixed Rate Series 2007-1 Senior Notes, Class A-2-II-X] [$119,000,000 8.4044% Fixed Rate Series 2007-1 Subordinated Notes, Class M-1]

(A)CUSIP Numbers:

Fixed Rate Series 2007-1 Senior Notes, Class A-2-I
CUSIP (144A): 037898 AA1
ISIN (144A): US037898AA13
CUSIP (Reg S): U00540 AA9
ISIN (Reg S): USU00540AA99

Fixed Rate Series 2007-1 Senior Notes, Class A-2-II-A
CUSIP (144A): 037898 AB9
ISIN (144A): US037898AB95
CUSIP (Reg S): U00540 AB7
ISIN (Reg S): USU00540AB72

Fixed Rate Series 2007-1 Senior Notes, Class A-2-II-X
CUSIP (144A): 037898 AD5
ISIN (144A): US037898AD51
CUSIP (Reg S): U00540 AD3
ISIN (Reg S): USU00540AD39

Fixed Rate Series 2007-1 Senior Notes, Class M-1
CUSIP (144A): 037898 AC7
ISIN (144A): US037898AC78
CUSIP (Reg S): U00540 AC5
ISIN (Reg S): USU00540AC55

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(B)Security Description:

Applebee’s Enterprises LLC, Applebee’s IP LLC and the Restaurant Holders (as defined in the Base Indenture, dated as of November 29, 2007, each as Co-Issuer [$350,000,000 7.2836% Fixed Rate Series 2007-1 Senior Notes, Class A-2-I] [$675,000,000 6.4267% Fixed Rate Series 2007-1 Senior Notes, Class A-2-II-A] [$650,000,000 7.0588% Fixed Rate Series 2007-1 Senior Notes, Class A-2-II-X] [$119,000,000 8.4044% Fixed Rate Series 2007-1 Subordinated Notes, Class M-1]

(C)Offer Amount:	[$350,000,000] [$675,000,000] [$650,000,000] [$119,000,000]

(D)Managing Underwriter	Lehman Brothers Inc.

(E)Paying Agent:	[name of paying agent]

(F)Closing Date:	November 29, 2007

Special Instructions:

See Attached Important Instructions from the Co-Issuers.

[CO-ISSUERS LETTERHEAD]

[$350,000,000 7.2836% Fixed Rate Series 2007-1 Senior Notes, Class A-2-I] [$675,000,000 6.4267% Fixed Rate Series 2007-1 Senior Notes, Class A-2-II-A] [$650,000,000 7.0588% Fixed Rate Series 2007-1 Senior Notes, Class A-2-II-X] [$119,000,000 8.4044% Fixed Rate Series 2007-1 Subordinated Notes, Class M-1]]

[CUSIP No. of Security]

The Co-Issuers and the Initial Purchaser are putting Participants on notice that they are required to follow these purchase and transfer restrictions with regard to the above-referenced security.

In order to qualify for the exemption provided by Section 3(c)(7) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the exemption provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), offers, sales and resales of the [$350,000,000 7.2836% Fixed Rate Series 2007-1 Senior Notes, Class A-2-I] [$675,000,000 6.4267% Fixed Rate Series 2007-1 Senior Notes, Class A-2-II-A] [$650,000,000 7.0588% Fixed Rate Series 2007-1 Senior Notes, Class A-2-II-X] [$119,000,000 8.4044% Fixed Rate Series 2007-1 Subordinated Notes, Class M-1] (the “Securities”) may only be made in minimum denominations of $200,000 to “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A that are also “qualified purchasers” (“QPs”) within the meaning of Section 2(a)(51)(A) of the Investment Company Act. Each purchaser of Securities (1) represents to and agrees with the Co-Issuers and the Initial

2

Purchaser that (i) the purchaser is a QIB who is a QP (a “QIB/QP”); (ii) the purchaser is not a broker-dealer who owns and invests on a discretionary basis less than $25 million in securities of unaffiliated issuers; (iii) the purchaser is not a participant-directed employee plan, such as a 401(k) plan; (iv) the QIB/QP is acting for its own account, or the account of another QIB/QP; (v) the purchaser is not formed for the purpose of investing in the Co-Issuers; (vi) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denomination of Securities; (vii) the purchaser understands that the Co-Issuers may receive a list of participants holding positions in its securities from one or more book-entry depositaries; (viii) the purchaser will provide notice of the transfer restrictions to any subsequent transferees; and (ix) the purchaser is not a Competitor and (2) acknowledges that the Co-Issuers have not been registered under Investment Company Act and the Securities have not been registered under the Securities Act and represents to and agrees with the Co-Issuers and the Initial Purchaser that, for so long as securities are outstanding, it will not offer, resell, pledge or otherwise transfer the Securities except to a QIB that is also a QP in a transaction meeting the requirements of Rule 144A. Each purchaser further understands that the Securities will bear a legend with respect to such transfer restrictions.

The charter, bylaws, organizational documents or securities issuance documents of the Co-Issuers provide that the Co-Issuers will have the right to (i) require any holder of Securities who is determined not to be both a QIB and a QP to sell the Securities to a QIB that is also a QP or (ii) redeem any Securities held by such a holder on specified terms. In addition, the Co-Issuers have the right to refuse to register or otherwise honor a transfer of Securities to a proposed transferee that is not both a QIB and a QP.

The restrictions on transfer required by the Co-Issuers (outlined above) will be reflected [under the notation “3c7” in DTC’s User Manuals and DTC’s Reference Directory] [Annex 3(c)(7) of Euroclear’s New Issues Acceptance Guide] [Chapter 7 (“Custody Business Operations – New Issues”), Section 7.3 (“General Procedure for the admission and distribution of new issues of syndicated international instruments”) in Clearstream Banking’s Directory].

Any questions or comments regarding this subject may be directed to [Co-Issuers contact person] (       )         -         .

3

EXHIBIT H

FORM OF TRANSFER/EXCHANGE CERTIFICATE
FOR TRANSFER/EXCHANGE FROM GLOBAL NOTE
NOTE TO BENEFICIAL HOLDER

(Transfers and exchanges pursuant to §  [           ] of the Base Indenture)
[Transferee Certificate]

[•]

Attn:  Corporate Trust Services/Asset Backed Administration

Re:          Series 20[   ]-[   ] Notes due [          ] of
[•] (the “Notes”)

Reference is hereby made to the Base Indenture, dated as of November 29, 2007 (the “Base Indenture”), among Applebee’s Enterprises LLC, Applebee’s IP LLC and the entities referred to therein as the “Restaurant Holders” (the “Co-Issuers”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), supplemented by the Series 20[  ]-[  ] Series Supplement (the “Series Supplement” and, together with the Base Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This certificate relates to US$                          principal amount of Notes which are evidenced by one or more [Regulation S] [Rule 144A] Global Notes (CUSIP No. [                         ]) and held with DTC, the beneficial interest of which is held by [insert name of transferor/exchanger] (the “Transferor”).  The Transferor has requested a transfer or exchange of such beneficial interest in the Notes to a person (the “Transferee”) who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Definitive Notes (CUSIP No. [                         ]) which amount, immediately after such transfer, is to be held with the Transferee.

In connection with such request and in respect of such Notes, the Transferee does hereby certify that it is purchasing the Notes for its own account, or for one or more accounts with respect to which the Transferee exercises sole investment discretion, and the Transferee and each such account is either (a) if such Note is being offered, sold or delivered within the United States, or to, or for the benefit of, a U.S. Person, the Transferee and each account is a QIB and a QP or (b) if such Note is being offered or sold in reliance on Regulation S, such transferee and each account is a QP that is not a U.S. Person or a U.S. Resident and is located outside of the United States

The Transferee hereby agrees that any future resale, pledge, transfer or exchange of such Notes may be made only (i) to a person who the seller reasonably believes is a QIB (who is also a QP) in a transaction meeting the requirements of Rule 144A, or (ii) in an offshore transaction complying with Rule 903 or Rule 904 (as applicable) of Regulation S under the

1

Securities Act.  The Transferee will notify any purchaser of Notes from it of the resale restrictions referred to above, if then applicable.

This certificate and the statements contained herein are made for your benefit and the benefit of the Co-Issuers and the Initial Purchaser of the initial offering of such Notes being transferred or exchanged.  Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferee]
By:
Name:
Title:
Dated:

cc:         Applebee’s Enterprises LLC

2

EXHIBIT I

FORM OF IP SECURITY AGREEMENTS

Form of Notice of Grant of Security Interest in Trademarks

NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS (the “Notice”), dated as of                   , 20    , made by Applebee’s IP LLC (the “Grantor”) in favor of Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to the Indenture (as defined hereafter).

WHEREAS, Grantor owns the trademarks and service marks set forth on Schedule 1 attached hereto, including the associated registrations and applications for registration set forth in Schedule 1 attached hereto (collectively, the “Trademarks”) and all goodwill of any business connected with the use of and symbolized thereby;

WHEREAS, Grantor is party to the Base Indenture, dated as of November 29, 2007 (as amended, amended and restated or otherwise modified from time to time, the “Indenture”) in favor of the Trustee pursuant to which the Grantor is required to execute and deliver this Notice.  Capitalized terms used in this Notice but not defined shall have the meanings set forth in Appendix A to the Indenture;

WHEREAS, pursuant to the Indenture, Grantor Granted to the Trustee, for its own benefit and security and for the benefit and security of the other Secured Parties, certain intellectual property owned or hereafter acquired by the Grantor, including the Trademarks and the goodwill of the business connected with the use of and  symbolized  by the Trademarks, the right to bring an action at law or in equity for any infringement, misappropriation, dilution, or violations thereof occurring prior to, on or after the Closing Date, and to collect all damages, settlements, and proceeds relating thereto, and all payments, proceeds, and accrued or future rights to payment with respect to the foregoing, but in any event excluding any Excepted IP Assets (collectively, the “Trademark Collateral”); and

WHEREAS, pursuant to the Indenture, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of filing the same with the United States Patent and Trademark Office (the “PTO”) to confirm, evidence and perfect the security interest in the Trademark Collateral granted pursuant to the Indenture.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions of the Indenture, the Grantor hereby Grants to the Trustee, for its own benefit and security and for the benefit and security of the other Secured Parties, a security interest in, and lien on, the Trademark Collateral, whether now owned or existing or hereafter acquired or arising  (but excluding any Non-U.S. Intellectual Property Rights (except Non-U.S. IP Rights in the POS System) therein and any application for registration of a Trademark that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of an assignment or security interest, including intent-to-use applications filed with the PTO pursuant to 15 U.S.C. Section 1051(b) prior to the filing of a statement of use or amendment to allege use pursuant to 15 U.S.C.

1

1051(c) or (d); provided, that at such time as the grant and/or enforcement of the assignment or security interest would not cause such application to be invalidated, canceled, voided or abandoned, then such grant and/or enforcement of the assignment or security interest shall be deemed effective under this Grant).

The Grantor hereby requests the PTO to file and record the same together with the annexed Schedule 1.

The Grantor and the Trustee hereby acknowledge and agree that the security interest in the Trademark Collateral may only be terminated in accordance with the terms of the Indenture.

THIS NOTICE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)

IN WITNESS WHEREOF, the undersigned has caused this Notice of Grant of Security Interest in Trademarks to be duly executed and delivered as of the date first above written.

APPLEBEE’S IP LLC

By:
Name:
Title:

2

STATE OF	)
) ss.:
COUNTY OF	)

On this           day of                         , 20    , before me personally came                                           , to me known to be the person who signed the foregoing instrument and who being duly sworn by me did depose and state that he/she is the                                         of                                       ; he/she signed the instrument in the name of                                                    ; and he/she had the authority to sign the instrument on behalf of                                                   .

Notary Public

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Schedule 1 to Notice of Grant of Security Interest in Trademarks

U.S. FEDERAL TRADEMARK APPLICATIONS AND REGISTRATIONS

Mark	Serial No.	Reg. No.
“A” IS FOR APPLEBEE’S	78/684,004	3,186,126
ALL YOU CAN EAT NIGHTS and Design	78/215,701	2,860,138
AMERICA’S FAVORITE NEIGHBOR	73/833,532	1,601,596
APPLEBEE BURGER	75/308,681	2,167,623
APPLEBEE’S	75/204,357	2,174,392
APPLEBEE’S	78/776,156	3,126,987
APPLEBEE’S	74/488,449	1,927,107
APPLEBEE’S and Design	74/155,247	1,695,071
APPLEBEE’S and Design (Apple)	77/287,079
APPLEBEE’S ANYWHERE	78/661,607	3,116,854
APPLEBEE’S CORE NEWS	78/219,267	2,924,966
APPLEBEE’S GRILL	78/776,167	3,126,988
APPLEBEE’S LEADERSHIP INSTITUTE	78/691,618	3,126,430
APPLEBEE’S NEIGHBORHOOD GRILL & BAR	73/576,958	1,477,153
APPLEBEE’S NEIGHBORHOOD GRILL & BAR and Design (with Balloon)	73/576,708	1,480,107
APPLEBEE’S NEIGHBORHOOD GRILL and Design	74/387,188	1,926,020
APPLEBEE’S RIBLETS ORIGINAL and Design	78/501,630	3,028,404
APPLEBEE’S TOGETHER IS GOOD [Class 35]	77/297,395
APPLEBEE’S TOGETHER IS GOOD [Class 43]	77/975,176
APPLEBEE’S TOGETHER IS GOOD and Design [Class 35]	77/287,137
APPLEBEE’S TOGETHER IS GOOD and Design [Class 43]	77/975,177
BIG FUN TRIP	78/691,628	3,123,514
BREWTUS	74/255,218	1,783,594
CARSIDE TO GO and Design	78/272,304	2,969,882
CARSIDE TO GO and Design (Cart Logo)	78/636,155	3,116,745
CHICKEN TANGLERS	78/319,841	2,893,600
EATIN’ GOOD IN THE NEIGHBORHOOD	76/229,557	2,510,402
FIESTA LIME CHICKEN	76/419,001	3,188,439
FIRE GRILLED FAVORITES	78/654,021	3,188,875
HONEY OF A DEAL and Design	76/369,432	2,720,794
IRRESIST-A-BOWLS	78/684,016	3,138,570
IT’S GOT TO BE APPLEBEE’S	76/343,652	2,690,341
IT’S NOT FAST FOOD - IT’S APPLEBEE’S FOOD FAST	78/225,314	2,840,241
MAIN STREET RITA	78/739,169	3,148,559
Miscellaneous Design (Apple)	76/261,734	2,552,524
Miscellaneous Design (New Apple)	77/289,412
MUCHO BLUE SKIES and Design	76/312,000	2,588,337

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Mark	Serial No.	Reg. No.
MUCHO CRANRITA	76/148,302	2,729,844
MUCHO MAMA and Design	76/311,973	2,588,336
MUCHO MARGARITA	75/802,937	2,379,470
MUCHO MUDSLIDE and Design	76/312,222	2,662,409
NEIGHBORHOOD NIGHTS and Design	76/487,531	2,794,399
SALAD DAYS OF SUMMER and Design	75/733,194	2,538,912
SIMPLY IRRESISTI-BOWL	76/166,414	2,538,010
SKILLET SENSATIONS	75/751,396	3,069,596
SKILLET SSSENSATIONS! (Stylized)	75/308,648	3,047,168
SUMMER SQUEEZE	75/121,295	2,073,776
T. J. APPLEBEE’S RX FOR EDIBLES & ELIXIRS and Design	73/292,397	1,223,740
THEY KNOW ME AT APPLEBEE’S (Stylized)	73/576,706	1,481,120
TO GO and Design (Apple Logo)	76/414,888	2,695,523
TO GO and Design (Cart Logo)	78/262,287	2,984,968
TOGETHER IS GOOD [Class 35]	77/287,257
TOGETHER IS GOOD [Class 43]	77/975,156
TRIPLE CHOCOLATE MELTDOWN	78/225,340	3,119,040
YOU BELONG AT APPLEBEE’S (Stylized)	75/267,604	2,142,752
YOU CALL IT IN. WE BRING IT OUT.	78/319,845	2,895,850

5

Form of Grant of Security Interest in Patents

GRANT OF SECURITY INTEREST IN PATENTS (the “Grant”), dated as of              , 20    , made by Applebee’s IP LLC (the “Grantor”) in favor of Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to the Indenture (as defined hereafter).

WHEREAS, Grantor owns the issued patents and patent applications set forth on Schedule 1 attached hereto (collectively, the “Patents”);

WHEREAS, Grantor is party to the Base Indenture, dated as of November 29, 2007 (as amended, amended and restated or otherwise modified from time to time, the “Indenture”) in favor of the Trustee pursuant to which the Grantor is required to execute and deliver this Grant.  Capitalized terms used in this Grant but not defined shall have the meanings set forth in Appendix A to the Indenture;

WHEREAS, pursuant to the Indenture, Grantor Granted to the Trustee, for its own benefit and security and for the benefit and security of the other Secured Parties, certain intellectual property owned or hereafter acquired by the Grantor, including the Patents, the right to bring an action at law or in equity for any infringement, misappropriation, dilution, or violations thereof occurring prior to, on or after the Closing Date, and to collect all damages, settlements, and proceeds relating thereto, and all payments, proceeds, and accrued or future rights to payment with respect to the foregoing, but in any event excluding any Excepted IP Assets (collectively, the “Patent Collateral”); and

WHEREAS, pursuant to the Indenture, Grantor agreed to execute and deliver to the Trustee this Grant for purposes of filing the same with the United States Patent and Trademark Office (the “PTO”) to confirm, evidence and perfect the security interest in the Patent Collateral granted pursuant to the Indenture.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions of the Indenture, the Grantor hereby Grants to the Trustee, for its own benefit and security and for the benefit and security of the other Secured Parties, a security interest in, and lien on, the Patent Collateral, whether now owned or existing or hereafter acquired or arising (but excluding any Non-U.S. Intellectual Property Rights (except Non-U.S. IP Rights in the POS System) therein).

The Grantor hereby requests the PTO to file and record the same together with the annexed Schedule 1.

The Grantor and the Trustee hereby acknowledge and agree that the security interest in the Patent Collateral may only be terminated in accordance with the terms of the Indenture.

THIS NOTICE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)

6

IN WITNESS WHEREOF, the undersigned has caused this Grant of Security Interest in Patents to be duly executed and delivered as of the date first above written.

APPLEBEE’S IP LLC

By:
Name:
Title:

7

STATE OF	)
) ss.:
COUNTY OF	)

On this           day of                   , 20     , before me personally came                                              , to me known to be the person who signed the foregoing instrument and who being duly sworn by me did depose and state that he/she is the                                      of                                              ; he/she signed the instrument in the name of                                     ; and he/she had the authority to sign the instrument on behalf of                                                       .

Notary Public

8

Schedule 1 to Grant of Security Interest in Patents

9

Form of Notice of Grant of Security Interest in Copyrights

NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS (the “Notice”), dated as of                  , 20      , made by Applebee’s IP LLC (the “Grantor”) in favor of Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to the Indenture (as defined hereafter).

WHEREAS, Grantor owns the copyrights set forth on Schedule 1 attached hereto, including the associated registrations and applications for registration set forth on Schedule 1 attached hereto (collectively, the “Copyrights”);

WHEREAS, Grantor is party to the Base Indenture, dated as of November 29, 2007 (as amended, amended and restated or otherwise modified from time to time, the “Indenture”) in favor of the Trustee pursuant to which the Grantor is required to execute and deliver this Notice.  Capitalized terms used in this Notice but not defined shall have the meanings set forth in Appendix A to the Indenture;

WHEREAS, pursuant to the Indenture, Grantor Granted to the Trustee, for its own benefit and security and for the benefit and security of the other Secured Parties, certain intellectual property owned or hereafter acquired by the Grantor, including the Copyrights, the right to bring an action at law or in equity for any infringement, misappropriation, dilution, or violations thereof occurring prior to, on or after the Closing Date, and to collect all damages, settlements, and proceeds relating thereto, and all payments, proceeds, and accrued or future rights to payment with respect to the foregoing, but in any event excluding any Excepted IP Assets (collectively, the “Copyright Collateral”); and

WHEREAS, pursuant to the Indenture, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of filing the same with the United States Copyright Office (the “Copyright Office”) to confirm, evidence and perfect the security interest in the Copyright Collateral granted pursuant to the Indenture.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions of the Indenture, the Grantor hereby Grants to the Trustee, for its own benefit and security and for the benefit and security of the other Secured Parties, a security interest in, and lien on, the Copyright Collateral, whether now owned or existing or hereafter acquired or arising  (but excluding any Non-U.S. Intellectual Property Rights (except Non-U.S. IP Rights in the POS System) therein).

The Grantor hereby requests the Copyright Office to file and record the same together with the annexed Schedule 1.

The Grantor and the Trustee hereby acknowledge and agree that the security interest in the Copyright Collateral may only be terminated in accordance with the terms of the Indenture.

THIS NOTICE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER

10

THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)

IN WITNESS WHEREOF, the undersigned has caused this Notice of Grant of Security Interest in Copyrights to be duly executed and delivered as of the date first above written.

APPLEBEE’S IP LLC

By:
Name:
Title:

11

STATE OF	)
) ss.:
COUNTY OF	)

On this          day of                 , 20    , before me personally came                         , to me known to be the person who signed the foregoing instrument and who being duly sworn by me did depose and state that he/she is the                                              of                                 ; he/she signed the instrument in the name of                                                 ; and he/she had the authority to sign the instrument on behalf of                                                 .

Notary Public

12

Schedule 1 to Notice of Grant of Security Interest in Copyrights

13

EXHIBIT J

FORM OF WEEKLY SERVICER’S REPORT

14

EXHIBIT K

FORM OF MONTHLY SERVICER’S CERTIFICATE

[DATE]

Series 20[  ]-[  ] Notes

Monthly Collection Period:  [MM/DD/YY] – [MM/DD/YY]

Payment Date:  [MM/DD/YY]

Reference is hereby made to the Base Indenture, dated as of November 29, 2007 (the “Base Indenture”), among Applebee’s Enterprises LLC, Applebee’s IP LLC and the entities referred to therein as the “Restaurant Holders” (the “Co-Issuers”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), supplemented by the Series 20[  ]-[  ] Series Supplement (the “Series Supplement” and, together with the Base Indenture, the “Indenture”) and the Servicing Agreement, dated as of [•], 2007, among [•] (the “Servicing Agreement”).  Capitalized terms otherwise not defined herein shall have the meaning assigned to them in the Indenture or the Servicing Agreement.

This Monthly Servicer’s Certificate is delivered pursuant to Section 12.1(b) of the Base Indenture and Section 3.1(c) of the Servicing Agreement.  The undersigned, on behalf of the Servicer, hereby certifies as follows:

(A)          Attached is a true and correct copy of the Monthly Servicer’s Report; and

(B)           Except as otherwise previously provided in any other notices, no Servicer Termination Event, Event of Default, Default, Rapid Amortization Event or Potential Rapid Amortization Event has occurred or is continuing.

(C)           No trademark registrations are within three (3) months of lapsing except with respect to such trademark registrations that the Servicer has determined to allow to lapse within such time period pursuant to the Servicing Standard.

By:
Name:
Title:

[ATTACH MONTHLY SERVICER’S REPORT]

1

EXHIBIT L

FORM OF MONTHLY SERVICER’S REPORT

1

EXHIBIT M

FORM OF MONTHLY NOTEHOLDERS’ REPORT

[DATE]

Series 20[  ]-[  ] Notes

Monthly Collection Period:  [MM/DD/YY] – [MM/DD/YY]

Payment Date:  [MM/DD/YY]

Reference is hereby made to the Base Indenture, dated as of November 29, 2007 (the “Base Indenture”), among Applebee’s Enterprises LLC, Applebee’s IP LLC and the entities referred to therein as the “Restaurant Holders” (the “Co-Issuers”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), supplemented by the Series 20[  ]-[  ] Series Supplement (the “Series Supplement” and, together with the Base Indenture, the “Indenture”) and the Servicing Agreement, dated as of November 29, 2007, among the Co-Issuers,  Applebee’s Franchising LLC, Applebee’s Services, Inc., Applebee’s International, Inc., Assured Guaranty Corp., and the Indenture Trustee (the “Servicing Agreement”).  Capitalized terms otherwise not defined herein shall have the meaning assigned to them in the Indenture or the Servicing Agreement.

This Monthly Noteholders’ Report is delivered pursuant to Section 12.1(c) of the Base Indenture and Section 3.1(b) of the Servicing Agreement.  The undersigned, on behalf of the Servicer and the Master Issuer, hereby certifies as follows:

(A)          To the knowledge of the Servicer, the historical information contained herein is true and correct in all material respects;

(B)           The forward looking information contained herein has been prepared in good faith based on information in the Servicer’s possession and/or reasonably available to the Servicer as of the date hereof; and

(C)           Except as otherwise set forth herein, the Servicer has performed in all material respects its obligations under each Transaction Document since the date of the previously delivered Monthly Noteholders’ Report.

By:
Name:
Title:

[ATTACH MONTHLY SERVICER’S REPORT]

1